As filed with the Securities and Exchange Commission on August 20, 2004
                                                  Registration No. 333-[     ]
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               _________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               _________________

                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                 (Depositor into the Issuers described herein)

                       FIRST USA CREDIT CARD MASTER TRUST
                (Issuer of the First USA Collateral Certificate)

                         CHASE CREDIT CARD MASTER TRUST
                  (Issuer of the Chase Collateral Certificate)

                              CHASE ISSUANCE TRUST
                             (Issuer of the Notes)
           (Exact name of registrants as specified in their charters)

        United States                                         22-2382028
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                        Identification Number)


                 Chase Manhattan Bank USA, National Association
                         White Clay Center Building 200
                                   Route 273
                             Newark, Delaware 19711
                                 (302) 575-5000
       (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)


                              Andrew T. Semmelman
                             Senior Vice President
                 Chase Manhattan Bank USA, National Association
                         White Clay Center Building 200
                                   Route 273
                             Newark, Delaware 19711
                                 (302) 575-5000
            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
 David M. Eisenberg, Esq.       Neila B. Radin, Esq.    Andrew M. Faulkner, Esq.
SIMPSON THACHER & BARTLETT      JPMORGAN CHASE & CO.      SKADDEN, ARPS, SLATE,
         LLP                      270 Park Avenue          MEAGHER & FLOM LLP
 425 Lexington Avenue          New York, New York 10017     Four Times Square
New York, New York 10017          (212) 270-0938        New York, New York 10036
  (212) 455-2000                                             (212) 735-3000


         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            CALCULATION OF REGISTRATION FEE
===================================================================================================
                                            Proposed maximum      Proposed maximum      Amount of
Title of securities      Amount to be     offering price per    aggregate offering   registration
to be registered(a)      registered(b)         note(c)               price (c)            fee
---------------------------------------------------------------------------------------------------
Notes                     $1,000,000             100%               $1,000,000          $126.70
---------------------------------------------------------------------------------------------------
First USA Collateral      $1,000,000              -                      -                 -
Certificate(d)
---------------------------------------------------------------------------------------------------
Chase Collateral          $1,000,000              -                      -                 -
Certificate(d)
===================================================================================================

(a) The securities are also being registered for the purpose of market-making by J.P. Morgan Securities Inc. and its affiliates. J.P. Morgan Securities Inc. is an affiliate of Chase Manhattan Bank USA, National Association.
(b) With respect to any securities denominated in any foreign currency, the amount so be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.
(c)  Estimated solely for the purpose of calculating the registration fee.
(d) No additional consideration will be paid by the purchasers of the Notes for the First USA Collateral Certificate or the Chase Collateral Certificate, each of which is pledged as security for the Notes.
                               _________________

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
===============================================================================

                               INTRODUCTORY NOTE

     This Form S-3 Registration Statement (file no. 333-[ ]) includes, on behalf of Chase Manhattan Bank USA, National Association (the "Bank"), as depositor of the trusts described herein, a base prospectus and a representative form of prospectus supplement to the base prospectus relating to the offering by the Chase Issuance Trust of a multiple tranche series of asset-backed notes. The prospectus and the prospectus supplement have been prepared to comply with the "Plain English" Rules (Release No. 33-7497), including Rule 421(b) and Rule 421(d) under the Securities Act of 1933, as amended, and related revisions to Regulation S-K and Form S-3 adopted by the Securities and Exchange Commission.

     It is anticipated that prior to the end of 2004, Bank One, Delaware, National Association and the Bank will be merging, with the Bank as the surviving entity. Bank One, Delaware, National Association is currently the depositor, administrator and servicer for the Bank One Issuance Trust (the "Issuance Trust"). Following the merger, the Bank will be the depositor into the Issuance Trust and the name of the Issuance Trust will be changed to the "Chase Issuance Trust". This Registration Statement is being filed by the Bank prior to the occurrence of the merger in anticipation thereof.

     The attached prospectus and the attached prospectus supplement may be used by J.P. Morgan Securities Inc. and its affiliates in connection with offers and sales related to market-making transactions in the securities. J.P. Morgan Securities Inc. is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of the Bank. J.P. Morgan Securities Inc. and its affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

[FLAG]

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.



   Representative Form of Prospectus Supplement for a Multiple Tranche Series
                     SUBJECT TO COMPLETION DATED [ ], 2004
                    Prospectus Supplement dated [o][o], [o]
                       (to Prospectus dated [o][o], [o])

                              Chase Issuance Trust
                  (formerly known as Bank One Issuance Trust)
                                     Issuer

                 Chase Manhattan Bank USA, National Association
                     Depositor, Administrator and Servicer

 ---------------------------------
|                                 |                      CHASEseries
| YOU SHOULD CONSIDER THE         |           (formerly known as the ONEseries)
| DISCUSSION UNDER "RISK          |                  $[o] Class [o] Notes
| FACTORS" BEGINNING ON PAGE      |
| S-14 IN THIS PROSPECTUS         | The issuer will issue and sell:       Class [o] Notes
| SUPPLEMENT AND ON PAGE 13 OF    |                                       ---------------
| THE ACCOMPANYING PROSPECTUS     | Principal amount                      $ [o]
| BEFORE YOU PURCHASE ANY         | Interest rate                         [One-month LIBOR plus] [o]%
| CHASEseries NOTES.              |                                       per annum
|                                 | Interest payment dates                [15]th day of each calendar month,
| The CHASEseries notes are       |                                       beginning [o], [o]
| obligations of the issuer only  | Scheduled principal payment date      [o][o], [o]
| and are not obligations of any  | Legal maturity date                   [o][o], [o]
| other person. Each tranche of   | Expected issuance date                [o][o], [o]
| CHASEseries notes is secured    | Price to public                       $ [o] (or [o]%)
| by only some of the assets of   | Underwriting discount                 $ [o] (or [o]%)
| the issuer. Noteholders will    | Proceeds to the issuer                $ [o] (or [o]%)
| have no recourse to any other   |
| assets of the issuer for the    | The Class [o] notes are a tranche of the Class [o] notes of the CHASEseries.
| notes.                          |
|                                 | The assets of the issuer include:
| The CHASEseries notes are not   |
| insured or guaranteed by the    | o   The collateral certificate, Series 2002-CC, issued by the First
| Federal Deposit Insurance       |     USA Credit Card Master Trust;
| Corporation or any other        | o   The collateral certificate, Series 2004-[ ], issued by the
| governmental agency or          |     Chase Credit Card Master Trust;
| instrumentality.                | o   Credit card receivables that arise in certain consumer
 --------------------------------       revolving credit card accounts owned by Chase USA; and
                                    o   The collection account, the excess funding account and any other supplemental accounts in asset pool one, including the interest funding account and the principal funding account for the CHASEseries and the Class C reserve account for the benefit of the Class C notes of the CHASEseries.


                                    The assets of the issuer may include in the future:

o   One or more additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates; and

o   Additional credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates.

[The issuer has applied to list the Class [o] notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.]

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED
THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL, ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriters

[Co. A]                 [Co. B]                 [Co. C]               [Co. D]

                                                Table of Contents


                                                 Page                                                             Page
                                                 ----                                                             -----

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT                            Conditions to Issuance..........................S-20
AND THE ACCOMPANYING PROSPECTUS.....................v              Required Subordinated Amount....................S-21
                                                                   Waiver of Issuance Conditions...................S-22
Prospectus Supplement Summary.....................S-1            Early Amortization Events.........................S-22
   The Master Owner Trust.........................S-1            Sources of Funds to Pay the CHASEseries Notes.....S-23
   Securities Offered.............................S-1              Asset Pool One..................................S-23
   The CHASEseries................................S-2              Payments Received under Derivative
   Risk Factors...................................S-2                Agreements....................................S-23
   Asset Pool One.................................S-2              Payments Received under Supplemental
   Asset Pool One Transferor Amount...............S-3                Credit Enhancement Agreements or
   Asset Pool One Required Transferor Amount......S-3                Supplemental Liquidity Agreements.............S-23
   Asset Pool One Minimum Pool Balance............S-3              The Master Owner Trust Bank Accounts............S-24
   Interest.......................................S-4              Limited Recourse to the Master Owner
   Principal......................................S-4                Trust; Security for the CHASEseries
   Nominal Liquidation Amount.....................S-5                Notes.........................................S-25
   Subordination; Credit Enhancement..............S-5              Asset Pool One Transferor Amount................S-25
   Required Subordinated Amount...................S-5              Asset Pool One Required Transferor Amount.......S-26
   [Class C Reserve Account]......................S-6              Asset Pool One Minimum Pool Balance.............S-26
   Events of Default..............................S-7              The Excess Funding Account......................S-26
   Early Amortization Events......................S-7
   Optional Redemption............................S-8         Deposit and Application of Funds in the
   Master Owner Trust Assets and Receivables......S-8            Master Owner Trust................................S-27
   The Master Owner Trust Bank Accounts...........S-9            CHASEseries Available Finance Charge
   Security for the CHASEseries Notes............S-10              Collections.....................................S-27
   Limited Recourse to the Master Owner Trust....S-10            Application of CHASEseries Available
   Shared Excess Available Finance Charge                           Finance Charge Collections.....................S-28
      Collections................................S-11            Targeted Deposits of CHASEseries Available
   Shared Excess Available Principal Collections.S-11               Finance Charge Collections to the Interest
   Asset Pool One Collateral Certificate                            Funding Account................................S-28
      Principal Shortfall Payments...............S-12            Allocation to Interest Funding Subaccounts........S-29
   Segregated CHASEseries Finance Charge                         Payments Received under Derivative
      Collections................................S-12               Agreements for Interest in Foreign
   Stock Exchange Listing........................S-12               Currencies.....................................S-30
   Ratings.......................................S-12            Deposits of Withdrawals from the Class C
   Federal Income Tax Consequences...............S-12              Reserve Account to the Interest Funding
   ERISA Considerations..........................S-13              Account.........................................S-30
                                                                 Allocations of Reductions from Charge-Offs........S-30
Risk Factors.....................................S-14              Limitations on Reallocations of Charge-
                                                                     Offs to a Tranche of Class C Notes of the
Glossary.........................................S-18                CHASEseries from Tranches of Class A
                                                                     Notes of the CHASEseries and Class B
Recent Developments..............................S-18                Notes of the CHASEseries......................S-31
                                                                   Limitations on Reallocations of Charge-
Use of Proceeds..................................S-18                Offs to a Tranche of Class B Notes of the
                                                                     CHASEseries from Tranches of Class A
The CHASEseries Notes............................S-18                Notes of the CHASEseries......................S-31
   Subordination of Interest and Principal.......S-19            Allocations of Reimbursements of Nominal
   Issuances of New Series, Classes                                Liquidation Amount Deficits.....................S-31
     and Tranches of CHASEseries Notes...........S-20            Application of CHASEseries Available
                                                                   Principal Collections...........................S-32


                                                 Page                                                             Page
                                                 ----                                                             -----



   Reductions to the Nominal Liquidation                           Final Payment of the CHASEseries Notes..........S-44
    Amount of Subordinated CHASEseries                             Pro Rata Payments Within a Tranche of
    Notes from Reallocations of CHASEseries                          CHASEseries Notes.............................S-45
    Available Principal Collections................S-33            Shared Excess Available Finance Charge
   Limit on Allocations of CHASEseries                               Collections...................................S-45
    Available Principal Collections and                            Shared Excess Available Principal Collections...S-45
    CHASEseries Available Finance Charge                           Asset Pool One Collateral Certificate Principal
    Collections to Tranches of CHASEseries                           Shortfall Payments............................S-46
    Notes..........................................S-35            Segregated CHASEseries Finance Charge
   Targeted Deposits of CHASEseries Available                        Collections...................................S-46
    Principal Collections to the Principal                         Servicer Compensation...........................S-46
    Funding Account................................S-35
   Allocation to Principal Funding Subaccounts.....S-37          Chase USA's Credit Card Portfolio.................S-47
   Limit on Deposits to the Principal Funding                      Delinquencies and Loss Experience...............S-47
    Subaccount of Subordinated CHASEseries                         The Receivables.................................S-50
    Notes; Limit on Repayment of all Tranches......S-38            Receivables Yield Considerations................S-51
     Limit on Deposits to the Principal Funding                    Principal Payment Rates.........................S-52
        Subaccount of Subordinated                                 Composition of First USA Master Trust Portfolio.S-53
        CHASEseries Notes..........................S-38            Composition of Chase Master Trust Portfolio.....S-55
     Limit on Repayment of all Tranches............S-39            Composition of Master Owner Trust Portfolio.....S-56
   Payments Received under Derivative
     Agreements for Principal......................S-39          Luxembourg Listing And General Information........S-58
   Payments Received from Supplemental Credit
     Enhancement Providers or Supplemental Liquidity             Underwriting......................................S-59
     Providers for Principal.......................S-39
   Deposits of Withdrawals from the Class C                      Glossary of Defined Terms.........................S-61
     Reserve Account to the Principal Funding
     Account.......................................S-39          Annex I..............................................1
   Withdrawals from Interest Funding Subaccounts...S-39
   Withdrawals from Principal Funding Account......S-40          Annex II.............................................1
   Sale of Assets..................................S-41
   Targeted Deposits to the Class C Reserve
     Account.......................................S-43
   Withdrawals from the Class C Reserve
     Account.......................................S-43


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the CHASEseries notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the CHASEseries notes and the Class [o] notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Chase Issuance Trust, some of which may not apply to the CHASEseries notes or the Class [o] notes.

         This prospectus supplement may be used to offer and sell the Class [o] notes only if accompanied by the prospectus.

         This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the CHASEseries notes or the Class [o] notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class [o] notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

         This prospectus supplement and the accompanying prospectus may be used by J.P. Morgan Securities Inc. and its affiliates in connection with offers and sales related to market-making transactions in the Class [o] notes offered by this supplement and the accompanying prospectus. J.P. Morgan Securities Inc. and its affiliates may act as principal or agent in these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. is an affiliate of Chase Manhattan Bank USA, National Association and JPMorgan Chase Bank and a wholly-owned subsidiary of JPMorgan Chase & Co.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

                                _______________

                         PROSPECTUS SUPPLEMENT SUMMARY

         THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU MAY NEED TO MAKE AN INFORMED INVESTMENT DECISION. YOU SHOULD READ THE ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE YOU PURCHASE ANY NOTES.


THE MASTER OWNER TRUST

The Chase Issuance Trust, a Delaware statutory trust, is the issuer of the CHASEseries notes and is also referred to in this prospectus supplement as the "master owner trust." The Chase Issuance Trust was previously known as the Bank One Issuance Trust. The CHASEseries notes were previously known as the ONEseries notes. The address of the master owner trust is Chase Issuance Trust, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000. Chase Manhattan Bank USA, National Association is the depositor into the master owner trust and is
referred to as "Chase USA." Chase USA became the depositor on [    ], 2004 -
referred to herein as the "Merger Date" - upon the merger of Bank One, Delaware, National Association into Chase USA with Chase USA as the surviving entity. Prior to the Merger Date, Bank One, Delaware, National Association - referred to herein as "Bank One" - was the depositor and the servicer and administrator of the master owner trust.


SECURITIES OFFERED

$[o] Class [o] notes.

The Class [o] notes are part of a series of notes called the CHASEseries. The CHASEseries will consist of Class A notes, Class B notes and Class C notes. The Class [o] notes are a tranche of the Class [o]notes of the CHASEseries.

The Class [o] notes are issued by, and are obligations of, the master owner trust. The master owner trust expects to issue other classes and tranches of CHASEseries notes which may have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics. In addition, the master owner trust may issue other series of notes which may have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other characteristics. See "The CHASEseries Notes--Issuances of New Series, Classes and Tranches of CHASEseries Notes" in this prospectus supplement and "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus.

Each class of CHASEseries notes may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated CHASEseries notes or other forms of credit enhancement and all other conditions to issuance are satisfied or waived. See "The CHASEseries Notes--Issuances of New Series, Classes and Tranches of CHASEseries Notes" in this prospectus supplement and "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus. The scheduled principal payment dates and legal maturity dates of tranches of senior CHASEseries notes and subordinated CHASEseries notes may be different. Therefore, subordinated CHASEseries notes may have scheduled principal payment dates and legal maturity dates earlier than some or all senior CHASEseries notes. Subordinated CHASEseries notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated CHASEseries notes provide the credit enhancement required for the senior CHASEseries notes.

In general, the subordinated CHASEseries notes serve as credit enhancement for all of the senior CHASEseries notes, regardless of whether a tranche of subordinated CHASEseries notes is issued before, at the same time as, or after a tranche of senior CHASEseries notes. However, each tranche of senior CHASEseries notes has access to credit enhancement in an amount generally not exceeding its required subordinated amount. In addition, certain tranches of senior CHASEseries notes may have different required subordinated amounts from other tranches of senior CHASEseries notes or may attain their enhancement only from Class C notes of the CHASEseries or through other forms of credit enhancement. For example, if a tranche of Class A notes of the CHASEseries requires credit enhancement solely from Class C notes of the

CHASEseries, the Class B notes of the CHASEseries will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of CHASEseries notes is a function of, among other things, the total amount of CHASEseries notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the principal funding subaccount for that tranche.


ONLY THE CLASS [O] NOTES ARE BEING OFFERED THROUGH THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. OTHER SERIES, CLASSES AND TRANCHES OF NOTES, INCLUDING OTHER TRANCHES OF CHASESERIES NOTES THAT ARE INCLUDED AS A PART OF THE CLASS [O] NOTES OF THE CHASESERIES, MAY BE ISSUED BY THE MASTER OWNER TRUST IN THE FUTURE.


THE CHASEseries

As of the issuance date of the Class [o] notes, the aggregate outstanding dollar principal amount of CHASEseries notes is expected to be $[ ] including the Class [o] notes, consisting of:

   o     Class A CHASEseries notes: $[        ]

   o     Class B CHASEseries notes: $[        ]

   o     Class C CHASEseries notes: $[        ]


See "Annex I: Other Outstanding Series, Classes and Tranches" to this prospectus supplement for additional information on the other outstanding notes issued, or expected to be issued on or prior to the issuance of the Class [o] notes, by the master owner trust.


RISK FACTORS

Investment in the Class [o] notes involves risks. You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement and beginning on page 13 in the accompanying prospectus.


ASSET POOL ONE

The CHASEseries notes will be secured by the assets in "asset pool one." In addition to the CHASEseries notes, the master owner trust may issue other series of notes that are secured by the assets in asset pool one. Each series in asset pool one will be entitled to its allocable share of the assets in asset pool one. As of the date of the issuance of the Class [o] notes, the CHASEseries notes will be the only series of notes issued by the master owner trust secured by asset pool one. See "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--Asset Pool One."

The master owner trust may also issue other series of notes that are secured by an asset pool other than asset pool one.

The assets in asset pool one are currently comprised of (1) a collateral certificate issued by the First USA Master Trust, called the "First USA collateral certificate," (2) a collateral certificate issued by the Chase Master Trust, called the "Chase collateral certificate," and (3) credit card receivables that arise in certain consumer revolving credit card accounts owned by Chase USA that meet the eligibility criteria for inclusion in the master owner trust.

The First USA collateral certificate represents an undivided interest in the assets of the First USA Master Trust. As of the issuance date of the Class [o] notes, the invested amount of the First USA collateral certificate is expected to be $[ ].

The Chase collateral certificate represents an undivided interest in the assets of the Chase Master Trust. As of the issuance date of the Class [o] notes, the invested amount of the Chase collateral certificate is expected to be $[ ].

Both the First USA Master Trust's and the Chase Master Trust's assets primarily include credit card receivables from selected MasterCard(R)[1] and VISA(R) consumer revolving credit card accounts that meet the eligibility criteria for inclusion in the First USA Master Trust or the Chase Master Trust, as applicable. These eligibility criteria are discussed in "The First USA Master Trust and the Chase Master Trust--Addition of Master Trust Assets" in the accompanying prospectus.

See "Annex II: Outstanding First USA Master Trust Series and Chase Master Trust Series" to this prospectus supplement for additional information on


____________
[1] MasterCard(R)and VISA(R)are registered trademarks of MasterCard International Incorporated and VISA USA International, respectively.

the outstanding series issued by each of the First USA Master Trust and the Chase Master Trust.

In the future, asset pool one may include additional collateral certificates, each representing an undivided interest in the First USA Master Trust, the Chase Master Trust or another credit card master trust or other securitization special purpose entity for which Chase USA or an affiliate acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates.

In the future, asset pool one may include additional credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates that meet the eligibility criteria for inclusion in the master owner trust. These eligibility requirements are discussed in "Sources of Funds to Pay the Notes--Addition of Assets" in the accompanying prospectus. See "Chase USA's Credit Card Activities" in the accompanying prospectus and "Chase USA' Credit Card Portfolio" in this prospectus supplement for additional information on these credit card receivables. For a description of the credit card receivables currently included in the master owner trust, see "Chase USA's Credit Card Portfolio--Composition of Master Owner Trust Receivables" in this prospectus supplement.


ASSET POOL ONE TRANSFEROR AMOUNT

The interest in asset pool one not securing the Class [o] notes or any other series, class or tranche of notes secured by asset pool one is the "asset pool one transferor amount." The interest representing the asset pool one transferor amount, which will be held by Chase USA or an affiliate, may be certificated or uncertificated. When we refer to the "asset pool one transferor certificate," we mean Chase USA's or an affiliate's interest in the asset pool one transferor amount in certificated or uncertificated form. The holder may, however, sell all or a portion of its interest in the asset pool one transferor amount. The asset pool one transferor amount does not provide credit enhancement to any of the notes secured by asset pool one, including the CHASEseries notes, and will not provide any credit enhancement to the notes of any other asset pools.


ASSET POOL ONE REQUIRED TRANSFEROR AMOUNT

Asset pool one has a required transferor amount requirement called the "asset pool one required transferor amount." The asset pool one required transferor amount for any month will equal the product of the amount of principal receivables in asset pool one for that month and the asset pool one required transferor amount percentage. The asset pool one required transferor amount percentage is currently 4%.

If, for any month, the asset pool one transferor amount is less than the asset pool one required transferor amount, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in asset pool one or Chase USA will be required to increase the invested amount of an existing collateral certificate included in asset pool one.

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or if Chase USA is unable to increase the invested amount of an existing collateral certificate included in asset pool one when required to do so, an early amortization event will occur with respect to the CHASEseries notes.

See "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--Asset Pool One Transferor Amount" in this prospectus supplement and "Sources of Funds to Pay the Notes--Transferor Amount" in the accompanying prospectus for additional discussion on the asset pool one transferor amount in particular and the transferor amount in general.


ASSET POOL ONE MINIMUM POOL BALANCE

In addition to the asset pool one required transferor amount requirement, asset pool one has a minimum pool balance requirement. The asset pool one minimum pool balance for any month will equal the sum of (1) for all notes secured by asset pool one in their revolving period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by asset pool one in their amortization period, the sum of the nominal liquidation amounts of all those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes secured by asset pool one that will be paid in full or that will have a nominal liquidation amount of zero on their applicable payment date in the following month.

If, for any month, the asset pool one pool balance is less than the asset pool one minimum pool balance, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in asset pool one or Chase USA will be required to increase the invested amount of an existing collateral certificate included in asset pool one.

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or Chase USA is unable to increase the invested amount of an existing collateral certificate included in asset pool one when required to do so, an early amortization event will occur with respect to the CHASEseries notes.

See "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--Asset Pool One Minimum Pool Balance" in this prospectus supplement and "Sources of Funds to Pay the Notes--Minimum Pool Balance" in the accompanying prospectus for additional discussion on the minimum pool balance.


INTEREST

The Class [o] notes will accrue interest at an annual rate equal to [LIBOR plus][o]%,[ as determined on the related LIBOR determination date]. [With respect to the first interest period, LIBOR will be determined on [o][o],[o] for the period from and including the issuance date through but excluding [o][o],[o]].

Interest on the Class [o] notes will begin to accrue on [o][o],[o], and will be calculated on the basis of a 360-day year [and the actual number of days in the related interest period] [consisting of twelve 30-day months]. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date and end on but exclude [o][o],[o], which is the first interest payment date for the Class [o] notes.

Interest on the Class [o] notes for any interest payment date, other than the first interest payment date, will equal the product of:

     o    the Class [o] note interest rate for the applicable interest period;
          times

     o [the actual number of days in the related interest period][30] divided by 360; times

     o the outstanding dollar principal amount of the Class [o] notes as of the close of business on the last interest payment date.

The master owner trust will make interest payments on the Class [o] notes on [o][o],[o] and on the l5th day of each subsequent month. Interest payments due on a day that is not a business day in New York, New York, Newark, Delaware or Minneapolis, Minnesota will be made on the following business day.

The payment of interest on senior CHASEseries notes is senior to the payment of interest on subordinated CHASEseries notes. Generally, no payment of interest will be made on any Class B note of the CHASEseries until the full payment of interest has been made on the Class A notes of the CHASEseries. Similarly, no payment of interest will generally be made on any Class C note of the CHASEseries until the full payment of interest has been made on the Class A notes of the CHASEseries and Class B notes of the CHASEseries. However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes of the CHASEseries to cover shortfalls of interest payable to holders of Class C notes of the CHASEseries on any interest payment date.


PRINCIPAL

The master owner trust expects to pay the stated principal amount of the Class [o] notes in one payment on [o][o],[o], which is the scheduled principal payment date, and is obligated to do so if funds are available on that date for that purpose [and the Class B Notes and the Class C Notes are not required for subordination]. If the stated principal amount of the Class [o] notes is not paid in full on its scheduled principal payment date due to insufficient funds, [or insufficient credit enhancement for senior CHASEseries notes], noteholders will generally not have any remedies against the master owner trust until [o][o],[o], the legal maturity date of the Class [o] notes.

If the stated principal amount of the Class [o] notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described in "--Subordination; Credit Enhancement," and "--Required
Subordinated Amount," an early amortization event with respect to the Class
[o] notes will occur and principal and interest payments on the Class [o] notes will be made monthly until they are paid in full or their legal maturity date occurs, whichever is earlier. Principal of the Class [o] notes may be paid earlier than the scheduled principal payment date for the Class [o] notes if any early amortization event or an event of default and acceleration occurs with respect to the Class [o] notes. See "The Indenture--Early Amortization Events" and "--Events of Default" in the accompanying prospectus.


NOMINAL LIQUIDATION AMOUNT

The initial nominal liquidation amount of the Class  [o] notes is $[o].

The nominal liquidation amount of a tranche of CHASEseries notes is a U.S. dollar amount based on the outstanding dollar principal amount of that tranche after deducting:

     o the tranche's share of charge-offs resulting from any uncovered default amount allocated to the CHASEseries notes;

     o the tranche's share of reallocations of principal collections to pay interest on senior CHASEseries notes or the portion of the servicing fee allocated to senior CHASEseries notes; and

     o the amount on deposit in the principal funding subaccount for that tranche;

and adding back all reimbursements from finance charge collections allocated to that tranche to cover reductions in the nominal liquidation amount of that tranche due to:

     o the tranche's share of charge-offs resulting from any uncovered default amount allocated to the CHASEseries notes; or

     o in the case of subordinated CHASEseries notes, that tranche's share of reallocations of principal collections to pay interest on senior CHASEseries notes or the portion of the servicing fee allocated to senior CHASEseries notes.

If the nominal liquidation amount of the Class [o] notes is less than the adjusted outstanding dollar principal amount of the Class [o] notes, principal of and interest on the Class [o] notes may not be paid in full. If the nominal liquidation amount of the Class [o] notes has been reduced, principal collections and finance charge collections allocated to the CHASEseries notes to pay principal of and interest on the Class [o] notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount" in the accompanying prospectus.


SUBORDINATION; CREDIT ENHANCEMENT

[The Class [o] notes generally will not receive interest payments on any payment date until the Class A notes of the CHASEseries [and the Class B notes of the CHASEseries] have received their full interest payments. Principal collections allocated to subordinated CHASEseries notes may be applied to make interest payments on senior CHASEseries notes and to pay a portion of the servicing fee allocated to senior CHASEseries notes.] Principal collections remaining after any reallocations for interest on senior CHASEseries notes or for the portion of the servicing fee allocated to senior CHASEseries notes plus certain other amounts will be first applied to make targeted deposits to the principal funding subaccounts of the Class A notes of the CHASEseries before being applied to make required deposits to the principal funding subaccounts of the Class B notes of the CHASEseries and then to the principal funding subaccounts of the Class C notes of the CHASEseries.

[In addition, principal payments on these Class [B][C] notes are subject to the principal payment rules described below.]


REQUIRED SUBORDINATED AMOUNT

In order to issue a tranche of senior CHASEseries notes, the required subordinated amount of the nominal liquidation amount of subordinated CHASEseries notes must be outstanding and available on the issuance date.

The required subordinated amount for a tranche of Class A notes of the CHASEseries is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche. The required subordinated amount of a tranche of Class B notes of the CHASEseries is generally a function of the adjusted outstanding dollar principal amount of that tranche, but also takes into consideration whether the aggregate adjusted outstanding dollar principal amount of all outstanding Class B notes of the CHASEseries is greater than the aggregate required subordinated amount for all outstanding Class A notes. Therefore, reductions in the adjusted outstanding dollar principal amount of a tranche of senior CHASEseries notes will generally result in a reduction in the required subordinated amount for that tranche and, with respect to a tranche of Class B notes of the CHASEseries, a reduction in the required subordinated amount for that tranche may occur due to more Class B notes of the CHASEseries being outstanding than is required for the Class A notes of the CHASEseries or the issuance of additional Class B notes of the CHASEseries. However, if an event of default and acceleration or an early amortization event occurs with respect to a tranche of senior CHASEseries notes or if the usage of any class of subordinated CHASEseries notes with respect to that senior tranche exceeds zero, the required subordinated amount will not be subject to decreases after that event of default and acceleration or early amortization event or the date the usage exceeds zero.

The Class A required subordinated amount of Class C notes of the CHASEseries for the Class [o] notes is [o] of the adjusted outstanding dollar principal amount of the Class [o] notes. The Class A required subordinated amount of Class B notes of the CHASEseries for the Class [o] notes is [o] of the adjusted outstanding dollar principal amount of the Class [o] notes.

The percentage and methodology for calculating the required subordinated amount for any tranche of senior CHASEseries notes may change without the consent of any noteholders if each rating agency confirms that the change will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. The required subordinated amount of subordinated CHASEseries notes of other Class A notes of the CHASEseries may be different from the percentage specified for the Class [o] notes. In addition, without the consent of any noteholders, the master owner trust may utilize forms of credit enhancement other than subordinated CHASEseries notes in order to provide senior CHASEseries notes with the required credit enhancement if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

No payment of principal will be made on any Class B note of the CHASEseries unless, following the payment, the remaining available subordinated amount of Class B notes of the CHASEseries is at least equal to the Class A required subordinated amount of Class B notes of the CHASEseries for the outstanding Class A notes of the CHASEseries less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes of the CHASEseries. Similarly, no payment of principal will be made on any Class C note of the CHASEseries unless, following the payment, the remaining available subordinated amount of Class C notes of the CHASEseries is at least equal to the required subordinated amount of Class C notes of the CHASEseries for the outstanding Class A notes of the CHASEseries and Class B notes of the CHASEseries less any usage of the required subordinated amount of Class C notes of the CHASEseries for those outstanding Class A notes of the CHASEseries and Class B notes of the CHASEseries. However, there are some exceptions to these rules. See "The CHASEseries Notes--Subordination of Interest and Principal" in this prospectus supplement and "The Notes--Subordination of Interest and Principal" in the accompanying prospectus.


[CLASS C RESERVE ACCOUNT]

The master owner trust will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of the Class C(2004-[o]) notes. The Class C reserve subaccount initially will not be funded, but will be funded if the three-month average of the excess spread percentage falls below the levels described in the table below or an early amortization event or event of default occurs.

The excess spread percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See "Glossary of Defined Terms" for a description of base rate and portfolio yield.

Funds on deposit in the Class C reserve subaccount will be available to holders of the Class C(2004-[o]) notes to cover shortfalls of interest payable on interest payment dates for the Class C(2004-[o]) notes. Funds on deposit in the Class C reserve subaccount will also be available to holders of the Class C(2004-[o]) notes to cover certain shortfalls in principal. Only the holders of the Class C(2004-[o]) notes will have the benefit of this Class C reserve subaccount. See "Deposit and Application of Funds in the Master Owner Trust--Withdrawals from the Class C Reserve Account."

The following table indicates the amount required to be on deposit in the Class C reserve subaccount for the Class C(2004-[o]) notes. The amount targeted to be on deposit with respect to any month on the note transfer date in the following month is equal to the funding percentage corresponding to the three-month average excess spread percentage as indicated in the following table, times the initial outstanding dollar principal amount of all CHASEseries notes, excluding any CHASEseries notes that will be paid in full or that will have a nominal liquidation amount of zero on the applicable payment date in the following month, times the nominal liquidation amount of the Class C(2004-[o]) notes, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for the Class C(2004-[o]) notes in the following month, divided by the nominal liquidation amount of all Class C notes of the CHASEseries, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for all tranches of Class C notes of the CHASEseries.

           THREE-MONTH
          AVERAGE EXCESS                  FUNDING
        SPREAD PERCENTAGE                PERCENTAGE
           [o]% or greater                  [o]%
           [o]% to [o]%                     [o]%
           [o]% to [o]%                     [o]%
           [o]% to [o]%                     [o]%
           [o]% to [o]%                     [o]%
           [o]% to [o]%                     [o]%
           [o]% to [o]%                     [o]%
           less than [o]%                   [o]%

The amount targeted to be on deposit in the Class C reserve subaccount will be adjusted monthly to the percentages specified in the table above as the three-month average of the excess spread percentage rises or falls relative to the initial dollar principal amount of all outstanding CHASEseries notes and as the nominal liquidation amount of the Class C(2004-[o]) notes increases and decreases relative to the nominal liquidation amount of other Class C notes of the CHASEseries. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve subaccount may change without the consent of any noteholders if each rating agency confirms that the change will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. The amount targeted to be on deposit in the Class C reserve subaccount of other Class C notes of the CHASEseries may be different from the amount specified for the Class C(2004-[o]) notes. In addition, without the consent of any noteholders, the master owner trust may utilize a form of credit enhancement other than the Class C reserve account if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

If an early amortization event or event of default occurs with respect to the Class C(2004-[o]) notes, the targeted Class C reserve subaccount amount will be the initial outstanding dollar principal amount of the Class C(2004-[o]) notes. See "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits to the Class C Reserve Account."


EVENTS OF DEFAULT

The Class [o] notes are subject to certain events of default described in "The Indenture--Events of Default" in the accompanying prospectus. Some events of default result in an automatic acceleration of the Class [o] notes, and others result in the right of the holders of the affected series, class or tranche of CHASEseries notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the CHASEseries notes of the affected series, class or tranche. For a more complete description of the remedies upon the occurrence of an event of default, see "Deposit and Application of Funds in the Master Owner Trust--Sale of Assets" in this prospectus supplement and "The Indenture--Events of Default Remedies" in the accompanying prospectus.


EARLY AMORTIZATION EVENTS

In addition to the early amortization events applicable to all notes, including the Class [o] notes, described in the accompanying prospectus, the occurrence of any of the following events will result in an early amortization event for the Class [o] notes:

     o for any month, the three-month average of the excess spread percentage is less than the required excess spread percentage for that month;

     o the master owner trust fails to designate additional collateral certificates or credit card receivables for inclusion in asset pool one or Chase USA fails to increase the invested amount of an existing collateral certificate included in asset pool one when either action is required;

     o any master owner trust servicer default, as described in the accompanying prospectus, occurs that would have a material adverse effect on the holders of the CHASEseries notes; and

     o the ability of the transferor to transfer additional credit card receivables to a credit card master trust that has issued a collateral certificate included in asset pool one or to transfer additional credit card receivables to the master owner trust for inclusion in asset pool one is restricted and that restriction results in the failure to meet certain collateral requirements.

See "The CHASEseries Notes--Early Amortization Events" in this prospectus supplement and "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.


OPTIONAL REDEMPTION

Chase USA, as the servicer for the master owner trust, has the right, but not the obligation, to redeem the Class [o] notes in whole but not in part on any day on or after the day on which the aggregate outstanding principal amount of the Class [o] notes is reduced to less than 10% of their highest outstanding dollar principal amount or any other amount that the servicer may specify consistent with sale treatment under generally accepted accounting principles. This repurchase option is referred to as a clean-up call. Chase USA, as servicer for the master owner trust, will not redeem subordinated CHASEseries notes if those CHASEseries notes are required to provide credit enhancement for senior CHASEseries notes.

If Chase USA, as servicer for the master owner trust, elects to redeem the Class [o] notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a CHASEseries note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest on that note to but excluding the date of redemption.

If Chase USA, as servicer for the master owner trust, is unable to pay the redemption price in full on the redemption date, monthly payments on the Class [o] notes will thereafter be made, subject to the principal payment rules described in "--Subordination; Credit Enhancement," until either the principal of and accrued, unpaid and additional interest on the Class [o] notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount [and the Class C reserve subaccount] of the Class [o] notes will be applied to make the principal and interest payments on these notes on the redemption date.


MASTER OWNER TRUST ASSETS AND RECEIVABLES

The First USA collateral certificate has been transferred to the master owner trust under the transfer and servicing agreement and is governed by the First USA Master Trust agreement and related series supplement. Following the transfer of the First USA collateral certificate to the master owner trust it was designated for inclusion in asset pool one under the asset pool one supplement to the indenture.

The Chase collateral certificate has been transferred to the master owner trust under the transfer and servicing agreement and is governed by the Chase Master Trust agreement and related series supplement. Following the transfer of the Chase collateral certificate to the master owner trust it was designated for inclusion in asset pool one under the asset pool one supplement to the indenture.

Consumer revolving credit card accounts owned by Chase USA have been designated to have their credit card receivables transferred to the master owner trust under the transfer and servicing agreement and have been designated for inclusion in asset pool one under the asset pool one supplement to the indenture.

In the future, additional collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates may be transferred to the master owner trust. In addition, additional eligible credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates may be transferred to the master owner trust from time to time. Each of the additional collateral certificates will be governed by the applicable master trust agreement and related series supplement. Each collateral certificate and credit card receivable will be designated as belonging to either asset pool one or another asset pool. In addition, the invested amount of any existing collateral certificate included in an asset pool may be increased or decreased from time to time.

The CHASEseries notes will be issued pursuant to an indenture and an indenture supplement for the CHASEseries notes, which we call the "CHASEseries indenture supplement." Specific terms for each tranche of CHASEseries notes will be included in a terms document for that tranche.


KEY OPERATING DOCUMENTS

                     ----------------
                    |    Chase USA   |
                    |                |
                     ----------------
                             |
                     ~~~~~~~~~~~~~~~~
  ----------------- (   Credit Card  )
 |                  (   Receivables  )
 |                   ~~~~~~~~~~~~~~~~
 |                 |                 |                           Master
 |                 |                 |                <--------  Trust
 |                 \/                \/                         Agreements
 |        -------------         -------------
 |       |  First USA  |       |    Chase    |
 |       |   Master    |       |    Master   |
 |       |   Trust     |       |    Trust    |
 |        -------------         -------------
 |                 |                |                              Series
 |                 |                |                 <--------  Supplements
 |                 \/               \/
 |       -------------          -------------
 |      |  Collateral  |       | Collateral  |
 |      |  Certificate |       | Certificate |
 |       -------------          -------------
 |                  |                |                           Transfer and
 |                  |                |                <--------   Servicing
 |                 \/                \/                           Agreement
 |                  -----------------
 |                 |   Master Owner  |
  ---------------> |      Trust      |                <--------   Indenture
                    -----------------
                           |
                           |
                    -----------------                           Asset Pool One
                   |     Asset Pool  |                <--------   Supplement
                   |       One       |
                    -----------------
                           |
                           |
                    ~~~~~~~~~~~~~~~~~                            ONEseries
                   (     ONEseries   )                <--------  Indenture
                   (       Notes     )                           Supplement
                    ~~~~~~~~~~~~~~~~~
                           |
                           |
          --------------------------------
         |                 |              |
      ~~~~~~~~~~      ~~~~~~~~~~~    ~~~~~~~~~~~                    Terms
    (  Class A  )    (   Class B )  |  Class C  )     <--------   Documents
    (   Notes   )    (   Notes   )  (  Notes    )
      ~~~~~~~~~~      ~~~~~~~~~~~    ~~~~~~~~~~~
         |                 |              |
         ------------------|---------------
                           |
                          \ /
                     ---------------
                    |               |
                    |  Noteholders  |
                    |               |
                     ---------------


THE MASTER OWNER TRUST BANK ACCOUNTS

In connection with asset pool one, the master owner trust has established a collection account for the purpose of receiving collections allocated to the First USA collateral certificate, the Chase collateral certificate and credit card receivables transferred to the master owner trust and any collections allocated to any other assets included in asset pool one. Each month, amounts on deposit in the collection account will be allocated among each series of notes secured by asset pool one, including the CHASEseries notes and, if applicable, the holder of the asset pool one transferor certificate.

The master owner trust has also established an excess funding account for asset pool one for the purpose of capturing principal collections allocated to asset pool one that would otherwise be paid to Chase USA, as transferor, at a time when the payment of those principal collections would result in (1) the asset pool one transferor amount being less than the asset pool one required transferor amount or (2) the asset pool one pool balance being less than the asset pool one minimum pool balance.

In connection with the CHASEseries notes, the master owner trust has established a principal funding account and an interest funding account, each solely for the benefit of the CHASEseries notes, and a Class C reserve account, solely for the benefit of the Class C notes of the CHASEseries. The principal funding account and, the interest funding account [and the Class C reserve account] will have subaccounts for the Class [o] notes.

Each month, collections allocated to the credit card receivables, the First USA collateral certificate, the Chase collateral certificate and other collateral certificates, if any, included in asset pool one will first be deposited to the collection account for asset pool one, and then allocated among each series of notes secured by asset pool one, including the CHASEseries notes, and, if applicable, Chase USA as holder of the asset pool one transferor certificate. Amounts allocated to the noteholders will be held in the collection account for asset pool one. These deposits will then be allocated to each series of notes secured by asset pool one, including the CHASEseries notes. The amounts allocated to the CHASEseries notes plus any other amounts treated as finance charge collections and principal collections for the CHASEseries notes will then be allocated to:

   --    the principal funding account;

   --    the interest funding account;

   --    the Class C reserve account;

   --    any other supplemental account;

   --    payments due under any applicable derivative agreements;

   -- payments due under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement; and

   -- other required deposits or payments as specified in this prospectus supplement and any other prospectus supplements for classes and tranches of CHASEseries notes.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the CHASEseries notes, including the Class [o] notes.


SECURITY FOR THE CHASESERIES NOTES

The Class [o] notes will be secured by a security interest in:

o     the First USA collateral certificate;
o     the Chase collateral certificate;
o credit card receivables in accounts designated for asset pool one on the issuance date;
o any additional collateral certificates or additional credit card receivables that may be included in asset pool one;
o     the collection account for asset pool one;
o     the excess funding account for asset pool one;
o     the applicable principal funding subaccount;
o     the applicable interest funding subaccount;
o     [the applicable derivative agreement;]
o [the applicable supplemental credit enhancement agreement or supplemental liquidity agreement;] and o [the applicable Class C reserve subaccount.]

However, the Class [o] notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the terms document for the Class [o] notes.

See "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--Asset Pool One" and "--The Master Owner Trust Bank Accounts" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" in the accompanying prospectus.


LIMITED RECOURSE TO THE MASTER OWNER TRUST

The sole source of payment for principal of and interest on the Class [o] notes is provided by:

     o the portion of the principal collections and finance charge collections allocated to the CHASEseries notes and available to the Class [o] notes after giving effect to any reallocations, payments and deposits for senior CHASEseries notes; and

     o funds in the applicable master owner trust bank accounts for the Class [o] notes;

[o payments received under the applicable derivative agreement for these Class [o] notes, to the extent not included in available finance charge collections for the CHASEseries;] and

[o payments received under the applicable supplemental credit enhancement agreement or supplemental liquidity agreement for these Class [o] notes, to the extent not included in available finance charge collections for the CHASEseries].

Class [o] noteholders will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool - other than shared excess available finance charge collections - or any other person or entity for the payment of principal of or interest on the Class [o] notes.

However, if there is a sale of assets in asset pool one following an event of default and acceleration with respect to the Class [o] notes or on the legal maturity date for the Class [o] notes, as described in "Deposit and Application of Funds in the Master Owner Trust--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, the Class [o] noteholders will have recourse only to their share of the proceeds of that sale and any amounts then on deposit in the applicable master owner trust bank accounts held for the benefit of and allocated to the Class [o] noteholders.


SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS

The CHASEseries notes will be included in "shared excess available finance charge collections group [o]." In addition to the CHASEseries notes, the master owner trust may issue other series of notes that are included in shared excess available finance charge collections group [o]. The series included in this group may be secured by asset pool one or by another asset pool. As of the date of this prospectus supplement, the CHASEseries is the only series of notes issued by the master owner trust.

To the extent that finance charge collections allocated to the CHASEseries notes are available after all required applications of the amounts described in "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Available Finance Charge Collections," these excess available finance charge collections will be applied to cover shortfalls in finance charge collections first for other series of notes in shared excess available finance charge collections group A and second for other series of investor certificates or notes issued by the Chase Master Trust or other designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in asset pool one. In addition, the CHASEseries notes may receive the benefits of excess available finance charge collections from other series of notes in shared excess available finance charge collections group A and from other series of investor certificates or notes issued by the Chase Master Trust and other designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in asset pool one to the extent that finance charge collections from those other series of notes or investor certificates are not needed for those series. See "Deposit and Application of Funds in the Master Owner Trust--Shared Excess Available Finance Charge Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Application of Funds in the Master Owner Trust" in the accompanying prospectus.


SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS

To the extent that principal collections allocated to the CHASEseries notes are available after all required applications of the amounts described in "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Principal Collections," these excess available principal collections will be applied to cover shortfalls in principal collections for other series of notes secured by asset pool one. In addition, the CHASEseries notes may receive the benefits of excess available principal collections initially allocated to other series of notes secured by asset pool one, to the extent the principal collections from those other series of notes secured by asset pool one are not needed for those series.

Shared excess available principal collections will not be available for application by other series of notes not secured by asset pool one. See "Deposit and Application of Funds in the Master Owner Trust--Shared Excess Available Principal Collections" in this prospectus supplement and "Sources of Funds to Pay the Notes--General" and "--Deposit and Application of Funds" in the accompanying prospectus.


ASSET POOL ONE COLLATERAL CERTIFICATE PRINCIPAL SHORTFALL PAYMENTS

If after the application of shared excess available principal collections, shortfalls in principal collections remain for series of notes secured by asset pool one, excess principal collections, if any, available at the applicable credit card master trust and allocated to an asset pool one collateral certificate, called "asset pool one collateral certificate principal shortfall payments," will be used to cover remaining shortfalls in principal collections for series of notes secured by asset pool one.

Asset pool one collateral certificate principal shortfall payments will be allocated pro rata among each series of notes secured by asset pool one based on the remaining shortfalls in principal collections for that series.


SEGREGATED CHASESERIES FINANCE CHARGE COLLECTIONS

"Segregated CHASEseries finance charge collections" are asset pool one finance charge collections initially allocated to Chase USA, as holder of the asset pool one transferor certificate, that are reallocated to the CHASEseries notes to cover shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of CHASEseries notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for the applicable tranche of CHASEseries notes. Segregated CHASEseries finance charge collections allocated to the CHASEseries notes will be treated as finance charge collections for the CHASEseries notes and will be applied as described in "Deposit and Application of Funds in the Master Owner Trust--CHASEseries Available Finance Charge Collections."


[STOCK EXCHANGE LISTING

The master owner trust has applied to list the Class [o] notes on the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange. The master owner trust cannot guarantee that the application for the listing will be accepted. You should consult with Banque de Luxembourg, the Luxembourg listing agent for the Class [o] notes, phone number (352) 499242378, to determine whether the Class [o] notes have been listed on the Luxembourg Stock Exchange.]


RATINGS

The master owner trust will issue the Class [o] notes only if they are rated at least "[o]" or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class [o] notes of the CHASEseries may have ratings that are different from the ratings for the Class [o] notes.

A rating addresses the likelihood of the payment of interest on a CHASEseries note when due and the ultimate payment of principal of that CHASEseries note by its legal maturity date. A rating does not address the likelihood of payment of principal of a CHASEseries note on its scheduled principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a CHASEseries note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold CHASEseries notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--If the ratings of the notes are lowered or withdrawn, their market value could decrease" in the accompanying prospectus.


FEDERAL INCOME TAX CONSEQUENCES

Subject to important considerations described in "Federal Income Tax Consequences" in the accompanying prospectus, Simpson Thacher & Bartlett LLP, as special tax counsel to the master owner trust, will render the opinion that your Class [o] notes will be characterized as debt for United States federal income tax purposes, and that the Chase Issuance Trust will not be classified as an association or publicly traded partnership taxable as a corporation; accordingly, the Chase Issuance Trust will not be subject to United States federal income tax. By your acceptance of a Class [o] note, you will agree to treat your Class [o] note as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the United States federal income tax consequences of purchasing, owning and disposing of your Class [o] note.


ERISA CONSIDERATIONS

Subject to important considerations described in "ERISA Considerations" in the accompanying prospectus, the Class [o] notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A fiduciary or other person contemplating purchasing the Class [o] notes on behalf of someone with "plan assets" of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class [o] notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

                                  RISK FACTORS

         The risk factors disclosed in this section and in "Risk Factors" in the accompanying prospectus describe the principal risk factors of an investment in the Class [o] notes.

         ONLY SOME OF THE ASSETS OF THE MASTER OWNER TRUST ARE AVAILABLE FOR PAYMENTS ON ANY TRANCHE OF CHASESERIES NOTES.

         The sole source of payment of principal of and interest on your tranche of CHASEseries notes is provided by:

         o the portion of principal collections and finance charge collections allocated to the CHASEseries notes and available to your tranche of CHASEseries notes after giving effect to all allocations and any reallocations;

         o funds in the applicable master owner trust bank accounts for your tranche of CHASEseries notes;

         o payments received under any applicable derivative agreement for your tranche of CHASEseries notes; and

         o payments received under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of CHASEseries notes.

         As a result, you must rely only on your allocation of the assets in asset pool one as security for your tranche of CHASEseries notes for repayment of the principal of and payment of interest on your tranche of CHASEseries notes. You will not have recourse to any other assets of the master owner trust outside of asset pool one or any other person or entity for payment of your tranche of CHASEseries notes. See "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes" in this prospectus supplement and "Sources of Funds to Pay the Notes" in the accompanying prospectus.

         In addition, if there is a sale of assets in asset pool one due to an event of default and acceleration or on the applicable legal maturity date, as described in "Deposit and Application of Funds in the Master Owner Trust--Sale of Assets" in this prospectus supplement and "Sources of Funds to Pay the Notes--Sale of Assets" in the accompanying prospectus, your tranche of CHASEseries notes has recourse only to its share of the proceeds of that sale, any amounts then on deposit in the master owner trust bank accounts held for the benefit of and allocated to your tranche of CHASEseries notes and any amounts payable under any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement.

         [CLASS B NOTES OF THE CHASESERIES AND CLASS C NOTES OF THE CHASESERIES ARE SUBORDINATED AND BEAR LOSSES BEFORE CLASS A NOTES OF THE CHASESERIES.

         Class B notes of the CHASEseries are subordinated in right of payment of principal and interest to Class A notes of the CHASEseries, and Class C notes of the CHASEseries are subordinated in right of payment of principal and interest to Class A notes of the CHASEseries and Class B notes of the CHASEseries.

         Finance charge collections allocated to the CHASEseries notes are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and lastly to pay interest due to Class C noteholders. If finance charge collections allocated to the CHASEseries notes are not sufficient to pay interest on all classes of CHASEseries notes, the CHASEseries notes may not receive full payment of interest if, in the case of Class A notes of the CHASEseries and Class B notes of the CHASEseries, reallocated principal collections, and in the case of Class C notes of the CHASEseries, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

         Principal collections allocated to the CHASEseries notes may be reallocated to pay interest on senior CHASEseries notes and to pay a portion of the servicing fee allocated to the senior CHASEseries notes to the extent that finance charge collections allocated to the CHASEseries notes are insufficient to make those payments. In addition, any uncovered CHASEseries default amount is generally first applied against the subordinated CHASEseries notes. If these reallocations and losses are not reimbursed from finance charge collections allocated to the CHASEseries notes, that unreimbursed portion of the stated principal amount of those subordinated CHASEseries notes will not be repaid. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" in the accompanying prospectus and "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Available Principal Collections" in this prospectus supplement.

         If there is a sale of the assets in asset pool one as a result of an event of default and acceleration with respect to the CHASEseries notes, the net proceeds of the sale allocated to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly, to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders if the amount available is not enough to pay the Class A, Class B or Class C notes of the CHASEseries in full.]

         [PAYMENT OF CLASS B NOTES OF THE CHASESERIES AND CLASS C NOTES OF THE CHASESERIES MAY BE DELAYED OR REDUCED DUE TO THE SUBORDINATION PROVISIONS.

         Subordinated CHASEseries notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and those CHASEseries notes are not needed to provide the required subordination for senior CHASEseries notes. In addition, principal collections allocated to the CHASEseries notes will generally be applied first to pay shortfalls in interest on senior CHASEseries notes, then to pay shortfalls in the servicing fee allocated to the senior CHASEseries notes and to make targeted deposits to the principal funding subaccounts of senior CHASEseries notes before being applied to make required deposits to the principal funding subaccounts of the subordinated CHASEseries notes.

         If subordinated CHASEseries notes reach their scheduled principal payment date, or an early amortization event, event of default and acceleration or other optional redemption occurs with respect to those subordinated CHASEseries notes prior to their legal maturity date, and the subordinated CHASEseries notes cannot be paid because of the subordination provisions of the CHASEseries indenture supplement, prefunding of the principal funding subaccounts of the senior CHASEseries notes will begin and continue as described in "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account," and no principal collections will be deposited into the principal funding subaccount of, or used to make principal payments on, the subordinated CHASEseries notes until:

         o enough senior CHASEseries notes are repaid so that the subordinated CHASEseries notes which are payable are no longer necessary to provide the required subordination;

         o new subordinated CHASEseries notes are issued or other forms of credit enhancement exist so that the subordinated CHASEseries notes which are payable are no longer necessary to provide the required subordination;

         o the principal funding subaccounts of the senior CHASEseries notes are prefunded to an appropriate level so that the subordinated CHASEseries notes which are payable are no longer necessary to provide the required subordination; or

         o the subordinated CHASEseries notes reach their legal maturity date.

         This may result in a delay or loss of principal payments to holders of subordinated CHASEseries notes. See "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account of Senior CHASEseries Notes."]

         CLASS A NOTES OF THE CHASESERIES AND CLASS B NOTES OF THE CHASESERIES CAN LOSE THEIR SUBORDINATION UNDER SOME CIRCUMSTANCES RESULTING
         IN DELAYED OR REDUCED PAYMENTS TO YOU.

         Subordinated CHASEseries notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior CHASEseries notes.

         If subordinated CHASEseries notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior CHASEseries notes and the master owner trust is unable to issue additional subordinated CHASEseries notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior CHASEseries notes will begin and those subordinated CHASEseries notes may not be paid on their scheduled principal payment date. The principal funding subaccounts of the senior CHASEseries notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated CHASEseries notes while maintaining the required subordination for the senior CHASEseries notes. See "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account."

         Subordinated CHASEseries notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated CHASEseries notes provide the required subordination for the senior CHASEseries notes, which payment may be delayed further as other subordinated CHASEseries notes reach their scheduled principal payment date. The subordinated CHASEseries notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets in asset pool one, amounts on deposit in applicable master owner trust bank accounts, payments from applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements, or otherwise, whether or not the senior CHASEseries notes have been fully prefunded.

         If the rate of repayment of principal on the assets in asset pool one were to decline during the prefunding period for the senior CHASEseries notes, then the principal funding subaccounts of the senior CHASEseries notes may not be fully prefunded before the legal maturity date of the subordinated CHASEseries notes. In that event and only to the extent not fully prefunded, the senior CHASEseries notes would not have the required subordination as of the legal maturity date of those subordinated CHASEseries notes unless additional subordinated CHASEseries notes were issued or a sufficient amount of senior CHASEseries notes would have matured so that the remaining outstanding subordinated CHASEseries notes are sufficient to provide the necessary subordination.

         The tables in "Chase USA's Credit Card Portfolio--Principal Payment Rates" show the highest and lowest cardholder monthly principal payment rates for each of the trust portfolios during the periods shown in that table. Principal payment rates for each of the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the Master Owner Trust Portfolio may change due to a variety of factors including economic, social and legal factors and changes in the terms of the consumer revolving credit card accounts by Chase USA. Accordingly, the principal payment rate for asset pool one may change due to these factors as well as due to the inclusion in asset pool one of collateral certificates or credit card receivables with different characteristics than those currently included in asset pool one. There can be no assurance that the principal payment rate will remain in this range in the future.

         YIELD AND PAYMENTS ON THE ASSETS IN ASSET POOL ONE COULD DECREASE, RESULTING IN THE RECEIPT OF PRINCIPAL PAYMENTS EARLIER OR LATER THAN THE SCHEDULED PRINCIPAL PAYMENT DATE OR THE OCCURRENCE OF AN EARLY AMORTIZATION EVENT.

         There is no assurance that the stated principal amount of your CHASEseries notes will be paid on their scheduled principal payment date.

         A significant decrease in the amount of assets in asset pool one for any reason could result in the occurrence of an early amortization event and therefore in early payment of your CHASEseries notes. In addition, the effective yield on the assets in asset pool one could decrease due to, among other things, a change in periodic finance charges on the consumer revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge collections allocated to the CHASEseries notes. If for any month, the three-month average of the excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your CHASEseries notes. See "Prospectus Supplement Summary--Early Amortization Events."

         See "Risk Factors" in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the scheduled principal payment date.

                                    GLOSSARY

         This prospectus supplement and the accompanying prospectus use defined terms. Any term used but not defined in this prospectus supplement is defined in the accompanying prospectus. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page S-61 in this prospectus supplement and beginning on page 118 in the accompanying prospectus.


                              RECENT DEVELOPMENTS

         On July 1, 2004, Bank One Corporation was merged with and into JPMorgan Chase & Co. with JPMorgan Chase & Co. as the surviving entity. On [ ], 2004 - referred to herein as the "Merger Date" - Bank One, Delaware, National Association was merged into Chase Manhattan Bank USA, National Association - referred to herein as "Chase USA" - with Chase USA as the surviving entity. For a description of the activities of the surviving entity see "Chase USA" in the attached prospectus.

         The Chase Issuance Trust was previously known as the Bank One Issuance Trust. The CHASEseries notes were previously known as the ONEseries notes.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Class [o] notes offered by this prospectus supplement, in the amount of $[o] before deduction of expenses, will be paid to Chase USA. Chase USA will use the proceeds for its general corporate purposes.


                             THE CHASEseries NOTES

         The CHASEseries notes will be issued pursuant to the indenture, an asset pool supplement for asset pool one called the "Asset Pool One supplement" and an indenture supplement called the "CHASEseries indenture supplement." For each tranche of CHASEseries notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion in "The Notes" and "The Indenture" in the accompanying prospectus summarize the material terms of the CHASEseries notes, the indenture, the Asset Pool One supplement and the CHASEseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the CHASEseries notes, the indenture, the Asset Pool One supplement and the CHASEseries indenture supplement. The indenture, the Asset Pool One supplement and the CHASEseries indenture supplement do not limit the aggregate principal amount of CHASEseries notes that may be issued.

         The CHASEseries notes will be issued in classes. Each class of CHASEseries notes may have multiple tranches which may be issued at different times and have different terms. Whenever a "class" of CHASEseries notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of CHASEseries notes, unless the context otherwise requires.

         No senior CHASEseries notes may be issued unless a sufficient amount of subordinated CHASEseries notes or other acceptable credit enhancement has previously been issued and is outstanding and all conditions to issuance listed in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied. See "--Issuances of New Series, Classes and Tranches of CHASEseries Notes--Required Subordinated Amount."

         No subordinated CHASEseries notes may be paid principal unless a sufficient amount of subordinated CHASEseries notes or other acceptable form of credit enhancement will be outstanding after that payment to provide the credit enhancement required for the senior CHASEseries notes. See "--Issuances of New Series, Classes and Tranches of CHASEseries Notes--Required Subordinated Amount."

         The CHASEseries notes will be secured by the assets in Asset Pool One and will be allocated the applicable CHASEseries Noteholder Percentage of Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee each month. Asset Pool One Finance Charge Collections allocated to the CHASEseries notes, along with certain other amounts specified in "Deposit and Application of Funds in the Master Owner Trust--CHASEseries Available Finance Charge Collections," will be treated as CHASEseries Available Finance Charge Collections and will be applied in accordance with "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Available Finance Charge Collections" and "--Targeted Deposits of CHASEseries Available Finance Charge Collections to the Interest Funding Account." Asset Pool One Principal Collections allocated to the CHASEseries notes, along with certain other amounts described in the definition of "CHASEseries Available Principal Collections" in "Glossary of Defined Terms," if any, will be treated as CHASEseries Available Principal Collections and will be applied in accordance with "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Available Principal Collections."

         The CHASEseries notes will share Asset Pool One Principal Collections and Asset Pool One Collateral Certificate Principal Shortfall Payments in the manner and to the extent described in this prospectus supplement. The CHASEseries notes will also be included in Shared Excess Available Finance Charge Collections Group A and will share Finance Charge Collections and other amounts treated as Finance Charge Collections in the manner and to the extent described in this prospectus supplement.

         The master owner trust will pay principal of and interest on the Class [o] notes solely from the portion of CHASEseries Available Finance Charge Collections and CHASEseries Available Principal Collections and from other amounts which are available to the Class [o] notes under the indenture, the Asset Pool One supplement, the CHASEseries indenture supplement and the terms document for the Class [o] notes after giving effect to all allocations and any reallocations. If these sources are not sufficient to pay the Class [o] notes, Class [o] noteholders will have no recourse to any other assets of the master owner trust in Asset Pool One, any assets included in any other asset pool, or any other person or entity for the payment of principal of or interest on the Class [o] notes.

         The indenture allows us to "reopen" or later increase the amount of Class [o] notes without notice by selling additional Class [o] notes with the same terms. Those additional Class [o] notes will be treated, for all purposes, like the Class [o] notes that we are offering by this prospectus supplement, except that any new Class [o] notes may begin to bear interest at a different date. No additional Class [o] notes may be issued unless the conditions to issuance described in "--Issuances of New Series, Classes and Tranches of CHASEseries Notes" in this prospectus supplement and listed in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied.

         Chase USA or an affiliate may retain any Class [o] notes resulting from a reopening and may resell them on a subsequent date.


SUBORDINATION OF INTEREST AND PRINCIPAL

         Interest payments on and principal payments of Class B notes of the CHASEseries and Class C notes of the CHASEseries are subordinated to payments on Class A notes of the CHASEseries. Subordination of Class B notes of the CHASEseries and Class C notes of the CHASEseries provides credit enhancement for Class A notes of the CHASEseries. Interest and principal payments on Class C notes of the CHASEseries are subordinated to payments on Class A notes of the CHASEseries and Class B notes of the CHASEseries.

         Subordination of Class C notes of the CHASEseries provides credit enhancement for Class A notes of the CHASEseries and Class B notes of the CHASEseries. In certain circumstances, the credit enhancement for a tranche of Class A notes of the CHASEseries may be provided solely by the subordination of Class C notes of the CHASEseries and the Class B notes of the CHASEseries will not, in that case, provide credit enhancement for that tranche of Class A notes. Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes of the CHASEseries will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes. See "Deposit and Application of Funds in the Master Owner Trust--Withdrawals from the Class C Reserve Account."

         CHASEseries Available Principal Collections may be reallocated to pay interest on senior CHASEseries notes or to pay the CHASEseries Servicing Fee allocated to the senior CHASEseries notes, subject to certain limitations. In addition, charge-offs due to any uncovered CHASEseries Default Amount are generally first applied against the subordinated CHASEseries notes. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount" and "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying prospectus.

         CHASEseries Available Principal Collections may be deposited into the principal funding subaccount of subordinated CHASEseries notes or used to make payment of principal on subordinated CHASEseries notes while senior CHASEseries notes are outstanding only under the following circumstances:

         o If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated CHASEseries notes to provide the required subordination for the outstanding senior CHASEseries notes. See "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account" and "--Allocation to Principal Funding Subaccounts." For example, if a tranche of Class A notes of the CHASEseries has matured and been repaid, this generally means that, unless other Class A notes of the CHASEseries are issued, at least some Class B notes of the CHASEseries that were providing credit enhancement to the Class A notes of the CHASEseries and some Class C notes of the CHASEseries that were providing credit enhancement to the Class A notes of the CHASEseries, may be repaid when they mature even if other tranches of Class A notes of the CHASEseries are outstanding.

         o If the principal funding subaccounts of the senior CHASEseries notes have been sufficiently prefunded as described in "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account--Prefunding of the Principal Funding Account of Senior CHASEseries Notes."

         o If new subordinated CHASEseries notes are issued or other forms of credit enhancement exist so that the subordinated CHASEseries notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

         o If the tranche of subordinated CHASEseries notes reaches its legal maturity date.

         CHASEseries Available Principal Collections remaining after any reallocations for interest on the senior CHASEseries notes or for the payment of the CHASEseries Servicing Fee allocated to the senior CHASEseries notes will be first applied to make targeted deposits to the principal funding subaccounts of senior CHASEseries notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated CHASEseries notes.


ISSUANCES OF NEW SERIES, CLASSES AND TRANCHES OF CHASESERIES NOTES

         CONDITIONS TO ISSUANCE

         The master owner trust may issue new series, classes and tranches of CHASEseries notes, including additional notes of an outstanding class or tranche, so long as the conditions to issuance listed in "The Notes-- Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus are satisfied and so long as any increase in the targeted deposit amount of any Class C reserve subaccount caused by the issuance will have been funded on or prior to the issuance date.

         The master owner trust and the indenture trustee are not required to permit the prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes, including any additional class or tranche of CHASEseries notes.

         REQUIRED SUBORDINATED AMOUNT

         No Class A notes or Class B notes of the CHASEseries may be issued unless the required subordinated amount of the Nominal Liquidation Amount of subordinated CHASEseries notes is outstanding and available at the time of issuance.

         The required subordinated amount of a tranche of senior CHASEseries notes is the aggregate Nominal Liquidation Amount of subordinated CHASEseries notes that is required to be outstanding and available on the date when a tranche of senior CHASEseries notes is issued. It is also the amount used to determine, in conjunction with consumption of enhancement from subordinated CHASEseries notes - called "usage" - whether a tranche of subordinated CHASEseries notes may be repaid before its legal maturity date while senior CHASEseries notes are outstanding.

         The master owner trust may change the required subordinated amount for any tranche of CHASEseries notes, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the master owner trust has:

         o received written confirmation from each rating agency that has rated any outstanding CHASEseries notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding CHASEseries notes; and

         o delivered an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of CHASEseries notes of the master owner trust that was characterized as debt at the time of its issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of CHASEseries notes, and
              (3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

         In order to issue Class A notes of the CHASEseries, the master owner trust must calculate the available amount of Class B notes of the CHASEseries and Class C notes of the CHASEseries. The master owner trust will first calculate the available amount of Class B notes of the CHASEseries for the new tranche of Class A notes of the CHASEseries. This is done by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes of the CHASEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes of the CHASEseries to be made on that date; plus

         o the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes of the CHASEseries on that date after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class A required subordinated amount of Class B notes of the CHASEseries for all other tranches of Class A notes of the CHASEseries outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

         The master owner trust then will calculate the available amount of Class C notes of the CHASEseries for a new tranche of Class A notes of the CHASEseries by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes of the CHASEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes of the CHASEseries to be made on that date; plus

         o the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes of the CHASEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class A required subordinated amount of Class C notes of the CHASEseries for all other tranches of outstanding Class A notes of the CHASEseries on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

         Finally, the master owner trust will calculate the available amount of Class C notes of the CHASEseries for a new tranche of Class B notes of the CHASEseries by computing the following:

         o the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes of the CHASEseries on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes of the CHASEseries to be made on that date; plus

         o the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes of the CHASEseries and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes of the CHASEseries with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

         o the aggregate amount of the Class B required subordinated amount of Class C notes of the CHASEseries for all other tranches of outstanding Class B notes of the CHASEseries on that date plus the aggregate amount of Class A required subordinated amount of Class C notes of the CHASEseries for all outstanding tranches of Class A notes of the CHASEseries with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

         WAIVER OF ISSUANCE CONDITIONS

         If the master owner trust obtains approval from each rating agency that has rated any outstanding CHASEseries notes, then some of the conditions to issuance described above and listed in "The Notes--Issuances of New Series, Classes and Tranches of Notes" in the accompanying prospectus may be waived.


EARLY AMORTIZATION EVENTS

         In addition to the early amortization events applicable to all CHASEseries notes, including the Class [o] notes, described in the accompanying prospectus, the occurrence of any of the following events will result in an early amortization event for the Class [o] notes:

         o if for any month the three-month average of the Excess Spread Percentage is less than the Required Excess Spread Percentage for that month;

         o if the master owner trust fails to designate additional credit card receivables or additional collateral certificates for inclusion in Asset Pool One or Chase USA fails to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when either action is required pursuant to the Asset Pool One supplement;

         o any Master Owner Trust Servicer Default, described in "Sources of Funds to Pay the Notes--Master Owner Trust Servicer Default" in the accompanying prospectus, occurs that would have a material adverse effect on the holders of the CHASEseries notes; and

         o the ability of the transferor to transfer additional credit card receivables to a credit card master trust that has issued a collateral certificate included in Asset Pool One or to transfer additional credit card receivables to the master owner trust to be designated for inclusion in Asset Pool One is restricted, that restriction causes either (1) the Asset Pool One Pool Balance to not equal or exceed the Asset Pool One Minimum Pool Balance or
              (2) the Asset Pool One Transferor Amount to not equal or exceed the Asset

              Pool One Required Transferor Amount, each calculated excluding the Invested Amount of any affected existing collateral certificate included in Asset Pool One or the Asset Pool One Principal Receivables arising in any affected consumer revolving credit card account included in Asset Pool One, as the case may be, and the master owner trust fails to meet those tests for 10 Business Days.

See "The Notes--Redemption and Early Amortization of Notes" and "The Indenture--Early Amortization Events" in the accompanying prospectus.


SOURCES OF FUNDS TO PAY THE CHASESERIES NOTES

         ASSET POOL ONE

         The CHASEseries notes are secured by the assets designated by the master owner trust for inclusion in Asset Pool One. In addition to the CHASEseries notes, the master owner trust may issue other series of notes that are secured by the assets in Asset Pool One. As of the date of issuance of the Class [o] notes, the CHASEseries notes are the only series of notes issued by the master owner trust and secured by Asset Pool One.

         The assets in Asset Pool One currently consist of the First USA Collateral Certificate issued by the First USA Master Trust, the Chase Collateral Certificate issued by the Chase Master Trust and Master Owner Trust Eligible Receivables arising in certain consumer revolving credit card accounts owned by Chase USA. In the future, Asset Pool One may also include additional collateral certificates, each representing an undivided interest in the First USA Master Trust, the Chase Master Trust or another credit card master trust or other securitization special purpose entity for which Chase USA or an affiliate of Chase USA acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and additional Master Owner Trust Eligible Receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates. In addition, any existing collateral certificate included in Asset Pool One may be increased or decreased from time to time.

         The only amounts that will be available to fund payments on the Class [o] notes are the Class [o] notes' allocable share of the collections received on the assets that have been included in Asset Pool One, Shared Excess Available Finance Charge Collections from other series of notes issued by the master owner trust, if any, in Shared Excess Available Finance Charge Collections Group A, which series of notes may be secured by other asset pools and shared excess finance charge collections from other series of investor certificates or notes issued by the Chase Master Trust or any other designated credit card master trusts or special purpose entities that have issued collateral certificates included in Asset Pool One, Shared Excess Available Principal Collections from other series of notes issued by the master owner trust and secured by Asset Pool One, and any Asset Pool One Collateral Certificate Principal Shortfall Payments allocated to collateral certificates included in Asset Pool One. For a description of the First USA Collateral Certificate, the First USA Master Trust and its assets, the Chase Collateral Certificate, the Chase Master Trust and its assets, the Master Owner Trust Eligible Receivables and other assets which may in the future be a source of funds, see "The First USA Master Trust and the Chase Master Trust" and "Sources of Funds to Pay the Notes--General" and "--The First USA Collateral Certificate and the Chase Collateral Certificate" in the accompanying prospectus.

         PAYMENTS RECEIVED UNDER DERIVATIVE AGREEMENTS

         The master owner trust may enter into derivative agreements with respect to certain tranches of the CHASEseries notes as a source of funds to pay principal of or interest on the CHASEseries notes. See "Deposit and Application of Funds in the Master Owner Trust--Payments Received under Derivative Agreements for Interest in Foreign Currencies" and "--Payments Received under Derivative Agreements for Principal." The master owner trust has not entered into any derivative agreements for the Class [o] notes.

         PAYMENTS RECEIVED UNDER SUPPLEMENTAL CREDIT ENHANCEMENT AGREEMENTS OR SUPPLEMENTAL LIQUIDITY AGREEMENTS

         The master owner trust may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of CHASEseries notes as a source of funds to pay principal of or interest on those tranches of CHASEseries notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. See "Deposit and Application of Funds in the Master Owner Trust--Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal." The master owner trust has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class [o] notes.

         THE MASTER OWNER TRUST BANK ACCOUNTS

         The master owner trust has established a collection account and an excess funding account for the benefit of Asset Pool One. In connection with the CHASEseries notes, the master owner trust has also established a principal funding account and an interest funding account for the benefit of the CHASEseries notes, which will have subaccounts for each tranche of CHASEseries notes, and a Class C reserve account solely for the benefit of the Class C notes of the CHASEseries, which will have subaccounts for each tranche of Class C notes of the CHASEseries.

         Each month, collections allocated to the First USA Collateral Certificate, the Chase Collateral Certificate, the Master Owner Trust Receivables and any other assets in Asset Pool One allocated to the series of notes secured by Asset Pool One will first be deposited into the collection account for Asset Pool One, and then allocated among each series of notes secured by Asset Pool One - including the CHASEseries notes, as described in the accompanying prospectus - and Chase USA, as holder of the Asset Pool One Transferor Certificate. Amounts on deposit in the collection account for the benefit of the holders of the CHASEseries notes will then be allocated to the applicable principal funding account, interest funding account, Class C reserve account and any other supplemental account for each class of CHASEseries notes, to make required payments under any applicable derivative agreements, to make required payments under any applicable supplemental credit enhancement agreement or supplemental liquidity agreement and additionally as described in "Deposit and Application of Funds in the Master Owner Trust."

         Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the CHASEseries notes when those payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a tranche of CHASEseries notes is not scheduled to be paid every month - for example, if interest on that tranche is payable quarterly, semiannually or at another interval less frequently than monthly - the master owner trust will deposit accrued interest amounts funded from CHASEseries Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due. See "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Finance Charge Collections to the Interest Funding Account."

         Beginning with the twelfth month before the scheduled principal payment date of a tranche of CHASEseries notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

         The master owner trust may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of CHASEseries notes if the servicer determines that less than twelve months will be required to accumulate sufficient CHASEseries Available Principal Collections to pay the outstanding dollar principal amount of that tranche on its scheduled principal payment date as described in "Deposit and Application of Funds in the Master Owner Trust--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account--Budgeted Deposits." Since funds in the principal funding subaccount for tranches of subordinated CHASEseries notes will not be available for credit enhancement for any senior CHASEseries notes, CHASEseries Available Principal Collections will not be deposited into the principal funding subaccount of a tranche of subordinated CHASEseries notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior CHASEseries notes.

         If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for the applicable tranche of CHASEseries notes, Segregated CHASEseries Finance Charge Collections will be allocated to the CHASEseries notes up to the amount of the shortfall and treated as CHASEseries Available Finance Charge Collections to be applied as described in "Deposit and Application of Funds in the Master Owner Trust--CHASEseries Available Finance Charge Collections" and "--Segregated CHASEseries Finance Charge Collections."

         In addition, in the event (1) the Asset Pool One Transferor Amount for any month would be less than the Asset Pool One Required Transferor Amount for that month or (2) the Asset Pool One Pool Balance for any month would be less than the Asset Pool One Minimum Pool Balance for that month, if Asset Pool One Principal Collections, after giving effect to reallocations, deposits or payments to be made, if any, with respect to that month, were to be distributed to Chase USA, as holder of the Asset Pool One Transferor Certificate, those amounts will instead be retained by the master owner trust in the excess funding account for Asset Pool One. See "The First USA Master Trust and the Chase Master Trust--Application of Collections" in the accompanying prospectus.

         LIMITED RECOURSE TO THE MASTER OWNER TRUST; SECURITY FOR THE CHASEseries NOTES

         The CHASEseries notes are secured by a security interest in the assets in Asset Pool One, including the collection account and the excess funding account for Asset Pool One, but each series of notes secured by Asset Pool One, including the CHASEseries notes, is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the Asset Pool One supplement, the related indenture supplement and the related terms document, if any. Therefore, only a portion of the collections allocated to Asset Pool One and amounts on deposit in the collection account and the excess funding account are available to the CHASEseries notes. The CHASEseries notes are entitled only to their allocable share of Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets. Holders of CHASEseries notes will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool - other than Shared Excess Available Finance Charge Collections - or any other person or entity for the payment of principal of or interest on the CHASEseries notes.

         Each tranche of CHASEseries notes is entitled to the benefits of only that portion of the assets of Asset Pool One allocated to that tranche under the indenture, the Asset Pool One supplement and the CHASEseries indenture supplement. Each tranche of CHASEseries notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes of the CHASEseries, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

         ASSET POOL ONE TRANSFEROR AMOUNT

         The interest in Asset Pool One not securing your Class [o] notes or any other series, class or tranche of notes secured by Asset Pool One is the Asset Pool One Transferor Amount. The Asset Pool One Transferor Certificate will be held by Chase USA or an affiliate. Chase USA's or an affiliate's interest in the Asset Pool One Transferor Amount may be uncertificated or may take the form of an Asset Pool One Transferor Certificate. Any reference in this prospectus supplement or the accompanying prospectus to the Asset Pool One Transferor Certificate is also a reference to the uncertificated interest of Chase USA or an affiliate in the Asset Pool One Transferor Amount. Chase USA or any of its affiliates may, however, sell all or a portion of its interest in the Asset Pool One Transferor Amount. For any month, the Asset Pool One Transferor Amount is equal to the Asset Pool One Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all notes secured by Asset Pool One as of the close of business on the last day of that month. The Asset Pool One Transferor Amount will fluctuate with the Invested Amount of the existing collateral certificates included in Asset Pool One and the principal balance of the credit card receivables included in Asset Pool One and with the amount on deposit in the excess funding account for Asset Pool One and the Nominal Liquidation Amount of all notes secured by Asset Pool One. The Asset Pool One Transferor Amount does not provide credit enhancement to any of the notes secured by Asset Pool One, including the CHASEseries notes, and will not provide credit enhancement to the notes of any other asset pools.

         ASSET POOL ONE REQUIRED TRANSFEROR AMOUNT

         The Asset Pool One Transferor Amount is required to be maintained at a certain level referred to as the Asset Pool One Required Transferor Amount. The Asset Pool One Required Transferor Amount equals a designated percentage, referred to as the Asset Pool One Required Transferor Amount Percentage, of the Asset Pool One Principal Receivables. The Asset Pool One Required Transferor Amount Percentage is currently 4%.

         The servicer may designate a different Asset Pool One Required Transferor Amount Percentage but prior to reducing the percentage, the servicer must provide the following to the indenture trustee and the collateral agent for Asset Pool One:

         o written confirmation from each rating agency that has rated any outstanding notes secured by Asset Pool One that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes secured by Asset Pool One, including the CHASEseries notes; and

         o an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of notes of the master owner trust secured by Asset Pool One that was characterized as debt at the time of its issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes secured by Asset Pool One, and (3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

         If, for any month, the Asset Pool One Transferor Amount is less than the Asset Pool One Required Transferor Amount, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Chase USA will be required to increase the Invested Amount of an existing collateral certificate included in Asset Pool One. If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Chase USA is unable to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when required to do so, an early amortization event will occur with respect to the CHASEseries notes.

         ASSET POOL ONE MINIMUM POOL BALANCE

         In addition to the Asset Pool One Required Transferor Amount requirement, Asset Pool One has a minimum pool balance requirement. The Asset Pool One Minimum Pool Balance for any month will equal an amount equal to the sum of (1) for all notes secured by Asset Pool One in their revolving period, the sum of the Nominal Liquidation Amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by Asset Pool One in their amortization period, the sum of the Nominal Liquidation Amounts of all those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes secured by Asset Pool One that will be paid in full or that will have a Nominal Liquidation Amount of zero on their applicable payment date in the following month.

         If, for any month, the Asset Pool One Pool Balance is less than the Asset Pool One Minimum Pool Balance, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Chase USA will be required to increase the Invested Amount of an existing collateral certificate included in Asset Pool One. If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in Asset Pool One or Chase USA is unable to increase the Invested Amount of an existing collateral certificate included in Asset Pool One when required to do so, an early amortization event will occur with respect to the CHASEseries notes.

         THE EXCESS FUNDING ACCOUNT

         With respect to each month, if the Asset Pool One Transferor Amount is, or as a result of a payment would become, less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance is, or as a result of a payment would become, less than the Asset Pool One Minimum Pool Balance, the collateral agent for

Asset Pool One will allocate Asset Pool One Principal Collections allocated to series of notes secured by Asset Pool One that would otherwise have been paid to the holder of the Asset Pool One Transferor Certificate to the excess funding account for Asset Pool One in an amount equal to the greater of the amount by which the Asset Pool One Transferor Amount would be less than the Asset Pool One Required Transferor Amount and the amount by which the Asset Pool One Pool Balance would be less than the Asset Pool One Minimum Pool Balance, each determined with respect to that month.

         Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes secured by Asset Pool One in accordance with the applicable indenture supplement. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Asset Pool One Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Asset Pool One Transferor Amount is equal to or greater than the Asset Pool One Required Transferor Amount and (2) the Asset Pool One Pool Balance is equal to or greater than the Asset Pool One Minimum Pool Balance.


           DEPOSIT AND APPLICATION OF FUNDS IN THE MASTER OWNER TRUST

         The Asset Pool One supplement specifies how Asset Pool One Finance Charge Collections, Asset Pool One Principal Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee will be allocated among the outstanding series of notes secured by Asset Pool One and the Asset Pool One Transferor Certificate. The CHASEseries indenture supplement specifies how CHASEseries Available Finance Charge Collections, which is the CHASEseries notes' share of Asset Pool One Finance Charge Collections plus other amounts treated as CHASEseries Available Finance Charge Collections, and CHASEseries Available Principal Collections, which is the CHASEseries notes' share of Asset Pool One Principal Collections plus other amounts treated as CHASEseries Available Principal Collections, will be deposited into the master owner trust bank accounts established for the CHASEseries notes to provide for the payment of principal of and interest on the CHASEseries notes as payments become due. The following sections summarize those provisions.

         For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee to the CHASEseries notes, see the definition of "CHASEseries Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the collateral agent in allocating Asset Pool One Principal Collections to the CHASEseries notes, see the definition of "CHASEseries Principal Allocation Percentage" in the "Glossary of Defined Terms."


CHASESERIES AVAILABLE FINANCE CHARGE COLLECTIONS

         CHASEseries Available Finance Charge Collections consist of the following amounts:

         o The CHASEseries notes' share of Asset Pool One Finance Charge Collections. See "Sources of Funds to Pay the Notes--Deposit and Application of Funds in the Master Owner Trust" in the accompanying prospectus.

         o Investment earnings on amounts on deposit in the principal funding account and the interest funding account of the CHASEseries notes.

         o Segregated CHASEseries Finance Charge Collections allocated to the CHASEseries notes to cover earning shortfalls on funds on deposit in the principal funding account.

         o Unless otherwise specified in the related terms document for any tranche of CHASEseries notes, payments received under derivative agreements for interest on CHASEseries notes payable in U.S. dollars.

         o Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the CHASEseries notes. See "--Shared Excess Available Finance Charge Collections."

         o Any amounts to be treated as CHASEseries Available Finance Charge Collections pursuant to any terms document including, unless otherwise specified in the related terms document for any tranche of series notes, payments received under supplemental credit enhancement agreements or supplemental liquidity agreements for interest on series of notes payable in U.S. dollars.

         After a sale of assets of Asset Pool One as described in "--Sale of Assets," any amount on deposit in the interest funding subaccount for the related class or tranche of CHASEseries notes remaining after payment to that class or tranche will be treated as CHASEseries Available Finance Charge Collections for the benefit of other classes or tranches of CHASEseries notes and that class or tranche will not be entitled to any CHASEseries Available Finance Charge Collections. See "The First USA Master Trust and the Chase Master Trust--Application of Collections" in the accompanying prospectus.


APPLICATION OF CHASESERIES AVAILABLE FINANCE CHARGE COLLECTIONS

         Each month, the indenture trustee, at the direction of the servicer, will apply CHASEseries Available Finance Charge Collections for the prior month as follows:

         o first, on the applicable Note Transfer Date for each tranche of CHASEseries notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the CHASEseries notes and certain payments due under related derivative agreements as described in "--Allocation to Interest Funding Subaccounts;"

         o second, on the First Note Transfer Date, to pay the CHASEseries Servicing Fee for the prior month, plus any previously due and unpaid CHASEseries Servicing Fee;

         o third, on the First Note Transfer Date, to be treated as CHASEseries Available Principal Collections in an amount equal to the CHASEseries Default Amount for the prior month;

         o fourth, on the First Note Transfer Date, to be treated as CHASEseries Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the CHASEseries notes;

         o fifth, on the applicable Note Transfer Date for each tranche of Class C Notes of the CHASEseries, to make the targeted deposit to the Class C reserve account, if any;

         o sixth, on the applicable Note Transfer Date, to make any other payments or deposits required by any class or tranche of CHASEseries notes;

         o seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections; and

         o eighth, on the First Note Transfer Date, to Chase USA, as transferor.


TARGETED DEPOSITS OF CHASESERIES AVAILABLE FINANCE CHARGE COLLECTIONS TO THE INTEREST FUNDING ACCOUNT

         The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits, described below, targeted to be made for that month for each tranche of CHASEseries notes. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

         o Interest Payments. The deposit targeted for any tranche of outstanding interest bearing CHASEseries notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month - or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche - to but excluding the Monthly Interest Accrual Date in the following month.

         o Amounts Owed under Derivative Agreements. If a tranche of outstanding CHASEseries notes with a derivative agreement for interest provides for a payment to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche for any month, to be deposited on the applicable Note Transfer Date, with respect to any payment to the derivative counterparty, will be specified in the related terms document for that tranche.

         o CHASEseries Discount Notes. The deposit targeted for a tranche of CHASEseries discount notes for any month will be the amount of accretion of principal of that tranche from and including the Monthly Principal Accrual Date in that month - or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche - to but excluding the Monthly Principal Accrual Date in the following month.

         o Specified Deposits. If the terms document relating to any tranche of CHASEseries notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

         o Additional Interest. Unless otherwise specified in the terms document relating to any tranche of CHASEseries notes, the deposit targeted for any tranche of CHASEseries notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

         Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of CHASEseries notes in the following month. A tranche of CHASEseries notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described in "--Payments Received under Derivative Agreements for Interest in Foreign Currencies."

         A class or tranche of CHASEseries notes for which assets have been sold by Chase USA as described in "--Sale of Assets" will not be entitled to receive any of the above deposits to be made from CHASEseries Available Finance Charge Collections after the sale has occurred.


ALLOCATION TO INTEREST FUNDING SUBACCOUNTS

         The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of CHASEseries notes on each applicable Note Transfer Date, as follows:

         o CHASEseries Available Finance Charge Collections are at least equal to or greater than targeted amounts. If CHASEseries Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of CHASEseries notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of CHASEseries notes on the applicable Note Transfer Date.

         o CHASEseries Available Finance Charge Collections are less than targeted amounts. If CHASEseries Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of CHASEseries notes as described above, then CHASEseries Available Finance Charge Collections will be allocated as follows:

              -- first, to cover the deposits with respect to and payments to the Class A notes of the CHASEseries, pro rata, including any applicable derivative counterparty payments,

              -- second, to cover the deposits with respect to and payments to the Class B notes of the CHASEseries, pro rata, including any applicable derivative counterparty payments, and

              -- third, to cover the deposits with respect to and payments to the Class C notes of the CHASEseries, pro rata, including any applicable derivative counterparty payments.

         In each case, CHASEseries Available Finance Charge Collections allocated to a class of CHASEseries notes will be allocated to each tranche of CHASEseries notes within that class pro rata based on the ratio of:

              -- the aggregate amount of the deposits and payments targeted with respect to that tranche, to

              -- the aggregate amount of the deposits and payments targeted with respect to all tranches of CHASEseries notes in that class.


PAYMENTS RECEIVED UNDER DERIVATIVE AGREEMENTS FOR INTEREST IN FOREIGN CURRENCIES

         Payments received under derivative agreements for interest on CHASEseries foreign currency notes will be applied as specified in the applicable terms document.


[DEPOSITS OF WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT TO THE INTEREST FUNDING ACCOUNT

         Withdrawals made from any Class C reserve subaccount will be deposited into the applicable interest funding subaccount to the extent described in "--Withdrawals from the Class C Reserve Account."]


ALLOCATIONS OF REDUCTIONS FROM CHARGE-OFFS

         On each First Note Transfer Date when there is a charge-off for an uncovered CHASEseries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of CHASEseries notes as described below:

         Initially, the amount of the charge-off will be allocated to each tranche of outstanding CHASEseries notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         Immediately afterwards, the amount of charge-offs allocated to the Class A notes of the CHASEseries and Class B notes of the CHASEseries will be reallocated to the Class C notes of the CHASEseries as described below, and the amount of charge-offs allocated to the Class A notes of the CHASEseries and not reallocated to the Class C notes of the CHASEseries because of the limits described below will be reallocated to the Class B notes of the CHASEseries as described below. In addition, charge-offs initially allocated to the Class B notes of the CHASEseries and charge-offs allocated to the Class A notes of the CHASEseries which are reallocated to Class B notes of the CHASEseries because of Class C usage limitations can be reallocated to Class C notes of the CHASEseries if permitted as described below. Any amount of charge-offs which cannot be reallocated to subordinated CHASEseries notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of CHASEseries notes to which it was initially allocated.

         For each tranche of CHASEseries notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated CHASEseries notes.

         LIMITATIONS ON REALLOCATIONS OF CHARGE-OFFS TO A TRANCHE OF CLASS C NOTES OF THE CHASESERIES FROM TRANCHES OF CLASS A NOTES OF THE CHASESERIES AND CLASS B NOTES OF THE CHASESERIES

         No reallocations of charge-offs from a tranche of Class A notes of the CHASEseries to Class C notes of the CHASEseries may cause that tranche's Class A Usage of Class C Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class C notes of the CHASEseries.

         No reallocations of charge-offs from a tranche of Class B notes of the CHASEseries to Class C notes of the CHASEseries may cause that tranche's Class B Usage of Class C Required Subordinated Amount to exceed that tranche's Class B required subordinated amount of Class C notes of the CHASEseries.

         The amount permitted to be reallocated to tranches of Class C notes of the CHASEseries will be applied to each tranche of Class C notes of the CHASEseries pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the CHASEseries Floating Allocation Percentage for that month to the Nominal Liquidation Amount of all Class C notes of the CHASEseries used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes of the CHASEseries below zero.


         LIMITATIONS ON REALLOCATIONS OF CHARGE-OFFS TO A TRANCHE OF CLASS B NOTES OF THE CHASESERIES FROM TRANCHES OF CLASS A NOTES OF THE CHASESERIES

         No reallocations of charge-offs from a tranche of Class A notes of the CHASEseries to Class B notes of the CHASEseries may cause that tranche's Class A Usage of Class B Required Subordinated Amount to exceed that tranche's Class A required subordinated amount of Class B notes of the CHASEseries.

         The amount permitted to be reallocated to tranches of Class B notes of the CHASEseries will be applied to each tranche of Class B notes of the CHASEseries pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes of the CHASEseries used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

         No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes of the CHASEseries below zero.


ALLOCATIONS OF REIMBURSEMENTS OF NOMINAL LIQUIDATION AMOUNT DEFICITS

         If there are CHASEseries Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

         o    first, to the Class A notes of the CHASEseries;

         o    second, to the Class B notes of the CHASEseries; and

         o    third, to the Class C notes of the CHASEseries.

         In each case, CHASEseries Available Finance Charge Collections allocated to a class will be allocated to each tranche of CHASEseries notes within that class pro rata based on the ratio of:

         o    the Nominal Liquidation Amount Deficit of that tranche, to

         o the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

         In no event will the Nominal Liquidation Amount of a tranche of CHASEseries notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.

APPLICATION OF CHASESERIES AVAILABLE PRINCIPAL COLLECTIONS

         Each month, the indenture trustee, at the direction of the servicer, will apply CHASEseries Available Principal Collections for the prior month as follows:

         o first, if after giving effect to deposits to be made on each applicable Note Transfer Date, CHASEseries Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes of the CHASEseries on that applicable Note Transfer Date, then CHASEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections, plus certain other amounts, allocable to the Class B notes of the CHASEseries and Class C notes of the CHASEseries for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes of the CHASEseries pro rata based on, for each tranche of Class A notes of the CHASEseries, the lesser of:

              -- the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

              -- an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date;

         o second, if after giving effect to deposits to be made on each applicable Note Transfer Date, CHASEseries Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes of the CHASEseries on that applicable Note Transfer Date, then CHASEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections allocable to the Class B notes of the CHASEseries and Class C notes of the CHASEseries for that month minus the aggregate amount of CHASEseries Available Principal Collections, plus certain other amounts, reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes of the CHASEseries pro rata based on, for each tranche of Class B notes of the CHASEseries, the lesser of:

              -- the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

              -- an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date and the reallocation of CHASEseries Available Principal Collections as described in the first paragraph above;

         o third, if after giving effect to deposits to be made on the First Note Transfer Date, CHASEseries Available Finance Charge Collections for the prior month are insufficient to pay the portion of the CHASEseries Servicing Fee allocable to the Class A notes of the CHASEseries for that month, plus any previously due and the unpaid CHASEseries Servicing Fee allocable to the Class A notes of the CHASEseries, then CHASEseries Available Principal Collections for the prior month, in an amount not to exceed the Asset Pool One Principal Collections, plus certain other amounts, allocable to the Class B notes of the CHASEseries and Class C notes of the CHASEseries for that month, minus the aggregate amount of CHASEseries Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes of the CHASEseries pro rata, based on, for each tranche of Class A notes of the CHASEseries, the lesser of:

              -- the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries

                   Floating Allocation Percentage for the to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

              -- an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of CHASEseries Available Principal Collections as described in the preceding paragraphs;

         o fourth, if after giving effect to deposits to be made on the First Note Transfer Date, CHASEseries Available Finance Charge Collections for the prior month are insufficient to pay the portion of the CHASEseries Servicing Fee allocable to the Class B notes of the CHASEseries for that month, plus any previously due and unpaid CHASEseries Servicing Fee allocable to the Class B notes of the CHASEseries, then CHASEseries Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Asset Pool One Principal Collections allocable to the Class B Notes of the CHASEseries and Class C notes of the CHASEseries for that month, minus the aggregate amount of CHASEseries Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes of the CHASEseries pro rata based on, for each tranche of Class B notes of the CHASEseries, the lesser of:

              -- the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

              -- an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of CHASEseries Available Principal Collections as described in the preceding paragraphs above;

         o fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of CHASEseries notes as described in "--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account";

         o sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of other series secured by Asset Pool One; and

         o seventh, on the First Note Transfer Date, to be subject to reinvestment by the master owner trust in assets included in Asset Pool One as described in "Sources of Funds to Pay the Notes--Reinvestment in Collateral" the accompanying prospectus.

         A tranche of CHASEseries notes for which assets have been sold as described in "--Sale of Assets," will not be entitled to receive any further allocations of CHASEseries Available Finance Charge Collections, CHASEseries Available Principal Collections or any other assets of the master owner trust.


REDUCTIONS TO THE NOMINAL LIQUIDATION AMOUNT OF SUBORDINATED CHASESERIES NOTES FROM REALLOCATIONS OF CHASESERIES AVAILABLE PRINCIPAL COLLECTIONS

         Each reallocation of CHASEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes of the CHASEseries described in the first paragraph of "--Application of CHASEseries Available Principal Collections" will reduce the Nominal Liquidation Amount of the Class C notes of the CHASEseries. However, the aggregate amount of that reduction for each such tranche of Class A notes of the CHASEseries will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

         Each reallocation of CHASEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes of the CHASEseries described in the first paragraph of "--Application of CHASEseries Available Principal Collections" which does not reduce the Nominal Liquidation Amount of Class C notes of the CHASEseries pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes of the CHASEseries. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes of the CHASEseries may be reallocated to the Class C notes of the CHASEseries if permitted as described below.

         Each reallocation of CHASEseries Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes of the CHASEseries described in the second paragraph of "--Application of CHASEseries Available Principal Collections" will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs
- of the Class C notes of the CHASEseries. However, the amount of that reduction for each such tranche of Class B notes of the CHASEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Each reallocation of CHASEseries Available Principal Collections paid to the servicer described in the third paragraph of "--Application of CHASEseries Available Principal Collections" will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs
- of the Class C notes of the CHASEseries. However, the amount of that reduction for each such tranche of Class A notes of the CHASEseries will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes - determined after giving effect to the preceding paragraphs.

         Each reallocation of CHASEseries Available Principal Collections paid to the servicer described in the third paragraph of "--Application of CHASEseries Available Principal Collections" which does not reduce the Nominal Liquidation Amount of the Class C notes of the CHASEseries as described above will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs - of the Class B notes of the CHASEseries. However, the amount of that reduction for each such tranche of Class A notes of the CHASEseries will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes -determined after giving effect to the preceding paragraphs - and that reduction in the Nominal Liquidation Amount of the Class B notes of the CHASEseries may be reallocated to the Class C notes of the CHASEseries if permitted as described below.

         Each reallocation of CHASEseries Available Principal Collections paid to the servicer described in the fourth paragraph of "--Application of CHASEseries Available Principal Collections" will reduce the Nominal Liquidation Amount - determined after giving effect to the preceding paragraphs
- of the Class C notes of the CHASEseries. However, the amount of that reduction for each such tranche of Class B notes of the CHASEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Subject to the following paragraph, each reallocation of CHASEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes of the CHASEseries as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes of the CHASEseries pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes of the CHASEseries used in the CHASEseries Floating Allocation Percentage for the prior month.

         Each reallocation of CHASEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes of the CHASEseries as described in the preceding paragraph may be reallocated to the Class C notes of the CHASEseries and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes of the CHASEseries. However, the amount of that reduction for each tranche of Class B notes of the CHASEseries will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

         Each reallocation of CHASEseries Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes of the CHASEseries as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes of the CHASEseries pro rata based on ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month to the

Nominal Liquidation Amount for all Class C notes of the CHASEseries used in the CHASEseries Floating Allocation Percentage for the prior month.

         None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes of the CHASEseries below zero.

         For each tranche of CHASEseries notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated CHASEseries notes.


LIMIT ON ALLOCATIONS OF CHASESERIES AVAILABLE PRINCIPAL COLLECTIONS AND CHASESERIES AVAILABLE FINANCE CHARGE COLLECTIONS TO TRANCHES OF CHASESERIES NOTES

         Each tranche of CHASEseries notes is allocated CHASEseries Available Principal Collections and CHASEseries Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of CHASEseries notes has been reduced due to reallocations of CHASEseries Available Principal Collections to cover payments of interest on senior CHASEseries notes or the CHASEseries Servicing Fee allocable to senior CHASEseries notes or due to charge-offs for any uncovered CHASEseries Default Amount, that tranche will not be allocated CHASEseries Available Principal Collections or CHASEseries Available Finance Charge Collections to the extent of these reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amount payable under any applicable derivative agreement, any amount payable under any supplemental credit enhancement agreement or any supplemental liquidity agreement and in the case of Class C notes of the CHASEseries, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche. If the Nominal Liquidation Amount of a tranche of CHASEseries notes has been reduced due to reallocation of CHASEseries Available Principal Collections to pay interest on senior CHASEseries notes or the portion of the CHASEseries Servicing Fee allocable to senior CHASEseries notes, or due to charge-offs for any uncovered CHASEseries Default Amount, it is possible for that tranche's Nominal Liquidation Amount to be increased by allocations of CHASEseries Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any CHASEseries Available Finance Charge Collections available for these allocations.


TARGETED DEPOSITS OF CHASESERIES AVAILABLE PRINCIPAL COLLECTIONS TO THE PRINCIPAL FUNDING ACCOUNT

         With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of CHASEseries notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made. However, the amount deposited into the principal funding subaccount of any tranche of CHASEseries notes for any month may not exceed the Nominal Liquidation Amount of that tranche computed before giving effect to that deposit and after giving effect to charge-offs for any uncovered CHASEseries Default Amount and any reallocations of CHASEseries Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of the reimbursement of a Nominal Liquidation Amount Deficit from CHASEseries Available Finance Charge Collections allocated to that tranche for that month. A tranche of CHASEseries notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

         o Principal Payment Date. For the month before any principal payment date of a tranche of CHASEseries notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of CHASEseries Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from CHASEseries Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

         o Budgeted Deposits. Beginning with the twelfth month before the scheduled principal payment date of a tranche of CHASEseries notes, the deposit targeted to be made into the principal funding subaccount for a tranche of CHASEseries notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

              The master owner trust may postpone the date of the commencement of the targeted deposits under the previous sentence. If the servicer determines that less than twelve months will be required to accumulate CHASEseries Available Principal Collections necessary to pay a tranche of CHASEseries notes on its scheduled principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement; provided, however, that there must be at least one targeted deposit and provided further, that the servicer will, on the first date that it determines that less than twelve months will be required to accumulate CHASEseries Available Principal Collections necessary to pay a tranche of CHASEseries notes on its scheduled principal payment date, send written notice to the indenture trustee, the collateral agent and each rating agency then rating any outstanding CHASEseries notes of the new number of months.

         o Prefunding of the Principal Funding Account of Senior CHASEseries Notes. If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes of the CHASEseries that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes of the CHASEseries, the targeted deposit amount for the Class A notes of the CHASEseries and Class B notes of the CHASEseries will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes of the CHASEseries and Class B notes of the CHASEseries that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

              If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes of the CHASEseries that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes of the CHASEseries, the targeted deposit amount for the Class A notes of the CHASEseries will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes of the CHASEseries that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

              Prefunding of the principal funding subaccounts of tranches of senior CHASEseries notes will continue until:

              -- enough senior CHASEseries notes are repaid so that the subordinated CHASEseries notes which are payable are no longer necessary to provide the required subordination for the outstanding senior CHASEseries notes;

              -- new subordinated CHASEseries notes are issued or other forms of credit enhancement exist so that the subordinated CHASEseries notes which are payable are no longer necessary to provide the required subordination for the outstanding senior CHASEseries notes; or

              -- the principal funding subaccounts of the senior CHASEseries notes are prefunded to an appropriate level so that the subordinated CHASEseries notes that are payable are no longer necessary to provide the required subordination for the outstanding senior CHASEseries notes.

              For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior CHASEseries notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in "The CHASEseries Notes--Issuances of New Series, Classes and Tranches of CHASEseries Notes--Required Subordinated Amount."

              If any tranche of senior CHASEseries notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the CHASEseries notes will continue as necessary to pay that tranche.

              When the prefunded amounts for any tranche of Class A notes or Class B notes of the CHASEseries are no longer necessary, they will be withdrawn from the applicable principal funding subaccount, allocated among and deposited to the principal funding subaccounts of other tranches of CHASEseries notes as necessary and then paid to the master owner trust for reinvestment in assets of Asset Pool One and the Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

         o Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption. If any tranche of CHASEseries notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of CHASEseries notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of CHASEseries Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from CHASEseries Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

         o Amounts Owed under Derivative Agreements. If a tranche of CHASEseries U.S. dollar notes or CHASEseries foreign currency notes has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche on each Note Transfer Date with respect to any payment to the derivative counterparty will be specified in the terms document related to that tranche.


ALLOCATION TO PRINCIPAL FUNDING SUBACCOUNTS

         CHASEseries Available Principal Collections, after reallocation to cover CHASEseries Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of CHASEseries notes on each applicable Note Transfer Date, as follows:

         o CHASEseries Available Principal Collections Are at least Equal to Targeted Amounts. If CHASEseries Available Principal Collections remaining after giving effect to items one through four described in "--Application of CHASEseries Available Principal Collections" are at least equal to the sum of the deposits targeted by each tranche of CHASEseries notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

         o CHASEseries Available Principal Collections Are Less Than Targeted Amounts. If CHASEseries Available Principal Collections remaining after giving effect to items one through four described in "--Application of CHASEseries Available Principal Collections" are less than the sum of the deposits targeted by each tranche of CHASEseries notes, then CHASEseries Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

              -- first, the amount available will be allocated to the Class A notes of the CHASEseries;

              -- second, the amount available after the application above will be allocated to the Class B notes of the CHASEseries; and

              -- third, the amount available after the applications above will be allocated to the Class C notes of the CHASEseries.

         In each case, CHASEseries Available Principal Collections allocated to a class will be allocated to each tranche of CHASEseries notes within that class pro rata based on the ratio of:

              -- the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

              -- the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.

         If restrictions described in "--Limit on Deposits to the Principal Funding Subaccount of Subordinated CHASEseries Notes; Limit on Repayment of all Tranches" prevent the deposit of CHASEseries Available Principal Collections into the principal funding subaccount of any subordinated CHASEseries notes, the aggregate amount of CHASEseries Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the Class A notes of the CHASEseries and then to the Class B notes of the CHASEseries, in each case pro rata based on the dollar amount of subordinated CHASEseries notes required to be outstanding for each tranche of senior CHASEseries notes. See "--Targeted Deposits of CHASEseries Available Principal Collections to the Principal Funding Account."


LIMIT ON DEPOSITS TO THE PRINCIPAL FUNDING SUBACCOUNT OF SUBORDINATED CHASESERIES NOTES; LIMIT ON REPAYMENT OF ALL TRANCHES

         LIMIT ON DEPOSITS TO THE PRINCIPAL FUNDING SUBACCOUNT OF SUBORDINATED CHASESERIES NOTES

         No CHASEseries Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes of the CHASEseries unless, following that deposit, the available subordinated amount of Class B notes of the CHASEseries is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes of the CHASEseries. For this purpose, the available subordinated amount of Class B notes of the CHASEseries is equal to the aggregate Nominal Liquidation Amount of all other Class B notes of the CHASEseries which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes of the CHASEseries occurring in that month.

         No CHASEseries Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes of the CHASEseries unless, following that deposit:

         o the available subordinated amount of Class C notes of the CHASEseries is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes of the CHASEseries; and

         o the available subordinated amount of Class C notes of the CHASEseries is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes of the CHASEseries.

         For this purpose, the available subordinated amount of Class C notes of the CHASEseries is equal to the aggregate Nominal Liquidation Amount of all other Class C notes of the CHASEseries which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes of the CHASEseries occurring in that month.

         CHASEseries Available Principal Collections will be deposited in the principal funding subaccount of a subordinated CHASEseries note if and only to the extent the deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior CHASEseries note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

         LIMIT ON REPAYMENT OF ALL TRANCHES

         No amount on deposit in a principal funding subaccount of any tranche of Class A notes or Class B notes of the CHASEseries will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of CHASEseries foreign currency notes, any other amount that may be specified in the related terms document for that tranche. In the case of any tranche of Class C notes of the CHASEseries, no amount on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount of any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of CHASEseries foreign currency notes, any other amount that may be specified in the related terms document for that tranche.


PAYMENTS RECEIVED UNDER DERIVATIVE AGREEMENTS FOR PRINCIPAL

         Unless otherwise specified in the applicable terms document for any tranche of CHASEseries notes, dollar payments for principal received under derivative agreements for CHASEseries U.S. dollar notes will be treated as CHASEseries Available Principal Collections. Payments received under derivative agreements for principal of CHASEseries foreign currency notes will be applied as specified in the applicable terms document for that tranche.


PAYMENTS RECEIVED FROM SUPPLEMENTAL CREDIT ENHANCEMENT PROVIDERS OR SUPPLEMENTAL LIQUIDITY PROVIDERS FOR PRINCIPAL

         Unless otherwise specified in the applicable terms document for any tranche of CHASEseries notes, payments for principal received under a supplemental credit enhancement agreement or a supplemental liquidity agreement for CHASEseries notes will be treated as CHASEseries Available Principal Collections.


DEPOSITS OF WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT TO THE PRINCIPAL FUNDING ACCOUNT

         Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent [required pursuant to the CHASEseries indenture supplement] [described in "--Withdrawals from the Class C Reserve Account.]


WITHDRAWALS FROM INTEREST FUNDING SUBACCOUNTS

         After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of CHASEseries notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for CHASEseries U.S. Dollar Notes. On each applicable interest payment date for each tranche of CHASEseries U.S. dollar notes, an amount equal to interest due on the applicable tranche of CHASEseries notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

         o Withdrawal for CHASEseries Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of CHASEseries foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the applicable terms document relating to that tranche will be withdrawn from the applicable interest funding subaccount and, if so specified in the applicable terms document, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

         o Withdrawals for CHASEseries Discount Notes. On each applicable Monthly Principal Accrual Date, with respect to each tranche of CHASEseries discount notes, an amount equal to the amount of the accretion of principal of that tranche from the prior Monthly Principal Accrual Date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable Monthly Principal Accrual Date will be withdrawn from the applicable interest funding subaccount and treated as part of the Asset Pool One Reinvestment Amount.

         o Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of CHASEseries notes that has a Performing derivative agreement for interest, an amount equal to the amount of that payment to be made under the applicable derivative agreement, including, if applicable, any overdue interest payments and any additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable derivative counterparty.

         If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of CHASEseries notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of CHASEseries notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of CHASEseries notes in the manner described in "--Allocation to Interest Funding Subaccounts," second applied to cover any principal funding subaccount shortfalls in the manner described in "--Allocation to Principal Funding Subaccounts," and third paid to the transferor.


WITHDRAWALS FROM PRINCIPAL FUNDING ACCOUNT

         After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of CHASEseries notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of CHASEseries notes may be entitled to more than one of the following withdrawals in a particular month:

         o Withdrawals for CHASEseries U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of CHASEseries U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of CHASEseries notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

         o Withdrawals for CHASEseries U.S. Dollar Notes or CHASEseries Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of CHASEseries U.S. dollar notes or CHASEseries foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The master owner trust will direct the applicable derivative counterparty to remit that party's payments under the derivative agreement to the applicable paying agent or as otherwise specified in the applicable terms document.

         o Withdrawals for CHASEseries Foreign Currency Notes with Non-Performing Derivative Agreement for Principal. On each applicable principal payment date with respect to a tranche of CHASEseries foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable terms document for that tranche will be withdrawn from that principal funding subaccount and, if so specified in the applicable terms document for that tranche, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent. Any excess dollar amount will be retained on deposit in the applicable principal funding subaccount to be applied to make principal payments on later principal payment dates.

         o Withdrawal for CHASEseries U.S. Dollar Notes with a Non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of CHASEseries U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable terms document for that tranche will be withdrawn from the applicable principal funding subaccount, converted based on the applicable spot exchange rate, and paid to the applicable paying agent.

         o Withdrawal of Prefunding Excess Amounts. If the master owner trust on any date determines with respect to any senior CHASEseries notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes of the CHASEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes of the CHASEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccount of the Class C notes of the CHASEseries up to the amount then targeted to be on deposit in those principal funding subaccounts; and fourth, any remaining amounts will be treated as part of the Asset Pool One Reinvestment Amount in respect of the month in which that withdrawal occurs, provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

         o Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of CHASEseries notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated CHASEseries notes may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments specified in a terms document.

         Upon payment in full of any tranche of CHASEseries notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of CHASEseries notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of CHASEseries notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.


SALE OF ASSETS

         Assets may be sold upon an event of default and acceleration with respect to a tranche of CHASEseries notes and will be sold on the legal maturity date of a tranche of CHASEseries notes. See "The Indenture--Events of Default" and "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events" in the accompanying prospectus.

         If a tranche of CHASEseries notes has an event of default and is accelerated before its legal maturity date, the indenture trustee may cause the collateral agent for Asset Pool One to sell assets directly or indirectly in Asset Pool One.

         This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of CHASEseries notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

         o the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of CHASEseries notes consent;

         o the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider and any supplemental liquidity provider would be sufficient to pay all amounts due on the accelerated tranche of CHASEseries notes; or

         o if the indenture trustee determines that the funds to be allocated to the accelerated tranche of CHASEseries notes including CHASEseries Available Finance Charge Collections and CHASEseries Available Principal Collections allocated to the accelerated tranche of CHASEseries notes, payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider and any supplemental liquidity provider and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of CHASEseries notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of CHASEseries notes consent to the sale.

         Any sale of assets for a tranche of subordinated CHASEseries notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated CHASEseries notes if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of the senior CHASEseries notes are prefunded, or a sufficient amount of senior CHASEseries notes have been repaid, or a sufficient amount of subordinated CHASEseries notes have been issued, to the extent that the tranche of subordinated CHASEseries notes to be accelerated is no longer needed to provide the required subordination for the senior CHASEseries notes. If a tranche of senior CHASEseries notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated CHASEseries notes.

         If principal of or interest on a tranche of CHASEseries notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, the sale will automatically take place on that date regardless of the subordination requirements of any senior CHASEseries notes. Proceeds from a sale of this type will be immediately paid to the noteholders of the related tranche.

         In connection with any sale of assets for CHASEseries notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated CHASEseries notes, and in no event more than an amount of assets equal to the sum of:

         o    the product of:

              -   the Asset Pool One Transferor Percentage,

              -   the aggregate outstanding Asset Pool One Pool Balance; and

              - a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the Noteholder Percentages for the allocation of Asset Pool One Finance Charge Collections for all series of notes secured by Asset Pool One; and

         o    the Nominal Liquidation Amount of the affected tranche of notes.

         The Nominal Liquidation Amount of any tranche of CHASEseries notes that directed a sale to be made will be automatically reduced to zero upon such sale. After the sale, CHASEseries Available Principal Collections and CHASEseries Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior CHASEseries notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated CHASEseries notes. Tranches of CHASEseries notes that have directed sales of assets are not considered outstanding under the indenture.

         After giving effect to a sale of assets for a tranche of CHASEseries notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes of the CHASEseries, there are sufficient amounts on deposit in the related Class C reserve subaccount.

         Any amount remaining on deposit in the interest funding subaccount for a tranche of CHASEseries notes that has received final payment as described in "--Final Payment of the CHASEseries Notes" and that has caused a sale of assets will be treated as CHASEseries Available Finance Charge Collections and be allocated as described in "--Application of CHASEseries Available Finance Charge Collections."


TARGETED DEPOSITS TO THE CLASS C RESERVE ACCOUNT

         [The Class C reserve account will be funded on each applicable Note Transfer Date, as necessary, from CHASEseries Available Finance Charge Collections as described under "--Application of CHASEseries Available Finance Charge Collections." The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the CHASEseries indenture supplement.] [The Class C reserve subaccount will initially not be funded, but will be funded if the three-month average of the Excess Spread Percentage falls below a level described in "Prospectus Supplement Summary--Class C Reserve Account" or an early amortization event or event of default occurs. With respect to the first and second months after issuance of the Class C(2004-[o]) notes, the applicable Class C reserve subaccount will be funded if (1) in the case of the first month, the excess spread percentage for the first month or (2) in the case of the second month, the average of the excess spread percentages for the first two months, falls below the levels described in "Prospectus Supplement Summary--Class C Reserve Account" or an early amortization event or event of default occurs. The Class C reserve subaccount will be funded each month, as necessary, from CHASEseries Available Finance Charge Collections as described in "--Application of CHASEseries Available Finance Charge Collections."

         Only the holders of the Class C(2004-[o]) notes will have the benefit of the Class C reserve subaccount. The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes of the CHASEseries. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve subaccount may change without the consent of any noteholders if each rating agency confirms that the change will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. In addition, without the consent of any noteholders, the master owner trust may utilize a form of credit enhancement other than the Class C reserve account if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the master owner trust has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

         If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes of the CHASEseries for any month, then the amount available will be allocated to each tranche of Class C notes of the CHASEseries up to the targeted deposit pro rata based on the ratio of the Nominal Liquidation Amount of that tranche used in the CHASEseries Floating Allocation Percentage for that month to the Nominal Liquidation Amount of all tranches of Class C notes of the CHASEseries used in the CHASEseries Floating Allocation Percentage for that month that have a targeted amount to be deposited in their Class C reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.]


WITHDRAWALS FROM THE CLASS C RESERVE ACCOUNT

         [Withdrawals will be made from the Class C reserve account in the amount and manner required under the CHASEseries indenture supplement. ][Withdrawals will be made from the Class C reserve subaccounts for any tranche of Class C notes of the CHASEseries, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

              o Payments of Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on CHASEseries Discount Notes. If the amount on deposit in the interest funding subaccount for any tranche of Class C notes of the CHASEseries is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

         o Payments of Principal, Payments with Respect to Derivative Agreements for Principal. If, on and after the earliest to occur of (1) the date on which any tranche of Class C notes of the CHASEseries is accelerated pursuant to the indenture following an event of default with respect to that tranche, (2) any date on or after the applicable Note Transfer Date immediately preceding the scheduled principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes of the CHASEseries plus the aggregate amount on deposit in the applicable Class C reserve subaccount equals or exceeds the outstanding dollar principal amount of those Class C notes and
              (3) the legal maturity date for any tranche of Class C notes of the CHASEseries, the amount on deposit in the principal funding subaccount for any tranche of Class C notes of the CHASEseries is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount.

         o Excess Amounts. If on any Note Transfer Date the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable Class C reserve subaccount and such Class C notes of the CHASEseries have not been accelerated, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts with a targeted deposit pro rata based on the ratio of the Nominal Liquidation Amount used by the applicable tranche of Class C notes of the CHASEseries in the CHASEseries Floating Allocation Percentage to the Nominal Liquidation Amount of all tranches of Class C notes of the CHASEseries used in the CHASEseries Floating Allocation Percentage and then paid to the master owner trust. In addition, after payment in full of any tranche of Class C notes of the CHASEseries, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence and then paid to the master owner trust.]


FINAL PAYMENT OF THE CHASESERIES NOTES

         Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective CHASEseries notes. However, CHASEseries Available Principal Collections will be allocated to pay principal on the CHASEseries notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered CHASEseries Default Amount and reallocations of CHASEseries Available Principal Collections to pay interest on senior CHASEseries notes or the portion of the CHASEseries Servicing Fee allocated to the senior CHASEseries notes. In addition, if a sale of assets occurs, as described in "--Sale of Assets," the amount of assets sold generally will be limited to the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the applicable tranche of CHASEseries notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement, an applicable supplemental credit enhancement agreement or an applicable supplemental liquidity agreement or amounts have been previously deposited in a master owner trust bank account for that tranche.

         On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

         A tranche of CHASEseries notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the master owner trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o the date of the payment in full of the outstanding dollar principal amount of and all accrued, past due and additional interest on that tranche;

         o the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date, is reduced to zero, and all accrued, past due and additional interest on that tranche is paid in full;

         o the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

         o the date on which a sale of assets has taken place with respect to that tranche, as described in "--Sale of Assets."


PRO RATA PAYMENTS WITHIN A TRANCHE OF CHASESERIES NOTES

         All CHASEseries notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each CHASEseries note in that tranche.


SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS

         CHASEseries Available Finance Charge Collections for any month remaining after making the sixth application described in "--Application of CHASEseries Available Finance Charge Collections" will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls. To the extent that Shared Excess Finance Charge Collections exceed those shortfalls, the balance will be applied as follows:

         o first, to other series of investor certificates or notes issued by the Chase Master Trust or any other designated credit card master trust or securitization special purpose entity that has transferred a collateral certificate to Asset Pool One to the extent needed; and

         o second, if not needed by any other series of investor certificates or notes, paid to the transferor.

         For the CHASEseries notes, Shared Excess Available Finance Charge Collections, to the extent available and allocated to the CHASEseries notes plus any other payments received in respect of the CHASEseries notes, will cover shortfalls in the first six applications described in "--Application of CHASEseries Available Finance Charge Collections."

         Shared Excess Available Finance Charge Collections Group A may include series of notes which are secured by collateral in asset pools other than Asset Pool One. Shared Excess Available Finance Charge Collections not applied to cover shortfalls will be paid to the transferor.


SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS

         CHASEseries Available Principal Collections remaining after making the fifth application, as described in "--Application of CHASEseries Available Principal Collections," plus amounts on deposit in the excess funding account for Asset Pool One, as described in "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--The Excess Funding Account," will be available for allocation to other series of notes secured by Asset Pool One. This excess, plus excesses, if any, from other series of notes secured by Asset Pool One, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the CHASEseries notes and, with respect to other series of notes secured by Asset Pool One, to cover shortfalls specified in the applicable indenture supplement.

         For the CHASEseries notes, Shared Excess Available Principal Collections, to the extent available and allocated to the CHASEseries notes, will cover shortfalls in the fifth application described in "--Application of CHASEseries Available Principal Collections." If the shortfalls for all series of notes secured by Asset Pool One exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among the applicable series of notes secured by Asset Pool One based on the relative amounts of those shortfalls for that month. To the extent that Shared Excess Available Principal Collections exceed those shortfalls for each series of notes secured by Asset Pool One, the balance will be treated as part of the Asset Pool One Reinvestment Amount for that month.

         Shared Excess Available Principal Collections will not be available for application by any series of notes not secured by Asset Pool One.


ASSET POOL ONE COLLATERAL CERTIFICATE PRINCIPAL SHORTFALL PAYMENTS

         If after the application of Shared Excess Available Principal Collections described in "--Shared Excess Available Principal Collections," shortfalls in Asset Pool One Principal Collections allocated to the series exist, then remaining excess principal collections, if any, at the applicable credit card master trust will be allocated to the applicable collateral certificate included in Asset Pool One, referred to as Asset Pool One Collateral Certificate Principal Shortfall Payments, and will be treated as CHASEseries Available Principal Collections and used to cover those remaining shortfalls.

         Asset Pool One Collateral Certificate Principal Shortfall Payments will be allocated pro rata among each series of notes secured by Asset Pool One based on the remaining shortfalls in Principal Collections for that series for that month.


SEGREGATED CHASESERIES FINANCE CHARGE COLLECTIONS

         Segregated CHASEseries Finance Charge Collections are Asset Pool One Finance Charge Collections initially allocated to Chase USA, as holder of the Asset Pool One Transferor Certificate, that are reallocated to the CHASEseries notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of CHASEseries notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche. Segregated series Finance Charge Collections will be allocated to any tranche of CHASEseries notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche. Segregated CHASEseries Finance Charge Collections allocated to the series notes will be treated as CHASEseries Available Finance Charge Collections and will be applied as described in "CHASEseries Available Finance Charge Collections."


SERVICER COMPENSATION

         The servicer is entitled to receive a monthly servicing fee, called the "Asset Pool One Servicing Fee," as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the Asset Pool One Servicing Fee will equal the sum of (1) the amount of the servicing fee for each collateral certificate included in Asset Pool One, including the First USA Master Trust Investor Monthly Servicing Fee allocated to the First USA Collateral Certificate and the Chase Master Trust Investor Monthly Servicing Fee allocated to the Chase Collateral Certificate, each described in "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Servicing Compensation, Chase Master Trust Servicing Compensation and Payment of Expenses" in the accompanying prospectus, and (2) the amount of the servicing fee for the credit card receivables included in Asset Pool One, called the "Asset Pool One Receivables Servicing Fee." The portion of the Asset Pool One Servicing Fee allocated to the CHASEseries noteholders, called the "CHASEseries Servicing Fee," will be paid from CHASEseries Available Finance Charge Collections as described in "--Application of CHASEseries Available Finance Charge Collections."

                       CHASE USA'S CREDIT CARD PORTFOLIO


DELINQUENCIES AND LOSS EXPERIENCE

         An account is contractually delinquent if the minimum payment due on the account is not received by Chase USA by the due date shown on the statement on which the amount is first stated to be due. For current accounts, an account is not treated as delinquent by Chase USA if at least the required minimum payment is received by the next billing date. An account is "over limit" if its credit limit is exceeded at any point in the billing cycle.

         Efforts to collect delinquent credit card receivables are made by Chase USA's collection department personnel, collection agencies and attorneys retained by Chase USA. For a description of Chase USA's collection practices and policies, see "Chase USA's Credit Card Activities--Collection of Delinquent Accounts" in the accompanying prospectus.

         Chase USA generally charges off an account at the end of the month in which an account becomes greater than six billing cycles past due. If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, Chase USA charges off such cardholder's account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous sentence.

         Chase USA's charge-off policy is intended to be compliant with regulations established by the Federal Financial Institutions Examination Council. See "Chase USA's Credit Card Activities-- Collection of Delinquent Accounts" in the accompanying prospectus.

         The following tables describe the delinquency and loss experience for each of the periods shown for each Trust Portfolio. There can be no assurance that the delinquency and loss experience for the First USA Master Trust Portfolio, the Chase Master Trust Portfolio or the Master Owner Trust Portfolio will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, reported loss and delinquency percentages for each Trust Portfolio may be reduced as a result of the addition of newly originated receivables. Receivables in newly originated accounts generally have lower delinquency and loss levels than receivables in more seasoned accounts and the addition of these receivables to a Trust Portfolio increases the outstanding receivables balance for that Trust Portfolio which, for each Trust Portfolio, is the denominator used to calculate the percentages set forth below.

                                                       DELINQUENCY EXPERIENCE
                                                  FIRST USA MASTER TRUST PORTFOLIO
                                                       (DOLLARS IN THOUSANDS)

                                                                                 AS OF DECEMBER 31,
                                                      ------------------------------------------------------------------------
                                  AS OF JUNE 30, 2004          2003                   2002                     2001
                                  -------------------          ----                   ----                     ----
                                        PERCENTAGE               PERCENTAGE                PERCENTAGE              PERCENTAGE
                              DOLLAR     OF TOTAL      DOLLAR     OF TOTAL     DOLLAR       OF TOTAL     DOLLAR     OF TOTAL
                              AMOUNT    RECEIVABLES   AMOUNT(1)  RECEIVABLES  AMOUNT(1)   RECEIVABLES   AMOUNT(1)  RECEIVABLES
                              ------    -----------   ---------  -----------  ---------   -----------   ---------  -----------

Receivables Outstanding      $                  %      $                   %   $                    %    $                 %

Number of Days Delinquent(2):

30-59 days                   $                  %      $                   %   $                    %    $                 %

60-89 days

90 or more days

      Total                  $                  %      $                   %   $                    %    $                 %


_________________
(1) The dollar amount reflected includes all amounts due from cardholders as of the date specified.
(2) The amount of credit card receivables delinquent 90 or more days for each of the periods shown is stated on a basis consistent with Chase USA's policy of charging off an account included in the First USA Master Trust at the end of the month in which an account becomes greater than six billing cycles past due.

                                                           DELINQUENCY EXPERIENCE
                                                        CHASE MASTER TRUST PORTFOLIO
                                                           (DOLLARS IN THOUSANDS)

                                                                                 AS OF DECEMBER 31,
                                                      ------------------------------------------------------------------------
                                  AS OF JUNE 30, 2004          2003                   2002                     2001
                                  -------------------          ----                   ----                     ----
                                        PERCENTAGE               PERCENTAGE                PERCENTAGE              PERCENTAGE
                              DOLLAR     OF TOTAL      DOLLAR     OF TOTAL     DOLLAR       OF TOTAL     DOLLAR     OF TOTAL
                              AMOUNT    RECEIVABLES   AMOUNT(1)  RECEIVABLES  AMOUNT(1)   RECEIVABLES   AMOUNT(1)  RECEIVABLES
                              ------    -----------   ---------  -----------  ---------   -----------   ---------  -----------
Receivables Outstanding       $                  %      $                   %   $                    %    $                 %

Number of Days Delinquent(2):

30-59 days                    $                  %      $                   %   $                    %    $                 %

60-89 days

90 or more days

      Total                   $                  %      $                   %   $                    %    $                 %

_________

(1) The dollar amount reflected includes all amounts due from cardholders as of the date specified.
(2) The amount of credit card receivables delinquent 90 or more days for each of the periods shown is stated on a basis consistent with Chase USA's current policy of charging off an account included in the Chase Master Trust when the account bills six cycles past due (or for periods beginning on or after [ ], 2004 when an account becomes six billing cycles past due).


                             DELINQUENCY EXPERIENCE
                          MASTER OWNER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                      AS OF DECEMBER 31,
                                                      -------------------------------------------------
                                  AS OF JUNE 30, 2004          2003                   2002 (1)S
                                  -------------------          ----                   ----
                                        PERCENTAGE               PERCENTAGE                PERCENTAGE
                              DOLLAR     OF TOTAL      DOLLAR     OF TOTAL     DOLLAR       OF TOTAL
                              AMOUNT    RECEIVABLES   AMOUNT(1)  RECEIVABLES  AMOUNT(1)   RECEIVABLES
                              ------    -----------   ---------  -----------  ---------   -----------

Receivables Outstanding        $               %       $                  %     $                 %

Number of Days Delinquent(2):

30-59 days                     $               %       $                  %     $                 %

60-89 days

90 or more days

      Total                    $               %       $                  %     $                 %


_________

(1)  The Master Owner Trust was formed on May 1, 2002.

(2) The dollar amount reflected includes all amounts due from cardholders as of the date specified.
(3) The amount of credit card receivables delinquent 90 or more days for each of the periods shown is stated on a basis consistent with Chase USA's policy of charging off an account included in the master owner trust at the end of the month in which an account becomes greater than six billing cycles past due.



                                LOSS EXPERIENCE
                        FIRST USA MASTER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                   SIX MONTHS ENDED
                                   JUNE 30, 2004       2003      2002      2001
                                   ----------------    ----      ----      ----
Average Receivables Outstanding    $                   $         $         $
Net Losses(1)(2)                   $                   $         $         $
Net Losses as a percentage of
  Average Receivables Outstanding             %(3)          %       %         %

________________
(1) Net losses shown for the six months ended June 30, 2004 and each of the years ended December 31, 2003, 2002 and 2001 are stated on a basis consistent with Chase USA's policy of charging off an account included in the First USA Master Trust at the end of the month in which an account becomes greater than six billing cycles past due.
(2) Net losses as a percentage of gross charge-offs for the six months ended June 30, 2004 and each of the years ended December 31, 2003, 2002 and 2001 were [ ]%, [ ]%, [ ]% and [ ]%, respectively. Gross charge-offs are principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes.
(3)    Annualized.


                                LOSS EXPERIENCE
                          CHASE MASTER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)


                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                   SIX MONTHS ENDED
                                   JUNE 30, 2004       2003      2002      2001
                                   ----------------    ----      ----      ----
Average Receivables Outstanding    $                   $         $         $
Net Losses(1)(2)                   $                   $         $         $
Net Losses as a percentage of
  Average Receivables Outstanding             %(3)          %       %          %

________________
(1) Net losses shown for the six months ended June 30, 2004 and each of the years ended December 31, 2003, 2002 and 2001 are stated on a basis consistent with Chase USA's current policy of charging off an account included in the Chase Master Trust when the account bills six cycles past due (or for periods beginning on or after [ ], 2004 when an account becomes six billing cycles past due).
(2) Net losses as a percentage of gross charge-offs for the six months ended June 30, 2004 and each of the years ended December 31, 2003, 2002 and 2001 were [ ]%, [ ]%, [ ]% and [ ]%, respectively. Gross charge-offs are principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes.
(3)      Annualized.


                                LOSS EXPERIENCE
                          MASTER OWNER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                  SIX MONTHS ENDED      YEAR ENDED            EIGHT MONTHS ENDED
                                  JUNE 30, 2004         DECEMBER 31, 2003     DECEMBER 31, 2002(1)
                                  ----------------      -----------------     --------------------

Average Receivables Outstanding    $                     $                      $
Net Losses(1)(2)                   $                     $                      $
Net Losses as a percentage
 of Average Receivables
 Outstanding                               %(3)                 %                       %


________________
(1)    The Master Owner Trust was formed on May 1, 2002.
(2) Net losses shown for the six months ended June 30, 2004 and each of the years ended December 31, 2003 and 2002 are stated on a basis consistent with Chase USA's policy of charging off an account included in the master owner trust at the end of the month in which an account becomes greater than six billing cycles past due.
(3) Net losses as a percentage of gross charge-offs for the six months ended June 30, 2004 and each of the years ended December 31, 2003 and 2002 were [ ]%, [ ]% and [ ]%, respectively. Gross charge-offs are principal charge-offs before recoveries and do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes.
(4)    Annualized.

         The delinquency and net loss percentages for each of the Trust Portfolios at any time reflect, among other factors, the quality of the related credit card loans in that Trust Portfolio, the average seasoning of the related consumer revolving credit card accounts in that Trust Portfolio, the success of Chase USA's collection efforts and general economic conditions.

         With respect to the First USA Master Trust Portfolio, total credit card receivables delinquent as a percentage of receivables outstanding decreased from [ ]% at December 31, 2001, to [ ]% at December 31, 2002, to [ ]% at December 31, 2003 and to [ ]% for the six months ended June 30, 2004. The net loss percentage decreased from [ ]% for 2001 to [ ]% for 2002 and decreased to [ ]% for 2003 and [increased] to [ ]% for the six months ended June 30, 2004.

         With respect to the Chase Master Trust Portfolio, total credit card receivables delinquent as a percentage of receivables outstanding decreased from [ ]% at December 31, 2001, to [ ]% at December 31, 2002, and increased to [ ]% at December 31, 2003 and [decreased] to [ ]% for the six months ended June 30, 2004. The net loss percentage decreased from [ ]% for 2001 to [ ]% for 2002 and increased to [ ]% for 2003 and [decreased] to [ ]% for the six months ended June 30, 2004.

         With respect to the Master Owner Trust Portfolio, total credit card receivables delinquent as a percentage of receivables outstanding [decreased from [ ]% at December 31, 2002, to [ ]% at December 31, 2003 and to [ ]% for the six months ended June 30, 2004. The net loss percentage decreased from [ ]% for 2002 and decreased to [ ]% for 2003 and increased to [ ]% for the six months ended June 30, 2004].

         Each Trust Portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in each of the Trust Portfolios and overall credit quality for each Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. This could include the direction and level of credit card loan delinquencies, changes in consumer behavior, bankruptcy trends, portfolio seasoning, interest rate movements, and portfolio mix, among other things. While current economic and credit data suggest that credit quality will not significantly deteriorate, significant deterioration in the general economy could materially change these expectations.


THE RECEIVABLES

         Each Trust Portfolio is comprised of MasterCard and VISA revolving credit card accounts owned by Chase USA or an affiliate. The credit card receivables conveyed by Chase USA to the First USA Master Trust pursuant to the First USA Master Trust agreement, to the Chase Master Trust pursuant to the Chase Master Trust agreement or to the master owner trust pursuant to the transfer and servicing agreement are selected on the basis of criteria described in the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, as applicable, in each case, as applied on the related date of their designation. The credit card receivables included in the First USA Master Trust, the Chase Master Trust or the master owner trust may include credit card receivables that are contractually delinquent.

         Chase USA has the right, subject to certain limitations and conditions described in the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, as applicable, to designate from time to time additional consumer revolving credit card accounts and to transfer to the First USA Master Trust, the Chase Master Trust or to the master owner trust, as applicable, all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional consumer revolving credit card accounts designated must be First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable, as of the date the transferor designates those accounts to have their credit card receivables transferred to the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to, in the case of the First USA Master Trust, the interests of the holders of any series of certificates, including the First USA Collateral Certificate, in the case of the Chase Master Trust, the interests of the holders of any series of certificates, including the Chase Collateral Certificate and, in the case of the master owner trust, to the interests of the holders of notes secured by the asset pool to which the additional credit card accounts are to be added.

         Once a consumer revolving credit card account has been added to the master owner trust pursuant to the transfer and servicing agreement it will be designated to a particular asset pool pursuant to the applicable asset pool supplement. Thereafter, that consumer revolving credit card account and all receivables arising in that account, whether then existing or thereafter created, will belong to that asset pool. Any additional consumer revolving credit card account designated to an asset pool must meet the eligibility requirements and conditions precedent to the addition of accounts as described in the supplement for that asset pool. Pursuant to the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, as applicable, Chase USA will have the right, subject to certain limitations and conditions, to designate certain consumer revolving credit card accounts and to require the First USA Master Trust trustee, the Chase Master Trust trustee or the master owner trust, as applicable, to reconvey all credit card receivables arising in those credit card accounts to Chase USA, whether those credit card receivables are then existing or thereafter created. See "The First USA Master Trust and the Chase Master Trust--Removal of Accounts" and "Sources of Funds to Pay the Notes--Removal of Accounts" in the accompanying prospectus. Throughout the term of the First USA Master Trust and the Chase Master Trust, as applicable, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated by Chase USA on the First USA Master Trust Cut Off Date or the Chase Master Trust Cut Off Date, as applicable, plus any additional consumer revolving credit card accounts minus any reconveyed consumer revolving credit card accounts. Throughout the term of the master owner trust, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts added to the master owner trust on each addition date minus any reconveyed consumer credit card accounts.


RECEIVABLES YIELD CONSIDERATIONS

         The receivables yield on the First USA Master Trust Portfolio for the six months ended June 30, 2004 and for each of the three calendar years 2003, 2002 and 2001 is described in the following table.

         The receivables yield on the First USA Master Trust Portfolio in the following table is calculated on a cash basis. Finance charges and fees are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

                          RECEIVABLES YIELD PERCENTAGE
                        FIRST USA MASTER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                           SIX MONTHS ENDED
                                             JUNE 30, 2004       2003         2002        2001
                                           -----------------    ------      -------      ------
Finance Charges and Fees.................. $                     $           $           $
Average Receivables Yield Percentage(1)...               %           %            %           %

_________________
(1) Average Receivables Yield Percentage represents the average of the receivables yield for all months during the periods shown.


         The receivables yield on the Chase Master Trust Portfolio for the six months ended June 30, 2004 and for each of the three calendar years 2003, 2002 and 2001 is described in the following table.

         The receivables yield on the Chase Master Trust Portfolio in the following table is calculated on a cash basis. Finance charges and fees are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.


                          RECEIVABLES YIELD PERCENTAGE
                          CHASE MASTER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                    YEAR ENDED DECEMBER 31,
                                                                -------------------------------
                                           SIX MONTHS ENDED
                                             JUNE 30, 2004       2003         2002        2001
                                           -----------------    ------      -------      ------
Finance Charges and Fees.................. $                     $           $           $
Average Receivables Yield Percentage(1)...               %           %            %           %


_____________________
(1) Average Receivables Yield Percentage represents the average of the receivables yield for all months during the periods shown.


         The receivables yield on the Master Owner Trust Portfolio for the six months ended June 30, 2004 and for each of the three calendar years 2003, 2002 and 2001 is described in the following table.

         The receivables yield on the Master Owner Trust Portfolio in the following table is calculated on a cash basis. Finance charges and fees are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

                          RECEIVABLES YIELD PERCENTAGE
                          MASTER OWNER TRUST PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                         EIGHT
                                                              YEAR       MONTHS
                                                              ENDED      ENDED
                                                             DECEMBER   DECEMBER
                                                                31,        31,
                                           SIX MONTHS ENDED
                                             JUNE 30, 2004     2003      2002(1)
                                          -----------------   ------    --------
Finance Charges and Fees.................  $                  $          $
Average Receivables Yield Percentage(2)..              %          %           %

__________________
(1) The Master Owner Trust was formed on May 1, 2002.
(2) Average Receivables Yield Percentage represents the average of the receivables yield for all months during the periods shown.


         The receivables yield will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. See "Risk Factors" in the accompanying prospectus.

         The receivables yield from periodic finance charges and fees - other than annual fees - depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months - as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases - and upon other credit card related services for which the cardholder pays a fee. Receivables yield from periodic finance charges and fees also depends on the types of charges and fees assessed on the consumer revolving credit card accounts. Accordingly, receivables yield will be affected by future changes in the types of charges and fees assessed on the consumer revolving credit card accounts and on the types of additional revolving credit card accounts added from time to time. Receivables yield could be adversely affected by future changes in fees and charges assessed by Chase USA and other factors. See "Chase USA's Credit Card Activities" in the accompanying prospectus.


PRINCIPAL PAYMENT RATES

         The following table sets forth the highest and lowest cardholder monthly principal payment rates for each Trust Portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly principal receivable balances during the periods shown. Payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

                   CARDHOLDER MONTHLY PRINCIPAL PAYMENT RATES
                        FIRST USA MASTER TRUST PORTFOLIO

                                                        YEAR ENDED DECEMBER 31,
                                SIX MONTHS ENDED       -------------------------
                                 JUNE 30, 2004          2003      2002      2001
                                 -------------          ----      ----      ----
Lowest Month...................        %                  %        %         %
Highest Month..................        %                  %        %         %
Monthly Average................        %                  %        %         %


                   CARDHOLDER MONTHLY PRINCIPAL PAYMENT RATES
                          CHASE MASTER TRUST PORTFOLIO

                                                        YEAR ENDED DECEMBER 31,
                                SIX MONTHS ENDED       -------------------------
                                 JUNE 30, 2004          2003      2002      2001
                                 -------------          ----      ----      ----
Lowest Month...................        %                  %        %         %
Highest Month..................        %                  %        %         %
Monthly Average................        %                  %        %         %


                   CARDHOLDER MONTHLY PRINCIPAL PAYMENT RATES
                          MASTER OWNER TRUST PORTFOLIO

                                                        YEAR ENDED DECEMBER 31,
                                SIX MONTHS ENDED       -------------------------
                                 JUNE 30, 2004          2003      2002      2001
                                 -------------          ----      ----      ----
Lowest Month...................        %                  %        %         %
Highest Month..................        %                  %        %         %
Monthly Average................        %                  %        %         %


         The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. Chase USA cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience above.


COMPOSITION OF FIRST USA MASTER TRUST PORTFOLIO

         As of [              ], 2004:

         o the accounts in the First USA Master Trust Portfolio had an average principal receivables balance of $[ ], including accounts with a zero balance, and an average credit limit of $[ ];

         o the percentage of the aggregate total receivables balance in the First USA Master Trust Portfolio to the aggregate total credit limit was [ ]%;

         o the average age of accounts in the First USA Master Trust Portfolio was approximately [ ] months; and

         o of the accounts in the First USA Master Trust Portfolio, approximately [ ]% related to cardholders with billing addresses in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ] and [ ]% in [ ].
              Not more than [ ]% of the accounts related to cardholders having billing addresses in any other single state.

         The following tables summarize the First USA Master Trust Portfolio by various criteria as of [ ], 2004. Because the future composition of the First USA Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the First USA Master Trust Portfolio at any future time.

                                          COMPOSITION BY ACCOUNT BALANCE
                                         FIRST USA MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
ACCOUNT BALANCE RANGE                                       ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------                                       --------      --------       -----------     -----------
Credit Balance...........................................                     %          $                       %
No Balance...............................................
$0.01 to $5,000.00.......................................
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000.00.................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========



                                            COMPOSITION BY CREDIT LIMIT
                                          FIRST USA MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
CREDIT LIMIT RANGE                                          ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
------------------                                          --------      --------       -----------     -----------
$0.00 to $5,000.00.......................................                     %           $                      %
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000.00.................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========



                                        COMPOSITION BY PERIOD OF DELINQUENCY
                                          FIRST USA MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
PAYMENT STATUS                                              NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
(DAYS CONTRACTUALLY DELINQUENT)                             ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
-------------------------------                             --------      --------       -----------     -----------
Not Delinquent...........................................                     %           $                       %
Up to 29 Days............................................
30 to 59 Days............................................
60 to 89 Days............................................
90 or More Days..........................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========


                                             COMPOSITION BY ACCOUNT AGE
                                          FIRST USA MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
AGE RANGE                                                   ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------                                                   --------      --------       -----------     -----------
Less than or equal to 6 Months...........................                       %        $                      %
Over 6 Months to 12 Months...............................
Over 12 Months to 24 Months..............................
Over 24 Months to 36 Months..............................
Over 36 Months to 48 Months..............................
Over 48 Months to 60 Months..............................
Over 60 Months to 120 Months.............................
                                                            --------      --------       -----------     -----------
Over 120 Months..........................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========

COMPOSITION OF CHASE MASTER TRUST PORTFOLIO


         As of [           ], 2004:

         o the accounts in the Chase Master Trust Portfolio had an average principal receivables balance of $[ ], including accounts with a zero balance, and an average credit limit of $[ ];

         o the percentage of the aggregate total receivables balance in the Chase Master Trust Portfolio to the aggregate total credit limit was [ ]%;

         o the average age of accounts in the Chase Master Trust Portfolio was approximately [ ] months; and

         o of the accounts in the Chase Master Trust Portfolio, approximately [ ]% related to cardholders with billing addresses in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ] and [ ]% in [ ].
              Not more than [ ]% of the accounts related to cardholders having billing addresses in any other single state.

         The following tables summarize the Chase Master Trust Portfolio by various criteria as of [ ], 2004. Because the future composition of the Chase Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Chase Master Trust Portfolio at any future time.

                                           COMPOSITION BY ACCOUNT BALANCE
                                            CHASE MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
ACCOUNT BALANCE RANGE                                       ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------                                       --------     ----------      -----------     -----------
Credit Balance...........................................                       %        $                       %
No Balance...............................................                                         --
$0.01 to $5,000.00.......................................
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000.00.................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========


                                            COMPOSITION BY CREDIT LIMIT
                                            CHASE MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
CREDIT LIMIT RANGE                                          ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
------------------                                          --------      --------       -----------     -----------
$0.00 to $5,000.00.......................................                       %        $                       %
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000.00.................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %        $                       %
                                                            ========      ========       ===========     ===========


                                        COMPOSITION BY PERIOD OF DELINQUENCY
                                            CHASE MASTER TRUST PORTFOLIO

                                                                        PERCENTAGE                     PERCENTAGE
                                                                        OF TOTAL                       OF TOTAL
PAYMENT STATUS                                            NUMBER OF     NUMBER OF       AMOUNT OF      AMOUNT OF
(DAYS CONTRACTUALLY DELINQUENT)                           ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
-------------------------------                           --------      --------       -----------     -----------
Not Delinquent...........................................                     %        $                       %
Up to 29 Days............................................
30 to 59 Days............................................
60 to 89 Days............................................
90 or More Days..........................................
                                                           --------      --------       -----------     -----------
         Total...........................................                      %        $                       %
                                                           ========      ========       ===========     ===========

                                            COMPOSITION BY ACCOUNT AGE
                                           CHASE MASTER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
AGE RANGE                                                   ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------                                                   --------      --------       -----------     -----------
Less than or equal to 6 Months...........................                       %         $                       %
Over 6 Months to 12 Months...............................
Over 12 Months to 24 Months..............................
Over 24 Months to 36 Months..............................
Over 36 Months to 48 Months..............................
Over 48 Months to 60 Months..............................
Over 60 Months to 120 Months.............................
Over 120 Months..........................................
                                                            --------      --------       -----------     -----------
         Total...........................................                      %        $                       %
                                                            ========      ========       ===========     ===========


COMPOSITION OF MASTER OWNER TRUST PORTFOLIO

         As of November 29, 2002 and on certain subsequent dates, consumer revolving credit card accounts owned by Bank One were designated to have their credit card receivables included in the assets of the issuer and designated for inclusion in Asset Pool One. Each of these credit card receivables are Master Owner Trust Eligible Receivables which were owned by Bank One at the time of their inclusion in Asset Pool One.

         As of [        ], 2004:

         o the accounts had an average principal receivables balance of $[ ], including accounts with a zero balance, and an average credit limit of $[ ];

         o the percentage of the aggregate total receivables balance of Master Owner Trust Portfolio to the aggregate total credit limit was [ ]%;

         o the average age of the accounts, the receivables of which are Master Owner Trust Portfolio, was approximately [ ] months; and

         o of the accounts, approximately [ ]% related to cardholders with billing addresses in [ ], [ ]% in [ ], [ ]% in [ ], [ ]% in [ ] and [ ]% in [ ]. Not more than [ ]% of the accounts related to cardholders having billing addresses in any other single state.

         The following tables summarize the Master Owner Trust Portfolio by various criteria as of [ ], 2004. Because the future composition of the Master Owner Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Owner Trust Portfolio at any future time.

                         COMPOSITION BY ACCOUNT BALANCE
                          MASTER OWNER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
ACCOUNT BALANCE RANGE                                       ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------                                       --------      --------       -----------     -----------
Credit Balance...........................................                       %         $                       %
No Balance...............................................
$0.01 to $5,000.00.......................................
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000.00.................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %         $                       %
                                                            ========      ========       ===========     ===========

                                          COMPOSITION BY CREDIT LIMIT
                                          MASTER OWNER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
CREDIT LIMIT RANGE  E                                       ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
---------------------                                       --------      --------       -----------     -----------

$0.00 to $5,000.00.......................................                       %         $                       %
$5,000.01 to $10,000.00..................................
$10,000.01 to $15,000.00.................................
$15,000.01 to $20,000.00.................................
$20,000.01 to $25,000,000................................
$25,000.01 or More.......................................
                                                            --------      --------       -----------     -----------
         Total...........................................                       %         $                       %
                                                            ========      ========       ===========     ===========


                      COMPOSITION BY PERIOD OF DELINQUENCY
                          MASTER OWNER TRUST PORTFOLIO

                                                                        PERCENTAGE                     PERCENTAGE
                                                                        OF TOTAL                       OF TOTAL
PAYMENT STATUS                                            NUMBER OF     NUMBER OF       AMOUNT OF      AMOUNT OF
(DAYS CONTRACTUALLY DELINQUENT)                           ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
-------------------------------                           --------      --------       -----------     -----------
Not Delinquent...........................................                     %         $                       %
Up to 29 Days............................................
30 to 59 Days............................................                                       0
60 to 89 Days............................................
90 or More Days..........................................
                                                          --------      --------       -----------     -----------
        Total...........................................                      %         $                       %
                                                          ========      ========       ===========     ===========


                           COMPOSITION BY ACCOUNT AGE
                          MASTER OWNER TRUST PORTFOLIO

                                                                         PERCENTAGE                       PERCENTAGE
                                                                          OF TOTAL                         OF TOTAL
                                                            NUMBER OF     NUMBER OF       AMOUNT OF       AMOUNT OF
ACCOUNT AGE                                                 ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
-----------                                                 --------      --------       -----------     -----------
Less than or equal to 6 Months...........................                      %         $                       %
Over 6 Months to 12 Months...............................
Over 12 Months to 24 Months..............................
Over 24 Months to 36 Months..............................
Over 36 Months to 48 Months..............................
Over 48 Months to 60 Months..............................
Over 60 Months to 120 Months.............................
Over 120 Months..........................................
                                                            --------      --------       -----------     -----------
         Total...........................................                      %         $                       %
                                                            ========      ========       ===========     ===========

                   LUXEMBOURG LISTING AND GENERAL INFORMATION

         Application has been made to list the Class [o] notes on the Luxembourg Stock Exchange. We cannot guarantee that the application for the listing will be accepted. You should consult with Banque de Luxembourg, the Luxembourg listing agent for the Class [o] notes, 14 Boulevard Royal, 2449 Luxembourg, Grand Duche de Luxembourg, phone number (352) 499242378, to determine whether or not the Class [o] notes are listed on the Luxembourg Stock Exchange.

         The master owner trust will appoint a paying agent in Luxembourg for so long as the Class [o] notes are outstanding. The name and address of the paying agent in Luxembourg are set forth at the end of this prospectus supplement. If definitive Class [o] notes are issued, the Luxembourg paying agent also will act as co-transfer agent and co-registrar with respect to the definitive Class [o] notes, and transfers of the definitive Class [o] notes may be made through the facilities of such co-transfer agent. In addition, upon maturity or final payment, definitive Class [o] notes may be presented for payment at the offices of such paying agent in Luxembourg up to two years after maturity or final payment.

         The indenture trustee will make available free of charge for review at the main office of the listing agent for the master owner trust in Luxembourg, Banque de Luxembourg, the information set forth in the statement, reports or other documents described in "The Indenture--Reports" and "Where You Can Find More Information" in the accompanying prospectus.

         In connection with the listing application, the [Amended and Restated] Articles of Association and By-laws of Chase USA, as well as legal notice relating to the issuance of the Class [o] notes will be deposited before listing with the Registre de Commerce et des Societes de Luxembourg, where copies thereof may be obtained upon request. Once the Class [o] notes have been listed, trading of the Class [o] notes may be effected on the Luxembourg Stock Exchange. The Class [o] notes have been accepted for clearance through the facilities of DTC, Clearstream Banking and Euroclear. The ISIN number for the Class [o] notes is [ ]. The Common Code number for the Class [o] notes is [ ].

         The transactions contemplated in this prospectus supplement and the accompanying prospectus were authorized by a consent of the Board of Directors of Chase USA as of [o],[o].

         The master owner trust has no assets other than those described in this prospectus supplement and the accompanying prospectus. Except as disclosed in this prospectus supplement and the accompanying prospectus, since June 30, 2004, there has been no material adverse change in the condition of the master owner trust or Chase USA that is material to the issuance of the Class [o] notes.

         Copies of the trust agreement, the indenture, the documents described under "Where You Can Find More Information" in the accompanying prospectus and the reports on the CHASEseries notes referred to in "The Indenture--Reports" in the accompanying prospectus will be available at the office of the listing agent in Luxembourg. Financial information regarding Chase USA is included in the consolidated audited financial statements of JPMorgan Chase & Co. in JPMorgan Chase & Co.'s Annual Report for the fiscal year ended [o],[o], which documents are also available without charge at the office of the listing agent in Luxembourg. The master owner trust does not prepare financial statements.

         The indenture trustee will publish or cause to be published in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort), as long as the rules of the Luxembourg Stock Exchange so require, all notices other than notices with respect to changes in interest rates. In the event that definitive notes are issued, notices to holders of the Class [o] notes will be published in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) and given by mail to the addresses of such holders as they appear in the note register.

         Chase USA has taken all reasonable care to ensure that the information contained in this prospectus supplement and the accompanying prospectus in relation to the master owner trust and the Class [o] notes is true and correct in all material respects and that in relation to the master owner trust and the Class [o] notes there are no facts the omission of which would make misleading any statement in this prospectus supplement or in the accompanying prospectus, whether fact or opinion. Chase USA accepts responsibility accordingly. In addition, no person is authorized to give any information or to make any representation not contained in this prospectus supplement or in the accompanying prospectus and, if given or made, such information or representation must not be relied upon.


                                  UNDERWRITING

         Subject to the terms and conditions of the underwriting agreement for the Class [o] notes, dated as of [ ], 200[ ], the master owner trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of the Class [o] notes opposite its name:

UNDERWRITERS                                                 PRINCIPAL AMOUNT
------------                                                 ----------------

[Co. A]                                                         $       [o]

[Co. B]                                                         $       [o]

[Co. C]                                                         $       [o]

[Co. D]                                                         $       [o]
                                                             ----------------
           TOTAL                                                $       [o]
                                                             ================

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $[o] aggregate principal amount of the Class [o] notes if any of the Class [o] notes are not purchased.

         The underwriters have advised the master owner trust that the several underwriters propose initially to offer the Class [o] notes to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [o]% of the principal amount of the Class [o] notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [o]% of the principal amount.

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Class [o] notes has represented and agreed that:

         o it has not offered or sold, and prior to the date which is six months after the date of issue of the Class [o] notes, will not offer or sell any Class [o] notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

         o it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class [o] notes in, from or otherwise involving the United Kingdom; and

         o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) received by it in connection with the issue or sale of any Class [o] notes in circumstances in which section 21(1) of the Financial Services and Markets Act 2000 does not apply to the master owner trust.

         In connection with the sale of the Class [o] notes, the underwriters may engage in:

         o over-allotments, in which members of the syndicate selling the Class [o] notes sell more notes than the master owner trust actually sold to the syndicate, creating a syndicate short position;

         o stabilizing transactions, in which purchases and sales of the Class [o] notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         o syndicate covering transactions, in which members of the selling syndicate purchase the Class [o] notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Class [o] notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class [o] notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The master owner trust and Chase USA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The master owner trust's obligation to indemnify the underwriters will be limited to available finance charge collections from the collateral certificate received by the master owner trust after making all required payments and required deposits under the indenture.

         The master owner trust will receive proceeds of approximately $[o] from the sale of the Class [o] notes. This amount represents [o]% of the principal amount of those notes. The master owner trust will receive this amount net of the underwriting discount of $[o]. The underwriting discount represents [o]% of the principal amount of those notes. Additional offering expenses are estimated to be $[o]. The master owner trust will pay these proceeds to Chase USA which will use the proceeds as described in "Use of Proceeds."

         J.P. Morgan Securities Inc. is a wholly owned subsidiary of JPMorgan Chase & Co. and an affiliate of Chase USA and of JPMorgan Chase Bank.

         This prospectus supplement and the accompanying prospectus may be used by J.P. Morgan Securities Inc. and its affiliates in connection with offers and sales related to market-making transactions in the Class [o] notes. J.P. Morgan Securities Inc. or its affiliates may act as principal or agent in these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale. J.P. Morgan Securities Inc. has no obligation to make a market in the notes and any such market-making may be discontinued at any time without notice, in its sole discretion. J.P. Morgan Securities Inc. is among the underwriters participating in the initial distribution of the notes.

                           GLOSSARY OF DEFINED TERMS

         "ASSET POOL ONE AVERAGE PRINCIPAL BALANCE" means, with respect to Asset Pool One, (1) for any month in which no addition of consumer revolving credit card accounts, removal of consumer revolving credit card accounts or exercise of the discount option occurs, the Asset Pool One Principal Receivables at the close of business on the last day of the prior month and (2) for any month in which one or more additions of consumer revolving credit card accounts, removals of consumer revolving credit card accounts or exercising of the discount option occurs, the sum of:

         o    the product of:

              - the Asset Pool One Principal Receivables as of the close of business on the last day of the prior month and

              - a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

         o    the product of:

              - the Asset Pool One Principal Receivables as of the close of business on the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, and

              - a fraction, (a) the numerator of which is the number of days from and including the initial date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which consumer revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

         o for each subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

              - the Asset Pool One Principal Receivables at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, and

              - a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which consumer revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

         "ASSET POOL ONE COLLATERAL CERTIFICATE PRINCIPAL SHORTFALL PAYMENTS" means amounts received on collateral certificates included in Asset Pool One in respect of remaining shortfalls in Asset Pool One Principal Collections allocated to series secured by Asset Pool One after application of Shared Excess Available Principal Collections.

         "ASSET POOL ONE DEFAULT AMOUNT" means, for any month, the Default Amount for Asset Pool One for that month.

         "ASSET POOL ONE FINANCE CHARGE COLLECTIONS" means, for any month, the amount of Finance Charge Collections for all credit card receivables and collateral certificates in Asset Pool One for that month.

         "ASSET POOL ONE MINIMUM POOL BALANCE" means, for any month, an amount generally equal to the sum of:

         o for all notes secured by Asset Pool One in their revolving period, the sum of the Nominal Liquidation Amounts of all notes secured by Asset Pool One as of the close of business on the last day of that month and

         o for all notes secured by Asset Pool One in their amortization period, the sum of the Nominal Liquidation Amounts of all notes secured by Asset Pool One as of the close of business as of the last day of the most recent revolving period for each of those notes, exclusive of (1) any notes secured by Asset Pool One which will be paid in full on the payment date in the following month and (2) any notes secured by Asset Pool One which will have a Nominal Liquidation Amount of zero on the payment date in the following month.

         "ASSET POOL ONE NOMINAL LIQUIDATION AMOUNT DEFICIT" means, for any month, the aggregate Nominal Liquidation Amount Deficit of all series, classes and tranches of notes secured by Asset Pool One for that month.

         "ASSET POOL ONE POOL BALANCE" means, for any month, the sum of (1) the sum of the Invested Amounts of the collateral certificates included in Asset Pool One on the close of business on the last day of that month, plus (2) the Asset Pool One Principal Receivables as of the close of business as of the last day of that month, plus (3) the excess funding amount as of the close of business on the last day of that month.

         "ASSET POOL ONE PRINCIPAL COLLECTIONS" means, for any month, the amount of Principal Collections for all credit card receivables and collateral certificates included in Asset Pool One for that month minus Asset Pool One Collateral Certificate Principal Shortfall Payments for that month.

         "ASSET POOL ONE PRINCIPAL RECEIVABLES" means, at any time, the principal receivables held directly in the master owner trust and designated to Asset Pool One.

         "ASSET POOL ONE RECEIVABLES SERVICING FEE" means, for any month, one-twelfth of the product of (1) the Asset Pool One Receivables Servicing Fee Percentage and (2) the Asset Pool One Average Principal Balance for that month.

         "ASSET POOL ONE RECEIVABLES SERVICING FEE PERCENTAGE" means, 1.50% for so long as Chase Manhattan Bank USA, National Association is the servicer, or 2.00% if Chase Manhattan Bank USA, National Association is no longer the servicer.

         "ASSET POOL ONE REINVESTMENT AMOUNT" means, for any month, an amount equal to (A) the sum of (1) the Asset Pool One Principal Collections for that month, plus (2) the Asset Pool One Finance Charge Collections and similar amounts applied with respect to the Asset Pool One Default Amount and the Asset Pool One Nominal Liquidation Amount Deficit for all series of notes secured by Asset Pool One with respect to that month, plus (3) Asset Pool One Collateral Certificate Principal Shortfall Payments, plus (4) the portion of the Prefunding Excess Amount paid to the master owner trust, plus (5) dollar payments which will be received under derivative agreements with respect to principal for that month, plus (6) the aggregate amount of the accretion of principal on all discount notes secured by Asset Pool One with respect to that month paid to the master owner trust, minus (B) the sum of (1) the aggregate amount deposited in the principal funding accounts, for all series of notes secured by Asset Pool One, for that month, plus (2) the aggregate amount of Asset Pool One Principal Collections reallocated to pay the targeted interest deposit amount and a portion of the share, for all notes secured by Asset Pool One, of the Asset Pool One Servicing Fee for that month.

         "ASSET POOL ONE REQUIRED TRANSFEROR AMOUNT" means, for any month, the product of (i) the Asset Pool One Principal Receivables as of the close of business on the last day of that month and (ii) the Asset Pool One Required Transferor Amount Percentage.

         "ASSET POOL ONE REQUIRED TRANSFEROR AMOUNT PERCENTAGE" means 4% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than 4%, the servicer must have provided to the indenture trustee and the collateral agent for Asset Pool One (A) an opinion of counsel that, for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of notes issued by the master owner trust and secured by Asset Pool One that were characterized as debt at the time of their issuance to be characterized as other than debt,
(2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of the notes secured by Asset Pool One, and
(3) the change will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation, and (B) written confirmation from each rating agency that has rated any outstanding notes secured by Asset Pool One that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes secured by Asset Pool One, including the CHASEseries notes.

         "ASSET POOL ONE SERVICING FEE" has the meaning described in "Deposit and Application of Funds in the Master Owner Trust--Servicer Compensation."

         "ASSET POOL ONE TRANSFEROR AMOUNT" means, for any month, an amount equal to (1) the Asset Pool One Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes secured by Asset Pool One as of the close of business on the last day of that month.

         "ASSET POOL ONE TRANSFEROR CERTIFICATE" means (1) the certificate representing the Asset Pool One Transferor Amount or (2) the uncertificated interest in Asset Pool One comprising the Asset Pool One Transferor Amount.

         "ASSET POOL ONE TRANSFEROR PERCENTAGE" means, for any month, 100% minus the sum of the Noteholder Percentages for all series of notes secured by Asset Pool One with respect to Asset Pool One Principal Collections, Asset Pool One Finance Charge Collections, the Asset Pool One Servicing Fee or the Asset Pool One Default Amount, as applicable.

         "BASE RATE" means, for any month, the sum of (i) the CHASEseries Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related CHASEseries notes) of the following:

         (1) in the case of a tranche of dollar interest-bearing CHASEseries notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the related accrual period;

         (2) in the case of a tranche of CHASEseries discount notes, the rate of accretion (converted to an accrual rate) of that tranche for the related accrual period;

         (3) in the case of a tranche of CHASEseries notes with a Performing derivative agreement for interest, the rate at which payments by the master owner trust to the applicable derivative counterparty accrue (prior to the netting of those payments, if applicable) for the related accrual period; and

         (4) in the case of a tranche of CHASEseries notes with a non-Performing derivative agreement for interest, the rate specified in the related terms document.

         "CHASESERIES AVAILABLE FINANCE CHARGE COLLECTIONS" means, with respect to any month, the amounts to be treated as CHASEseries Available Finance Charge Collections as described in "Deposit and Application of Funds in the Master Owner Trust--CHASEseries Available Finance Charge Collections."

         "CHASESERIES AVAILABLE PRINCIPAL COLLECTIONS" means, for any month, the sum of the Asset Pool One Principal Collections allocated to the CHASEseries notes, dollar payments for principal under any derivative agreements for tranches of CHASEseries notes, payments for principal under any supplemental credit enhancement agreement or supplemental liquidity agreement for tranches of CHASEseries notes, any amounts of CHASEseries Available Finance Charge Collections available to cover the CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the CHASEseries notes, any Shared Excess Available Principal Collections allocated to the CHASEseries notes and any Asset Pool One Collateral Certificate Principal Shortfall Payments allocated to the CHASEseries notes.

         "CHASESERIES DEFAULT AMOUNT" means, for any month, an amount equal to the product of (i) the CHASEseries Floating Allocation Percentage and (ii) the Asset Pool One Default Amount for that month.

         "CHASESERIES FLOATING ALLOCATION PERCENTAGE" means, for any month, a fraction,

         o    the numerator of which is equal to the sum of:

              the Nominal Liquidation Amounts of all classes or tranches of CHASEseries notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of CHASEseries notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of CHASEseries notes which have been or will be paid in full during that month and (2) any class or tranche of CHASEseries notes which will have a Nominal Liquidation Amount of zero during that month, plus the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of CHASEseries notes due to (1) the issuance of additional CHASEseries notes of that class or tranche during that month or (2) the accretion of principal on tranches or classes of CHASEseries discount notes during that month or (3) the release of Prefunding Excess Amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of CHASEseries notes during that month, and

         o    the denominator of which is equal to the greater of:

              - the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the floating allocation percentage for that collateral certificate for the related month, plus (2) the Asset Pool One Average Principal Balance for that month, plus (3) the excess funding amount for Asset Pool One following any deposit or withdrawal on the First Note Transfer Date in that month, and

              - the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount or the Asset Pool One Servicing Fee, as applicable, for all series of notes secured by Asset Pool One for that month.

         "CHASESERIES NOTEHOLDER PERCENTAGE" means, for any month, (1) with respect to Asset Pool One Finance Charge Collections, the Asset Pool One Default Amount and the Asset Pool One Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Asset Pool One Principal Collections, the CHASEseries Principal Allocation Percentage.

         "CHASESERIES PRINCIPAL ALLOCATION PERCENTAGE" means, for any month, for the CHASEseries notes, a fraction,

         o    the numerator of which is equal to the sum of:

              - for any class or tranche of CHASEseries notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of CHASEseries notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of
                  (1) any class or tranche of CHASEseries notes which will be paid in full during that month and (2) any class or tranche of CHASEseries notes which will have a Nominal Liquidation Amount of zero during that month, plus

              - for all other classes or tranches of CHASEseries notes outstanding the sum of (1) the Nominal Liquidation Amount of those classes and tranches of CHASEseries notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of CHASEseries notes, the initial dollar principal amount of that class or tranche plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche due to (a) the issuance of additional CHASEseries notes of that class or tranche during that month or (b) the accretion of principal on tranches and classes of CHASEseries discount notes of that class or tranche during that month or (c) the release of Prefunding Excess Amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of CHASEseries notes during that month, and

         o    the denominator of which is equal to the greater of:

              - the sum of (1) for any collateral certificate included in Asset Pool One, the numerator used to calculate the principal allocation percentage for that collateral certificate for that month, plus (2) the Asset Pool One Average Principal Balance for that month, plus (3) the excess funding amount for Asset Pool One following any deposit or withdrawal on the First Note Transfer Date in that month and

              - the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Asset Pool One Principal Collections for all series of notes secured by Asset Pool One for that month.

         "CHASESERIES SERVICING FEE" means, for any month, the product of (1) the Asset Pool One Servicing Fee for that month and (2) the CHASEseries Floating Allocation Percentage for that month.

         "CHASESERIES SERVICING FEE PERCENTAGE" means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the CHASEseries Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         "CLASS A UNUSED SUBORDINATED AMOUNT OF CLASS B NOTES" means, with respect to any tranche of Class A notes of the CHASEseries, for any date, an amount equal to the Class A required subordinated amount of Class B notes of the CHASEseries minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

         "CLASS A UNUSED SUBORDINATED AMOUNT OF CLASS C NOTES" means, with respect to any tranche of Class A notes of the CHASEseries, for any date, an amount equal to the Class A required subordinated amount of Class C notes of the CHASEseries minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

         "CLASS A USAGE OF CLASS B REQUIRED SUBORDINATED AMOUNT" means, with respect to any tranche of outstanding Class A notes of the CHASEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

         (1) an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to Class B notes of the CHASEseries which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

         (2) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes of the CHASEseries on that First Note Transfer Date; plus

         (3) the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

         (4) the amount of CHASEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

         (5) the amount - which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through
              (4) above - equal to the sum of:

              (A) the product of:

         - a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes of the CHASEseries on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes of the CHASEseries, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes of the CHASEseries on that First Note Transfer Date, and

         - the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes of the CHASEseries which are reimbursed on that First Note Transfer Date, plus

              (B) if the aggregate Class A Usage of Class B Required Subordinated Amount, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes of the CHASEseries on that First Note Transfer Date, for all Class A notes of the CHASEseries exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes of the CHASEseries, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes of the CHASEseries on that First Note Transfer Date, the product of:

         - a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes of the CHASEseries, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the CHASEseries on that First Note Transfer Date, times

         - the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes of the CHASEseries which are reimbursed on that First Note Transfer Date, times

         - a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes of the CHASEseries, prior to giving effect to that reimbursement.

         "CLASS A USAGE OF CLASS C REQUIRED SUBORDINATED AMOUNT" means, with respect to any tranche of outstanding Class A notes of the CHASEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

                  (1)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes of the CHASEseries, as of the close of business on the last day of the preceding month, times

         o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes of the CHASEseries; plus


                  (2) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes of the CHASEseries; plus


                  (3)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, and

         o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class B notes of the CHASEseries; plus


                  (4) the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus


                  (5)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, times

         o the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes of the CHASEseries on the applicable Note Transfer Date; plus


                  (6) the amount of CHASEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus


                  (7)      an amount equal to the product of:

         o a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, times

         o the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes of the CHASEseries on that First Note Transfer Date; minus


                  (8) an amount - which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (7) above - equal to the product of:

         o a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the CHASEseries on that First Note Transfer Date, for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes of the CHASEseries, times

         o the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes of the CHASEseries which are reimbursed on that First Note Transfer Date.

         "CLASS B UNUSED SUBORDINATED AMOUNT OF CLASS C NOTES" means, with respect to any tranche of Class B notes of the CHASEseries, for any date, an amount equal to the Class B required subordinated amount of Class C notes of the CHASEseries minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

         "CLASS B USAGE OF CLASS C REQUIRED SUBORDINATED AMOUNT" means, with respect to any tranche of outstanding Class B notes of the CHASEseries, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

         (1) an amount equal to the product of:

         o a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes of the CHASEseries, as of the close of business on the last day of the preceding month, and

         o the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes of the CHASEseries; plus

         (2) an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, and

         o the sum of (i) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes of the CHASEseries that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

         (3) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes of the CHASEseries on that First Note Transfer Date; plus

         (4)      an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, and

         o the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes of the CHASEseries that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

         (5) the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

         (6)      an amount equal to the product of:

         o a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes of the CHASEseries, as of the close of business on the last day of the preceding month, and

         o the amount of CHASEseries Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes of the CHASEseries that has a Class A Unused Subordinated Amount of Class B notes; plus

         (7) the amount of CHASEseries Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

         (8) an amount - which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above - equal to the product of:

         o a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes of the CHASEseries on that First Note Transfer Date, for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes of the CHASEseries; and

         o the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes of the CHASEseries which are reimbursed on that First Note Transfer Date.

         "EXCESS SPREAD PERCENTAGE" means, with respect to the CHASEseries notes for any month, as determined on each determination date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

         ["LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on that date. If this rate does not appear on Telerate Page 3750 or on a comparable system as is customarily used to quote LIBOR, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the master owner trust at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of the banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the master owner trust, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

         ["LIBOR DETERMINATION DATE" means (1) [o][o],[o] for the period from and including the issuance date through but excluding [o][o],[o], and (2) for each interest period thereafter, the second London Business Day prior to each interest payment date on which that interest period commences.]

         ["LONDON BUSINESS DAY" means any Business Day (as defined in the accompanying prospectus) on which dealings in deposits in United States dollars are transacted in the London interbank market.]

         "MONTHLY INTEREST ACCRUAL DATE" means, with respect to any outstanding class or tranche of CHASEseries notes:

         o    each interest payment date for that class or tranche, and

         o for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that class or tranche; provided, however, that

              - for the month in which a class or tranche of CHASEseries notes is issued, the date of issuance of that class or tranche will be the first Monthly Interest Accrual Date for that month for that class or tranche;

              - any date on which proceeds from a sale of credit card receivables or collateral certificates included in Asset Pool One following an event of default and acceleration of any class or tranche of CHASEseries notes are deposited into the interest funding subaccount for that class or tranche will be a Monthly Interest Accrual Date for that class or tranche;

              - if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

              - if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

         "MONTHLY PRINCIPAL ACCRUAL DATE" means with respect to any outstanding class or tranche of CHASEseries notes:

         o for any month in which the scheduled principal payment date occurs for that class or tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

         o for any month in which no scheduled principal payment date occurs for that class or tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that class or tranche; but

              - any date on which Prefunding Excess Amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that class or tranche will be a Monthly Principal Accrual Date for that class or tranche;

              - any date on which proceeds from a sale of credit card receivables or collateral certificates included in Asset Pool One following an event of default and acceleration of that class or tranche are deposited into the principal funding account or applicable principal funding subaccount for that class or tranche will be a Monthly Principal Accrual Date for that class or tranche;

              - if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month, and

              - if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

         "NOMINAL LIQUIDATION AMOUNT DEFICIT" means, with respect to any tranche of CHASEseries notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

         "NOTEHOLDER PERCENTAGE" means, for the CHASEseries notes, the CHASEseries Noteholder Percentage, and for any other series of notes, the meaning specified in the prospectus supplement relating to that series.

         "PERFORMING" means, with respect to any derivative agreement, that no payment default or repudiation of performance by the derivative counterparty has occurred and that derivative agreement has not been terminated.

         "PORTFOLIO YIELD" means, for any month, the annualized percentage equivalent of a fraction:

         o    the numerator of which is equal to the sum of:

              - Asset Pool One Finance Charge Collections allocated to CHASEseries notes and dollar payments received under derivative agreements in respect of CHASEseries notes for interest with respect to that month; plus

              - the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to CHASEseries notes for that month; plus

              - the aggregate amount of interest funding subaccount earnings for all tranches of CHASEseries notes for that month; plus

              - any amounts to be treated as CHASEseries Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables and/or collateral certificates included in Asset Pool One during that month, as described in "Deposit and Application of Funds in the Master Owner Trust--Sale of Assets;" minus

              - the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for all tranches of CHASEseries notes for that month over any Segregated CHASEseries Finance Charge Collections for that month available to cover those shortfalls as described in "Deposit and Application of Funds in the Master Owner Trust--Segregated CHASEseries Finance Charge Collections;" minus

              -   the CHASEseries Default Amount for that month; and

              - the denominator of which is the numerator used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

         "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS" means, for any month, as of the related determination date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of CHASEseries Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the portion of the CHASEseries Servicing Fee and application to cover any unfunded CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the CHASEseries notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of CHASEseries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as "Shared Excess Available Finance Charge Collections."

         "SHARED EXCESS AVAILABLE FINANCE CHARGE COLLECTIONS GROUP A" means the various series of notes - which will include the CHASEseries notes - that have been designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

         "SHARED EXCESS AVAILABLE PRINCIPAL COLLECTIONS" means, for any month, the sum of (1) with respect to the CHASEseries notes, the amount of CHASEseries Available Principal Collections remaining after all required applications of those amounts described in "Deposit and Application of Funds in the Master Owner Trust--Application of CHASEseries Available Principal Collections," (2) with respect to any other series of notes secured by Asset Pool One, the Asset Pool One Principal Collections allocated to that series of notes secured by Asset Pool One remaining after all required payments and deposits that are specified to be treated as "Shared Excess Available Principal Collections" in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account for Asset Pool One following any deposit or withdrawal made during that month as described in "The CHASEseries Notes--Sources of Funds to Pay the CHASEseries Notes--The Excess Funding Account."

         ["TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Market Report (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]

         "TRANSFEROR FINANCE CHARGE COLLECTIONS" means, with respect to any month, the product of:

         o    the Asset Pool One Transferor Percentage and

         o the sum of (1) the Asset Pool One Finance Charge Collections for that month and (2) the investment earnings for that month on amounts on deposit in the collection account and the excess funding account established for the benefit of all notes secured by Asset Pool One.

         "TRUST PORTFOLIO" means, the First USA Master Trust Portfolio, the Chase Master Trust Portfolio or the Master Owner Trust Portfolio, as applicable.


                                                                                                              ANNEX I

                 OTHER OUTSTANDING SERIES, CLASSES AND TRANCHES

         The information provided in this Annex I is an integral part of the prospectus supplement.


CHASEseries



                                           NOMINAL                                   SCHEDULED
                                         LIQUIDATION                                 PRINCIPAL
CLASS A              ISSUANCE DATE         AMOUNT         NOTE INTEREST RATE       PAYMENT DATE     LEGAL MATURITY DATE
-------            ------------------  --------------   -----------------------  ----------------   --------------------
Class A(2002-1)       May 22, 2002     $1,000,000,000   One Month LIBOR + 0.11%    May 15, 2007     January 15, 2010
Class A(2002-2)       May 30, 2002     $1,250,000,000            4.16%             May 16, 2005     January 15, 2008
Class A(2002-3)    September 17, 2002  $  500,000,000            3.59%          September 17, 2007  May 17, 2010
Class A(2002-4)     October 23, 2002   $  750,000,000            2.94%           October 17, 2005     June 16, 2008
Class A(2002-5)     November 6, 2002   $  850,000,000   One Month LIBOR + 0.12%  October 15, 2007     June 15, 2010
Class A(2002-6)     November 8, 2002   $  500,000,000   One Month LIBOR + 0.19%  October 15, 2009     June 15, 2012
Class A(2003-1)     February 5, 2003   $1,000,000,000   One Month LIBOR + 0.12%  January 15, 2008   September 15, 2010
Class A(2003-2)      March 4, 2003     $1,500,000,000   One Month LIBOR + 0.05%  February 15, 2006  October 15, 2008
Class A(2003-3)      April 16, 2003    $1,250,000,000   One Month LIBOR + 0.11%   April 15, 2008    December 15, 2010
Class A(2003-4)       May 22, 2003     $  500,000,000   One Month LIBOR + 0.25%    May 15, 2013     January 15, 2016
Class A(2003-5)      June 16, 2003     $1,000,000,000   One Month LIBOR + 0.05%    June 15, 2006    February 17, 2009
Class A(2003-6)      June 16, 2003     $1,000,000,000   One Month LIBOR + 0.11%    June 16, 2008    February 15, 2011
Class A(2003-7)      July 30, 2003     $  500,000,000            3.35%             July 15, 2008     March 15, 2011
Class A(2003-8)    September 16, 2003  $  525,000,000   One Month LIBOR + 0.25% September 16, 2013   May 16, 2016
Class A(2003-9)     October 24, 2003   $  650,000,000            3.86%           October 15, 2008     June 15, 2011
Class A(2003-10)    October 24, 2003   $1,000,000,000   One Month LIBOR + 0.11%  October 15, 2008     June 15, 2011
Class A(2004-1)    February 20, 2004   $  650,000,000            3.45%           February 17, 2009  October 17, 2011
Class A(2004-2)    February 27, 2004   $2,000,000,000   One Month LIBOR + 0.03%  February 15, 2007  October 15, 2009
Class A(2004-3)       May 12, 2004     $  675,000,000   One Month LIBOR + 0.17%    June 16, 2014    February 15, 2017
Class A(2004-4)      June 24, 2004     $1,250,000,000   One Month LIBOR + 0.04%    June 15, 2007    February 16, 2010
Class A(2004-5)     August 4, 2004/    $  750,000,000   One Month LIBOR +0.13%     July 15, 2011     March 17, 2014
                     August 9, 2004


                                           NOMINAL                                  SCHEDULED
                                         LIQUIDATION                                PRINCIPAL
CLASS B              ISSUANCE DATE         AMOUNT        NOTE INTEREST RATE       PAYMENT DATE     LEGAL MATURITY DATE
-------            ------------------  -------------  -----------------------  ----------------   --------------------
Class B2002-1)       May 1, 2002       $ 250,000,000  One Month LIBOR + 0.38%   April 16, 2007      December 15, 2009
Class B(2002-2)     October 8, 2002    $ 275,000,000  One Month LIBOR + 0.34%  September 15, 2005      May 15, 2008
Class B(2002-3)      Dec. 16, 2002/    $ 500,000,000  One Month LIBOR + 0.36%  December 15, 2005     August 15, 2008
                     Dec. 23, 2002
Class B(2003-1)      April 15, 2003    $ 200,000,000  One Month LIBOR + 0.37%   April 15, 2008      December 15, 2010
Class B(2003-2)       July 3, 2003     $ 125,000,000  One Month LIBOR + 0.23%    June 15, 2006      February 17, 2009
Class B(2003-3)    September 16, 2003  $ 275,000,000  One Month LIBOR + 0.32%  September 15, 2008      May 16, 2011
Class B(2004-1)      August 4, 2004    $ 250,000,000  One Month LIBOR + 0.32%    July 15, 2009       March 15, 2012
Class B(2004-2)     August 17, 2004    $ 300,000,000          4.37%             August 17, 2009      April 16, 2012



                                          NOMINAL                                  SCHEDULED
                                        LIQUIDATION                                PRINCIPAL
CLASS C             ISSUANCE DATE         AMOUNT        NOTE INTEREST RATE       PAYMENT DATE     LEGAL MATURITY DATE
---------         ------------------  -------------  -----------------------  ----------------   --------------------
Class C(2002-1)      May 1, 2002      $ 250,000,000  One Month LIBOR + 0.96%   April 16, 2007     December 15, 2009
Class C(2002-2)    October 8, 2002    $ 225,000,000  One Month LIBOR + 0.99%  September 15, 2005     May 15, 2008
Class C(2002-3)   December 27, 2002   $ 175,000,000           3.76%           December 15, 2005    August 15, 2008
Class C(2003-1)    February 6, 2003   $ 200,000,000           4.54%           January 15, 2008    September 15, 2010
Class C(2003-2)      May 6, 2003      $ 175,000,000  One Month LIBOR + 1.14%   April 15, 2008     December 15, 2010
Class C(2003-3)     June 18, 2003     $ 400,000,000           4.77%             June 17, 2013     February 16, 2016
Class C(2003-4)     June 18, 2003     $ 150,000,000  One Month LIBOR + 1.03%    June 16, 2008     February 15, 2011
Class C(2004-1)     March 23, 2004    $ 150,000,000  One Month LIBOR + 0.50%   March 16, 2009     November 15, 2011
Class C(2004-2)     June 30, 2004     $ 165,000,000  One Month LIBOR +0.80%     June 16, 2014     February 15, 2017



                                                  A-I-1


                                                                                                           ANNEX II

        OUTSTANDING FIRST USA MASTER TRUST SERIES AND CHASE MASTER TRUST SERIES

           The information provided in this Annex II is an integral part of the prospectus supplement.

Outstanding First USA Master Trust Series:


                                            INITIAL                                  SCHEDULED         TERMINATION
SERIES /CLASS          ISSUANCE DATE    INVESTED AMOUNT     CERTIFICATE RATE        PAYMENT DATE          DATE
------------------  -----------------   ---------------  -----------------------  ----------------  ------------------

1. Series 1996-4
     .Class A         August 6, 1996      $500,000,000   One Month LIBOR + .19%    August 10, 2006     April 10, 2009
     .Class B               --            $45,180,000    One Month LIBOR + .37%         --                --
     .Collateral            --            $57,230,000              --                   --                --
     Invested
     Amount

2. Series 1997-4
     .Class A          June 10, 1997      $500,000,000   One Month LIBOR + .21%     June 18, 2007     February 17, 2010
     .Class B               --            $45,180,000    One Month LIBOR + .41%         --                  --
     .Collateral            --            $57,230,000              --                   --                  --
     Invested
     Amount

3. Series 1997-5
     .Class A         August 7, 1997      $650,000,000   One Month LIBOR + .14%    August 17, 2004     April 17, 2007
     .Class B               --            $58,735,000    One Month LIBOR + .33%         --                  --
     .Collateral            --            $74,395,000              --                   --                  --
     Invested
     Amount

4. Series 1997-7
     .Class A        September 9, 1997    $500,000,000   One Month LIBOR + .98%   September 17, 2004     May 17, 2007
     .Class B               --            $45,180,000    One Month LIBOR + .33%         --                  --
     .Collateral            --            $57,230,000              --                   --                  --
     Invested
     Amount

5. Series 1997-8
     .Class A        September 23, 1997   $780,000,000   One Month LIBOR + .15%   September 17, 2007    March 17, 2010
     .Class B               --            $70,482,000    One Month LIBOR + .36%         --                  --
     .Collateral            --            $89,278,000              --                   --                  --
     Invested
     Amount

6. Series 1997-9
     .Class A         October 9, 1997     $500,000,000   One Month LIBOR + .06%   October 18, 2004      June 18, 2007
     .Class B               --            $45,180,000    One Month LIBOR + .33%         --                  --
     .Collateral            --            $57,230,000              --                   --                  --
     Invested
     Amount

7. Series 1998-2
     .Class A         October 9, 1997     $579,000,000   One Month LIBOR + .125%   June 18, 2008     February 18, 2011
     .Class B               --            $ 52,320,000   One Month LIBOR + .125%        --                  --
     .Excess                --            $ 66,272,000             --                   --                  --
     Collateral
     Amount

8. Series 1998-4
     .Class A          July 22, 1998      $700,000,000   One Month LIBOR - .12%    June 18, 2005      March 18, 2008
     .Class B               --            $ 63,253,000   One Month LIBOR - .30%         --                  --
     .Excess                --            $ 80,121,000             --                   --                  --
     Collateral
     Amount

9. Series 1998-6
     .Class A         August 27, 1998     $800,000,000   One Month LIBOR + .16%   August 18, 2008      April 18, 2011
     .Class B               --            $ 72,289,000   One Month LIBOR + .36%         --                  --
     .Excess                --            $ 91,567,000             --                   --                  --
     Collateral
     Amount

10. Series 1998-8
     .Class A        September 17, 1998   $500,000,000   One Month LIBOR + .15%   September 19, 2005    May 19, 2008
     .Class B               --            $ 45,180,000   One Month LIBOR + .41%         --                  --
     .Excess                --            $ 57,230,000             --                   --                  --
     Collateral
     Amount

                                                            A-II-1


                                            INITIAL                                  SCHEDULED           TERMINATION
SERIES /CLASS          ISSUANCE DATE    INVESTED AMOUNT     CERTIFICATE RATE        PAYMENT DATE            DATE
------------------  -----------------   ---------------  -----------------------  ----------------   -------------------

11. Series 1999-2
     .Class A        February 24, 1999    $500,000,000   One Month LIBOR + .19%   February 21, 2006    October 20, 2008
     .Class B               --            $45,180,000    One Month LIBOR + .44%         --                  --
     .Excess                --            $57,230,000              --                   --                  --
     Collateral
     Amount

12. Series 1999-A     June 28, 1999       $450,000,000   Commercial Paper Index   August 19, 2005       April 21, 2008

13. Series 2001-1
     .Class A        January 30, 2001     $750,000,000   One Month LIBOR + .15%   January 19, 2006    September 19, 2008
     .Class B               --            $58,036,000    One Month LIBOR + .45%         --                  --
     .Excess                --            $84,822,000              --                   --                  --
     Collateral
     Amount

14. Series 2001-3
     .Class A         March 29, 2001      $630,000,000   One Month LIBOR + .14%    March 20, 2006      November 19, 2008
     .Class B               --            $48,750,000    One Month LIBOR + .41%         --                  --
     .Excess                --            $71,250,000              --                   --                  --
     Collateral
     Amount

15. Series 2001-4
     .Class A          May 16, 2001       $ 600,000,000   One Month LIBOR + .14%     May 10, 2006      January 12, 2009
     .Class B               --            $  46,428,000   One Month LIBOR + .40%         --                 --
     .Collateral            --            $  67,858,000                                  --                 --
     Invested
     Amount

16. Series 2002-CC      May 1, 2002      $3,000,000,000


                                                              A-II-2


Outstanding Chase Master Trust Series:
                                            INITIAL                                   SCHEDULED           TERMINATION
SERIES /CLASS          ISSUANCE DATE    INVESTED AMOUNT     CERTIFICATE RATE         PAYMENT DATE            DATE
-------------       -----------------   ---------------  -----------------------  -----------------   --------------------
1. Series 1996-2
     .Class A        January 23, 1996     $ 550,000,000           5.98%            January 16, 2006     September 15, 2008
     .Class B               --            $  31,250,000           6.16%            February 19, 2006           --

2. Series 1996-3
     .Class A          May 30, 1996       $ 411,983,000           7.09%             June 15, 2006       February 16, 2009
     .Class B               --            $  23,408,000           7.27%             July 17, 2006              --

3. Series 1998-1
     .Class A        February 12, 1998    $ 762,232,488  One Month LIBOR +0.2216%  February 15, 2005    October 15, 2007
     .Class B               --            $  63,519,000  One Month LIBOR + 0.37%    March 15, 2005             --

4. Series 1998-4
     .Class A          July 28, 1998      $ 552,486,188  One Month LIBOR + 0.134%   August 15, 2008     December 15, 2010
     .Class B               --            $  46,040,000  One Month LIBOR + 0.36%   September 15, 2008          --

5.   Series 1999-3
     .1999-3
     Certificate     September 29, 1999   $ 965,590,000                                                 January 15, 2007

     .Class A Notes         --            $ 850,000,000           6.66%            September 15, 2004          --
     .Class B Notes         --            $  48,295,000           6.95%             October 15, 2004           --
     .Class C Notes         --            $  67,615,000  One Month LIBOR + 0.95%    October 15, 2004           --

6.   Series 2000-1
     .2000-1
     Certificate       March 2, 2000      $ 892,857,000                                                   June 15, 2007

     .Class A Notes         --            $ 750,000,000  One Month LIBOR + 0.17%    February 15, 2005          --
     .Class B Notes         --            $  62,500,000  One Month LIBOR + 0.35%     March 15, 2005            --
     .Class C Notes         --            $  80,357,000  One Month LIBOR + 0.73%     March 15, 2005            --

7.   Series 2000-3
     .2000-3
     Certificate      October 3, 2000     $ 892,857,000                                                  January 15, 2008

     .Class A Notes         --            $ 750,000,000  One Month LIBOR + 0.13%    September 15, 2005         --
     .Class B Notes         --            $  62,500,000  One Month LIBOR + 0.35%     October 17, 2005          --
     .Class C Notes         --            $  80,357,000  One Month LIBOR + 0.70%     October 17, 2005          --

8.   Series 2001-1
     .2001-1
     Certificate       March 15, 2001     $ 850,000,000                                                   June 16, 2008

     .Class A Notes         --            $ 714,000,000  One Month LIBOR + 0.14%    February 15, 2006          --
     .Class B Notes         --            $  59,500,000  One Month LIBOR + 0.40%     March 15, 2006            --
     .Class C Notes         --            $  76,500,000  One Month LIBOR + 0.85%     March 15, 2006            --

9.   Series 2001-2
     .2001-2
     Certificate       June 14, 2001      $ 595,238,000                                                 September 15, 2008

     .Class A Notes         --            $ 500,000,000  One Month LIBOR + 0.12%    May 15, 2006            --
     .Class B Notes         --            $  41,666,000  One Month LIBOR + 0.36%   June 15, 2006            --
     .Class C Notes         --            $  53,572,000  One Month LIBOR + 0.90%   June 15, 2006            --

10.  Series 2001-4
     .2001-4
     Certificate      August 1, 2001     $1,000,000,000                                                  November 17, 2008

     .Class A Notes         --            $ 840,000,000           5.50%            July 17, 2006            --
     .Class B Notes         --            $  70,000,000  One Month LIBOR + 0.38%  August 15, 2006           --
     .Class C Notes         --            $  90,000,000   Not > One Month LIBOR   August 15, 2006           --
                                                                 + 1.00%

11.  Series 2001-5
     .2001-5
     Certificate     October 25, 2001    $1,500,000,000                                                  February 15, 2007

     .Class A Notes         --           $1,260,000,000  One Month LIBOR + 0.10%   October 15, 2004         --
     .Class B Notes         --           $  105,000,000  One Month LIBOR + 0.45%   November 15, 2004        --
     .Class C Notes         --           $  135,000,000   Not > One Month LIBOR    November 15, 2004        --
                                                                 + 1.10%


                                                          A-II-3


                                            INITIAL                                   SCHEDULED           TERMINATION
SERIES /CLASS          ISSUANCE DATE    INVESTED AMOUNT     CERTIFICATE RATE         PAYMENT DATE            DATE
-------------       -----------------   ---------------  -----------------------  -----------------   --------------------

12.  Series 2001-6
     .2001-6
     Certificate     December 17, 2001   $1,200,000,000                                                    March 16, 2009

     .Class A Notes         --           $1,008,000,000  One Month LIBOR + 0.13%    November 15, 2006            --
     .Class B Notes         --             $ 84,000,000  One Month LIBOR + 0.48%    December 15, 2006            --
     .Class C Notes         --            $ 108,000,000  One Month LIBOR + 1.10%    December 15, 2006            --


13.  Series 2002-1
     .2002-1
     Certificate      March 13, 2002     $1,000,000,000                                                    June 15, 2009

     .Class A Notes         --            $ 840,000,000  One Month LIBOR + 0.10%    February 15, 2007            --
     .Class B Notes         --             $ 70,000,000  One Month LIBOR + 0.39%     March 15, 2007              --
     .Class C Notes         --             $ 90,000,000  One Month LIBOR + 0.98%     March 15, 2007              --

14.  Series 2002-2
     .2002-2
     Certificate       April 2, 2002     $1,400,000,000                                                   July 16, 2007

     .Class A Notes         --           $1,176,000,000  One Month LIBOR + 0.05%     March 15, 2005              --
     .Class B Notes         --             $ 98,000,000  One Month LIBOR + 0.33%     April 15, 2005              --
     .Class C Notes         --            $ 126,000,000  One Month LIBOR + 0.90%     April 15, 2005              --

15.  Series 2002-3
     .2002-3
     Certificate       May 30, 2002      $1,500,000,000                                                 September 15, 2011

     .Class A Notes         --           $1,260,000,000  One Month LIBOR + 0.17%      May 15, 2009               --
     .Class B Notes         --            $ 105,000,000  One Month LIBOR + 0.45%     June 15, 2009               --
     .Class C Notes         --            $ 135,000,000  One Month LIBOR + 1.03%     June 15, 2009               --

16.  Series 2002-4
     .2002-4
     Certificate       June 20, 2002     $1,500,000,000                                                 October 15, 2007

     .Class A Notes         --           $1,260,000,000  One Month LIBOR + 0.05%     June 15, 2005               --
     .Class B Notes         --            $ 105,000,000  One Month LIBOR + 0.31%     July 15, 2005               --
     .Class C Notes         --            $ 135,000,000  One Month LIBOR + 0.84%     July 15, 2005               --

17.  Series 2002-5 .
     .2002-5
     Certificate       July 16, 2002     $1,000,000,000                                                 October 15, 2009

     .Class A Notes         --            $ 840,000,000  One Month LIBOR + 0.10%     June 15, 2007               --
     .Class B Notes         --             $ 70,000,000  One Month LIBOR + 0.36%     July 16, 2007               --
     .Class C Notes         --             $ 90,000,000  One Month LIBOR + 0.95%     July 16, 2007               --

18.  Series 2002-6
     .2002-6
     Certificate     September 30, 2002   $1,100,000,000                                                January 15, 2008

     .Class A Notes         --            $ 924,000,000  One Month LIBOR + 0.06%    September 15,  2005          --
     .Class B Notes         --            $ 77,000,000   One Month LIBOR + 0.35%     October 17, 2005            --
     .Class C Notes         --            $ 99,000,000   One Month LIBOR + 1.05%     October 17, 2005            --

19.  Series 2002-7
     .2002-7
     Certificate     November 13, 2002    $ 750,000,000                                                February 15, 2010

     .Class A Notes         --            $ 630,000,000  One Month LIBOR + 0.12%     October 15, 2007          --
     .Class B Notes         --            $ 52,500,000   One Month LIBOR + 0.43%    November 15,  2007         --
     .Class C Notes         --            $ 67,500,000   One Month LIBOR + 1.25%    November 15, 2007          --


20.  Series 2002-8
     .2002-8
     Certificate     November 20, 2002    $1,100,000,000                                                March 17, 2008




                                                            A-II-4


                                            INITIAL                                   SCHEDULED           TERMINATION
SERIES /CLASS          ISSUANCE DATE    INVESTED AMOUNT     CERTIFICATE RATE         PAYMENT DATE            DATE
-------------       -----------------   ---------------  -----------------------  -----------------   --------------------

     .Class A Notes         --            $ 924,000,000  One Month LIBOR + 0.06%    November 15, 2005          --
     .Class B Notes         --             $ 77,000,000  One Month LIBOR + 0.37%    December 15, 2005          --
     .Class C Notes         --             $ 99,000,000  One Month LIBOR + 1.10%    December 15, 2005          --

21.  Series 2003-1
     .2003-1
     Certificate     January 15, 2003    $1,500,000,000                                                  April 15, 2008

     .Class A Notes         --           $1,260,000,000  One Month LIBOR + 0.05%    December 15, 2005          --
     .Class B Notes         --            $ 105,000,000  One Month LIBOR _ 0.37%    January 16, 2006           --
     .Class C Notes         --            $ 135,000,000  One Month LIBOR + 1.10%    January 16, 2006           --

22.  Series 2003-2
     .2003-2
     Certificate      April 15, 2003     $1,340,000,000                                                  July 15, 2010

     .Class A Notes         --           $1,125,600,000  One Month LIBOR + 0.11%     March 17, 2008            --
     .Class B Notes         --             $ 93,800,000  One Month LIBOR + 0.35%     April 15, 2008            --
     .Class C Notes         --            $ 120,600,000  One Month LIBOR + 1.30%     April 15, 2008            --

23.  Series 2003-3
     .2003-3
     Certificate       June 25, 2003     $1,425,000,000                                                October 15, 2010

     .Class A Notes         --           $1,197,000,000  One Month LIBOR + 0.11%     June 16, 2008             --
     .Class B Notes         --             $ 99,750,000  One Month LIBOR + 0.35%     July 15, 2008             --
     .Class C Notes         --            $ 128,250,000  One Month LIBOR +1.25%      July 15, 2008             --

24.  Series 2003-4
     .2003-4
     Certificate     September 19, 2003   $ 725,000,000                                                 January 15, 2016

     .Class A Notes         --            $ 609,000,000  One Month LIBOR + 0.24%    September 16, 2013         --
     .Class B Notes         --             $ 50,750,000  One Month LIBOR + 0.65%    October 15, 2013           --
     .Class C Notes         --             $ 65,250,000  One Month LIBOR + 1.25%    October 15, 2013           --

25.  Series 2003-5
     .2003-5
     Certificate     September 30, 2003   $1,000,000,000                                               January 17, 2011

     .Class A Notes         --            $ 840,000,000  One Month LIBOR + 0.12%    September 15, 2008         --
     .Class B Notes         --             $ 70,000,000  One Month LIBOR + 0.33%    October 15, 2008           --
     .Class C Notes         --             $ 90,000,000  One Month LIBOR + 0.92%    October 15, 2008           --

26.  Series 2003-6
     .2003-6
     Certificate     November 3, 2003    $2,000,000,000                                                February 15, 2011

     .Class A Notes         --           $1,680,000,000  One Month LIBOR + 0.11%    October 15, 2008           --
     .Class B Notes         --            $ 140,000,000  One Month LIBOR + 0.35%    November 17, 2008          --
     .Class C Notes         --            $ 180,000,000  One Month LIBOR + 0.80%    November 17, 2008          --


27.  Series 2004-1
     .2004-1
     Certificate       March 4, 2004     $1,500,000,000                                                 May 15, 2009

     .Class A Notes         --           $1,260,000,000  One Month LIBOR + 0.03%    January 16, 2007           --
     .Class B Notes         --           $ 105,000,000   One Month LIBOR + 0.20%    February 15, 2007          --
     .Class C Notes         --           $ 135,000,000   One Month LIBOR + 0.47%    February 15, 2007          --


28.  Series 2004-2
     .2004-2
     Certificate       June 1, 2004      $1,750,000,000                                               September 15, 2009

     .Class A Notes         --           $1,470,000,000  One Month LIBOR + 0.04%     May 15, 2007              --
     .Class B Notes         --           $  122,500,000  One Month LIBOR + 0.22%    June 15, 2007              --
     .Class C Notes         --           $  157,500,000  One Month LIBOR + 0.55%    June 15, 2007              --

29.  Series 2004-[ ]     [   ], 2004     $[     ]



                                                              A-II-5

                         Prospectus dated [o][o], [o]


                             Chase Issuance Trust
                                    Issuer


                Chase Manhattan Bank USA, National Association
                     Depositor, Administrator and Servicer


|---------------------------|
|                           |  The issuer--
|You should consider the    |
|discussion in "Risk        |       o    may periodically issue notes in one or
|Factors" beginning on      |            more series, classes or tranches;
|page 13 of this            |
|prospectus before you      |       o    will own--
|purchase any notes.        |
|                           |            --   one or more collateral
|                           |                 certificates, each representing
|Chase Issuance Trust is    |                 an undivided interest in a credit
|the issuer of the notes.   |                 card master trust or other
|The notes are obligations  |                 securitization special purpose
|of the issuer only and     |                 entity, whose assets consist
|are not obligations of     |                 primarily of credit card
|any other person. Each     |                 receivables arising in consumer
|tranche of notes is        |                 revolving credit card accounts
|secured by only some of    |                 owned by Chase USA or by one of
|the assets of the issuer.  |                 its affiliates; and
|Noteholders will have no   |
|recourse to any other      |            --   credit card receivables that
|assets of the issuer for   |                 arise in consumer revolving
|the payment of the notes.  |                 credit card accounts owned by
|                           |                 Chase USA or by one of its
|                           |                 affiliates; and
|The notes are not insured  |
|or guaranteed by the       |       o    may own--
|Federal Deposit Insurance  |
|Corporation or any other   |            --   other property described in this
|governmental agency or     |                 prospectus and in the
|instrumentality.           |                 accompanying prospectus
|                           |                 supplement.
|---------------------------|

                              The notes--

                                   o    will be secured by the issuer's assets
                                        and will be paid only from proceeds of
                                        the issuer's assets;

                                   o    offered with this prospectus and
                                        accompanying prospectus supplement
                                        will be rated in one of the four
                                        highest rating categories by at least
                                        one nationally recognized rating
                                        agency; and

                                   o    will be issued as part of a designated
                                        series and class and may be issued as
                                        part of a designated tranche within a
                                        class.



     Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.


                                                    TABLE OF CONTENTS

                                                  Page                                                          Page
                                                  ----                                                          ----


Important Notice about Information                               Subordination of Interest and Principal.........31
  Presented in this Prospectus and                               Required Subordinated Amount....................31
  the Accompanying Prospectus Supplement...........iii           Redemption and Early Amortization of Notes......32
Prospectus Summary..................................1            Final Payment of the Notes......................32
   The Master Owner Trust...........................1            Issuances of New Series, Classes and Tranches
   The Depositor and Servicer.......................1              of Notes......................................33
   Indenture Trustee and Collateral Agent...........1            Payments on Notes; Paying Agent.................35
   Assets of the Master Owner Trust.................1            Denominations...................................35
   Securities Offered...............................2            Record Date.....................................35
   Series, Classes and Tranches of Notes............2            Governing Law...................................35
   Transferor Amount................................3            Form, Exchange and Registration and Transfer
   Minimum Pool Balance.............................4              of Notes......................................35
   Risk Factors.....................................4            Book-Entry Notes................................36
   Interest Payments................................4            The Depository Trust Company....................37
   Principal Payments...............................4            Clearstream Banking.............................37
   Stated Principal Amount, Outstanding Dollar                   Euroclear System................................38
     Principal Amount and Nominal Liquidation                    Distributions on Book-Entry Notes...............38
     Amount of Notes................................5            Global Clearance and Settlement Procedures......39
   Subordination....................................6            Definitive Notes................................39
   Limit on Repayment of All Notes..................7            Replacement of Notes............................40
   Redemption and Early Amortization of Notes.......7
   Events of Default................................7         Sources of Funds to Pay the Notes..................40
   Events of Default Remedies.......................8            General.........................................40
   Sources of Funds to Pay the Notes................9            The First USA Collateral Certificate and
   Security for the Notes..........................10              the Chase Collateral Certificate..............42
   Limited Recourse to the Master Owner Trust......11            Deposit and Application of Funds in the
   Registration, Clearance and Settlement..........11              Master Owner Trust............................45
   ERISA Eligibility...............................11            Transferor Amount...............................46
   Tax Status......................................11            Minimum Pool Balance............................46
   Denominations...................................12            Allocations of Amounts to the Excess Funding
   Record Date.....................................12              Account and Allocations of Amounts on
                                                                   Deposit in the Excess Funding Account.........47
Risk Factors.......................................13            Reinvestment in Collateral......................47
                                                                 Increases in the Invested Amount of an
Glossary...........................................23              Existing Collateral Certificate...............49
                                                                 Addition of Assets..............................49
The Master Owner Trust.............................23            Removal of Assets...............................50
                                                                 Master Owner Trust Bank Accounts................51
Chase USA..........................................25            Derivative Agreements...........................52
                                                                 Supplemental Credit Enhancement Agreements
The Notes..........................................26              and Supplemental Liquidity Agreements.........52
   General.........................................26            Sale of Assets..................................52
   Stated Principal Amount, Outstanding Dollar                   Master Owner Trust Representations and
     Principal Amount and Nominal Liquidation                      Warranties....................................53
     Amount........................................27            Limited Recourse to the Master Owner Trust;
     Stated Principal Amount.......................27              Security for the Notes........................56
     Outstanding Dollar Principal Amount...........27            Certain Matters Regarding the Servicer and the
     Nominal Liquidation Amount....................27              Administrator of the Master Owner Trust.......56
   Interest........................................30            Master Owner Trust Servicer Default.............57
   Principal.......................................31            Evidence as to Compliance.......................58
                                                                 The Indenture...................................58




   Indenture Trustee and Collateral Agent..........59               Amendments to the First USA Master
   Master Owner Trust Covenants....................61                 Trust Agreement and the Chase Master
   Events of Default...............................61                 Trust Agreement...............................98
   Events of Default Remedies......................62               Certificateholders Have Limited Control of
   Early Amortization Events.......................64                 Actions......................................100
   Voting..........................................65
   Amendments to the Indenture, the Asset Pool                   Material Legal Aspects of the Credit Card
     Supplements and Indenture Supplements.........65               Receivables....................................100
   Tax Opinions for Amendments.....................67               Transfer of Credit Card Receivables............100
   Addresses for Notices...........................67               Certain Matters Relating to Conservatorship
   Master Owner Trust's Annual Compliance                             or Receivership..............................102
     Statement.....................................68               Certain Regulatory Matters.....................103
   Indenture Trustee's Annual Report...............68               Consumer Protection Laws.......................104
   List of Noteholders.............................68               Industry Litigation............................105
   Reports.........................................68               Other Litigation...............................107

Chase USA's Credit Card Activities.................69            Federal Income Tax Consequences...................107
   General.........................................69               Tax Classification of the Master Owner Trust;
   Acquisition and Maintenance of Credit Card                         Tax Characterization of the Notes............108
     Accounts......................................70               Consequences to U.S. Note Owners...............108
   Billing and Payments............................72                 Interest and Original Issue Discount.........108
   Collection of Delinquent Accounts...............74                 Disposition of the Notes.....................109
   Interchange.....................................75                 Market Discount..............................109
   Recoveries......................................75                 Market Premium...............................109
   Description of First Data Resources, Inc.                        Possible Alternative Characterizations.........109
     and Total Systems Services, Inc...............76               Consequences to Non-U.S. Note Owners...........109
   General.........................................77                 U.S.  Federal Withholding Tax................109
   Master Trust Trustees...........................77                 U.S. Federal Income Tax......................110
   The Credit Card Receivables.....................79               Information Reporting and Backup Withholding...111
   Investor Certificates...........................80                 U.S. Note Owners.............................111
   Transfer and Assignment of Credit Card                             Non-U.S. Note Owners.........................111
     Receivables...................................81
   Addition of Master Trust Assets.................82            ERISA Considerations..............................111
   Removal of Accounts.............................84               Plan Asset Issues for an Investment in
   Collection and Other Servicing Procedures.......85                 the Notes....................................112
   The Master Trust Accounts.......................85               Potential Prohibited Transactions from
   First USA Master Trust Investor Percentage......86                 Investment in Notes..........................112
   Chase Master Trust Investor Percentage..........86               Prohibited Transactions between the Master
   Application of Collections......................87                 Owner Trust or a Credit Card Master Trust
   Defaulted Receivables; Rebates and Fraudulent                      and a Party in Interest......................112
     Charges.......................................87               Prohibited Transactions between the Plan
   First USA Master Trust and Chase Master Trust                      and a Party in Interest......................112
     Termination...................................88               Investment by Plan Investors...................113
   Master Trust Pay Out Events.....................88               General Investment Considerations for
   First USA Master Trust Servicing Compensation,                     Prospective Plan Investors in the Notes......113
     Chase Master Trust Servicing Compensation                      Tax Consequences to Plans......................114
     and Payment of Expenses.......................90               Plan of Distribution...........................114
   New Issuances...................................90
   Master Trust Representations and Warranties.....91            Legal Matters........................................
   Certain Matters Regarding Chase USA as
     Transferor and as Servicer of the First                     Where You Can Find More Information...............115
     USA Master Trust and the Chase Master Trust...94
   Master Trust Servicer Default...................96            Forward-Looking Statements........................116
   Evidence as to Compliance.......................97
                                                                 Glossary of Defined Terms.........................118

             Important Notice about Information Presented in this
             Prospectus and the Accompanying Prospectus Supplement

         We provide information to you about the notes in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your notes, and (2) the accompanying prospectus supplement, which will describe the specific terms of your notes, including:

o        the timing of interest and principal payments;

o        financial and other information about the master owner trust's assets;

o information about enhancement for each series, class or tranche of notes;

o        the ratings for each series, class or tranche of notes; and

o        the method for selling the notes.

         This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche of notes.

         If the terms of a particular series, class or tranche of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

         We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

                                _______________

                              Prospectus Summary


This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.


The Master Owner Trust


The Chase Issuance Trust, a Delaware statutory trust, is the issuer of the notes and is also referred to in this prospectus as the "master owner trust." The Chase Issuance Trust was formerly known as the Bank One Issuance Trust. The address of the master owner trust is Chase Issuance Trust, c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600. Its telephone number is (302) 651-1000.

The Depositor and Servicer

Chase Manhattan Bank USA, National Association is the depositor into the master owner trust and is referred to in this prospectus as "Chase USA." Chase USA became the depositor on [ ], 2004 - referred to herein as the "Merger Date" - upon the merger of Bank One, Delaware, National Association into Chase USA with Chase USA as the surviving entity. Prior to the Merger Date, Bank One, Delaware, National Association - referred to herein as "Bank One" - was the depositor into, and the servicer and administrator of, the master owner trust. Chase USA will also be the servicer of all credit card receivables transferred to the master owner trust and will provide all administrative services on behalf of the master owner trust.

Chase USA is also the depositor into and the servicer for the First USA Credit Card Master Trust, referred to in this prospectus as the "First USA Master Trust," and the Chase Credit Card Master Trust, referred to in this prospectus as the "Chase Master Trust." Chase USA is responsible for servicing, managing and making collections on the credit card receivables in both the First USA Master Trust and the Chase Master Trust.

Chase USA is also the depositor into and the servicer for other credit card master trusts and may become the depositor into and the servicer for other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and that may issue collateral certificates to be held by the master owner trust.

Indenture Trustee and Collateral Agent

Wells Fargo Bank, National Association is the indenture trustee under the indenture and the collateral agent under the asset pool one supplement for the series, classes and tranches of notes secured by asset pool one.

Under the terms of the indenture and the asset pool one supplement, the role of each of the indenture trustee and the collateral agent is limited. See "The Indenture--Indenture Trustee and Collateral Agent."

Assets of the Master Owner Trust

The master owner trust's assets will consist of credit card receivables arising in certain consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and one or more collateral certificates. Each collateral certificate represents an undivided interest in a credit card master trust or other securitization special purpose entity, whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates.

As of the initial issuance date, the master owner trust owned a collateral certificate, referred to in this prospectus as the "First USA collateral certificate," issued by the First USA Master Trust. For a description of the First USA collateral certificate, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate." For a description of the First USA Master Trust, see "The First USA Master Trust and the Chase Master Trust."

A collateral certificate, referred to in this prospectus as the "Chase collateral certificate," issued by the Chase Master Trust has also been transferred to the master owner trust. For a description of the Chase collateral certificate, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate." For a description of the Chase Master Trust, see "The First USA Master Trust and the Chase Master Trust."

Consumer revolving credit card accounts owned by Chase USA have been designated to have their credit card receivables transferred to the master owner trust. For a description of Chase USA's consumer revolving credit card accounts, see "Chase USA's Credit Card Activities."

Each collateral certificate and credit card receivable transferred to the master owner trust will be designated by the master owner trust for inclusion in a specific asset pool. Payment of principal of and interest on each series, class or tranche of notes will be secured primarily by the assets included in a particular asset pool. As of the date of this prospectus, the only asset pool is asset pool one; however, additional asset pools may be created in the future. The First USA collateral certificate, the Chase collateral certificate and all of the credit card receivables in the master owner trust are included in asset pool one.

The composition of an asset pool - including asset pool one - will likely change over time due to:

         o the master owner trust's ability to increase and decrease the size of an existing collateral certificate included in that asset pool, such as the First USA collateral certificate and the Chase collateral certificate in the case of asset pool one;

         o the master owner trust's ability to designate additional collateral certificates for inclusion in that asset pool and to increase and decrease the size of those collateral certificates. See "Sources of Funds to Pay the Notes";

         o the master owner trust's ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in that asset pool; and

         o changes in the composition of the credit card receivables in the credit card master trusts or in that asset pool, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in that asset pool and consumer revolving credit card accounts are designated to have their credit card receivables removed from those master trusts or from that asset pool.

See "Sources of Funds to Pay the Notes--Addition of Assets," "--Reinvestment in Collateral" and "--Increases in the Invested Amount of an Existing Collateral Certificate."

In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate included in that asset pool or directly in credit card receivables included in that asset pool or paid to noteholders whose notes are secured by that asset pool or to Chase USA as holder of the transferor certificate for that asset pool or deposited in the excess funding account for that asset pool. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

Securities Offered

The master owner trust is offering notes. The notes will be issued pursuant to an indenture between the master owner trust, as issuer, and Wells Fargo Bank, National Association, as indenture trustee, an asset pool supplement for each asset pool, and an indenture supplement for each series between the master owner trust, as issuer, and Wells Fargo Bank, National Association, as indenture trustee and collateral agent.

Series, Classes and Tranches of Notes

The prospectus supplement for a particular issuance of notes will designate the series that those notes are a part of and will designate the asset pool securing that series. Each series of notes is entitled to its allocable share of the master owner trust's assets included in that asset pool. It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, subordinated notes provide credit enhancement for more senior notes of that series.

Some series of notes will be multiple tranche series, meaning that they will have classes of notes consisting of multiple tranches of notes.

Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the accompanying prospectus supplement.

In a multiple tranche series, the scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series will likely be different. As such, certain tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for those tranches of senior notes. See "The Notes--Issuances of New Series, Classes and Tranches of Notes."

Some series of notes may not be multiple tranche series. For those series, each class will consist of a single tranche and each class will generally be issued on the same date. The scheduled principal payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount. See "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

The nominal liquidation amount of a class or tranche of notes corresponds to the amount of assets in the related asset pool that secures the obligation of that class or tranche of notes. The amount of the remaining assets in the asset pool that is not securing any class or tranche of notes is called the "transferor amount."

Transferor Amount

The transferor amount for each asset pool is currently held by Chase USA. The transferor amount may be held in either a certificated form represented by a transferor certificate or in an uncertificated form. The transferor amount represents the amount of assets included in an asset pool not securing any series, class or tranche of notes. Increases and decreases in the principal amount of the assets included in an asset pool without a corresponding increase or decrease in the nominal liquidation amount of any notes secured by that asset pool will result in an increase or decrease in the transferor amount for that asset pool. If there are credit card receivables included in an asset pool, the transferor amount will fluctuate to reflect changes in the amount of principal receivables included in that asset pool. The transferor amount for an asset pool will generally decrease as a result of the issuance of a new series, class or tranche of notes by the master owner trust that are to be secured by that asset pool. The transferor amount for an asset pool will generally increase if there are reductions in the nominal liquidation amount of any series, class or tranche of notes secured by that asset pool due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

Each asset pool will have a required transferor amount. For any month, the required transferor amount for an asset pool will generally equal a designated percentage of the amount of principal receivables included in that asset pool as of the close of business on the last day of that month. See "Sources of Funds to Pay the Notes--Transferor Amount."

If, for any month, the transferor amount for an asset pool is less than the required transferor amount for that asset pool, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Chase USA will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in "Sources of Funds to Pay the Notes--Addition of Assets," "--Reinvestment in Collateral" and "--Increases in the Invested Amount of an Existing Collateral Certificate."

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool when required to do so or Chase USA fails to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See "Sources of Funds to Pay the Notes--Transferor Amount" and "The Indenture--Early Amortization Events."

Minimum Pool Balance

The pool balance for an asset pool comprises (1) the aggregate invested amount of the collateral certificates included in that asset pool plus (2) the amount of principal receivables included in that asset pool plus (3) the amount on deposit in the excess funding account for that asset pool.

Each asset pool, including asset pool one, will have a minimum pool balance requirement.

For any month, the minimum pool balance for an asset pool will generally be an amount equal to the sum of (1) for all notes secured by that asset pool in their revolving period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of that month and (2) for all notes secured by that asset pool in their amortization period, the sum of the nominal liquidation amounts of all those notes as of the close of business on the last day of the most recent revolving period for those notes, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following month and any notes secured by that asset pool that will have a nominal liquidation amount of zero on the applicable payment date for those notes in the following month.

If, for any month, the pool balance for an asset pool is less than the minimum pool balance for that asset pool, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Chase USA will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in "Sources of Funds to Pay the Notes--Addition of Assets," "--Reinvestment in Collateral" and "--Increases in the Invested Amount of an Existing Collateral Certificate."

If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool when required to do so or Chase USA fails to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See "Sources of Funds to Pay the Notes--Minimum Pool Balance" and "The Indenture--Early Amortization Events."

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 13 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.

Interest Payments

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from the date of issuance at the rate described or as determined in the accompanying prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the accompanying prospectus supplement.

Principal Payments

Unless otherwise specified in the accompanying prospectus supplement, the master owner trust expects to pay the stated principal amount of each series, class or tranche in one payment on that series, class or tranche of notes' scheduled principal payment date. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The scheduled principal payment date and legal maturity date for a series, class or tranche of notes will be specified in the accompanying prospectus supplement.

A series, class or tranche of notes may also be paid before its scheduled principal payment date (1) if an early amortization event occurs with respect to that series, class or tranche of notes or (2) upon an event of default and acceleration or (3) upon an optional redemption with respect to that series, class or tranche of notes.

The master owner trust is obligated to pay the stated principal amount of a series, class or tranche of notes on its scheduled principal payment date or upon the occurrence of an early amortization event or event of default and acceleration or upon an optional redemption only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in "The Indenture--Events of Default Remedies" and "Sources of Funds to Pay the Notes--Sale of Assets."

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

         o Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

         o Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche, as described in the accompanying prospectus supplement, less principal payments made to the holders of notes of that series, class or tranche. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche, as described in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to holders of that series, class or tranche, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal on that series, class or tranche.


In addition, a series, class or tranche of notes may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that series, class or tranche.

         o Nominal Liquidation Amount. The nominal liquidation amount of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that class or tranche at issuance, but after deducting:

         -- that class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes;

         -- that class's or tranche's share of reallocations of principal collections used to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes of that series; and

         -- the amount on deposit in the principal funding subaccount for that class or tranche;


and adding back all reimbursements, from finance charge collections allocated to the related series of notes, to cover reductions in that class's or tranche's nominal liquidation amount due to:

         -- that class's or tranche's share of charge-offs resulting from any uncovered default amount allocated to that class or tranche; or

         -- that class's or tranche's reallocations of principal collections used to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes of that series.


The nominal liquidation amount of a class or tranche of notes will also be increased if additional notes of that class or tranche are issued after the initial issuance of notes of that class or tranche or if amounts on deposit in the principal funding subaccount for that class or tranche are deposited in the principal funding subaccount for another class or tranche of notes or paid to the master owner trust.

Upon a sale of assets held by the master owner trust or any related master trust (1) following an event of default and acceleration for a class or tranche of notes or (2) on a class or tranche of notes' legal maturity date, as described in "Sources of Funds to Pay the Notes--Sale of Assets," the nominal liquidation amount of that class or tranche will be reduced to zero.

The nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, outstanding dollar principal amount and nominal liquidation amount for a class or tranche of notes, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

Subordination

Unless otherwise specified in the accompanying prospectus supplement, the payment of principal of and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes.

Unless otherwise specified in the accompanying prospectus supplement, principal collections allocated to subordinated notes of a series may be reallocated to pay interest on senior notes of that series or the portion of the servicing fee allocable to senior notes of that series. These reallocations will reduce the nominal liquidation amount of the subordinated notes of that series. In addition, the nominal liquidation amount of the subordinated notes of a series will generally be reduced for charge-offs resulting from any uncovered default amount allocated to that series prior to any reductions in the nominal liquidation amount of the senior notes of that series. In a multiple tranche series, charge-offs resulting from any uncovered default amount allocated to the series will initially be allocated to each tranche pro rata based upon that tranche's nominal liquidation amount. These charge-offs will then be reallocated from tranches of senior notes to tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to those tranches of senior notes.

In addition, principal collections allocated to a series of notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes of that series before being applied to the principal funding subaccounts of subordinated notes of that series.

In a multiple tranche series, a tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding subaccounts for tranches of senior notes of that series will begin as described in the accompanying prospectus supplement. After that time, that tranche of subordinated notes will be paid only to the extent that:

         o the principal funding subaccounts for the tranches of senior notes of that series are prefunded to an appropriate level such that none of the tranches of subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

         o new tranches of subordinated notes of that series are issued or other forms of credit enhancement exist so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

         o enough tranches of senior notes of that series are repaid so that the tranches of subordinated notes of that series that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

         o the tranches of subordinated notes reach their legal maturity date.


On the legal maturity date of a tranche of notes, principal collections, if any, allocated to that tranche and proceeds from any sale of collateral certificates or credit card receivables included in the asset pool securing that tranche of notes will be paid to the noteholders of that tranche, even if that payment would reduce the amount of available subordination below the required subordination for the senior notes of that series.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

         o the nominal liquidation amount of your notes has been reduced by charge-offs due to any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to those senior notes, and those amounts have not been reimbursed from finance charge collections allocated to your series of notes; or

         o collateral certificates or credit card receivables included in the asset pool securing your notes are sold (1) following an event of default and acceleration or (2) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide full repayment of your notes.

Redemption and Early Amortization of Notes

If so specified in the accompanying prospectus supplement, under certain circumstances Chase USA, as the servicer of the master owner trust, may redeem the notes of any series, class or tranche before the applicable scheduled principal payment date. The accompanying prospectus supplement will indicate the terms and circumstances of that redemption.

In addition, the master owner trust is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of tranches of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

Early amortization events include the following:

         o the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

         o the occurrence of a note's scheduled principal payment date if that note is not fully repaid on that date;

         o the master owner trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         o        the insolvency, conservatorship or receivership of Chase
                  USA; or

         o any additional early amortization events specified in the accompanying prospectus supplement.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as "events of default." Some events of default result in an automatic acceleration of the affected series, class or tranche of notes, and others result in the right of the noteholders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

Events of default include the following:

         o the master owner trust's failure, for a period of 35 days, to pay interest on any series, class or tranche of notes when that interest becomes due and payable;

         o the master owner trust's failure to pay the stated principal amount of any series, class or tranche of notes on the applicable legal maturity date for that series, class or tranche;

         o the master owner trust's default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 90 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting the remedy of that breach, if, as a result of that default, the interests of those noteholders are materially and adversely affected and continue to be materially and adversely affected during that 90-day period;

         o the occurrence of certain events of bankruptcy or insolvency of the master owner trust; and

         o with respect to any series, class or tranche of notes, any additional events of default specified in the accompanying prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the master owner trust fails to redeem a series, class or tranche of notes because it does not have sufficient funds available or if payment of principal of a class or tranche of subordinated notes is delayed because that class or tranche is necessary to provide required subordination for senior notes.

Events of Default Remedies

After an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable master owner trust bank accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal collections and available finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes of that series.

If an event of default of a series, class or tranche of notes occurs and that series, class or tranche is accelerated, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected series, class or tranche will, direct the collateral agent for the asset pool securing that series, class or tranche to sell assets included in that asset pool. However, this sale of assets may occur only if:

         o the conditions specified in the accompanying prospectus supplement are satisfied and, for tranches of subordinated notes of a multiple tranche series, only to the extent that payments are permitted by the subordination provisions of the senior notes of that series; or

         o the legal maturity date of the affected series, class or tranche of notes has occurred.

The holders of the accelerated series, class or tranche of notes will be paid their allocable share of the proceeds of a sale of these assets and amounts previously deposited in master owner trust bank accounts for each series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of the accelerated series, class or tranche of notes will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets."

Sources of Funds to Pay the Notes

The master owner trust will establish one or more asset pools. The assets designated for inclusion in each asset pool may include (1) one or more collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, (2) credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, (3) derivative agreements, (4) supplemental credit enhancement agreements and supplemental liquidity agreements and (5) all rights in the master owner trust bank accounts established for that asset pool.

Asset pool one will have the following sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

         o The First USA Collateral Certificate. The First USA collateral certificate is an investor certificate issued by the First USA Master Trust to the master owner trust. It represents an undivided interest in the assets of the First USA Master Trust. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the First USA Master Trust - including the First USA collateral certificate - based generally on the investment in principal receivables of each interest in the First USA Master Trust.

         o The Chase Collateral Certificate. The Chase collateral certificate is an investor certificate issued by the Chase Master Trust to the master owner trust. It represents an undivided interest in the assets of the Chase Master Trust. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the Chase Master Trust - including the Chase collateral certificate - based generally on the investment in principal receivables of each interest in the Chase Master Trust.

Each collateral certificate will receive an investment grade rating from at least one nationally recognized rating agency. See "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate," "Chase USA's Credit Card Activities" and "The First USA Master Trust and the Chase Master Trust."

         o Credit Card Receivables. The credit card receivables arising in consumer revolving credit card accounts owned by Chase USA and that are transferred to the master owner trust and designated for inclusion in asset pool one.

         o Master Owner Trust Bank Accounts. The master owner trust has established a collection account for the purpose of receiving collections under the First USA collateral certificate, the Chase collateral certificate, collections on credit card receivables designated for inclusion in asset pool one and collections under any other assets included in asset pool one, including additional collateral certificates that may be transferred to the master owner trust and designated for inclusion in asset pool one at a later date or collections on additional credit card receivables that may be held directly by the master owner trust and designated for inclusion in asset pool one.

The master owner trust has also established an excess funding account for asset pool one for the purpose of depositing principal collections allocated to asset pool one that would otherwise be paid to Chase USA, as transferor, at a time when (1) the asset pool one transferor amount is, or as a result of a payment would become, less than the asset pool one required transferor amount or (2) the asset pool one pool balance is, or as a result of a payment would become, less than the asset pool one minimum pool balance.

If so specified in the accompanying prospectus supplement, the master owner trust may establish additional master owner trust bank accounts, called "supplemental accounts," for any series, class or tranche of notes secured by asset pool one.

Asset pool one may also have the following additional sources of funds to pay principal of and interest on the series, classes and tranches of notes secured by asset pool one:

         o Additional collateral certificates. Chase USA or an affiliate may transfer to the master owner trust, at a later date, additional collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, and the master owner trust may designate any of those additional collateral certificates for inclusion in asset pool one. These transfers and designations will occur without noteholder review or approval.

         o Additional Credit Card Receivables. Chase USA or an affiliate may also transfer additional credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates to the master owner trust and the master owner trust may designate those credit card receivables for inclusion in asset pool one. These transfers and designations will occur without noteholder review or approval.

         o Derivative Agreements. Some notes secured by asset pool one may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. Chase USA or any of its affiliates may be counterparties to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the accompanying prospectus supplement.

         o Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements. Some notes secured by asset pool one may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the accompanying prospectus supplement as "supplemental credit enhancement agreements," such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by asset pool one may have the benefit of one or more forms of supplemental liquidity agreements-such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the accompanying prospectus supplement. Chase USA or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Security for the Notes

Each series, class or tranche of notes is secured by a security interest in the collateral certificates, credit card receivables, master owner trust bank accounts and other assets included in the asset pool securing that series, class or tranche of notes, but each series, class or tranche of notes is entitled only to the benefits of that portion of the assets included in that asset pool that are allocated to it under the indenture, the applicable asset pool supplement, the applicable indenture supplement and the applicable terms document.

Each series, class or tranche of notes is also secured by a security interest in any derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche.

Limited Recourse to the Master Owner Trust

The sole source of payment for principal of or interest on a series, class or tranche of notes is provided by:

         o the portion of collections of principal receivables and finance charge receivables received by the master owner trust under the collateral certificates and credit card receivables included in the asset pool securing that series, class or tranche of notes and available to that series, class or tranche of notes after giving effect to any reallocations, payments and deposits;

         o funds in the applicable master owner trust bank accounts for that series, class or tranche of notes;

         o payments received under any applicable derivative agreement for that series, class or tranche of notes; and

         o payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche of notes.

A noteholder will generally have no recourse to any other assets of the master owner trust, including any assets included in another asset pool, or any other person or entity for the payment of principal of or interest on that noteholder's series, class or tranche of notes.

If there is a sale of assets included in an asset pool (1) following an event of default and acceleration, or (2) on the applicable legal maturity date, as described in "Sources of Funds to Pay the Notes--Sale of Assets," following that sale the affected noteholders generally will have recourse only to their share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable master owner trust bank account for those noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus and the accompanying prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream Banking asset pool one or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See "The Notes--Book-Entry Notes."

ERISA Eligibility

Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus and the accompanying prospectus supplement as "ERISA," may acquire notes of every series, class or tranche offered pursuant to this prospectus and the accompanying prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see "ERISA Considerations" in this prospectus.

Tax Status

Subject to important considerations described under "Federal Income Tax Consequences," Simpson Thacher & Bartlett LLP, as special tax counsel to the master owner trust, will render its opinion, in connection with each issuance of a series, class or tranche of notes by this prospectus, that, for United States federal income tax purposes (1) the notes of that series, class or tranche will be treated as indebtedness and (2) the master owner trust will not be and the issuance will not cause any credit card master trust to be classified as an association or a publicly traded partnership taxable as a corporation.

In addition, noteholders will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

Denominations


The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related interest payment date or principal payment date, as applicable.

                                 Risk Factors

         The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes.

         Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

         Chase USA has represented and warranted in each Master Trust agreement that the transfer of credit card receivables by it to the applicable Master Trust is either a complete transfer and assignment to that Master Trust of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the Master Trust Transferor Interest for that Master Trust, or the grant to the applicable Master Trust of a security interest in the credit card receivables. In addition, Chase USA has represented and warranted that its transfer of the First USA collateral certificate and the Chase collateral certificate to the master owner trust and its transfer of credit card receivables to the master owner trust are each either a complete transfer and assignment to the master owner trust of the First USA collateral certificate, the Chase collateral certificate and those receivables, except for the interest of Chase USA as holder of the transferor certificate of the master owner trust, or the grant to the master owner trust of a security interest in the First USA collateral certificate, the Chase collateral certificate and those receivables. While a court could conclude that Chase USA still owns the credit card receivables or the collateral certificates, Chase USA has taken steps to give each master trust trustee and collateral agent, on behalf of the noteholders whose notes are secured by the applicable asset pool, a "first priority perfected security interest" in the credit card receivables and the collateral certificates, as applicable.

         If a court concludes that the transfer of a collateral certificate to the master owner trust is only a grant by Chase USA of a security interest in that collateral certificate or that the transfer to a credit card master trust or the master owner trust of credit card receivables is only a grant by Chase USA of a security interest in the credit card receivables, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Chase USA on Chase USA's property arising before a collateral certificate is issued or new credit card receivables come into existence may be senior to the master owner trust's interest in that collateral certificate or a particular credit card master trust's or the master owner trust's interest in those credit card receivables. Also, if Chase USA becomes insolvent or the Federal Deposit Insurance Corporation is appointed conservator or receiver of Chase USA, the FDIC's administrative expenses might be paid from collections on the credit card receivables or the collateral certificates before the credit card master trusts or the master owner trust received any payments. If insolvency proceedings are commenced by or against Chase USA, as servicer of the credit card receivables, or if certain time periods elapse, the credit card master trusts and the master owner trust may not have a first priority perfected security interest in collections commingled and used for the benefit of Chase USA, as servicer. If these events occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Credit Card Receivables--Transfer of Credit Card Receivables" and "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties."

         If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.

         Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Chase USA, payments of principal and interest on any series, class or tranche of notes could be delayed or reduced.

         The FDIC, as conservator or receiver, is authorized to repudiate any contract of Chase USA. This authority may permit the FDIC to repudiate the transfers of credit card receivables to the credit card master trusts or the master owner trust (including the grant to the credit card master trusts or the master owner trust of a security interest in the transferred credit card receivables). In addition, this authority may also permit the FDIC to repudiate the transfer of collateral certificates to the master owner trust (including the grant to the master owner trust of a security interest in the transferred collateral certificates). Under an FDIC regulation, however, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and the collateral certificates, transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. Chase USA believes that this FDIC regulation applies to the transfer of credit card receivables under the master trust agreements and the transfer of the credit card receivables and collateral certificates under the master owner trust agreements and that the conditions of the regulation have been satisfied.

         If the FDIC as conservator or receiver nevertheless repudiated Chase USA's transfer of credit card receivables or collateral certificates, the FDIC would be required to pay "actual direct compensatory damages" measured as of the date of conservatorship or receivership. Such damages do not include damages for lost profits or opportunity, and no damages would be paid for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate Chase USA's transfer of credit card receivables or collateral certificates for a reasonable period following its appointment as conservator or receiver for Chase USA.

         Even if the FDIC did not repudiate the transfer of credit card receivables or collateral certificates, the FDIC, as conservator or receiver, could:

         o require the applicable master trust trustee or the applicable collateral agent to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the collateral certificates, as applicable;

         o request a stay of any judicial action or proceedings with respect to the credit card master trusts' or the master owner trust's claims against Chase USA; or

         o repudiate without compensation and refuse to perform Chase USA's ongoing obligations under the master trust agreements or the master owner trust agreements, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to any credit card master trust or the master owner trust or to provide administrative services to the master owner trust.

         There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

         If the FDIC were appointed as conservator or receiver for Chase USA, then under the terms of each master trust agreement a "pay out event" would occur for all outstanding series of master trust certificates, including the First USA collateral certificate and the Chase collateral certificate. New principal receivables would not be transferred to the credit card master trusts and the relevant master trust trustee would sell the credit card receivables allocated to a series of certificates in that master trust unless a required percentage of investors in that master trust gave that master trust trustee other instructions. A credit card master trust would terminate earlier than was planned if each series of investor certificates in that master trust did not vote to continue that master trust. In the event that such a vote is required, each of the First USA collateral certificate and the Chase collateral certificate, as an investor certificate, will be deemed to have voted with the majority of the outstanding series of investor certificates for that master trust or, if the outstanding investor certificates are evenly divided, each collateral certificate will be deemed to have voted in the negative. A pay out event with respect to a collateral certificate included in the asset pool securing your notes, could result in an acceleration of or reduction in payments on your notes as described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         If the FDIC were appointed as conservator or receiver of Chase USA, then under the terms of the master owner trust agreements, an early amortization event would occur for all outstanding series of notes. If the master owner trust's assets included credit card receivables at this time, new principal receivables would not be transferred to the master owner trust. An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in "The Indenture--Early Amortization Events."

         The FDIC as conservator or receiver may nonetheless have the power:

         o regardless of the terms of the master trust agreements, the master owner trust agreements or the instructions of those authorized to direct the master trust trustee's or the indenture trustee's actions, (1) to prevent the beginning of a rapid amortization period, (2) to prevent the early sale of the credit card receivables and termination of the credit card master trusts or (3) to require new principal receivables to continue being transferred to the credit card master trusts and the master owner trust; or

         o regardless of the terms of the master trust agreements or the master owner trust agreements or the instructions of the certificateholders or the noteholders, (1) to require the early sale of the credit card master trusts' credit card receivables or the master owner trust's credit card receivables or collateral certificates, (2) to require termination of the credit card master trusts or the master trusts' outstanding investor certificates (including the respective collateral certificates) or (3) to prohibit the continued transfer of principal receivables to the credit card master trusts or the master owner trust.

         In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the master trust trustee, the indenture trustee, the noteholders or the certificateholders from appointing a new servicer under the applicable master trust agreement or the master owner trust agreements, as applicable, or (ii) authorize Chase USA to stop servicing the credit card receivables.

         Regulatory action could cause delays or reductions in payment of your notes to occur.

         Federal banking agencies have broad enforcement powers over Chase USA. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Chase USA or the master owner trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See "Material Legal Aspects of the Credit Card Receivables--Certain Regulatory Matters."

         Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in acceleration of or reduction in payments on your notes.

         Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

         Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for Chase USA, as servicer, to collect payments on the credit card receivables or that reduce the finance charges and other fees that Chase USA can charge on consumer revolving credit card account balances, resulting in reduced collections. For example, if Chase USA were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the effective yield of Chase USA's consumer revolving credit card accounts, this could lead to a pay out event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events," "The Indenture--Early Amortization Events" and "Material Legal Aspects of the Credit Card Receivables--Consumer Protection Laws."

         If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its consumer revolving credit card account and, as a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources and finance charge collections allocated to the notes are insufficient to cover the applicable default amount. See "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges."

         Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

         The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Chase USA's ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which Chase USA generates new credit card receivables declines significantly, Chase USA might be unable to transfer additional credit card receivables to its credit card master trusts or to the master owner trust or to maintain the balance of any collateral certificates held by the master owner trust and a pay out event or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which Chase USA generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

         Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

         Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into a master owner trust bank account will depend on many factors, including:

         o the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

         o the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

         o        the rate of default by cardholders.

         Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders' actions. Social factors include consumer confidence levels and the public's attitude about incurring debt and the consequences of personal bankruptcy. Chase USA cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on your notes.

         Allocations of the default amount and reallocation of principal collections could result in a reduction in payment on your notes.

         Chase USA, as servicer of the credit card master trusts and the credit card receivables in the master owner trust, will write off credit card receivables arising in consumer revolving credit card accounts if those credit card receivables become uncollectible. Your notes will be allocated a portion of the default amount for credit card receivables and collateral certificates included in the asset pool securing your notes. In addition, if you hold a subordinated note, principal collections allocated to your notes may be reallocated to pay interest on senior notes or to pay the portion of the servicing fee allocable to senior notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of your series, and those amounts have not been reimbursed from finance charge collections allocated to your series, class or tranche of notes. For a discussion of nominal liquidation amount, see "The Notes--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

         The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

         Some consumer revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index. The variable rate for a consumer revolving credit card account may re-set at a point in time when the applicable floating rate index for a series, class or tranche of notes has not re-set. If so, the rate charged on the consumer revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to that series, class or tranche. This could result in delayed or reduced principal and interest payments to you.

         Issuance of additional notes, master trust investor certificates or collateral certificates may affect the timing and amount of payments to you.

         The master owner trust expects to issue notes from time to time, and the credit card master trusts may issue new investor certificates, including collateral certificates, from time to time. New notes and master trust investor certificates, including collateral certificates, may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes and investor certificates, including collateral certificates. For a description of the conditions that must be met before the First USA Master Trust or the Chase Master Trust can issue new investor certificates, including any collateral certificate, or the master owner trust can issue new notes, see "The First USA Master Trust and the Chase Master Trust--New Issuances" and "The Notes--Issuances of New Series, Classes and Tranches of Notes."

         The issuance of new notes or master trust investor certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, for a multiple tranche series, certain notes issued after your notes may have a higher interest rate than your notes. This could result in a reduction in the finance charge collections used to pay interest on your notes. Also, when new notes and investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See "--You may have limited or no ability to control actions under the indenture and any master trust agreements."

         The composition of the asset pool securing your notes may change. This may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

         The assets in asset pool one currently consist of the First USA collateral certificate from the First USA Master Trust, the Chase collateral certificate from the Chase Master Trust and credit card receivables arising in consumer revolving credit card accounts owned by Chase USA. Chase USA cannot guarantee that new assets will be of the same credit quality as the First USA collateral certificate, the Chase collateral certificate and the credit card receivables that are currently included in asset pool one.

         The assets included in the asset pool securing your notes may change every day. Each asset pool may include one or more collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and credit card receivables that arise in consumer revolving credit cards accounts owned by Chase USA or by one of its affiliates. Chase USA may choose, or may be required, to transfer additional assets to the master owner trust that the master owner trust will then designate for inclusion in an asset pool. In addition, principal collections and other amounts treated as principal collections received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a series, class or tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of that series, need not be reinvested in that collateral certificate, but instead the servicer, on behalf of the master owner trust may (1) use these amounts to purchase or increase the invested amount of other or existing collateral certificates or (2) pay these amounts to the transferor. The invested amount of an existing collateral certificate included in an asset pool may also be increased and additional collateral certificates and credit card receivables may be transferred to the master owner trust to be designated for inclusion in an asset pool without the payment of cash if the conditions to that increase or transfer and designation have been satisfied. New assets included in the asset pool securing your notes, either through a designation for inclusion of assets or the reinvestment of principal collections and other amounts treated as principal collections, may have characteristics, terms and conditions that are different from those of the collateral certificates or credit card receivables initially included in the asset pool securing your notes and may be of different credit quality due to differences in underwriting criteria and payment terms.

         In addition, all newly generated credit card receivables arising in credit card accounts included in an asset pool will be transferred to the master owner trust and designated for inclusion in that asset pool. The amount of credit card receivables included in an asset pool will likely fluctuate daily as collections are received, credit card receivables are written off as uncollectible and new charges are made, and we cannot guarantee the credit quality of credit card receivables, if any, which will be included in an asset pool.

         The servicer, on behalf of the master owner trust, will direct the reinvestment of collections on the assets included in any asset pool over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in an asset pool. In addition, there is no obligation on the part of a credit card master trust that has a collateral certificate in the master owner trust to increase the invested amount of that collateral certificate. If the credit quality of the assets included in an asset pool - including asset pool one - were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "Sources of Funds to Pay the Notes."

         Addition of credit card receivables to the credit card master trusts or the master owner trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

         The assets of Chase USA's credit card master trusts, and therefore the assets allocated to the collateral certificates held by the master owner trust, change every day. Chase USA may choose, or may be required, to transfer additional credit card receivables to a credit card master trust or to the master owner trust. The consumer revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the consumer revolving credit card accounts whose credit card receivables are already included in that master trust or the master owner trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the credit card receivables in consumer revolving credit card accounts originated by Bank One prior to the Merger Date may have been subject to underwriting criteria different from the underwriting criteria for the credit card receivables in consumer revolving credit card accounts originated by Chase USA prior to the Merger Date. In addition, Chase USA may transfer the credit card receivables in consumer revolving credit card accounts purchased by Chase USA to a credit card master trust or to the master owner trust if certain conditions are satisfied. Those credit card accounts purchased by Chase USA will have been originated using the account originator's underwriting criteria, not those of Chase USA. That account originator's underwriting criteria may have been more or less stringent than those of Chase USA. Also, Chase USA may transfer credit card receivables to a credit card master trust or to the master owner trust that arise in consumer revolving credit card accounts that may have been originated by Chase USA using different credit criteria from the criteria applied by Chase USA for the consumer revolving credit card accounts whose credit card receivables are currently transferred to that master trust. Chase USA cannot guarantee that new credit card accounts will be of the same credit


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

         quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to a credit card master trust or to the master owner trust. If the credit quality of the credit card receivables transferred to a credit card master trust were to deteriorate and the master owner trust's assets included a collateral certificate issued by that master trust and included in the asset pool securing your notes, or if the credit quality of credit card receivables transferred to the master owner trust and included in the asset pool securing your notes were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See "The First USA Master Trust and the Chase Master Trust--Addition of Master Trust Assets" and "Sources of Funds to Pay the Notes--Addition of Assets."

         Chase USA may not be able to generate new credit card receivables or designate new consumer revolving credit card accounts or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

         The master owner trust's ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Chase USA. Chase USA may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the First USA Master Trust, the Chase Master Trust or the master owner trust due to regulatory restrictions or for other reasons. Chase USA does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred to a credit card master trust or to the master owner trust to be designated for inclusion in the asset pool securing your notes, that the size of the collateral certificates or credit card receivables transferred to the master owner trust and included in the asset pool securing your notes will be maintained or that credit card receivables will be repaid at a particular time or with a particular pattern.

         The master trust agreements provide that Chase USA must transfer additional credit card receivables to a credit card master trust if the total amount of principal receivables in that master trust falls below a specified amount of principal receivables. If the principal amount of assets included in an asset pool falls below certain levels, the master owner trust agreements provide that Chase USA must transfer additional credit card receivables or additional collateral certificates to the master owner trust and designate those credit card receivables or collateral certificates for inclusion in the applicable asset pool or Chase USA must increase the invested amount of an existing collateral certificate included in the applicable asset pool. There is no guarantee that Chase USA will have enough credit card receivables to transfer to the First USA Master Trust, the Chase Master Trust or any other applicable credit card master trust or to the master owner trust or that Chase USA will be able to transfer additional collateral certificates to the master owner trust and designate a collateral certificate for inclusion in the applicable asset pool or increase the invested amount of an existing collateral certificate included in the applicable asset pool. If Chase USA does not make an addition of credit card receivables to a master trust when it is required to do so by the applicable master trust agreement, a pay out event will occur with respect to the related collateral certificate for that master trust. If that collateral certificate is included in the asset pool securing your notes, this pay out event could result in an acceleration of or reduction in payments on your notes. Additionally, if Chase USA does not make an addition of assets to the master owner trust or increase the invested amount of an existing collateral certificate included in the asset pool securing your notes when it is required to do so by the applicable asset pool supplement, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See "The First USA Master Trust and the Chase Master Trust--Addition of Master Trust Assets" and "--Master Trust Pay Out Events," and "The Indenture--Early Amortization Events."

         Chase USA may change the terms of the consumer revolving credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

         As owner of the consumer revolving credit card accounts, Chase USA retains the right to change various terms and conditions of those credit card accounts, including finance charges and other fees it charges and the required minimum monthly payment. A pay out event for a collateral certificate or early amortization event for the notes could occur if Chase USA decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts. In addition, Chase USA may change the terms of those credit card accounts to maintain its competitive position in the credit card industry. Changes in the terms of those credit card accounts may reduce (1) the amount of credit card receivables arising under those credit card accounts, (2) the amount of collections on those credit card receivables, (3) the size of a collateral certificate issued by a credit card master trust to which those credit card accounts have been designated to have their credit card receivables transferred or
         (4) the amount of collections allocated to a collateral certificate. If consumer payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

         Chase USA has agreed that it will not change the terms of the consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust, the Chase Master Trust and the master owner trust or its policies relating to the operation of its credit card business, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless it reasonably believes such a change would not cause a pay out event to occur in the First USA Master Trust or the Chase Master Trust, as applicable, or an early amortization event to occur in the master owner trust and it takes the same action on its other substantially similar consumer revolving credit card accounts, to the extent permitted by those credit card accounts.

         Chase USA has no restrictions on its ability to change the terms of the consumer revolving credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause Chase USA to change consumer revolving credit card account terms.

         If Chase USA breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

         Chase USA, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the consumer revolving credit card accounts in each master trust portfolio, and as to the perfection and priority of each master trust trustee's security interest in the credit card receivables. Chase USA will make similar representations and warranties to the extent that credit card receivables are included as assets of the master owner trust. However, each master trust trustee does not and the master owner trust trustee - which is referred to in this prospectus as the "owner trustee" - will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

         If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Chase USA may claim rights to the related master trust's assets, or to the extent credit card receivables are included as assets of the master owner trust, to the assets of the master owner trust. If a representation or warranty is violated, Chase USA may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described in "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties," and "Sources of Funds to Pay the Notes--Master Owner Trust Representations and Warranties," Chase USA must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties," and "Sources of Funds to Pay the Notes--Master Owner Trust Representations and Warranties."

         There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

         The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

         In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the note. You should not purchase notes unless you understand and know you can bear the investment risks.

         If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

         If your notes are repaid early and this occurs at a time when prevailing interest rates are lower than when your notes were issued, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

         If the ratings of the notes are lowered or withdrawn, their market value could decrease.

         The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche when due and the ultimate payment of principal of that series, class or tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of a series, class or tranche of notes on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a series, class or tranche of notes, which could be caused by an early amortization event or an event of default. See "The Indenture--Early Amortization Events" and "--Events of Default."

         The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche. The ratings of that series, class or tranche may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of that series, class or tranche could decrease if its ratings are lowered or withdrawn.

         You may have limited or no ability to control actions under the indenture and any master trust agreements. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

         Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes. In the case of votes by holders of a series, class or tranche of notes or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

         Each collateral certificate will be an investor certificate under the applicable master trust agreements. Under each master trust agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to certain amendments to the applicable master trust agreements. In the case of votes, including a vote with regard to insolvency of Chase USA, by holders of all of the investor certificates, the applicable collateral certificate will be deemed to have voted with the majority of the outstanding series of investor certificates. In the event an equal percentage of the aggregate principal amount of all the investor certificates - without regard to the collateral certificate - vote in the positive and in the negative, the collateral certificate will be deemed to have voted in the negative. Consequently, the noteholders will not have the ability to determine whether and what actions should be taken but will be subject to the determination made by the holders of the other investor certificates of the applicable credit card master trust. In addition, in the event that the collateral certificate is the only investor certificate remaining outstanding under a credit card master trust, it will be deemed to have voted in the negative for any vote, including the sale, liquidation or disposition of the portion of the credit card receivables allocated to that collateral certificate.

         If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

         Your remedies may be limited if an event of default under your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your series, class or tranche of notes, any funds in a master owner trust bank account with respect to that series, class or tranche will be applied to pay principal of and interest on that series, class or tranche. Then, in each following month, principal collections and finance charge collections allocated to your series, class or tranche of notes will be deposited into the applicable master owner trust bank account and applied to make monthly principal and interest payments on that series, class or tranche until the legal maturity date of that series, class or tranche.

         However, if your series, class or tranche of notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of that series, class or tranche only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series.

         Following an event of default and acceleration, holders of the affected series, class or tranche of notes will have the ability to direct a sale of the assets in the asset pool securing that series, class or tranche only under the limited circumstances as described in "The Indenture--Events of Default" and "Sources of Funds to Pay the Notes--Sale of Assets."

         However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected tranche of notes direct the sale of a portion of the assets in the asset pool securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes.

         Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated series, class or tranche of notes.

                                   Glossary

         This prospectus uses defined terms. You can find a listing of defined terms in the "Glossary of Defined Terms" beginning on page 118 in this prospectus. Any term used but not defined in this prospectus is defined in the glossary of the accompanying prospectus supplement.


                            The Master Owner Trust

         Chase Issuance Trust, also called the "master owner trust" and the "issuer," is the issuer of the notes. The master owner trust's principal offices are at 1100 North Market Street, Wilmington, Delaware 19890-1600, in care of Wilmington Trust Company, as owner trustee. The master owner trust was previously known as the Bank One Issuance Trust.

         Chase Manhattan Bank USA, National Association is the depositor into the master owner trust and is referred to in this prospectus as "Chase USA." Chase USA became the depositor on [ ], 2004 - referred to herein as the "Merger Date" - upon the merger of Bank One, Delaware, National Association into Chase USA with Chase USA as the surviving entity. Prior to the Merger Date, Bank One, Delaware, National Association - referred to herein as "Bank One" - was the depositor into, and the servicer and administrator of, the master owner trust. Chase USA will be the servicer of all credit card receivables transferred to the master owner trust and will provide all administrative services on behalf of the master owner trust.

         The First USA Master Trust has issued the First USA Collateral Certificate that is an asset of the master owner trust. The Chase Master Trust has issued the Chase Collateral Certificate that is also an asset of the master owner trust. Chase USA is the owner of the consumer revolving credit card accounts designated to have their receivables included as assets of the master owner trust. Chase USA is responsible for servicing, managing and making collections on the credit card receivables in the First USA Master Trust, the Chase Master Trust and the master owner trust. Chase USA is also the depositor into and the servicer for other credit card master trusts and may become the depositor into and the servicer for other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates and that may issue collateral certificates to be held by the master owner trust.

         Chase USA will be the servicer and administrator for the master owner trust as described in "Sources of the Funds to Pay the Notes--Certain Matters Regarding the Servicer and the Administrator of the Master Owner Trust."

         The master owner trust's activities are limited to:

         o acquiring and holding collateral certificates, credit card receivables and the other assets of the master owner trust and the proceeds from those assets;

         o        issuing notes;

         o        making payments on the notes; and

         o engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the master owner trust as a "qualifying special purpose entity" under existing accounting literature.

         The assets of the master owner trust will be designated for inclusion in one or more asset pools. The assets securing any series of notes will be those of a specified asset pool and will generally not include the assets included in any other asset pool.

         As of the date of this prospectus the only asset pool is Asset Pool One; however, additional asset pools may be created in the future.

         The assets of the master owner trust that may be included in an asset pool may include:

         o collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates;

         o credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates;

         o the master owner trust bank accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes secured by that asset pool;

         o with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

         o with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

         The assets of the master owner trust that will be designated for inclusion in Asset Pool One currently consist of:

         o        the First USA Collateral Certificate;

         o        the Chase Collateral Certificate;

         o credit card receivables arising in certain consumer revolving credit card accounts owned by Chase USA; and

         o        funds on deposit in the master owner trust bank accounts.

         The master owner trust will establish a collection account for each asset pool to receive payments in respect of assets included in that asset pool, including amounts allocated to any collateral certificates and collections on credit card receivables that may be held directly by the master owner trust and included in that asset pool. The master owner trust will also maintain an excess funding account for each asset pool and will retain principal collections in that account that, if otherwise paid to Chase USA, as transferor, would have resulted in the Transferor Amount for that asset pool being less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool being less than the Minimum Pool Balance for that asset pool.

         UCC financing statements will be filed to perfect the security interests of the master owner trust and the collateral agent on behalf of the noteholders described herein.

         The master owner trust operates pursuant to an agreement, referred to in this prospectus and the accompanying prospectus supplement as the "trust agreement," between Chase USA, as transferor, and Wilmington Trust Company, as the owner trustee. The master owner trust does not have any officers or directors. Its sole beneficiary is Chase USA. As beneficiary, Chase USA will generally direct the actions of the master owner trust.

         Chase USA and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the master owner trust, as described in the trust agreement. Accordingly, neither the indenture trustee nor any noteholder will be entitled to vote on that amendment.

         In addition, the trust agreement may also be amended from time to time with the consent of Chase USA and the owner trustee and, (a) in the case of a significant change in the permitted activities of the master owner trust which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of each class and tranche of notes affected by the change and, (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by that amendment.

         However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

         o result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any collateral certificate or any credit card receivables or distributions that are required to be made for the benefit of the noteholders, or

         o result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.

         See "The Indenture--Tax Opinions for Amendments" for additional conditions to amending the trust agreement.


                                   Chase USA

         Chase USA, a wholly-owned subsidiary of JPMorgan Chase & Co., was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is chartered as a national bank and as such, is subject to regulation and supervision by the Office of the Comptroller of the Currency. Chase USA's activities are predominantly related to credit card lending and other forms of consumer lending.

         Subject to regulatory approval, on [ ], 2004 - referred to herein as the "Merger Date" - Bank One, Delaware, National Association will be merged into Chase Manhattan Bank USA, National Association - referred to herein as "Chase USA" - with Chase USA as the surviving entity.

         Chase USA is one of the largest issuers of VISA and MasterCard credit cards in the United States. Chase USA's revenues derive primarily from interest income and fees on its consumer revolving credit card accounts and Interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

         Chase USA offers a broad array of bankcard products to targeted segments of creditworthy consumers. Chase USA's primary target market is experienced users of general purpose credit products. The strategy of Chase USA is to offer uniquely tailored products to profitable consumer segments.

         Chase USA markets over 1,000 credit card products to customers throughout the United States. These products cover a range which includes standard card products, those that are identified and developed through data mining efforts, as well as products that are developed and marketed through affinity and co-branded relationships. Such products include designs that are built around affiliations, such as universities or fraternal organizations, co-brand relationships and programs with financial institutions and other upscale card products.

         In line with its product diversity, Chase USA has built and maintains a broad set of distribution channels. Chase USA is one of the leading direct mailers and telemarketers in the industry and manages a large active sales force to distribute its products via fairs, tradeshows and other events. Chase USA also markets its products through an array of Web sites and utilizes other direct response media channels for distribution.

         The principal executive office of Chase USA is located at White Clay Center Building 200, Route 273, Newark, Delaware 19711, telephone number (302) 575-5000.

                                   The Notes

         The following discussion and the discussions in "The Indenture" and certain sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture, the asset pool supplements and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the asset pool supplements and the indenture supplements.

         The following summaries describe certain provisions common to each series of notes.

General

         The prospectus supplement for a particular issuance of notes will specify the series that those notes are a part of and will also specify and describe the asset pool securing that series. Each series of notes will be issued pursuant to the indenture, an asset pool supplement for the asset pool securing that series and an indenture supplement. A copy of the form of each of those documents is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture does not limit the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the master owner trust that will be in addition to the debt obligations of the master owner trust represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes.

         Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series, if so specified in the accompanying prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called "tranches." Whenever a "class" of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of notes of that class, unless the context otherwise requires.

         The master owner trust may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes. See "--Required Subordinated Amount."

         Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

         The master owner trust may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the accompanying prospectus supplement.

         Each series, class and tranche of notes will be designated as being secured by a specific asset pool. The notes of each series will be allocated the applicable noteholder percentage of all Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the asset pool securing that series. The accompanying prospectus supplement will specify the noteholder percentages with respect to Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee during any period. If the notes of a series offered by this prospectus include more than one class or tranche, Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee for the related asset pool allocated to that series may be further allocated among each class or tranche in that series as described in the accompanying prospectus supplement.

         The notes of each series will share excess available principal collections with the other series secured by the same asset pool. In addition, if so specified in the accompanying prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess available finance charge collections. A group may include series secured by different asset pools for purposes of sharing excess available finance charge collections.

         If so specified in the accompanying prospectus supplement, the holders of notes of a particular series, class or tranche may also have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the accompanying prospectus supplement. The holders of a particular series, class or tranche of notes may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each credit enhancement provider or liquidity provider, as applicable, will be included in the accompanying prospectus supplement.

         The master owner trust will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Collections and Principal Collections which are allocated to that series, class or tranche after giving effect to all allocations and reallocations, amounts in any master owner trust bank accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of and interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the master owner trust, including any asset included in another asset pool, or any other person or entity for the payment of principal of or interest on that series, class or tranche.

         A note is not a deposit and none of the notes, any underlying collateral certificate or any credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

         Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

         Stated Principal Amount

         The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holder of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

         Outstanding Dollar Principal Amount

         For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche, as described in the accompanying prospectus supplement, less principal payments made to the noteholders. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche, as described in the applicable prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the accompanying prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal on that series, class or tranche.

         In addition, a series, class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding subaccount for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that series, class or tranche.

         Nominal Liquidation Amount

         The "Nominal Liquidation Amount" of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount at issuance of that class or tranche minus some reductions - including reductions for (1) reallocations of Principal Collections allocated to that class or tranche, (2) allocations of charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche and (3) deposits in the principal funding account or applicable principal funding subaccount for that class or tranche, plus increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

         There are four ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

         o For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections allocated to the related series of notes are allocated for that purpose.

         o For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Collections allocable to that series are available to reimburse earlier reductions in the Nominal Liquidation Amount of that series due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to senior notes and any other shortfall specified in the accompanying prospectus supplement for that series. Within each series of notes, the increases will be allocated first to the senior-most notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

         o For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding account for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the master owner trust pursuant to the indenture supplement for that series.

         o For all classes or tranches of notes, the Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

                  In a multiple tranche series, the increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

         The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

         o If Finance Charge Collections allocated to a series of notes are insufficient to fund the Default Amount allocated to that series, any uncovered Default Amount allocated to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, unless otherwise specified in the accompanying prospectus supplement, subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered Default Amount allocated to that series before senior notes.

                  In a multiple tranche series, while these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in that series in succession based on class designation, beginning with the tranches of the most subordinated notes. However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the accompanying prospectus supplement. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

         o If Principal Collections allocable to subordinated notes of a series of notes are reallocated to pay interest on senior notes, any shortfall in the payment of the portion of the servicing fee allocable to senior notes or any other shortfall specified in the accompanying prospectus supplement for the notes, the Nominal Liquidation Amount of the subordinated notes of that series will be reduced by the amount of the reallocations. The amount of the reallocation of Principal Collections allocated to a series of notes will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in that series in succession, beginning with the most subordinated notes. However, Principal Collections allocated to a series of notes will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount. In addition, no Principal Collections allocated to a series of notes will be reallocated to pay interest on a senior note or any portion of the servicing fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

                  For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the Floating Allocation Percentage.

         o The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

         o The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche.

         o Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero. See "Sources of Funds to Pay the Notes--Sale of Assets."

         Finance Charge Collections allocated to a series of notes will be applied, as described in the accompanying prospectus supplement, to cover the Default Amount allocated to that series. If Finance Charge Collections allocated to a series of notes are sufficient to cover the Default Amount allocated to that series, the Nominal Liquidation Amount of that series will not be reduced. Finance Charge Collections allocated to a series of notes also will be applied, as described in the accompanying prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of the notes of a series for any uncovered Default Amount allocated to that series or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes of that series. Finance Charge Collections allocated to that series used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Principal Collections allocated to that series. Principal Collections not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets of the master owner trust in order to maintain the Nominal Liquidation Amount of the notes.

         In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche. However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the servicing fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficiency is reimbursed through the application of Finance Charge Collections allocated to the applicable series, the stated principal amount of that class or tranche will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or by reallocations of Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of that class or tranche in full.

         The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

         The cumulative amount of reductions in the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs for any uncovered Default Amount in the asset pool securing that class or tranche or due to the reallocation of Principal Collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes will be limited as described in the accompanying prospectus supplement.

         Charge-offs for any uncovered Default Amount in an asset pool and reallocations of Principal Collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and do not affect series, classes or tranches of notes that are issued after that time.

Interest

         Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed on the dates specified in the accompanying prospectus supplement, each referred to herein as an "Interest Payment Date," or, if the Interest Payment Dates for any series, class or tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that series, class or tranche. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Finance Charge Collections allocated to that series, class or tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

         For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue on that series, class or tranche will be designated in the accompanying prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest is based will be designated in the accompanying prospectus supplement. In addition, the accompanying prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

         A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Scheduled Principal Payment Date of that series, class or tranche. Until the Scheduled Principal Payment Date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal amount of that series, class or tranche and reinvested in assets in the asset pool securing that series, class or tranche so long as an early amortization event or an event of default and acceleration with respect to that series, class or tranche has not occurred. If applicable, the accompanying prospectus supplement will specify the accretion rate to be borne by a series, class or tranche of discount notes after an event of default and acceleration or after its Scheduled Principal Payment Date.

         Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding Interest Payment Date - or, for the first period in which interest accrues, from the issuance date - through the day preceding the current Interest Payment Date, or any other period as may be specified in the accompanying prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on each Interest Payment Date.

         If interest on a series, class or tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that series, class or tranche. See "The Indenture--Events of Default."

Principal

         The timing of payment of principal of a series, class or tranche of notes will be specified in the accompanying prospectus supplement, and each date on which payment is made will be referred to herein as a "Principal Payment Date."

         Principal of a series, class or tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the asset pool securing that series, class or tranche to the applicable series or are not allocated to the class and tranche of notes to be paid. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

         It is not an event of default if the principal of a series, class or tranche of notes is not paid on its Scheduled Principal Payment Date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche. See "The Indenture--Events of Default."

         Principal of a series, class or tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an optional redemption, early amortization event or an event of default and acceleration occurs with respect to that series, class or tranche. See "The Indenture--Early Amortization Events" and "--Events of Default."

         See "Risk Factors" for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Subordination of Interest and Principal

         Interest and principal payments on subordinated notes of a series will be subordinated as described in the accompanying prospectus supplement.

         Principal Collections allocated to a series of notes may first be applied to pay interest on senior notes of that series or the portion of the servicing fee allocable to senior notes of that series. In addition, unless otherwise indicated in the accompanying prospectus supplement, subordinated notes of a series bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount in the asset pool securing that series of notes before senior notes of that series. In a multiple tranche series, charge-offs for any uncovered Default Amount in the asset pool securing that series and allocated to that series are generally allocated first to each tranche of notes of that series pro rata based upon that tranche's Nominal Liquidation Amount and then reallocated from the tranches of senior notes to the tranches of subordinated notes of that series, reducing the Nominal Liquidation Amount of those tranches to the extent credit enhancement in the form of subordination is still available for the tranches of senior notes. See "--Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount."

         In addition, Principal Collections allocated to a series of notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes before being applied to the principal funding subaccounts of subordinated notes of that series.

Required Subordinated Amount

         The required subordinated amount of a class or tranche of senior notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount will be specified in the applicable prospectus supplement. No class or tranche of a series may be issued unless the required subordinated amount for that class or tranche is available at the time of its issuance, as described in the accompanying prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement, referred to as "usage," to determine whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

Redemption and Early Amortization of Notes

         If so specified in the accompanying prospectus supplement, the servicer of the master owner trust may, at its option, redeem the notes of any series, class or tranche of notes before its Scheduled Principal Payment Date at any time when the outstanding principal amount of the noteholders' interest in that series, class or tranche is less than 10% - or any other percentage that is specified by the servicer, consistent with sale treatment under generally accepted accounting principles and regulatory accounting principles
- of the highest outstanding dollar principal amount at any time of that series, class or tranche. The accompanying prospectus supplement will indicate at what times and under what conditions, including any subordination provisions of the senior notes of that series, the servicer of the master owner trust may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The servicer of the master owner trust will give notice to holders of the affected series, class or tranche of notes before any optional redemption date.

         If so specified in the accompanying prospectus supplement, a noteholder may, at its option, require the master owner trust to redeem notes before the Scheduled Principal Payment Date of a series, class or tranche of notes. The accompanying prospectus supplement will indicate at what times and under what conditions a noteholder may exercise that right to require redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

         In addition, if an early amortization event occurs with respect to any series, class or tranche of notes, the master owner trust will be required to repay each series, class or tranche of the affected notes before the Scheduled Principal Payment Date of that series, class or tranche, but only to the extent funds are available for that repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The master owner trust will give notice to holders of the affected notes before an early amortization date. See "The Indenture--Early Amortization Events" for a description of the early amortization events and their consequences to noteholders.

         Whenever the master owner trust repays a series, class or tranche of notes, it will do so only to the extent of Finance Charge Collections and Principal Collections - including any amounts received under any derivative agreement, any amounts received under any supplemental credit enhancement agreement, any amounts received under any supplemental liquidity agreement and any amounts in the master owner trust bank accounts not included in Finance Charge Collections and Principal Collections - allocated to that series, class or tranche, and only to the extent that the notes to be redeemed or repaid are not necessary to provide required subordination for more senior notes. A noteholder will have no claim against the master owner trust if the master owner trust fails to make a required redemption or repayment of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed or repaid are required to provide subordination for senior notes. The failure to redeem or repay before the legal maturity date under these circumstances will not be an event of default.

Final Payment of the Notes

         Holders of a series, class or tranche of notes will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the master owner trust under a derivative agreement with respect to principal of that series, class or tranche.

         Following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets in the asset pool securing that affected series, class or tranche, will be sold generally in an aggregate amount not to exceed 105% of the Nominal Liquidation Amount of that affected series, class or tranche, subject to any further limitations specified in the accompanying prospectus supplement. The proceeds of that sale will be applied, first, to pay the outstanding dollar principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche on the date of the sale.

         A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche will have no further right or claim, and the master owner trust will have no further obligation or liability for principal or interest, on the earliest to occur of:

         o the date on which the outstanding dollar principal amount of that series, class or tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of collateral and payments to be made on that date, is reduced to zero and all accrued, past due and additional interest on that series, class or tranche is paid in full;

         o the legal maturity date of that series, class or tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of collateral and payments to be made on that date; or

         o the date on which a sale of assets has taken place with respect to that series, class or tranche, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

Issuances of New Series, Classes and Tranches of Notes

         Unless otherwise specified in the accompanying prospectus supplement, the master owner trust may issue new notes of any series, class or tranche only if the conditions of issuance are met or waived as described below. These conditions include:

         o on or prior to the third Business Day before a new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

         o on or prior to the date that new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency a certificate to the effect that:

                  -- the master owner trust reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the applicable collateral agent for the asset pool securing the series, classes and tranches of notes then outstanding;

                  -- all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

                  -- the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

                  -- the master owner trust has satisfied any other matters as reasonably requested by the indenture trustee;

         o on or prior to the date that the new issuance is to occur, the master owner trust delivers to the indenture trustee and each rating agency an opinion of counsel - which may be from internal counsel to the master owner trust - that all laws and requirements with respect to the execution and delivery by the master owner trust of the new notes have been complied with, the master owner trust has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the master owner trust, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the master owner trust enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture equally and ratably with all other notes outstanding, if any, of that series, class or tranche as the new notes, subject to the terms of the indenture, each indenture supplement and each terms document;

         o on or prior to the date the new issuance is to occur, if any additional conditions to the issuance of the new notes are specified in writing to the master owner trust by a rating agency that has rated any outstanding series, class or tranche of notes either the master owner trust satisfies those conditions or the master owner trust obtains written confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

         o        in the case of bearer notes, the notes will be described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

         o on or prior to the date that the new issuance is to occur, the master owner trust delivers to the indenture trustee an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

         o in the case of foreign currency notes, the master owner trust has appointed one or more paying agents in the appropriate countries;

         o        the required subordination amount condition is satisfied;
                  and

         o any other conditions specified in the accompanying prospectus supplement are satisfied.

         If the master owner trust obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

         The master owner trust and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

         There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple issuance series, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the master owner trust will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the master owner trust will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to the Class C reserve account, will be increased proportionately to reflect the principal amount of the additional notes.

         When issued, the additional notes of a series, class or tranche will be identical in all respects to the other outstanding notes of that series, class or tranche and will equally and ratably be entitled to the benefits of the indenture and the related indenture supplement applicable to those notes with the other outstanding notes of that series, class or tranche without preference, priority or distinction.

         Chase USA may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue further notes equal in rank to the series, class or tranche of notes offered by the accompanying prospectus supplement in all respects - or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or except for the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In

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

addition, Chase USA, or an affiliate, may retain notes of a series, class or tranche upon initial issuance or upon a reopening and may sell them on a subsequent date.

Payments on Notes; Paying Agent

         The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described in "--Book-Entry Notes" unless the stated principal amount of the notes is denominated in a foreign currency.

         The master owner trust, the indenture trustee and any agent of the master owner trust or the indenture trustees will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

         The master owner trust will make payments on a note (1) to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable and (2) to the bearer of a note in bearer form upon presentation of that bearer note on the related Interest Payment Date or Principal Payment Date, as applicable.

         The master owner trust has designated the corporate trust office of Wells Fargo Bank, National Association as its paying agent for the notes of each series. The master owner trust will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in a supplement to this prospectus. The master owner trust may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the master owner trust will be required to maintain a paying agent in each place of payment for a series, class or tranche of notes.

         After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the master owner trust. After funds are repaid to the master owner trust, the holder of that note may look only to the master owner trust for payment of that principal or interest.

Denominations

         The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

         The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.

Governing Law

         The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

         The notes offered by this prospectus will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "--Book-Entry Notes."

         A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

         Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the master owner trust designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

         The master owner trust has appointed Wells Fargo Bank, National Association as the note registrar for the notes. The master owner trust also may at any time designate additional transfer agents for any series, class or tranche of notes. The master owner trust may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the master owner trust will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

         The accompanying prospectus supplement may state that application will be made to list your series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

         The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described in "--Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

         Each global note will be deposited with The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

         The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

         Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system - such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee - or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking or through Euroclear Bank S.A/N.V., as operator of the Euroclear system.

         Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

         As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

         o the ownership interests of its participants, including the U.S. depositories; and

         o all transfers of ownership interests between its participants.

         The participants and indirect participants, in turn, will maintain records showing:

         o the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

         o        all transfers between these persons.

         Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

         The master owner trust, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's records relating to book-entry notes. The master owner trust, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

         Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in "--Definitive Notes," all references to "holders" of notes means DTC. The master owner trust, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

         Beneficial owners of book-entry notes should realize that the master owner trust will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

         Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the master owner trust that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

         Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

         Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

         DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking

         Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear. Clearstream Banking currently accepts over 110,000 securities issues on its books.

         Clearstream Banking customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear System

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A/N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         This information about DTC, Clearstream Banking and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

         The master owner trust will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the master owner trust's paying agent at the office of the paying agent that the master owner trust designates for that purpose.

         In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

         Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

         Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

         Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

         In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

         Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

         Because of time-zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that Business Day. Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the Business Day following settlement in DTC.

         Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

         Beneficial owners of book-entry notes may exchange those notes for physical form or definitive notes registered in their name only if:

         o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the master owner trust is unable to find a qualified replacement for DTC;

         o the master owner trust, in its sole discretion, elects to terminate the book-entry system through DTC; or

         o any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

         If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

         The master owner trust will replace at the expense of the holder any mutilated notes upon surrender of that note to the indenture trustee. The master owner trust will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the master owner trust and the indenture trustee. In the case of a destroyed, lost or stolen note, the master owner trust and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the master owner trust before a replacement note will be issued.


                       Sources of Funds to Pay the Notes

General

         The master owner trust's primary assets will consist of credit card receivables that arise in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates that have been designated to have their credit card receivables transferred to the master owner trust and designated for inclusion in a particular asset pool and collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable credit card master trust or applicable securitization special purpose entity. In addition to credit card receivables and collateral certificates, the assets of the master owner trust will include master owner trust bank accounts. The assets of the master owner trust may also include the benefits of one or more derivative agreements, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.

         The master owner trust owns a collateral certificate issued by the First USA Master Trust, referred to in this prospectus as the "First USA Collateral Certificate". For a description of the First USA Collateral Certificate, see "--The First USA Collateral Certificate and the Chase Collateral Certificate." For a description of the First USA Master Trust, see "The First USA Master Trust and the Chase Master Trust." The master owner trust also owns a collateral certificate issued by the Chase Master Trust, referred to in this prospectus as the "Chase Collateral Certificate." For a description of the Chase Collateral Certificate, see "--The First USA Collateral Certificate and the Chase Collateral Certificate." For a description of the Chase Master Trust, see "The First USA Master Trust and the Chase Master Trust." The master owner trust also owns receivables arising in consumer revolving credit card accounts owned by Chase USA that Chase USA has designated to be transferred to the master owner trust. For a description of the credit card receivables included in the master owner trust, see "Chase USA's Credit Card Portfolio--Composition of Master Owner Trust Receivables" in the accompanying prospectus supplement.

         Each collateral certificate and credit card receivable transferred to the master owner trust will be designated for inclusion in a specified asset pool. Payment of principal of and interest on each series, class or tranche of notes will be secured primarily by the assets in a particular asset pool. As of the date of this prospectus, the only asset pool is Asset Pool One; however, additional asset pools may be created in the future. The First USA Collateral Certificate, the Chase Collateral Certificate and credit card receivables arising in consumer revolving credit card accounts owned by Chase USA currently designated for inclusion in the master owner trust are included in Asset Pool One.

         The composition of an asset pool - including Asset Pool One - will likely change over time due to:

         o the master owner trust's ability to increase and decrease the size of an existing collateral certificate included in that asset pool, such as the First USA Collateral Certificate and the Chase Collateral Certificate in the case of Asset Pool One;

         o the master owner trust's ability to designate additional collateral certificates for inclusion in that asset pool and to increase and decrease the size of those collateral certificates;

         o the master owner trust's ability to designate additional consumer revolving credit card accounts to have their credit card receivables included in that asset pool; and

         o changes in the composition of the credit card receivables in the credit card master trusts or in that asset pool, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional consumer revolving credit card accounts are designated to have their credit card receivables included in that master trust or asset pool and consumer revolving credit card accounts are designated to have their credit card receivables removed from those master trusts or from that asset pool.

         In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate in that asset pool or directly in credit card receivables included in that asset pool or paid to noteholders whose notes are secured by that asset pool or to Chase USA as holder of the Transferor Certificate for that asset pool or deposited in the excess funding account for that asset pool.

         Chase USA can increase the Invested Amount of an existing collateral certificate included in an asset pool on any day in order to accommodate the issuance of new notes to be secured by that asset pool or solely to increase the Transferor Amount for that asset pool. If there are multiple collateral certificates and credit card receivables included in an asset pool, Chase USA can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the Invested Amount of the other existing collateral certificates or the principal amount of credit card receivables included in an asset pool will result in a change in the composition of that asset pool. All newly generated credit card receivables arising in consumer revolving credit card accounts that have been designated to the master owner trust for inclusion in an asset pool will be transferred to the master owner trust and designated for inclusion in that asset pool. The amount of credit card receivables included in an asset pool will likely fluctuate daily as collections are received, credit card receivables are written off as uncollectible and new charges are made. The credit quality of credit card receivables, if any, which will be included in an asset pool on any day may not be the same as the credit quality of the credit card receivables already included in an asset pool. Alternatively, principal payments received on a collateral certificate not allocated to noteholders or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes of that series, or not required to be deposited to a principal funding account for the benefit of a series of notes, need not be reinvested in that collateral certificate. For example, these payments can instead be reinvested in another collateral certificate or paid to Chase USA, thereby resulting in a shift in the composition of the asset pool. If the transferor amount of the credit card master trust is sufficient, and Chase USA is the transferor for both that master trust and the master owner trust, the amount of a collateral certificate may be increased with a resulting decrease of the transferor interest in the credit card master trust and an increase in the Transferor Amount in the master owner trust. Any principal collections received under an existing collateral certificate without a corresponding reinvestment or increase in that collateral certificate will decrease the size of that collateral certificate. In addition, each collateral certificate is subject to its own pay out events under the terms of the applicable master trust agreement. The occurrence of a pay out event with respect to an existing collateral certificate will result in the commencement of the amortization period for that collateral certificate. The collections received by the master owner trust upon the commencement of the First USA Collateral Certificate Amortization Period or the Chase Collateral Certificate Amortization Period may be reinvested in another existing collateral certificate in the same asset pool or directly in credit card receivables arising under consumer revolving credit card accounts designated to have their credit card receivables included in that asset pool.

         The following discussions pertain to the First USA Collateral Certificate and the Chase Collateral Certificate, which are currently the only collateral certificates in Asset Pool One. However, as indicated above, the composition of Asset Pool One is expected to change over time, and additional collateral certificates and additional credit card receivables may be designated for inclusion in Asset Pool One in the future. The pertinent characteristics of the credit card receivables included in the master owner trust are described in the accompanying prospectus supplement. In addition, in the event additional collateral certificates are designated for inclusion in Asset Pool One, the pertinent characteristics of the collateral certificates added will be described in each applicable prospectus supplement.

The First USA Collateral Certificate and the Chase Collateral Certificate

         As of the date of this prospectus, in addition to credit card receivables, Asset Pool One includes the First USA Collateral Certificate issued by the First USA Master Trust and the Chase Collateral Certificate issued by the Chase Master Trust. The following discussion and certain discussions in the accompanying prospectus supplement summarize the material terms of each of the First USA Collateral Certificate and the Chase Collateral Certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the First USA Master Trust agreement, the First USA Collateral Certificate, the Chase Master Trust agreement and the Chase Collateral Certificate, as applicable. For a description of Chase USA's credit card activities, see "Chase USA's Credit Card Activities" and for a description of the First USA Master Trust and the Chase Master Trust and the assets of each Master Trust, see "The First USA Master Trust and the Chase Master Trust."

         The First USA Collateral Certificate represents an undivided interest in the assets of the First USA Master Trust. The First USA Collateral Certificate is the only certificate issued pursuant to Series 2002-CC of the First USA Master Trust. The Chase Collateral Certificate represents an undivided interest in the assets of the Chase Master Trust. The Chase Collateral Certificate is the only certificate issued pursuant to Series 2004-[ ] of the Chase Master Trust. The assets of each Master Trust consist primarily of credit card receivables arising in consumer revolving credit card accounts that have been designated to have their credit card receivables transferred to the applicable Master Trust. The amount of credit card receivables in each Master Trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from either the First USA Master Trust or the Chase Master Trust, as applicable, and as other credit card receivables are paid off, charged off as uncollectible, or otherwise adjusted.

         Neither the First USA Collateral Certificate nor the Chase Collateral Certificate has a specified interest rate. The master owner trust, as holder of the First USA Collateral Certificate and the Chase Collateral Certificate, is entitled to receive its allocable share of First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections, Chase Master Trust Finance Charge Collections and Chase Master Trust Principal Collections and is assessed its allocable share of the First USA Master Trust Default Amount and the Chase Master Trust Default Amount. In addition, the master owner trust, as holder of the First USA Collateral Certificate, is obligated to pay the First USA Master Trust Investor Monthly Servicing Fee and the master owner trust, as holder of the Chase Collateral Certificate, is obligated to pay the Chase Master Trust Investor Monthly Servicing Fee.

         For the First USA Master Trust, finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust. As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, an amount equal to the First USA Master Trust Interchange Amount will be treated as finance charge collections for the First USA Master Trust. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust. For the First USA Master Trust, principal receivables are amounts charged by cardholders on consumer revolving credit card accounts designated for inclusion in the First USA Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all amounts billed to cardholders on the consumer revolving credit card accounts (other than finance charge receivables), but reduced by discount receivables. First USA Master Trust Recoveries are generally treated as First USA Master Trust Principal Collections.

         For the Chase Master Trust, finance charge receivables are all periodic finance charges, cash advance fees and late fees and similar fees and charges, annual membership fees and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the Chase Master Trust to the extent such fees are categorized as finance charge receivables. An amount equal to the Chase Master Trust Interchange Amount, if any, Chase Master Trust Recoveries, if any, insurance proceeds and investment earnings from any of the Chase Master Trust accounts are generally treated as Chase Master Trust Finance Charge Collections. However, an amount generally equal to the Chase Collateral Certificate Floating Allocation Percentage of the Chase Master Trust Recoveries will be reallocated for purposes of payments to the master owner trust and treated as collections of principal receivables and an equivalent amount will be subtracted from the portion of the Chase Master Trust Default Amount borne by the holder of the Chase Collateral Certificate. Finance charge collections will not include charges for credit insurance. For the Chase Master Trust, principal receivables are amounts charged by cardholders on consumer revolving credit card accounts designated for inclusion in the Chase Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all other amounts billed to cardholders on the consumer revolving credit card accounts (other than finance charge receivables).

         Each Collateral Certificate has a fluctuating Invested Amount. Each month, each Collateral Certificate will decrease by its allocable share of applicable Master Trust Principal Collections and Master Trust Default Amounts and will increase by the amount of the Reinvestment Amount for Asset Pool One applied to increase the Invested Amount of that Collateral Certificate. In addition, the Invested Amount of a Collateral Certificate will increase by the amount of any additional investment in that Collateral Certificate that is funded through the issuance of a new series, class or tranche of notes secured by Asset Pool One or through an increase in the Asset Pool One Transferor Amount.

         The Invested Amount of a Collateral Certificate, as of the close of business on any day, is equal to:

         o the Invested Amount of that Collateral Certificate as of the close of business on the prior day - or, with respect to the first day of the first month, the initial Invested Amount of that Collateral Certificate; plus

         o the amounts of any additional investment in or increases with respect to that Collateral Certificate on that day; minus

         o the applicable Master Trust Principal Collections allocated to that Collateral Certificate and paid on that day, including amounts paid with respect to remaining principal shortfalls; minus

         o the applicable Master Trust Default Amount allocated to that Collateral Certificate for that day.

         The Master Trust Transferor Interest for each Master Trust which is owned by Chase USA, represents the interest in the principal receivables in the applicable Master Trust not represented by any other series of investor certificates, including the Collateral Certificate issued by that Master Trust.

         Each month, each Master Trust will allocate Master Trust Finance Charge Collections, Master Trust Principal Collections and the Master Trust Default Amount to the investor certificates outstanding under the applicable Master Trust, including the First USA Collateral Certificate and the Chase Collateral Certificate.

         Allocations of the Master Trust Finance Charge Collections, the Master Trust Principal Collections, and the Master Trust Default Amount are generally made pro rata among (1) each series of investor certificates issued by the applicable Master Trust, including the Collateral Certificates, based on each investor certificate's respective Invested Amount, (2) Chase USA, as the transferor, based on the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, and (3) in certain circumstances, the interest of certain credit enhancement providers.

         For all investor certificates in the First USA Master Trust and the Chase Master Trust, with the exception of the First USA Collateral Certificate and the Chase Collateral Certificate, Master Trust Principal Collections are allocated similarly to the allocation of Master Trust Finance Charge Collections when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, Master Trust Principal Collections for the Master Trusts are allocated differently when principal amounts are needed to be deposited into the principal funding accounts for other series issued under the applicable Master Trust or paid to the investors in that Master Trust. When the principal amount of an investor certificate, other than the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable, begins to accumulate or amortize, Master Trust Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by Master Trust Principal Collections deposited to a principal funding account for that Master Trust or paid to investors in that Master Trust. During this time of accumulation or amortization, allocations of Master Trust Principal Collections to the investors in a series of investor certificates issued by the applicable Master Trust, other than the applicable Collateral Certificate, are based on the Invested Amount of that series "fixed" at the time immediately before the first deposit of Master Trust Principal Collections into a principal funding account or the time immediately before the first payment of Master Trust Principal Collections to investors of that series.

         Each Collateral Certificate is allocated Master Trust Principal Collections during a Collateral Certificate Revolving Period in a manner similar to the allocation of Master Trust Finance Charge Collections. During a Collateral Certificate Amortization Period Master Trust Principal Collections are allocated to the applicable Collateral Certificate based on the highest Invested Amount of that Collateral Certificate during the last month of the most recent Collateral Certificate Revolving Period for that Collateral Certificate.

         A Collateral Certificate Amortization Period will include any month during which the sum of the Master Trust Principal Collections and the Master Trust Default Amount allocated to that Collateral Certificate exceeds the amount of the Master Trust Additional Invested Amounts for that Collateral Certificate for that month. It is expected that the First USA Collateral Certificate and the Chase Collateral Certificate will each have more than one Collateral Certificate Revolving Period and more than one Collateral Certificate Amortization Period. Upon the occurrence of certain pay out events, with respect to a Collateral Certificate, a Collateral Certificate Amortization Period for that Collateral Certificate will commence and will continue until the Invested Amount of that Collateral Certificate is paid in full. A pay out event with respect to the First USA Collateral Certificate will not cause a pay out event with respect to the Chase Collateral Certificate and vice versa. The collections received by the master owner trust from a Collateral Certificate upon the occurrence of a pay out event for that Collateral Certificate may be reinvested in another collateral certificate in Asset Pool One or in Master Owner Trust Eligible Receivables or will be paid to the noteholders or Chase USA as holder of the Transferor Certificate for Asset Pool One. For a description of pay out events that will cause the First USA Collateral Certificate or the Chase Collateral Certificate to enter an Amortization Period, see "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and First USA Master Trust Default Amounts to the First USA Collateral Certificate during the First USA Collateral Certificate Revolving Period, see the definition of "First USA Collateral Certificate Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Principal Collections to the First USA Collateral Certificate during the First USA Collateral Certificate Amortization Period, see the definition of "First USA Collateral Certificate Principal Allocation Percentage" in the "Glossary of Defined Terms."

         For a detailed description of the percentage used by the servicer for the Chase Master Trust in allocating Chase Master Trust Finance Charge Collections, Chase Master Trust Principal Collections and Chase Master Trust Default Amounts to the Chase Collateral Certificate during the Chase Collateral Certificate Revolving Period, see the definition of "Chase Collateral Certificate Floating Allocation Percentage" in the "Glossary of Defined Terms." For a detailed description of the percentage used by the servicer for the Chase Master Trust in allocating Chase Master Trust Principal Collections to the Chase Collateral Certificate during the Chase Collateral Certificate Amortization Period, see the definition of "Chase Collateral Certificate Principal Allocation Percentage" in the "Glossary of Defined Terms."

         For a detailed description of the application of collections and allocation of defaults by the First USA Master Trust or the Chase Master Trust, see "The First USA Master Trust and the Chase Master Trust--Application of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges."

         For a detailed description of the servicing fee to be paid with respect to the First USA Collateral Certificate or the Chase Collateral Certificate, see "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Servicing Compensation, Chase Master Trust Servicing Compensation and Payment of Expenses."

Deposit and Application of Funds in the Master Owner Trust

         The servicer of the master owner trust will allocate to each asset pool the Finance Charge Collections, Principal Collections, the Default Amount and the servicing fee allocated to the assets of the master owner trust that are included in that asset pool. The applicable collateral agent for each asset pool will, at the direction of the servicer, allocate to each series of notes secured by an asset pool the product of:

         o        the applicable Noteholder Percentage for that series and

         o the amount of Finance Charge Collections for that asset pool plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool.

The applicable collateral agent for each asset pool will also, at the direction of the servicer, allocate to each series of notes secured by that asset pool

         o the product of (1) the applicable Noteholder Percentage for that series and (2) the amount of Principal Collections for that asset pool,

         o the product of (1) the applicable Noteholder Percentage for that series and (2) the Default Amount for that asset pool, and

         o the product of (1) the applicable Noteholder Percentage for that series and (2) the servicing fee for that asset pool. The Noteholder Percentage for each series of notes will be specified in the accompanying prospectus supplement. Finance Charge Collections, Principal Collections, the Default Amount and the servicing fees allocated to the holders of notes of any series will be applied as described in the accompanying prospectus supplement.

         Additional amounts may be allocated to a series, class or tranche of notes if the noteholders of that series, class or tranche have the benefit of a derivative agreement, a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of a derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, including how any payments made pursuant to any of these agreements will be applied, will be included in the accompanying prospectus supplement for any series, class or tranche of notes that has the benefits of those agreements.

         If Principal Collections allocated to the notes of any series for any month are less than the targeted monthly principal payment or deposit for that series of notes, and any series of notes secured by the same asset pool has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes secured by that asset pool will be applied to cover the principal shortfalls of each other series of notes secured by that asset pool, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series secured by that asset pool. If, after the application of excess Principal Collections from other series of notes secured by the same asset pool, shortfalls still exist in Principal Collections allocated to a series, then Collateral Certificate Principal Shortfall Payments, if any, from applicable credit card master trusts will be applied to cover the remaining principal shortfalls.

         In the case of a series of notes having more than one class or tranche, Principal Collections and Finance Charge Collections allocated to that series of notes will be further allocated and applied to each class or tranche of notes in the manner and order of priority described in the accompanying prospectus supplement.

         Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the accompanying prospectus supplement, the portion of the Nominal Liquidation Amount related to that series, class or tranche of notes will be reduced to zero and that series, class or tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master owner trust or be allocated a portion of the Default Amount or the servicing fee for that asset pool. For a discussion on how assets are selected for sale if multiple assets exist, see "--Sale of Assets."

         The servicer will allocate to the holder of the Transferor Certificate for each asset pool, the Transferor Percentage for that asset pool of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool, Principal Collections, the Default Amount and the servicing fee allocated to that asset pool. However, if the Transferor Amount for that asset pool is, or as a result of the allocation would become, less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool is, or as a result of the payment would become, less than the Minimum Pool Balance for that asset pool, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account for that asset pool. Finance Charge Collections allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain bank accounts, such as the principal funding account, for the benefit of noteholders to the extent specified in the accompanying prospectus supplement.

Transferor Amount

         The Transferor Amount for each asset pool, which may be held either in an uncertificated form or evidenced by a Transferor Certificate, will be held by Chase USA or an affiliate. The Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part subject to certain limitations and conditions described in the indenture and indenture supplement.

         The Transferor Amount will fluctuate due to changes in the aggregate Invested Amount of the collateral certificates, the amount of principal receivables in the asset pool and the aggregate Nominal Liquidation Amount of all notes secured by that asset pool. The Transferor Amount for an asset pool will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes secured by that asset pool due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in that asset pool without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes secured by that asset pool. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes secured by that asset pool, assuming that there is not a corresponding increase in the principal amount of the assets included in that asset pool.

         Each asset pool will have a Required Transferor Amount. The Required Transferor Amount for an asset pool for any month will generally equal a designated percentage of the amount of principal receivables in that asset pool.

         If, as determined on any Determination Date, the Transferor Amount for an asset pool is less than the Required Transferor Amount for that asset pool, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or Chase USA will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool as described in "--Addition of Assets." If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in an asset pool or Chase USA fails to increase the Invested Amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool.

Minimum Pool Balance

         The "Pool Balance" for an asset pool for any month is comprised of
(1) the Invested Amount of the outstanding collateral certificates included in that asset pool at the end of the month plus (2) the amount of principal receivables in that asset pool at the end of the month plus (3) the amount on deposit in the excess funding account for that asset pool at the end of the month.

         In addition to the Required Transferor Amount requirement, each asset pool, including Asset Pool One, will have a Minimum Pool Balance requirement.

         The Minimum Pool Balance for an asset pool for any month will generally be an amount equal to the sum of (1) for all series, classes and tranches of notes secured by that asset pool in their revolving period, the sum of the Nominal Liquidation Amounts of those series, classes and tranches, as measured as of the close of business on the last day of that month and (2) for all series, classes and tranches of notes secured by that asset pool in their amortization period, the sum of the Nominal Liquidation Amount of those series, classes and tranches, each as measured as of the close of business on the last day of the most recent revolving period with respect to those series, classes or tranches, excluding any series, class or tranche of notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in the following month and any series, class or tranche of notes secured by that asset pool which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

         If, as determined on any Determination Date, the Pool Balance for an asset pool is less than the Minimum Pool Balance for that asset pool for the prior month, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the master owner trust and the master owner trust will be required to designate those additional collateral certificates or credit card receivables for inclusion in that asset pool or Chase USA will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool as described in "--Addition of Assets." If the master owner trust is unable to designate additional collateral certificates or credit card receivables for inclusion in that asset pool or if Chase USA fails to increase the Invested Amount of an existing collateral certificate included in that asset pool when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool. See "The Indenture--Early Amortization Events."

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

         With respect to each month, if (1) the Transferor Amount for an asset pool is, or as a result of a payment would become, less than the Required Transferor Amount for that asset pool or (2) the Pool Balance for an asset pool is, or as a result of a payment would become, less than the Minimum Pool Balance for that asset pool, the applicable collateral agent will, at the direction of the servicer, allocate Principal Collections for that asset pool that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account for that asset pool in an amount equal to the greater of the amount by which the Transferor Amount for that asset pool would be less than the Required Transferor Amount for that asset pool and the amount by which the Pool Balance for that asset pool would be less than the Minimum Pool Balance for that asset pool, each determined with respect to the related month.

         Amounts on deposit in the excess funding account will be applied as described in the accompanying prospectus supplement.

Reinvestment in Collateral

         On each First Note Transfer Date, the Reinvestment Amount for the prior month for each asset pool will be applied for each asset pool in the following order of priority:

         o if the assets included in that asset pool include one or more collateral certificates, the servicer, on behalf of the master owner trust, will specify the amount of the Reinvestment Amount for that asset pool to be applied in order to increase the Invested Amount of each existing collateral certificate included in that asset pool. This amount will be determined by the servicer, on behalf of the master owner trust, in its own discretion, and no reinvestment will be required. However, the servicer, on behalf of the master owner trust, will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool if the Transferor Amount for that asset pool for the prior month did not equal or exceed the Required Transferor Amount for that asset pool for the prior month or the Pool Balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month and Chase USA elects to increase the Invested Amount of one or more existing collateral certificates in that asset pool as described in "--Addition of Assets," so long as the related transfer and servicing agreement and master trust agreement allow that reinvestment and the transferor or seller for the related master trust agrees to the reinvestment; and

         o the remaining amount will be paid to the holder of the Transferor Certificate for the applicable asset pool; but, if the Transferor Amount for that asset pool for the prior month did not equal or exceed the Required Transferor Amount for that asset pool for the prior month or the Pool Balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month, after application of the Reinvestment Amount, if any, described above, the remaining amount will be deposited by the servicer in the excess funding account for the applicable asset pool.

         "Reinvestment Amount" means, for any asset pool and any month, an amount equal to:

         o        the sum of:

                  -- the Principal Collections allocated to that asset pool for that month, plus

                  -- the Finance Charge Collections allocated to that asset pool and similar amounts applied with respect to the Default Amount for all notes secured by that asset pool and the Nominal Liquidation Amount Deficit for all series of notes secured by that asset pool for that month, plus

                  -- any other amounts specified in the accompanying prospectus supplement, plus

                  -- with respect to each series of notes secured by that asset pool, the portion of the amount on deposit in the principal funding account for each series that is in excess of the amount targeted to be on deposit in the principal funding account for that series and that is paid to the master owner trust pursuant to the indenture supplement for that series, plus

                  -- U.S. dollar payments which will be received under any derivative agreements with respect to principal for that month, plus

                  -- the aggregate amount of the accretion of principal on all discount notes secured by that asset pool with respect to that month paid to the master owner trust pursuant to the related indenture supplement for those discount notes, minus

         o        the sum of:

                  -- the aggregate amount deposited in principal funding accounts in respect of the notes secured by that asset pool for each Note Transfer Date related to that month plus

                  -- the amount of Principal Collections reallocated to pay any portion of the targeted interest deposit amount and any portion of the noteholder's share of the servicing fee for that asset pool for that month.

         In addition, the Reinvestment Amount for Asset Pool One will include an amount equal to the Collateral Certificate Principal Shortfall Payments for Asset Pool One for that month.

Increases in the Invested Amount of an Existing Collateral Certificate

         In addition to the increases described in "--Reinvestment in Collateral," the Invested Amount of any existing collateral certificate included in an asset pool may be increased by the master owner trust and the applicable transferor on any Business Day in connection with the issuance of an additional series, class or tranche of notes secured by that asset pool or the increase of the Transferor Amount for that asset pool.

         Increases in the Invested Amount of an existing collateral certificate included in an asset pool will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the applicable transferor, which funding may be in cash or through an increase in the Transferor Amount for the asset pool in which that collateral certificate has been designated for inclusion.

         Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in an asset pool in the two prior paragraphs and in "--Reinvestment in Collateral," the Invested Amount of an existing collateral certificate included in an asset pool will not be increased, and reinvestment in that collateral certificate will not be permitted, if an early amortization event has occurred with respect to the notes secured by the applicable asset pool as a result of a failure to transfer additional assets to the master owner trust to be designated for inclusion in that asset pool or a failure to increase the Invested Amount of an existing collateral certificate included in that asset pool at a time when the Pool Balance for that asset pool for the prior month is less than the Minimum Pool Balance for that asset pool for the prior month, and if increasing the Invested Amount of or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for that collateral certificate.

Addition of Assets

         Chase USA will have the right, in connection with a particular asset pool in the master owner trust, from time to time, (1) to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to the master owner trust to be designated for inclusion in that asset pool, (2) to transfer one or more additional collateral certificates to the master owner trust to be designated for inclusion in that asset pool or
(3) to increase the Invested Amount of one or more existing collateral certificates included in that asset pool. Chase USA will be required to designate additional consumer revolving credit card accounts, transfer additional collateral certificates, or increase the Invested Amount of one or more existing collateral certificates included in that asset pool, if on any Determination Date, (1) the Transferor Amount for that asset pool is less than the Required Transferor Amount for that asset pool for the prior month, or (2) the Pool Balance for that asset pool is less than the Minimum Pool Balance for that asset pool for the prior month. In the event that Chase USA fails to maintain certain short-term credit ratings as described in the transfer and servicing agreement, the Transferor Amount and the Pool Balance for an asset pool will be determined on a daily basis in accordance with a method to be determined by the servicer, subject to written confirmation of each rating agency then rating any outstanding notes secured by that asset pool that the ratings of those notes will not be withdrawn or downgraded.

         Each additional consumer revolving credit card account must be a Master Owner Trust Eligible Account and each additional collateral certificate must be a Master Owner Trust Eligible Collateral Certificate at the time of its transfer. However, additional collateral certificates may not be of the same credit quality as the collateral certificates, if any, and credit card receivables arising in additional consumer revolving credit card accounts may not be of the same credit quality as the credit card receivables arising in consumer revolving credit card accounts, if any, already included in the asset pool. Additional consumer revolving credit card accounts may have been originated by Chase USA or an affiliate using credit criteria different from those which were applied to the consumer revolving credit card accounts already included in an asset pool or may have been acquired by Chase USA from a third-party financial institution which may have used different credit criteria from those applied to the consumer revolving credit card accounts already included in that asset pool.

         The transfer by Chase USA to the master owner trust of additional collateral certificates or credit card receivables arising in additional consumer revolving credit card accounts or, with respect to the first bullet point below, the increase by Chase USA of the Invested Amount of an existing collateral certificate, is subject to the following conditions, among others:

         o Chase USA must give the owner trustee, the indenture trustee, the servicer, the applicable collateral agent and each rating agency - unless the notice requirement is otherwise waived - written notice that the additional collateral certificates and/or additional consumer revolving credit card accounts will be included in the master owner trust or that the Invested Amount of an existing collateral certificate is going to be increased;

         o Chase USA will have delivered to the applicable collateral agent and the servicer a written assignment for the additional collateral certificates or additional consumer revolving credit card accounts as provided in the applicable asset pool supplement and Chase USA will have delivered to the applicable collateral agent a computer file containing a true and complete list of the additional consumer revolving credit card accounts identified by account number and the aggregate principal amount of credit card receivables in those additional credit card accounts;

         o        Chase USA, as servicer, will represent and warrant that (x)
                  (1) each additional consumer revolving credit card account is, as of the date that credit card account is designated to have its credit card receivables transferred to the master owner trust, a Master Owner Trust Eligible Account and (2) each collateral certificate is, as of the date the collateral certificate is selected to be transferred to the master owner trust, a Master Owner Trust Eligible Collateral Certificate and (y) as of the date each additional consumer revolving credit card account is selected to be designated and/or the additional collateral certificate is selected to be transferred to the master owner trust, Chase USA is not insolvent;

         o the acquisition by the master owner trust of the credit card receivables arising in the additional consumer revolving credit card accounts or of the additional collateral certificate will not, in the reasonable belief of Chase USA, cause an early amortization event or event of default or have a material adverse effect on the amount of funds available for distribution to noteholders or the timing of the distribution;

         o if, with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables included in an asset pool equals or exceeds 15% - or with respect to any twelve-month period, 20% - of the aggregate number of consumer revolving credit card accounts designated for inclusion in that asset pool as of the first day of that period, the applicable collateral agent will have received notice that no rating agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition;

         o if so notified by any rating agency that has rated any outstanding series, class or tranche of notes that the rating agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates, the applicable collateral agent will have received notice from that rating agency, on or prior to the applicable addition date, specifying that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed transfer of additional collateral certificates; and

         o Chase USA will have delivered to the applicable collateral agent an officer's certificate confirming the items described above.

Removal of Assets

         The master owner trust may, but will not be obligated to, designate consumer revolving credit card accounts and the credit card receivables arising under those credit card accounts for removal from an asset pool. Chase USA may, but will not be obligated to, designate those credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the master owner trust.

         The master owner trust will be permitted to designate for removal from an asset pool, and Chase USA will be permitted to designate for removal from the master owner trust and require reassignment to it, of credit card receivables arising under consumer revolving credit card accounts only upon satisfaction of the following conditions:

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

         o the removal of any credit card receivables arising in any removed consumer revolving credit card accounts will not, in the reasonable belief of the master owner trust and Chase USA, cause with respect to the asset pool in which the credit card receivables have been designated for inclusion, an early amortization event or event of default to occur or have a material adverse effect on the amount of funds available to be distributed to noteholders, or cause the Transferor Amount for that asset pool to be less than the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool to be less than the Minimum Pool Balance for that asset pool for the month in which the removal occurs;

         o the master owner trust and Chase USA will have delivered to the applicable collateral agent for execution a written assignment and, within 5 Business Days thereafter, a computer file containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of credit card receivables in those removed credit card accounts;

         o Chase USA, as servicer, will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed consumer revolving credit card accounts and only one removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed consumer revolving credit card accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles or prevent the transferor from continuing to qualify as a qualifying special purpose entity in accordance with SFAS 140;

         o on or before the tenth Business Day prior to the removal date, each rating agency will have received notice of the proposed removal of consumer revolving credit card accounts and, if a random selection procedure was not used in selecting the removed consumer revolving credit card accounts, Chase USA will have received notice from each rating agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes secured by the asset pool from which the removal is being made; and

         o the master owner trust and Chase USA will have delivered to the applicable collateral agent an officer's certificate confirming the items set forth above.

Master Owner Trust Bank Accounts

         The master owner trust will establish bank accounts for each asset pool. In connection with Asset Pool One, the master owner trust has established a collection account for the purpose of receiving amounts collected on the First USA Collateral Certificate, the Chase Collateral Certificate and the credit card receivables designated for inclusion in Asset Pool One and amounts collected on the other assets in Asset Pool One, including additional collateral certificates that may be transferred at a later date.

         The master owner trust has also established an excess funding account for Asset Pool One for the purpose of depositing Principal Collections allocated to Asset Pool One that would otherwise be paid to Chase USA, as holder of the Asset Pool One Transferor Certificate, at a time when payments of those Principal Collections to Chase USA would cause the Asset Pool One Transferor Amount to be less than the Asset Pool One Required Transferor Amount or the Asset Pool One Pool Balance to be less than the Asset Pool One Minimum Pool Balance as each such term is defined in the accompanying prospectus supplement.

         If so specified in the accompanying prospectus supplement, the master owner trust may direct the indenture trustee to cause the applicable collateral agent to establish and maintain in the name of the collateral agent supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee, the applicable collateral agent and the related noteholders.

         The supplemental accounts described in this section are also referred to as master owner trust bank accounts. Master owner trust bank accounts are Qualified Bank Accounts and amounts maintained in master owner trust bank accounts may only be invested in CHAIT Permitted Investments.

Derivative Agreements

         A series, class or tranche of notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the master owner trust will receive payments from counterparties to the derivative agreements in exchange for the master owner trust's payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on dollar notes of a series, class or tranche will generally be treated as Finance Charge Collections for that series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the accompanying prospectus supplement. Chase USA or any of its affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

         A series, class or tranche of notes may have the benefit of one or more additional forms of credit enhancement agreements - referred to herein as "supplemental credit enhancement agreements" - such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements - referred to herein as "supplemental liquidity agreements" - such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the accompanying prospectus supplement for a series, class or tranche of notes. Chase USA or any of its affiliates may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

         If a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, the collateral agent may sell assets, or interests therein, if the conditions described in "The Indenture--Events of Default" and "--Events of Default Remedies" are satisfied, and with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. This sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of that series, class or tranche.

         Any sale of assets for a tranche of subordinated notes in a multiple tranche series may be delayed for that tranche but not beyond that tranche's legal maturity date if the repayment would result in insufficient enhancement being available for the senior notes of that series until (1) the senior notes are prefunded sufficiently, (2) enough senior notes are repaid, or (3) new subordinated notes have been issued, and the tranche of subordinated notes is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes of that series.

         If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes. Proceeds from the sale and amounts on deposit in master owner trust bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

         The amount of assets sold will generally be up to 105% of the Nominal Liquidation Amount of the related notes, subject to any further limitations specified in the accompanying prospectus supplement. The Nominal Liquidation Amount of those notes will be automatically reduced to zero upon the occurrence of the sale. No more Principal Collections or Finance Charge Collections will be allocated to those notes. Noteholders will receive the proceeds of the sale in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, those notes. The notes are no longer outstanding under the indenture upon payment of such proceeds of the sale.

         After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of assets or because the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the accompanying prospectus supplement, these types of deficiencies will not be reimbursed.

Master Owner Trust Representations and Warranties

         The transferor has made and will make certain representations and warranties to the master owner trust to the effect that, among other things, as of (1) each date of issuance of a series, class or tranche of notes, (2) each date the Invested Amount of an existing collateral certificate included in an asset pool is increased and (3) each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master trust or one or more additional collateral certificates are transferred to the master owner trust:

         o the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement,

         o the execution and delivery of the transfer and servicing agreement has been duly authorized,

         o the execution and delivery by the transferor of the transfer and servicing agreement will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound,

         o there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor before any governmental authority asserting the invalidity of the transfer and servicing agreement, seeking to prevent the consummation of any of the transactions contemplated by the transfer and servicing agreement or seeking any determination that would materially and adversely affect the validity or enforceability of the transfer and servicing agreement,

         o the transferor has received all consents required in connection with the transactions contemplated by the transfer and servicing agreement, and

         o the execution of the transfer and servicing agreement will not constitute the violation of any requirements of law applicable to the transferor.

         Furthermore, the transferor will represent and warrant, among other things, that:

         o as of each date that a new credit card receivable is transferred to the master owner trust, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, and each date one or more additional collateral certificates are transferred to the master owner trust, the transfer and servicing agreement and any related written assignment, each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the applicable master trust agreements each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, the transfer and servicing agreement and the applicable master trust agreements each constitutes a legal, valid and binding obligation of the transferor;

         o as of each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, and each date one or more additional collateral certificates are transferred to the master owner trust, the information contained in the transfer and servicing agreement describing those credit card accounts and/or collateral certificates that are transferred to the master owner trust is true and correct in all material respects;

         o as of each date a new credit card receivable is transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust and each date one or more additional collateral certificates are transferred to the master owner trust, the transferor owns and has good and marketable title to that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate, and that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate will be transferred to the master owner trust by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or incumbrance by any person and in compliance with all requirements of law;

         o as of each date a new credit card receivable is transferred to the master owner trust, the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust and each date one or more additional collateral certificates are transferred to the master owner trust, all authorizations, consents, orders or approvals or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables and/or collateral certificates or the increased Invested Amount of a collateral certificate;

         o as of the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased, each date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, each date one or more additional collateral certificates are transferred to the master owner trust and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement constitutes a valid sale, transfer and assignment to the master owner trust of all right, title and interest of the transferor in and to the First USA Collateral Certificate, the Chase Collateral Certificate, the increased Invested Amount of a collateral certificate, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificate or a valid and continuing first priority perfected security interest in the First USA Collateral Certificate, the Chase Collateral Certificate, the increased Invested Amount of collateral certificates, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificates;

         o as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, each related additional consumer revolving credit card account is a Master Owner Trust Eligible Account, and each credit card receivable contained in that additional credit card account and each new credit card receivable transferred to the master owner trust by the transferor is, as of the designation date for the consumer revolving credit card account or the date of the creation of that new credit card receivable, as applicable, a Master Owner Trust Eligible Receivable and constitutes an "account" within the meaning of the applicable UCC;

         o as of the date additional consumer revolving credit card accounts are designated to have their credit card receivables transferred to the master owner trust, no selection procedure believed to be materially adverse to the interest of the holders of notes secured by the asset pool to which those additional credit card accounts have been added has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the master owner trust; and

         o as of the initial issuance date of the First USA Collateral Certificate, the initial issuance date of the Chase Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in an asset pool is increased and each date one or more additional collateral certificates are transferred to the master owner trust, the existing collateral certificate or each additional collateral certificate, as applicable, is a Master Owner Trust Eligible Collateral Certificate.

         In the event of a breach of any representation and warranty described above which has a material and adverse effect on the related collateral certificate or credit card receivable, then - unless the representations and warranties become true and correct in all material respects within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee, the applicable collateral agent and the servicer, after the earlier to occur of the discovery of the breach by the transferor who conveyed the affected collateral certificate or credit card receivable to the master owner trust or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee, the applicable collateral agent or the servicer - the transferor will accept reassignment of the Ineligible Collateral Certificate or Ineligible Receivable, as applicable. The transferor will accept reassignment of each Ineligible Collateral Certificate upon delivery to it of the Ineligible Collateral Certificate with a valid assignment by the applicable collateral agent who will then direct the servicer to (1) deduct the Invested Amount of each Ineligible Collateral Certificate from the Pool Balance for the asset pool and (2) decrease the Transferor Amount of the asset pool by the Invested Amount of the Ineligible Collateral Certificate. The transferor will accept reassignment of each Ineligible Receivable by directing the servicer to (1) deduct the principal balance of each Ineligible Receivable from the Pool Balance for that asset pool and (2) decrease the Transferor Amount of the asset pool by the principal balance of the Ineligible Receivable.

         In the event that the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount for an asset pool would cause the Transferor Amount for that asset pool to be reduced below the Required Transferor Amount for the asset pool or the Pool Balance for that asset pool to be reduced below the Minimum Pool Balance for that asset pool or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Collateral Certificate or Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account for that asset pool in immediately available funds in an amount equal to the amount by which the Transferor Amount for that asset pool would be reduced below the Required Transferor Amount for that asset pool or the Pool Balance for that asset pool would be reduced below the Minimum Pool Balance for that asset pool.

         In the event that:

         o (1) a breach of the representation and warranty relating to prior liens or a credit card receivable is not a Master Owner Trust Eligible Receivable or a collateral certificate is not a Master Owner Trust Eligible Collateral Certificate, and (2) either of the following two conditions is met:

                  - as a result of that breach or event, that credit card receivable is charged off as uncollectible or the master owner trust's rights in, to or under that collateral certificate or credit card receivable or its proceeds are impaired or the proceeds of that collateral certificate or credit card receivable are not available for any reason to the master owner trust free and clear of any lien; or

                  - the lien upon that credit card receivable or collateral certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or has been consented to by the transferor, or

         o with respect to that credit card receivable, the transferor has taken an action that causes that credit card receivable to be deemed to be an Ineligible Receivable;


then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee, the applicable collateral agent or the owner trustee, then the transferor will accept reassignment of that credit card receivable or that collateral certificate on the terms and conditions set forth above.

Limited Recourse to the Master Owner Trust; Security for the Notes

         Only the portion of Finance Charge Collections and Principal Collections allocated to a series, class or tranche of notes - after giving effect to all allocations and reallocations, funds on deposit in the applicable master owner trust bank accounts, any applicable derivative agreement, any supplemental credit enhancement agreement or any supplemental liquidity agreement, to the extent amounts payable under the derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are not then included in Finance Charge Collections and Principal Collections, and proceeds from the sale of assets - will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the master owner trust, including any assets included in another asset pool, or any other person or entity for the payment of principal of and interest on the notes.

         The notes supported by an asset pool are secured by a shared security interest in the assets designated for inclusion in that asset pool, including the collection account and the excess funding account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the applicable asset pool supplement and the related indenture supplement. Each series, class or tranche of notes is also secured by a security interest in any applicable derivative agreement, any supplemental credit enhancement agreement and any supplemental liquidity agreement.

Certain Matters Regarding the Servicer and the Administrator of the Master Owner Trust

         Chase USA will service credit card receivables arising in a portfolio of consumer revolving credit card accounts owned by Chase USA or one of its affiliates which are included in the master owner trust pursuant to the transfer and servicing agreement among Chase USA, as transferor, servicer and administrator and the master owner trust. As compensation for the performance of its obligations as servicer and as reimbursement for its expenses related thereto, Chase USA will be entitled to a servicing fee in the amounts and at the times specified in the accompanying prospectus supplement. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

         The servicer may not resign from its obligations and duties under the transfer and servicing agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the indenture trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the transfer and servicing agreement. Chase USA, as initial servicer, has delegated some of its servicing duties to First Data Resources, Inc., a Delaware corporation and some of its servicing duties to Total Systems Services, Inc.; however, this delegation does not relieve Chase USA of its obligation to perform its duties as servicer in accordance with the transfer and servicing agreement.

         The transfer and servicing agreement provides that the servicer will indemnify and hold harmless each of the master owner trust, the owner trustee the indenture trustee and any collateral agent from and against any and all reasonable loss, liability, claim, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the master owner trust or the administration of the master owner trust by the owner trustee, the issuance by the master owner trust of any notes, any Master Owner Trust Servicer Default, as described in "--Master Owner Trust Servicer Default," or any termination of the rights and obligations of the servicer, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, but the servicer will not indemnify (1) the owner trustee, the indenture trustee, each collateral agent or the noteholders for liabilities imposed by reason of fraud, negligence, or willful misconduct by the owner trustee, the indenture trustee or the applicable collateral agent in the performance of its duties under the transfer and servicing agreement, (2) the master owner trust, the noteholders or the note owners for any liabilities, costs or expenses of the master owner trust arising from actions taken by the owner trustee, the indenture trustee or the applicable collateral agent at the request of noteholders, (3) the master owner trust, the noteholders or the note owners for any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted consumer revolving credit card accounts or credit card receivables which are written off as uncollectible or losses suffered by the collateral certificates or (4) the master owner trust, the noteholders or the note owners for any liabilities, costs or expenses of the master owner trust, the noteholders or the note owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the master owner trust, the noteholders or the note owners in connection with the transfer and servicing to any taxing authority. Any such indemnification will not be payable from the assets transferred to the master owner trust.

         In addition, Chase USA will also be the administrator for the master owner trust and will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the master owner trust all administrative obligations required by the indenture and as described in the transfer and servicing agreement. As compensation for its performance of the administrator's obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid by the transferor.

Master Owner Trust Servicer Default

         In the event of any Master Owner Trust Servicer Default (as defined below), either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes, by written notice to the servicer and the owner trustee (and to the indenture trustee if given by the noteholders), may terminate all of the rights and obligations of the servicer as servicer under the transfer and servicing agreement and the indenture trustee may appoint a successor servicer. The rights and interest of the transferor under the transfer and servicing agreement and in the Transferor Amount of each asset pool will not be affected by a termination of Chase USA as servicer. The indenture trustee will be obligated to appoint a successor servicer as promptly as possible. Because Chase USA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the asset pool one supplement. If no successor servicer has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the transfer and servicing agreement will pass to the indenture trustee. If Wells Fargo Bank, National Association is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the asset pool one supplement may not be sufficient to cover its actual costs and expenses of servicing the accounts. The indenture trustee will, if it is legally unable to act as servicer, petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement. The indenture trustee will notify each rating agency and the administrator upon the removal of the servicer and upon the appointment of a successor servicer.

         A "Master Owner Trust Servicer Default" means, with respect to the master owner trust, any of the following events:

         o failure by the servicer to make any payment, transfer or deposit, or to give notice or instructions to the indenture trustee to make any required withdrawal or payment, transfer or deposit, on the date the servicer is required to do so under the transfer and servicing agreement, the indenture, the asset pool one supplement or any indenture supplement, or within the applicable grace period, which will not exceed 35 Business Days;

         o failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer, which failure has a material adverse effect on the holders of notes of any series, class or tranche issued and outstanding under the indenture and which continues unremedied and continues to have a material adverse effect on those noteholders for a period of 60 days after written notice; or the delegation by the servicer of its duties under the transfer and servicing agreement, except as specifically permitted under the transfer and servicing agreement;


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

         o any representation, warranty or certification made by the servicer in the transfer and servicing agreement or in any certificate delivered pursuant to the transfer and servicing agreement proves to have been incorrect when made and has a material adverse effect on the holders of notes of any series issued and outstanding under the master owner trust, and that representation, warranty or certification continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders for a period of 60 days after written notice is given to the servicer by the owner trustee, the indenture trustee or the applicable collateral agent, or to the servicer, the owner trustee, the indenture trustee and the applicable collateral agent by the holders of notes evidencing not less than 50% of the aggregate outstanding dollar principal amount of all notes or, if the representation, warranty or certification does not relate to all series, classes and tranches or notes, not less than 50% of the aggregate outstanding dollar principal amount of all series, classes and tranches of notes to which that representation, warranty or certification relates;

         o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, or

         o any other event specified in the accompanying prospectus supplement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or third clause above for a period of 60 Business Days after the applicable grace period, will not constitute a Master Owner Trust Servicer Default if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or other similar causes.

         In the event of a Master Owner Trust Servicer Default, if a conservator or receiver is appointed for the servicer and no Master Owner Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the indenture trustee or the majority of the noteholders from effecting a transfer of the servicing obligations.

Evidence as to Compliance

         The transfer and servicing agreement provides that the servicer will cause a firm of independent public accountants to furnish to the indenture trustee, the owner trustee and the applicable collateral agent, on an annual basis, a report to the effect that the accountants have applied certain procedures agreed upon with the servicer to compare the mathematical calculations of each amount specified in the servicer's certificates delivered pursuant to the transfer and servicing agreement during the period covered by that report with the servicer's computer reports that were the source of the amounts specified in those certificates and that, on the basis of those agreed-upon procedures and comparisons, the accountants are of the opinion that those amounts are in agreement, except for any exceptions they believe to be immaterial and any other exceptions set forth in their report. Such report will specify the agreed-upon procedures performed.

         The transfer and servicing agreement provides that the servicer will cause a firm of independent public accountants to furnish to the indenture trustee, the owner trustee, the applicable collateral agent and each rating agency on an annual basis a report to the effect that that firm has examined the assertion of the servicer that it has maintained effective internal control over the servicing of consumer revolving credit card accounts included in the master owner trust and has completed that examination in accordance with the standards established by the American Institute of Certified Public Accountants and that, on the basis of that examination, the firm is of the opinion, assuming the accuracy of any reports generated by the servicer's third party agents, that that assertion is fairly stated in all material respects.

                                 The Indenture

         The notes will be issued pursuant to the terms of the indenture, the applicable asset pool supplement and the related indenture supplement. The following discussion and the discussions under "The Notes" and certain


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

sections in the accompanying prospectus supplement summarize the material terms of the notes, the indenture, the applicable asset pool supplement and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the applicable asset pool supplement and the related indenture supplement.

Indenture Trustee and Collateral Agent

         Wells Fargo Bank, National Association is the trustee under the indenture for the notes. Wells Fargo Bank, National Association is also the collateral agent for Asset Pool One under the Asset Pool One Supplement. Its principal corporate trust office is located at Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479.

         The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee's limited responsibilities include the following:

         o to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

         o to authenticate, deliver, cancel and otherwise administer the notes;

         o to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

         o to direct the applicable collateral agent to invest funds in the master owner trust bank accounts at the direction of the master owner trust;

         o to represent the noteholders in interactions with clearing agencies and other similar organizations;

         o to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

         o to perform certain administrative functions identified in the indenture.

         In addition, the indenture trustee has the discretion to require the master owner trust to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

         If an event of default occurs in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See "--Events of Default Remedies." The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

         o demand immediate payment by the master owner trust of all principal and accrued interest on the notes;

         o        enhance monitoring of the securitization;

         o protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;


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

         o prepare and send timely notice to noteholders of the event of default;

         o institute judicial proceedings for the collection of amounts due and unpaid;

         o rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

         o cause the collateral agent to sell assets (see "Sources of Funds to Pay the Notes--Sale of Assets").

         Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

         If a Master Owner Trust Servicer Default occurs, in addition to the responsibilities described above the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See "Sources of Funds to Pay the Notes--Master Owner Trust Servicer Default."

         The indenture trustee may resign at any time. The master owner trust may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the master owner trust must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

         The collateral agent for any asset pool will agree to perform only those duties specifically set forth in the applicable asset pool supplement. Many of the duties the collateral agent for Asset Pool One has are described throughout this prospectus and the related prospectus supplement. Under the terms of the Asset Pool One supplement, the collateral agent's limited responsibilities will include the following:

         o to maintain custody of the First USA Collateral Certificate, the Chase Collateral Certificate and any other collateral certificates that may be deposited into Asset Pool One;

         o to establish and maintain necessary master owner trust bank accounts and to maintain accurate records of activity in those accounts;

         o to invest funds in the master owner trust bank accounts on behalf of the indenture trustee at the direction of the master owner trust;

         o to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture supplement and the Asset Pool One supplement, as applicable;

         o to remove and reassign ineligible receivables and accounts from Asset Pool One; and

         o to perform certain other administrative functions identified in the Asset Pool One supplement.

         The collateral agent for any asset pool may also resign at any time. The master owner trust may also remove any collateral agent if the collateral agent is no longer eligible to act as collateral agent under the applicable asset pool supplement or if the collateral agent becomes insolvent. In all circumstances, the master owner trust must appoint a successor collateral agent for the applicable asset pool. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until the successor collateral agent accepts the appointment.

         The master owner trust, Chase USA and any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and the collateral agent and any of their affiliates.

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


Master Owner Trust Covenants

         The master owner trust will not, among other things:

         o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from those payments under the Internal Revenue Code or other applicable tax law,

         o        voluntarily dissolve or liquidate, or

         o permit (1) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture and the applicable asset pool supplement to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture and the applicable asset pool supplement, (2) any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or
                  (3) the lien of the indenture and the applicable asset pool supplement not to constitute a valid first priority security interest in the assets designated for inclusion in the applicable asset pool.

         The master owner trust may not engage in any activity other than the activities described in "The Master Owner Trust."

         The master owner trust also covenants that if:

         o the master owner trust defaults in the payment of interest on any series, class or tranche of notes when that interest becomes due and payable and that default continues for a period of 35 days following the date on which that interest became due and payable, or

         o the master owner trust defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,


and that default continues beyond any specified period of grace provided with respect to that series, class or tranche, the master owner trust will, upon demand of the indenture trustee or the applicable collateral agent, acting on behalf of the indenture trustee, pay to the collateral agent, on behalf of the indenture trustee, for the benefit of the holders of notes of the affected series, class or tranche, the whole amount then due and payable on those notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the accompanying prospectus supplement, with interest, to the extent that payment of that interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest, at such rate or rates described in the accompanying prospectus supplement. In addition, the master owner trust will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel, the applicable collateral agent, its agents and counsel and all other compensation due to the applicable collateral agent under the applicable asset pool supplement. If the master owner trust fails to pay those amounts upon that demand, the indenture trustee may, or may instruct the collateral agent to, institute a judicial proceeding for the collection of the unpaid amounts described above.

Events of Default

         Events of default, with respect to the notes, include the following:

         o the master owner trust's failure, for a period of 35 days, to pay interest on the notes of any series, class or tranche when that interest becomes due and payable;

         o the master owner trust's failure to pay the stated principal amount of the notes of any series, class or tranche on their applicable legal maturity date;

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

         o the master owner trust's default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period;

         o the occurrence of certain events of bankruptcy or insolvency of the master owner trust; and

         o with respect to any series, class or tranche of notes, any additional events of default specified in the prospectus supplement relating to that series, class or tranche.

         Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default. An event of default with respect to a series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

         It is not an event of default if the master owner trust fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

         The occurrence of the event of default involving the bankruptcy or insolvency of the master owner trust results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of that series, class or tranche may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that series, class or tranche.

         If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct the collateral agent for the asset pool securing that series, class or tranche of notes to sell assets as provided in the accompanying prospectus supplement for that series, class or tranche of notes.

         In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes of a multiple tranche series may be delayed as described in "Sources of Funds to Pay the Notes--Sale of Assets" if the payment is not permitted by the subordination provisions of the senior notes of that series.

         If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in "Sources of Funds to Pay the Notes--Sale of Assets."

         Following a sale of assets, the Nominal Liquidation Amount of the applicable series, class or tranche of notes will be automatically reduced to zero and Principal Collections and Finance Charge Collections will no longer be allocated to that series, class or tranche of notes. Holders of the applicable series, class or tranche of notes will receive the proceeds of the sale plus any amounts on deposit in master owner trust bank accounts that are allocable to that series, class or tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on that series, class or tranche of notes.

         Any money or other property collected by the indenture trustee or the applicable collateral agent with respect to a series, class or tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

         o first, to pay all compensation owed to the indenture trustee and the applicable collateral agent for services rendered in connection with the indenture and the applicable asset pool supplement, reimbursements to the indenture trustee and the applicable collateral agent for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture and the applicable asset pool supplement, or indemnification of the indenture trustee and the applicable collateral agent for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

         o second, to pay the amounts of interest and principal then due and unpaid plus, any accrued, past due and additional interest on the notes of that series, class or tranche;

         o third, to pay any servicing fee owed to the servicer and any other fees or expenses then owing for that series, class or tranche; and

         o fourth, any remaining amounts will be paid to the master owner trust.

         If a sale of assets does not take place following an acceleration of a series, class or tranche of notes, then:

         o The master owner trust will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the applicable asset pool supplement and the applicable indenture supplement.

         o Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the master owner trust and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of that series.

         o If the accelerated notes are a tranche of subordinated notes of a multiple tranche series, and the subordination provisions of the senior notes of that series prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes of that series will begin, as provided in the applicable indenture supplement. Afterward, payment will be made to the extent provided in the applicable indenture supplement.

         o On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the applicable collateral agent will sell, or cause to be sold, assets as provided in the applicable indenture supplement.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or the applicable collateral agent, or exercising any trust or power conferred on the indenture trustee or on the applicable collateral agent. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee or the applicable collateral agent in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note.

         Generally, if an event of default occurs and any notes are accelerated, neither the indenture trustee nor the applicable collateral agent is obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee or the applicable collateral agent reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee and the applicable collateral agent will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

         The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the master owner trust, Chase USA, the First USA Master Trust, the Chase Master Trust or any other credit


                                      63
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card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in consumer revolving credit card accounts owned by Chase USA or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Early Amortization Events

         The master owner trust is required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of that series, the principal of each affected series, class or tranche of notes upon the occurrence of an early amortization event.

         Early amortization events include the following:

         o the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

         o the occurrence of the Scheduled Principal Payment Date of a series, class or tranche of notes;

         o the master owner trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

         o        the insolvency, conservatorship or receivership of Chase
                  USA; or

         o any additional early amortization event specified in the accompanying prospectus supplement with respect to any series, class or tranche of notes.

         The amount repaid with respect to any series, class or tranche will be the outstanding dollar principal amount of that note, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Collections and Principal Collections allocated to the series, class or tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, and any amounts payable to the master owner trust under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes of that series and allocations to any other notes ranking equally with that note, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

         No Principal Collections will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed. In addition, Finance Charge Collections allocated to the notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the servicing fee allocable to the senior notes or from charge-offs for any uncovered Default Amount allocated to that series.

         Payments on redeemed notes will be made in the same priority as described in the accompanying prospectus supplement. The master owner trust will give notice to holders of the affected notes of the occurrence of an early amortization event.

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Voting

         Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

         Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

         Notes held by the master owner trust, Chase USA or any affiliate of either entity will not be deemed outstanding for purposes of voting.

Amendments to the Indenture, the Asset Pool Supplements and Indenture
Supplements

         Any asset pool supplement or any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each rating agency, upon delivery by the master owner trust to the indenture trustee and the collateral agent of:

         o an officer's certificate to the effect that the master owner trust reasonably believes that that amendment will not and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or adversely affect the security interest of the applicable collateral agent in the collateral securing the notes,

         o except for amendments for the purposes described in the first three bullet points, below, an opinion of counsel as described in "--Tax Opinions for Amendments," and

         o except for amendments for the purposes listed below in the following paragraph, confirmation in writing from each rating agency that has rated any outstanding series, class or tranche of notes that that rating agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

         The following types of amendments of the indenture, any asset pool supplement or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

         o to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision or to make any other provision consistent with respect to matters or questions arising under the indenture,

         o to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes,

         o to establish an asset pool and to describe the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool,

         o to evidence the succession of another entity to the master owner trust, and the assumption by the successor of the covenants of the master owner trust in the indenture and the notes,

         o to add to the covenants of the master owner trust, or have the master owner trust surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes,

         o to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended,


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         o        to provide for the acceptance of a successor indenture
                  trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee,

         o to provide for acceptance of a successor collateral agent under the applicable asset pool supplement for any asset pool and to add to or change any of the provisions of an asset pool supplement as will be necessary to provide for or facilitate the administration of the trusts under that asset pool supplement by more than one collateral agent,

         o to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches,

         o to provide for the consolidation of any of the credit card master trusts and the master owner trust into a single entity or the transfer of assets of any of the credit card master trusts to the master owner trust after the termination of all series of the investor certificates in the applicable master trust, other than the applicable collateral certificates,

         o if one or more additional transferors are added to or removed from the transfer and servicing agreement or any master trust agreement, or one or more additional beneficiaries are added to or removed from the trust agreement to make any necessary changes to the indenture or any other related document,

         o to provide for additional or alternative credit enhancement for any tranche of notes,

         o        to comply with any regulatory, accounting or tax law, or

         o to qualify for sale treatment under generally accepted accounting principles.

         By purchasing an interest in any note, each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy accounting requirements for off balance sheet treatment for credit card receivables in the master owner trust, which could include amendments providing for the transfer of credit card receivables and the Transferor Amount to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the master owner trust. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

         The master owner trust and the indenture trustee may modify and amend the indenture, any asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment: o a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

         o a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

         o a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional redemption or upon the acceleration of its legal maturity date;

         o an impairment of the right to institute suit for the enforcement of any payment on any note;


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

         o a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche, the consent of whose noteholders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

         o a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the master owner trust's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by that modification;

         o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

         o a change in any place of payment where any principal of, or interest on, any note is payable, unless otherwise provided in the prospectus supplement;

         o a change in the method of computing the amount of principal of, or interest on, any note on any date; or

         o any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the master owner trust with specified restrictive provisions of the indenture or the indenture supplement.

         The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

         No amendment to the indenture, any asset pool supplement, any indenture supplement or the trust agreement to be made without the consent of noteholders - other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes, or to establish an asset pool and to set forth the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool, as described in "--Amendments to the Indenture, the Asset Pool Supplements and Indenture Supplements" - will be effective unless the master owner trust has delivered to the indenture trustee, the owner trustee, the applicable collateral agent and the rating agencies an opinion of counsel that, for United States federal income tax purposes, (1) the amendment will not cause any outstanding series, class or tranche of notes to be characterized as other than debt, (2) the amendment will not cause the master owner trust to be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any note.

Addresses for Notices

         Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register or as otherwise specified in the accompanying prospectus supplement.



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

Master Owner Trust's Annual Compliance Statement

         The master owner trust is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.


Indenture Trustee's Annual Report

         The indenture trustee is required to mail each year to all registered noteholders, with a copy to each rating agency, a report concerning:

         o its eligibility and qualifications to continue as trustee under the indenture,

         o        any amounts advanced by it under the indenture,

         o the amount, interest rate and maturity date or indebtedness owing by the master owner trust to it and the applicable collateral agent, each in its individual capacity,

         o the property and funds physically held by it as collateral agent of the asset pool by which the related notes are secured,

         o any release or release and substitution of collateral subject to the lien of the related asset pool supplement that has not previously been reported, and

         o any action taken by it or the applicable collateral agent, on behalf of the indenture trustee that materially affects the notes and that has not previously been reported.

List of Noteholders

         Three or more holders of notes of any series, class or tranche each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the master owner trust for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

         Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See "Where You Can Find More Information" for information as to how these reports may be accessed.

         On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See "Federal Income Tax Consequences."



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

                      Chase USA's Credit Card Activities

General


         The credit card receivables conveyed or to be conveyed to the First USA Master Trust by Chase USA pursuant to the First USA Master Trust agreement, to the Chase Master Trust pursuant to the Chase Master Trust agreement and to the master owner trust pursuant to the transfer and servicing agreement have been or will be generated from transactions made by holders of selected MasterCard and VISA consumer revolving credit card accounts from the portfolio of MasterCard and VISA revolving credit card accounts owned by Chase USA. The portfolio of MasterCard and VISA revolving credit card accounts currently owned by Chase USA is comprised of accounts originated or acquired by Chase USA prior to the Merger Date - referred to herein as the "Heritage Chase Accounts" - and accounts originated or acquired by Bank One prior to the Merger Date - referred to herein as the "Heritage Bank One Accounts". Prior to the Merger Date, Chase USA and Bank One had separate origination and underwriting policies and procedures and separate billing, payment and collection policies and procedures. The servicing policies and procedures for the merged institution are currently under review. It is anticipated that over time there will be modifications to the existing policies and procedures and that over time a single set of policies and procedures will be adopted. The following description of Chase USA's credit card activities provides a general description of the policies and procedures followed by both Chase USA and Bank One and highlights areas where those policies and procedures are significantly different. Chase USA does not expect any of these differences or any modification of current policies and procedures to have a material adverse effect on the credit quality of the receivables in the First USA Master Trust, the Chase Master Trust, or the master owner trust or on the interests of the noteholders.

         MasterCard International and VISA license their respective marks permitting financial institutions to issue credit cards to their customers. In addition, MasterCard International and VISA provide clearing services facilitating exchange of payments among member institutions and networks linking members' credit authorization systems.

         The MasterCard and VISA credit cards are issued by Chase USA as part of the worldwide MasterCard International and VISA systems, and transactions creating the receivables through the use of these credit cards are processed through the MasterCard International and VISA authorization and settlement systems.

         MasterCard and VISA credit cards may be used:

         o        to purchase merchandise and services,

         o to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

         o to consolidate and transfer balances from other credit cards.

Amounts due on accounts for any of these purposes are included as receivables in a Master Trust or the master owner trust, as applicable.

         Chase USA has the right, and currently expects, to designate additional accounts from time to time as First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable. Additional consumer revolving credit card accounts that may be designated to have their credit card receivables included in a Master Trust or the master owner trust may consist of First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable, which may or may not currently be in existence and which may be selected using different criteria from those used in selecting the consumer revolving credit card accounts already designated to have their receivables included in the First USA Master Trust Portfolio, the Chase Master Trust Portfolio or the master owner trust, as applicable. Consequently, actual delinquency and loss, yield percentage and principal payment rate experience with respect to the First USA Master Trust Eligible Accounts, the Chase Master Trust Eligible Accounts or the Master Owner Trust Eligible Accounts, as applicable, and the additional consumer revolving credit card accounts may be different from the experience for each Trust Portfolio described in the accompanying prospectus supplement.

         Many data processing and administrative functions for each Master Trust Portfolio are performed by First Data Resources, Inc. and with respect to the First USA Master Trust and the master owner trust, certain data


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

processing and administrative functions are also performed by Total Systems Services, Inc. See "--Description of First Data Resources, Inc. and Total Systems Services, Inc."

Acquisition and Maintenance of Credit Card Accounts

         Growth Strategy and Origination. To achieve steady and diversified growth, Chase USA originates consumer revolving credit card accounts through several different programs: (1) branded products, (2) relationship products such as affinity group, financial institutions, sports marketing and co-branding programs, and (3) the acquisition of credit card portfolios from other financial institutions. These programs, excluding portfolio acquisitions, emphasize segmentation and use direct mail, telemarketing, take-one application displays, events, media and the Internet as channels to market Chase USA's products. Management of Chase USA believes that those multi-faceted credit card account origination programs help to ensure balanced and reliable growth for Chase USA.

         Chase USA originates accounts in the following ways:

         o Applications. Chase USA makes applications for VISA and MasterCard accounts available at all JPMorgan Chase Bank and Bank One branches and point of sale outlets. Chase USA advertises on television, radio and in magazines with the goal of generating customer applications. Chase USA also mails applications directly to prospective cardholders. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant's employment history, income and residence status. Discrepancies between the credit report and the application must be resolved before the application can be approved.

                  An approved application is assigned an initial credit limit based on the applicant's credit score and income level.

         o Direct Mail and Telemarketing. Chase USA uses direct mail and telemarketing solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders using a rigorous analytical process that targets consumers through various data mining methods and targeting models. A list of prospects from a variety of sources are screened at one or more credit bureaus in accordance with Chase USA's credit criteria, including previous payment patterns and longevity of account relationships. Individuals qualifying for pre-screened direct mail or telemarketing solicitation are conditionally offered a credit card without having to complete a detailed application. Credit limits offered to pre-screened prospective cardholders are based on each individual's credit profile, profitability potential and overall indebtedness relative to inferred income. Chase USA aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates and usage.

         o Affinity Groups. The affinity groups, financial institutions and sports marketing programs are relationship programs which involve the active participation of endorsing organizations. The affinity group marketing program involves the solicitation of prospective individual cardmembers from identifiable groups with a common interest or affiliation. In this program, Chase USA has entered into exclusive marketing arrangements with a number of affinity groups. Chase USA typically pays referral compensation to the affinity groups for each new consumer revolving credit card account generated and an ongoing percentage of the sales on the credit card account. Chase USA has a similar relationship with certain professional sports organizations.

         o Financial Institutions Program. In its financial institutions program, Chase USA maintains exclusive marketing partnership relationships with banks, as well as mortgage companies, insurance companies, brokerage firms and other financial institutions. Through this program, participating financial institutions offer VISA and MasterCard products to their customers under their own brand without becoming primary issuers. In addition to placing the name of the participating financial institution on the front of the plastic card, Chase USA typically pays a referral fee for each consumer revolving credit card account and an ongoing percentage of the sales on the credit card account. Chase USA believes that the endorsement of the participating financial institution reduces overall origination costs and encourages cardmember usage.


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         o        Co-Branding. Chase USA also participates in co-branding,
                  which involves a partnership between Chase USA and a consumer products or services company to solicit the customers of that company. Companies such as airlines, computer on-line services, catalog companies and general retailers participate with financial institutions in co-branding programs. Chase USA typically pays a portion of on-going revenue to the co-branding partner, with the benefit of that payment generally accruing to the customer in the form of "points" which can then be redeemed with the co-branding partner.

         o Mergers and Portfolio Acquisitions. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing credit card portfolios from other financial institutions. Prior to acquiring a portfolio, Chase USA reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution, but individual consumer revolving credit card accounts are not requalified by Chase USA. There can be no assurance that consumer revolving credit card accounts so acquired were originated in a manner consistent with Chase USA's underwriting policies or that the underwriting and qualification of those credit card accounts conformed to any given standards. The consumer revolving credit card accounts whose credit card receivables comprise the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the Master Owner Trust Receivables include consumer revolving credit card accounts previously acquired by Chase USA. Such credit card accounts and any consumer revolving credit card accounts acquired in the future may be added as additional credit card accounts to the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, provided that, at that time, they constitute First USA Master Trust Eligible Accounts, Chase Master Trust Eligible Accounts or Master Owner Trust Eligible Accounts, as applicable.

                  In September 1999, Bank One's predecessor, First USA Bank, National Association merged with FCC National Bank and their credit card portfolios were consolidated. The assets of both the First USA Master Trust and the master owner trust currently include credit card receivables in consumer revolving credit card accounts originated by Bank One's predecessors, and affiliates of Bank One's predecessors. In 2001, Bank One Corporation, the parent corporation of Bank One, acquired a portfolio of consumer credit card receivables from Wachovia Corporation and in 2004 Bank One Corporation acquired a portfolio of private label and VISA consumer credit card receivables from Circuit City Stores, Inc.

                  In June 1996, JPMorgan Chase Bank transferred its credit card business to Chase USA. In February 2002, Chase USA acquired a portfolio of consumer credit card accounts from Providian National Bank that was subject to an existing securitization.

         Regardless of origination channel, on an ongoing basis each account is subject to a systematic evaluation of payment and behavioral information. Chase USA may adjust the account's credit limit up or down, based on updated credit and profitability scores. Credit limits may also be adjusted at the request of the applicant, subject to Chase USA's independent evaluation of the applicant's payment and card usage history.

         Each cardholder is subject to an agreement governing the terms and conditions of the account. In these agreements, Chase USA has reserved the right:

         o to change or end any terms, conditions, services or features of each account, including increasing or decreasing finance charges, fees or minimum payments, and

         o to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

         Underwriting Procedures. Generally, the credit risk of each applicant is evaluated by application of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. The credit scoring system uses proprietary models and models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information available from the application, credit bureaus or other sources, of the applicant's likelihood to repay his or her obligations. Credit scoring assigns values to the information provided in each applicant's application and credit bureau report and then estimates the associated credit risk. The score at which an applicant will be approved correlates to Chase USA's credit risk tolerance at the time of the approval. Chase USA's personnel and outside consultants regularly review the predictive accuracy of the scoring models. Most applications are scored based on the information received on the application as well as data obtained from independent credit reporting agencies. Discrepancies between the credit report


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and the application must be resolved before the application can be approved.
In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by Chase USA's management, employment and earnings are verified. Credit limits are determined based on income and score. Cardholder requests for increased credit limits are evaluated based on a current credit bureau report, updated application data, and prior credit card account performance. In addition, automatic credit limit increases are effected periodically by Chase USA for all cardholders meeting specific criteria.

         For preapproved solicitations, Chase USA generally obtains prospect names that meet established credit criteria from credit reporting agencies. These lists are further edited and matched against internal and external sources to insure optimal quality and accuracy. Chase USA then mails preapproved solicitation packages requiring the signature of and a brief amount of information from the prospect. Preapproved solicitations are targeted to higher quality prospects and exhibit similar credit quality results as compared to non-preapproved solicitations.

         For non-preapproved solicitations, Chase USA obtains prospect names from a variety of sources and then edits the list utilizing internal and external sources to insure quality and accuracy. The prospective customers on the final list are mailed solicitations which include full applications. Respondents are approved or declined based on application responses and a credit bureau check.

Billing and Payments

         Cardholder Agreements. Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related MasterCard or VISA consumer revolving credit card account. Under each agreement, Chase USA generally reserves the right, upon advance notice to the cardholder, to add or to change any terms, conditions, services or features of its MasterCard or VISA credit card account at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in that notice and will apply to all outstanding unpaid indebtedness as well as new transactions. The cardholder can avoid certain changes in terms by giving timely written notification to Chase USA and by not using the credit card account.

         A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use checks issued by Chase USA to draw against their MasterCard or VISA credit lines. Cardholders may draw against their Chase USA credit lines by transferring balances owed to other creditors to their Chase USA consumer revolving credit card accounts.

         Billing, Payments and Fees. The accounts in each of the First USA Master Trust, the Chase Master Trust and the master owner trust have various billing and payment structures, including varying minimum payment levels and fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle in which the account has a debit or credit balance of more than one dollar or if a finance charge has been imposed. Generally, the minimum payment due each month on each account is equal to the greater of $10 or 2% of the balance shown on the statement, plus any amount past due and any amount over the cardholder's credit line. If the calculated minimum payment amount is less than $10.00, it is increased to $10.00.

         Chase USA charges annual membership fees on some accounts while other accounts carry no annual membership fee. In connection with solicitations of new accounts, Chase USA typically does not charge an annual membership fee unless the account participates in certain rewards programs. In addition to any annual membership fee, Chase USA may assess late fees, over-limit fees, returned check and returned payment fees, transaction fees for cash advances, balance transfer and certain purchases, and various services fees.

         Chase USA may assess a late payment fee, generally ranging from $15 to $35 for most consumer revolving credit card accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.

         Chase USA may assess a return payment fee, generally ranging from $10 to $35, for each payment check or electronic payment that is dishonored, an overlimit fee, generally ranging from $29 to $35, for purchases or cash advances that cause the credit line to be exceeded and administrative fees for


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certain functions performed at the request of the cardholder. Unless otherwise arranged between Chase USA and the cardholder, any late payment fee, return check fee, overlimit fee or administrative fee is added to the account balance and treated as a purchase.

         Chase USA offers fixed rate and variable rate consumer revolving credit card accounts. Chase USA also offers temporary introductory or promotional rates. The introductory rates on the consumer revolving credit card accounts in the First USA Master Trust Portfolio, the Chase Master Trust Portfolio and the Master Owner Trust Receivables are primarily fixed annual percenatage rates. The annual percentage rates, after the introductory rate period, are usually fixed or floating periodic rates that adjust periodically according to an index. Post-introductory annual percentage rates generally range from 4.00% to 27.00%. In addition, Chase USA may extend reduced rate offers to retain certain accounts.

         A daily periodic finance charge is assessed on principal receivables from new purchases if (1) on the first day of the billing cycle there was a balance outstanding; and (2) there was a balance outstanding on the payment date shown on the previous monthly statement.

         With respect to the Heritage Bank One Accounts, aggregate finance charges for each account in any given monthly billing cycle consist of periodic finance charges equal to either (1) the product of the monthly periodic rate multiplied by the average daily balance or (2) the product of the daily balance and the daily periodic rate totaled, in each case, for each day during the monthly billing cycle.

         In addition, with respect to the Heritage Bank One Accounts, monthly periodic finance charges are assessed in most circumstances on balance transfers and checks as of the date the transaction is posted to the account, but generally are not assessed on new purchases if all balances shown on the previous billing statement are paid by the payment due date, which is generally approximately 20 to 25 days from the previous cycle billing date.

         With respect to the Heritage Chase Accounts, aggregate finance charges for each account in any given monthly billing cycle are assessed in two ways. A daily periodic finance charge is assessed on principal receivables from new purchases if the following criteria are met: (1) on the first day of the billing cycle there was a balance outstanding and (2) there was a balance outstanding on the due date shown on the previous monthly statement.

         In addition, with respect to the Heritage Chase Accounts, daily periodic finance charges on cash advances and pre-existing purchase balances are the product of: (1) average daily cash advance or pre-existing purchase balance, (2) applicable daily periodic finance charge rate and (3) number of days in the billing cycle.

         If applicable, consumer revolving credit card accounts are assessed transaction finance charges generally equal to a one-time charge of 2% to 3% of the amount of the transaction for cash advances, purchases of money orders, wire transfers, balance transfers or other quasi-cash items or the use of checks posted to an account with a minimum ranging from $5 to $15 and a maximum of $50 or more.

         Chase USA adds a new purchase or cash advance to the daily balance for that feature as of the later of the transaction date and the first day of the billing cycle in which the transaction posts to the account, except that checks are added as of the date the check is accepted by the payee. Fees are added either on the transaction date of a related transaction - for example, the date of a cash advance - or the last day of the billing cycle. The total finance charge for a billing cycle will be the sum of the periodic finance charges plus any cash advance fees and any transaction fees. Chase USA does not charge periodic finance charges on new purchases, other than balance transfers and checks, if the full new balance is paid by the payment due date and the previous balance was zero or a credit balance. There is no grace period for cash advances, checks or balance transfers.

         Cardholder payments to Chase USA are processed and applied to any billed and unpaid finance charges and fees and to billed and unpaid transactions in the order determined by Chase USA. Any excess is applied to unbilled transactions in the order determined by Chase USA and then to unbilled finance charges. We can give you no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

         The foregoing provisions apply with respect to cardholders that have entered into one of Chase USA's standard agreements by, in the case of a new consumer revolving credit card account, signature, recorded oral confirmation of disclosure information or, in the case of a credit card account acquired by Chase USA from another institution, acceptance of the terms of Chase USA's agreement in writing or by using the credit card after disclosure that the credit card account will be governed by those terms. If the cardholder of a credit card account acquired by Chase USA from another institution has not entered into one of Chase USA's standard agreements, the terms of the credit


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card account may continue to be governed by the agreement between the cardholder and the seller of the credit card account, which may differ in material respects from the provisions described above.

Collection of Delinquent Accounts

         Chase USA considers any consumer revolving credit card account contractually delinquent if the minimum monthly payment due on the credit card account is not received by Chase USA by the due date shown on the statement on which the amount is first stated to be due. For current accounts, a credit card account is not treated as delinquent by Chase USA if at least the required minimum payment is received by the next billing date. Chase USA classifies a credit card account as "over limit" if its credit limit is exceeded at any point in the billing cycle.

         Efforts to collect delinquent credit card receivables are made by Chase USA's personnel, collection agencies and attorneys retained by Chase USA. Collection procedures are determined by an adaptive risk control system that uses statistical models and basic account financial information to determine the steps to be followed at various stages of delinquency. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, after a period determined by the risk control system, Chase USA mails a separate notice to the cardholder with:

         o        notification that the account is delinquent,

         o        a warning that credit privileges may be revoked, and

         o        a request for payment of the delinquent amount.

Collection personnel generally initiate telephone contact with cardholders whose credit card accounts have become one cycle or more delinquent or are significantly overlimit. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder by telephone and by mail.

         Chase USA generally charges off an account at the end of the month in which that credit card account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders or cardholders who have died with loan balances outstanding which are not assumed or retired by their estate. At the time of charge-off, an evaluation is made on a case by case basis whether to pursue further remedies. In most cases outside collection agencies and, in some cases, outside attorneys, are engaged. In some cases, charged off consumer revolving credit card accounts are sold to outside collection agencies. The credit evaluation, servicing and charge-off policies and collection practices of Chase USA may change from time to time in accordance with Chase USA's business judgment and applicable law.

         If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, Chase USA charges off that cardholder's account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous paragraph.

         Chase USA has a policy of restoring or "reaging" a delinquent consumer revolving credit card account to current status when the cardholder has made three consecutive minimum monthly payments and demonstrates a renewed willingness and ability to repay the account according to its terms. All reaging is done under strict systematic controls. A credit card account may be reaged no more frequently than once in twelve months and no more than twice in five years. An additional workout reaging is also permitted under appropriate circumstances.

         In June 2000, the FFIEC promulgated a revised policy statement relating to the classification of retail credit. The policy statement established guidance for the classification of delinquent open-end credit and open-end credit affected by bankruptcy, fraudulent activity, and death; and established standards governing reaging, extending, deferring, or rewriting of past due consumer revolving credit card accounts. Chase USA's policies are intended to be compliant with regulations established by the FFIEC.

         Chase USA also offers limited restructured loan programs to certain delinquent cardholders who have experienced temporary financial setbacks. In addition, third-party consumer credit counseling services with which Chase USA has no affiliation, provide external debt management programs, which those cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments


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for a specified duration at a lowered annual percentage rate and as a result the account will be reported as current. Upon the withdrawal of a customer from either program type, the account returns to its pre-existing terms and may be returned to the pre-existing level of delinquency or may age normally thereafter.

Interchange

         Creditors participating in the MasterCard and VISA associations receive certain fees, known as "Interchange," as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the MasterCard and VISA systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. MasterCard and VISA set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. MasterCard and VISA may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

         As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the First USA Master Trust Portfolio, Chase USA will, with respect to each month, pay to the First USA Master Trust servicer, for inclusion as collections of First USA Master Trust finance charge receivables, an amount equal to the product of (1) 1.3% or any other percentage specified by Chase USA from time to time; provided that each rating agency then rating any series of investor certificates confirms that any other percentage so designated will not result in the withdrawal or downgrade of the rating of the investor certificates of any series then in effect and (2) the amount of collections other than collections of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and other charges or Recoveries for that month. This amount - referred to herein as the "First USA Master Trust Interchange Amount" - will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.

         In connection with the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the Chase Master Trust Portfolio, Chase USA will, with respect to each month, pay to the Chase Master Trust servicer, for inclusion as collections of Chase Master Trust finance charge receivables, an amount equal to (A) the product of (1) interchange for the monthly period and (2) the total amount of purchases of merchandise and services in the Chase Master Trust Portfolio divided by (B) the total amount of purchases of merchandise and services in Chase USA's portfolio of credit card accounts. This amount - referred to herein as the "Chase Master Trust Interchange Amount" - will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the Chase Master Trust.

         As an approximation of the amount of Interchange generated by principal receivables arising in consumer revolving credit card accounts in the master owner trust, Chase USA, with respect to each month, pay to the master owner trust servicer, for inclusion as collections of finance charge receivables, an amount determined by Chase USA or an affiliate, as applicable, as owner of the account, in its sole discretion, to be reasonably representative of the amount of interchange generated by the receivables arising in the accounts of Chase USA or an affiliate, as applicable, as owner of the account. This amount - referred to herein as the "Master Owner Trust Interchange Amount" - will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the master owner trust.

         In addition, to the extent that consumer revolving credit card accounts, other than as described in the preceding paragraph, are designated to have their credit card receivables included in an asset pool, the transferor with respect to those credit card receivables will determine for any month, in its sole discretion, the amount of Interchange generated by the principal receivables included in that asset pool. This amount will be included as collections of finance charge receivables for that asset pool.

Recoveries

         Chase USA, as transferor of the First USA Master Trust and the master owner trust is required, pursuant to the terms of the First USA Master Trust agreement and the transfer and servicing agreement, as applicable, to transfer


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to the First USA Master Trust or the master owner trust, as applicable, all amounts received by Chase USA with respect to credit card receivables in Defaulted Accounts included in the First USA Master Trust or the master owner trust, as applicable, including amounts received by Chase USA from the purchaser or transferee with respect to the sale or other disposition of credit card receivables in those Defaulted Accounts. The amounts described in the preceding sentence are called (1) with respect to the First USA Master Trust, "First USA Master Trust Recoveries" and (2) with respect to the master owner trust, "Master Owner Trust Recoveries." In the event of any such sale or other disposition of credit card receivables, Recoveries will not include amounts received by the purchaser or transferee of those credit card receivables but will be limited to amounts received by Chase USA from the purchaser or transferee.

         Chase USA, as transferor of the Chase Master Trust is required pursuant to the terms of the Chase Master Trust agreement to transfer to the Chase Master Trust a percentage of the recoveries on charged-off accounts received each month. Each month, "Chase Master Trust Recoveries" allocated to the Chase Master Trust are equal to total recoveries collected by Chase USA from the credit card accounts in the Chase Master Trust times defaulted receivables in the Chase Master Trust divided by defaulted receivables in the credit card accounts in the Chase Master Trust.

         Collections of Recoveries allocated to each Collateral Certificate will be generally treated as principal collections. In connection with the master owner trust, collections of Recoveries will be treated as collections of principal receivables, except that to the extent the amount of Recoveries received by the master owner trust with respect to any month exceeds the aggregate amount of principal receivables (other than ineligible credit card receivables) which became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.

Description of First Data Resources, Inc. and Total Systems Services, Inc.

         With respect to the consumer revolving credit card accounts, certain data processing and administrative functions associated with servicing the credit card receivables will be performed by First Data Resources, Inc. If First Data Resources, Inc. were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by the respective cardholders could occur, and the replacement of the services First Data Resources, Inc. currently provides to Chase USA could be time-consuming. As a result, delays in payments to noteholders could occur.

         First Data Resources, Inc. is located in Omaha, Nebraska and provides computer data processing services primarily to the bankcard industry. First Data Resources, Inc. is a subsidiary of First Data Corp.

         Chase USA utilizes a variety of the services provided by First Data Resources, Inc. in originating and servicing Chase USA's VISA and MasterCard consumer revolving credit card accounts, including provision of network interface to other card processors through VISA USA Incorporated and MasterCard International Incorporated. This network provides cardholder authorizations in addition to a conduit for funds transfer and settlement.

         On March 3, 2003, Bank One announced an agreement with Total Systems Services, Inc. ("TSYS"(R)) to provide credit card processing for its credit card services business. Under the agreement Bank One transferred 20% of Heritage Bank One Portfolio U.S. accounts to the TS2(1)(R) technology platform in August 2004. Chase USA expects to transfer the remainder of the accounts for the Heritage Bank One Portfolio to TSYS in the fourth quarter of 2004. On July 7, 2004, JPMC also announced an agreement with TSYS to provide all credit card processing functions for its credit card business. Chase USA expects to transfer the credit card processing services for the Heritage Chase Portfolio to TSYS in mid-2005. In the future, JPMC will have the option to transfer credit card processing services in-house under a license of the TS2(R) technology platform.



---------------

(1)  TSYS(R) and TS2(R) are registered trademarks of Total Systems Services,
     Inc.


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             The First USA Master Trust and the Chase Master Trust

         The following discussion summarizes the material terms of (1) the amended and restated First USA Master Trust pooling and servicing agreement - dated as of March 28, 2002, between Chase USA, as transferor and as servicer, and The Bank of New York (Delaware), as First USA Master Trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the "First USA Master Trust agreement" - and the series supplements to the First USA Master Trust agreement and (2) the fourth amended and restated Chase Master Trust pooling and servicing agreement - dated as of [ ], 2004, between Chase USA, as transferor and as servicer, and The Bank of New York, as Chase Master Trust trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the "Chase Master Trust agreement" - and the series supplements to the Chase Master Trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA Master Trust agreement, the series supplements to the First USA Master Trust agreement, the Chase Master Trust agreement and the series supplements to the Chase Master Trust agreement, as applicable.

General

         The First USA Master Trust is a common law trust existing under the First USA Master Trust agreement which is governed by Delaware law. The Chase Master Trust is a common law trust existing under the Chase Master Trust agreement which is governed by Delaware law. Each Master Trust will only engage in the following business activities:

         o        acquiring and holding assets of the applicable Master Trust;

         o issuing series of certificates and other interests in the applicable Master Trust;

         o receiving collections and making payments on the applicable Collateral Certificate and other interests in that Master Trust; and

         o engaging in related activities, including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto.

         As a consequence, neither the First USA Master Trust nor the Chase Master Trust is expected to have any need for additional capital resources other than the assets of the First USA Master Trust or the Chase Master Trust, as applicable.

Master Trust Trustees

         The Bank of New York (Delaware) is the First USA Master Trust trustee under the First USA Master Trust agreement. The Bank of New York is the Chase Master Trust trustee under the Chase Master Trust agreement.

         Chase USA and its respective affiliates may from time to time enter into normal banking and trustee relationships with the First USA Master Trust trustee, the Chase Master Trust trustee and their affiliates. The First USA Master Trust trustee, the Chase Master Trust trustee, Chase USA and any of their respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the First USA Master Trust trustee will have the power to appoint a co-master trust trustee or separate First USA Master Trust trustees of all or any part of the First USA Master Trust and the Chase Master Trust trustee will have the power to appoint a co-master trust trustee or separate Chase Master Trust trustees of all or any part of the Chase Master Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the First USA Master Trust trustee or the Chase Master Trust trustee by the applicable Master Trust Agreement will be conferred or imposed upon that Master Trust Trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which that Master Trust Trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable.

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         Under the terms of each Master Trust Agreement, the applicable servicer agrees to pay to the applicable Master Trust Trustee reasonable compensation for performance of its duties under that Master Trust Agreement. Each of the First USA Master Trust trustee and the Chase Master Trust trustee has agreed to perform only those duties specifically set forth in the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. Many of the duties of both the First USA Master Trust trustee and the Chase Master Trust trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the First USA Master Trust agreement and the Chase Master Trust agreement, each of the First USA Master Trust trustee's and the Chase Master Trust trustee's limited responsibilities include the following:

         o to deliver to certificateholders of record certain notices, reports and other documents received by the applicable Master Trust Trustee, as required under the applicable Master Trust Agreement;

         o to authenticate, deliver, cancel and otherwise administer the investor certificates;

         o to remove and reassign ineligible receivables and accounts from the applicable Master Trust;

         o to establish and maintain necessary Master Trust accounts and to maintain accurate records of activity in those accounts;

         o to invest funds in the applicable Master Trust accounts at the direction of the servicer for that Master Trust;

         o to represent the certificateholders in interactions with clearing agencies and other similar organizations;

         o to distribute and transfer funds at the direction of the applicable servicer, as necessary, in accordance with the terms of the applicable Master Trust Agreement;

         o to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders of the applicable Master Trust;

         o to enforce the rights of the certificateholders against the applicable servicer, if necessary;

         o to notify the certificateholders and other parties, to sell the receivables and to allocate the proceeds of such sale, in the event of the termination of the First USA Master Trust or the Chase Master Trust, as applicable;

         o to cause a sale of receivables from the applicable Master Trust on the legal final payment date of any class of certificates; and

         o to perform certain other administrative functions identified in the applicable Master Trust Agreement.

         In addition, with respect to the First USA Master Trust, the First USA Master Trust trustee will also serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, will be responsible for appointing a successor transfer agent, paying agent and registrar.

         In addition to the responsibilities described above, each Master Trust Trustee has the discretion to require Chase USA to cure a potential pay out event and to declare a pay out event with respect to the applicable Collateral Certificate. See "--Master Trust Pay Out Events."

         In the event that the transferor for a Master Trust becomes insolvent, if any series of investor certificates issued under that Master Trust is outstanding, the applicable Master Trust Trustee will: (1) notify the applicable certificateholders of the insolvency, (2) dispose of the receivables in that Master Trust, and (3) allocate the proceeds of the sale. See "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events."

         If a servicer default occurs, in addition to the responsibilities described above, the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, may be required to appoint a successor servicer or to


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

take over servicing responsibilities under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. See "--Master Trust Servicer Default." In addition, if a servicer default occurs, the applicable Master Trust Trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the applicable Master Trust Agreement by a suit, action or other judicial proceeding. A servicer default under the First USA Master Trust will not be a servicer default under, or otherwise constitute a pay out event under, the Chase Master Trust or vice versa.

         Neither the First USA Master Trust trustee nor the Chase Master Trust trustee is liable for any errors of judgment as long as the errors are made in good faith and that Master Trust Trustee was not negligent. Either the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, may resign at any time, and may be forced to resign if it fails to meet the eligibility requirements specified in the applicable Master Trust Agreement. Upon the resignation of a Master Trust Trustee, Chase USA will be obligated to appoint a successor Master Trust Trustee for that Master Trust. Chase USA may also remove a Master Trust Trustee if that Master Trust trustee ceases to be eligible to continue as such under the applicable Master Trust Agreement or if that Master Trust Trustee becomes insolvent. In those circumstances, Chase USA will be obligated to appoint a successor Master Trust Trustee for that Master Trust. Any resignation or removal of a Master Trust Trustee and appointment of a successor Master Trust Trustee does not become effective until acceptance of the appointment by the successor Master Trust Trustee.

         The holders of a majority of investor certificates of any series issued under a Master Trust have the right to direct the time, method or place of conducting any proceeding for any remedy available to the Master Trust Trustee for such series under the applicable Master Trust Agreement unless the Master Trust Trustee determines that such direction would be illegal, would involve the Master Trust Trustee in personal liability or would be prejudicial to the remaining holders of investor certificates.

The Credit Card Receivables

         The First USA Master Trust Portfolio consists of credit card receivables which arise in consumer revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the First USA Master Trust agreement as applied on the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the date of their designation. The Chase Master Trust Portfolio consists of credit card receivables which arise in consumer revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the Chase Master Trust agreement as applied on the Chase Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the date of their designation. Chase USA will have the right, subject to certain limitations and conditions described in the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable, and in some circumstances will be obligated, to designate from time to time (1) additional First USA Master Trust Eligible Accounts for inclusion in the First USA Master Trust and (2) additional Chase Master Trust Eligible Accounts for inclusion in the Chase Master Trust and to transfer to the First USA Master Trust or the Chase Master Trust, as applicable, all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or created afterward.

         Chase USA, as transferor of the First USA Master Trust, will be required to designate additional consumer revolving credit card accounts, to the extent available:

         o to maintain the First USA Master Trust Transferor Interest so that, during any period of 30 consecutive days, the First USA Master Trust Transferor Interest averaged over that period equals or exceeds the First USA Master Trust Minimum Transferor Interest for the same period; and

         o to maintain, for each monthly period and for so long as First USA Master Trust investor certificates of any series - including the First USA Collateral Certificate - remain outstanding, an aggregate amount of principal receivables in the First USA Master Trust equal to or greater than the First USA Master Trust Minimum Aggregate Principal Receivables.

         Chase USA, as transferor of the Chase Master Trust, will be required to designate additional consumer revolving credit card accounts, to the extent available:


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

         o to maintain the Chase Master Trust Transferor Interest so that, for any monthly period, the Chase Master Trust Transferor Interest equals or exceeds the Chase Master Trust Minimum Transferor Interest for the same period; and

         o to maintain, for each monthly period and for so long as Chase Master Trust investor certificates of any series - including the Chase Collateral Certificate - remain outstanding, an aggregate amount of principal receivables in the Chase Master Trust equal to or greater than the Chase Master Trust Minimum Aggregate Principal Receivables.

         Any additional consumer revolving credit card accounts designated by Chase USA to be added to the First USA Master Trust or the Chase Master Trust, as applicable, must meet certain eligibility requirements described in the applicable Master Trust Agreement on the date of designation.

         During the term of a Master Trust, all new credit card receivables arising in the consumer revolving credit card accounts designated for that Master Trust will be transferred automatically to that Master Trust by Chase USA. The total amount of credit card receivables in each Master Trust will fluctuate from day to day because the amount of new credit card receivables arising in the consumer revolving credit card accounts may be higher or lower than the aggregate amount of payments collected on existing credit card receivables and the amount of credit card receivables written off as uncollectible on that day.

         Chase USA also has the right, subject to certain limitations and conditions, to require the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, to reconvey all credit card receivables in consumer revolving credit card accounts designated by Chase USA for removal, whether those credit card receivables are then existing or created afterward. Once a credit card account is removed, credit card receivables existing under that credit card account are not transferred to the Master Trust from which the credit card account was removed.

         Throughout the term of the First USA Master Trust and the Chase Master Trust, as applicable, the consumer revolving credit card accounts from which the credit card receivables arise will be the consumer revolving credit card accounts designated on the First USA Master Trust Cut Off Date or the Chase Master Trust Cut Off Date, as applicable, plus any additional consumer revolving credit card accounts added to that Master Trust and minus any consumer revolving credit card accounts removed from that Master Trust. With respect to each series of certificates issued by a Master Trust, Chase USA will represent and warrant to that Master Trust that, as of the date of issuance of the related series, the credit card receivables in that Master Trust meet certain eligibility requirements. A similar representation and warranty will be made by Chase USA on each day when credit card receivables arising in additional consumer revolving credit card accounts are conveyed to the master owner trust. See "Sources of Funds to Pay the Notes--Master Owner Trust Representations and Warranties."

         [The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the First USA Master Trust Portfolio and the Chase Master Trust Portfolio as of the date specified. This information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the consumer revolving credit card accounts and the average thereof, the range of credit limits of the consumer revolving credit card accounts and the average thereof, the range of ages of the consumer revolving credit card accounts and the average thereof, the geographic distribution of the consumer revolving credit card accounts, the types of consumer revolving credit card accounts and delinquency statistics relating to the consumer revolving credit card accounts in the First USA Master Trust and the Chase Master Trust, as applicable.]

Investor Certificates

         Each series of First USA Master Trust certificates will represent interests in certain assets of the First USA Master Trust, including the right to the applicable First USA Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the First USA Master Trust. Each series of Chase Master Trust certificates will represent interests in certain assets of the Chase Master Trust, including the right to the applicable Chase Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the Chase Master Trust.

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

         Chase USA currently owns the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest. The First USA Master Trust Transferor Interest represents the interest in the First USA Master Trust not represented by the investor certificates issued and outstanding under the First USA Master Trust, including the First USA Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the First USA Master Trust. The Chase Master Trust Transferor Interest represents the interest in the Chase Master Trust not represented by the investor certificates issued and outstanding under the Chase Master Trust, including the Chase Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the Chase Master Trust. The holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, subject to certain limitations and conditions, will have the right to the First USA Master Trust Transferor Percentage or the Chase Master Trust Transferor Percentage, as applicable, of all cardholder payments from the credit card receivables in the First USA Master Trust or the Chase Master Trust, as applicable. Each of the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions described in the applicable Master Trust Agreement. At the discretion of Chase USA, each of the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable. In either case such interest is referred to as a transferor certificate. See "--Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust and the Chase Master Trust."

         The amount of principal receivables in the each Master Trust will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the First USA Master Trust Transferor Interest and the Chase Master Trust Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of principal receivables in the applicable Master Trust. As a result, the First USA Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of the First USA Master Trust for a series of investor certificates and will also change to reflect the variations in the amount of principal receivables in the First USA Master Trust and the Chase Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of the Chase Master Trust for a series of investor certificates and will also change to reflect the variations in the amount of principal receivables in the Chase Master Trust. The First USA Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by the First USA Master Trust or as a result of an increase in the Invested Amount of the First USA Collateral Certificate and the Chase Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of investor certificates by the Chase Master Trust or as a result of an increase in the Investor Interest of the Chase Collateral Certificate. See "--New Issuances" and "The Notes--Issuances of New Series, Classes and Tranches of Notes."

Transfer and Assignment of Credit Card Receivables

         Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the First USA Master Trust and all credit card receivables created afterward in those credit card accounts to the First USA Master Trust. Chase USA has also transferred and assigned all of its right, title and interest in and to the credit card receivables in the consumer revolving credit card accounts designated for the Chase Master Trust and all credit card receivables created afterward in those credit card accounts to the Chase Master Trust.

         In connection with each previous transfer of credit card receivables to the First USA Master Trust or the Chase Master Trust, as applicable, Chase USA indicated, and in connection with each subsequent transfer of credit card receivables to the First USA Master Trust or the Chase Master Trust, as applicable, Chase USA will indicate, in its computer files that the credit card receivables have been conveyed to the applicable Master Trust. Furthermore, Chase USA has provided to the applicable Master Trust Trustee computer files or microfiche lists, containing a true and complete list showing each consumer revolving credit card account, identified by account number and by total outstanding balance on the date of transfer to that Master Trust. In addition, in connection with transfers of credit card receivables to the master owner trust, Chase USA indicated, and in connection with each subsequent transfer of credit card receivables to the master owner trust will indicate, in its computer files that the credit card receivables have been conveyed to the master owner trust and will provide the owner trustee computer files, containing a true and complete list showing each consumer revolving credit card account, identified by account number and by total outstanding balance on the date of transfer. Chase USA will not deliver to the First USA


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Master Trust trustee, the Chase Master Trust trustee or the owner trustee, as applicable, any other records or agreements relating to the consumer revolving credit card accounts or the credit card receivables, except in connection with additions or removals of consumer revolving credit card accounts.

         Except as stated above, the records and agreements relating to the consumer revolving credit card accounts and the credit card receivables in the First USA Master Trust or the Chase Master Trust maintained by Chase USA or the servicer or the credit card receivables in the master owner trust maintained by the master owner trust are not and will not be segregated by Chase USA, the servicer or the master owner trust, as applicable, from other documents and agreements relating to other consumer revolving credit card accounts and credit card receivables and are not and will not be stamped or marked to reflect the transfer of the credit card receivables to the First USA Master Trust, the Chase Master Trust or the master owner trust, but the computer records of Chase USA are and will be required to be marked to evidence that transfer. Chase USA has filed and will file UCC financing statements with respect to the credit card receivables in the First USA Master Trust, the Chase Master Trust and the master owner trust meeting the requirements of Delaware state law. See "Risk Factors" and "Material Legal Aspects of the Credit Card Receivables."

Addition of Master Trust Assets

         As described in "--The Credit Card Receivables," Chase USA has the right to designate to the First USA Master Trust or the Chase Master Trust, as applicable, from time to time, additional consumer revolving credit card accounts and to transfer the related credit card receivables to the First USA Master Trust or the Chase Master Trust, as applicable. In addition, Chase USA will be required to designate additional consumer revolving credit card accounts to (A) the First USA Master Trust (1) if the average of the First USA Master Trust Transferor Interest for any 30 consecutive days expressed as a percentage of the aggregate amount of principal receivables in the First USA Master Trust is less than the First USA Master Trust Minimum Transferor Interest, or (2) if, on the last day of any month, the aggregate amount of principal receivables in the First USA Master Trust is less than the First USA Master Trust Minimum Aggregate Principal Receivables and (B) the Chase Master Trust (1) if as of the end of any month the Chase Master Trust Transferor Interest is less than the Chase Master Trust Minimum Transferor Interest, or
(2) if, as of the end of any month, the aggregate amount of principal receivables in the Chase Master Trust is less than the Chase Master Trust Minimum Aggregate Principal Receivables. Receivables from those additional credit card accounts will be transferred to the First USA Master Trust or the Chase Master Trust, as applicable, on or before the tenth business day following, (a) with respect to the First USA Master Trust, that 30 day period or the last day of any month, as the case may be, and (b) with respect to the Chase Master Trust, the end of that month. Chase USA will convey to the applicable Master Trust its interest in all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. The total amount of credit card receivables in the First USA Master Trust and the Chase Master Trust will fluctuate from day to day, because the amount of new credit card receivables arising in the consumer revolving credit card accounts, the amount of payments collected on existing credit card receivables and the amount written off as uncollectible usually differ each day.

         Each additional consumer revolving credit card account, including those credit card accounts acquired by Chase USA, must be a First USA Master Trust Eligible Account at the time of its designation for inclusion in the First USA Master Trust or a Chase Master Trust Eligible Account at the time of its designation for inclusion in the Chase Master Trust. However, additional consumer revolving credit card accounts may not be of the same credit quality as the initial consumer revolving credit card accounts transferred to the First USA Master Trust or the Chase Master Trust, as applicable, and may have been originated based on credit criteria different from those which were applied to the initial consumer revolving credit card accounts transferred to the First USA Master Trust or the Chase Master Trust or may have been acquired from an institution which may have had different credit criteria.

         A conveyance by Chase USA to either the First USA Master Trust or the Chase Master Trust of credit card receivables in additional consumer revolving credit card accounts is subject to the following conditions, among others:

         o on or prior to the fifth Business Day prior to the date of that conveyance, with respect to required additions, and on or prior to the tenth Business Day prior to the date of that conveyance, with respect to permitted additions, Chase USA will give the applicable Master Trust Trustee, each rating


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                  agency and the servicer written notice that those additional credit card accounts will be included, which notice will specify the approximate aggregate amount of the credit card receivables to be transferred;

         o on or prior to the date of that conveyance, Chase USA will deliver to the applicable Master Trust Trustee a written assignment (including an acceptance by the First USA Master Trust trustee on behalf of the First USA Master Trust or by the Chase Master Trust trustee on behalf of the Chase Master Trust, each for the benefit of the investor certificateholders of that Master Trust) as provided in the applicable Master Trust Agreement relating to those additional credit card accounts and, within 5 business days thereafter, Chase USA will have delivered to the applicable Master Trust Trustee a computer file or microfiche list, dated the date of that assignment, containing a true and complete list of those additional credit card accounts to be transferred;

         o Chase USA will represent and warrant that (1) each additional consumer revolving credit card account is, as of the date that credit card account is designated for inclusion in a Master Trust, a First USA Master Trust Eligible Account or a Chase Master Trust Eligible Account, as applicable, and each credit card receivable in that additional credit card account is, as of the date of its conveyance to the First USA Master Trust, a First USA Master Trust Eligible Receivable or as of the date of its conveyance to the Chase Master Trust, a Chase Master Trust Eligible Receivable, (2) no selection procedures believed by Chase USA to be materially adverse to the interests of the investor certificateholders of the applicable Master Trust were utilized in selecting the additional consumer revolving credit card accounts from the available First USA Master Trust Eligible Accounts from the Bank Servicing Portfolio or the available Chase Master Trust Eligible Accounts from the Bank Portfolio, as applicable, and (3) as of the date the additional consumer revolving credit card accounts are designated for inclusion in the First USA Master Trust or the Chase Master Trust, as applicable, Chase USA is not insolvent;

         o with respect to permitted, but not required, additions of consumer revolving credit card accounts to the First USA Master Trust or the Chase Master Trust, as applicable, if
                  (1) with respect to any three-month period, the aggregate number of additional consumer revolving credit card accounts designated to have their credit card receivables transferred to that Master Trust equals or exceeds 15% - or with respect to any twelve-month period, 20% - of the aggregate number of consumer revolving credit card accounts included in that Master Trust as of the first day of that period or (2) with respect to the First USA Master Trust only, if the additional consumer revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust were not originated by the transferor, the transferor will have received notice that no rating agency will withdraw or downgrade its then-current ratings on any series of investor certificates issued and outstanding under the First USA Master Trust as a result of the addition of the consumer revolving credit card accounts;

         o Chase USA will deliver to the applicable Master Trust Trustee, with a copy to each rating agency, an opinion of counsel with respect to the security interest of the First USA Master Trust or the Chase Master Trust, as applicable, in the credit card receivables in the additional consumer revolving credit card accounts transferred to that Master Trust; provided, however, that Chase USA will only be required to deliver an opinion of counsel in connection with an addition of credit card accounts to the First USA Master Trust if the conditions described in clauses (1) and (2) of the preceding bullet point do not apply; and

         o Chase USA will further represent and warrant with respect to the Chase Master Trust that the designation of receivables in additional credit card accounts by the transferor and the acceptance thereof by the Chase Master Trust trustee will not (i) adversely affect the tax characterization as debt of any class of investor certificates of any outstanding series or class for which an opinion was delivered at the time of issuance that such class would be treated as debt for U.S. federal income tax purposes, (ii) cause the Chase Master Trust following the designation and acceptance of the receivables in additional credit card accounts to be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the Code) taxable as a corporation and (iii) cause or constitute a taxable event in which gain or loss would be recognized by any Chase Master Trust investor certificateholder or the Chase Master Trust.

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         In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of the First USA Master Trust and the Chase Master Trust, a report on Form 8-K with respect to any addition to the First USA Master Trust or the Chase Master Trust, as applicable, of credit card receivables in additional consumer revolving credit card accounts that would have a material effect on the composition of the assets of the First USA Master Trust or the Chase Master Trust, as applicable.

Removal of Accounts

         Chase USA may, but will not be obligated to, designate from time to time certain consumer revolving credit card accounts for removal from the First USA Master Trust or the Chase Master Trust, as applicable, and all credit card receivables arising in those credit card accounts will be subject to removal from that Master Trust. Chase USA will be permitted to designate and require reassignment to it of the credit card receivables from removed consumer revolving credit card accounts only upon satisfaction of the following conditions, among others:

         o the removal of any credit card receivables of any removed consumer revolving credit card accounts will not, in the reasonable belief of Chase USA, (1) cause a Master Trust Pay Out Event for that Master Trust to occur, (2) with respect to the First USA Master Trust, cause the First USA Master Trust Transferor Interest to be less than zero or (3) with respect to the Chase Master Trust, cause (A) the Chase Master Trust Transferor Interest to be less than the Chase Master Trust Minimum Transferor Interest on the Removal Date, (B) the sum of the aggregate amount of principal receivables and the excess funding amount in the Chase Master Trust to be less than the Chase Master Trust Minimum Aggregate Principal Receivables, or (C) result in the failure of Chase USA to make any payment specified in the related supplement to the Chase Master Trust agreement with respect to any series;

         o Chase USA will have delivered to the applicable Master Trust Trustee for execution a written assignment and a computer file or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed consumer revolving credit card accounts identified by account number and the aggregate amount of the credit card receivables in those removed credit card accounts;

         o each rating agency then rating each series of investor certificates, including a Collateral Certificate, outstanding under the applicable Master Trust will have received notice of that proposed removal of consumer revolving credit card accounts from that Master Trust and Chase USA will have received notice from each of those rating agencies that the proposed removal will not result in a downgrade or withdrawal of its then-current rating for any of the series issued and outstanding under that Master Trust;

         o Chase USA will have delivered to the applicable Master Trust Trustee an officer's certificate confirming the items described above;

         o with respect to the First USA Master Trust, Chase USA will represent and warrant that (x) no selection procedures believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates, including the master owner trust, as holder of the First USA Collateral Certificate, outstanding under the First USA Master Trust were utilized in selecting the consumer revolving credit card accounts to be removed from the First USA Master Trust and (y) (1) a random selection procedure was used by Chase USA in selecting the removed consumer revolving credit card accounts and only one such removal of randomly selected consumer revolving credit card accounts will occur in the then-current month, (2) the removed consumer revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the consumer revolving credit card accounts subject to that arrangement, upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) that removal of consumer revolving credit card accounts will not preclude transfers of credit card receivables to the First USA Master Trust from being accounted for as sales under generally accepted accounting principles or prevent the master trust from continuing to qualify as a qualifying special purpose


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                  entity in accordance with SFAS 140 and the transferor will have delivered to the First USA Master Trust trustee and each credit enhancement provider an officer's certificate, dated the Removal Date, to that effect; and

         o with respect to the Chase Master Trust, Chase USA will represent and warrant that (w) the designation and reassignment of such receivables from removed accounts will not (1) adversely affect the tax characterization as debt of any class of investor certificates of any outstanding series or class in respect of which an opinion was delivered at the time of issuance that such class would be treated as debt for U.S. federal income tax purposes, (2) cause the Chase Master Trust following such designation and acceptance to be deemed to be an association (or a "publicly traded partnership" within the meaning of Section 7704(b) of the
                  Code) taxable as a corporation and (3) cause or constitute a taxable event in which gain or loss would be recognized by any investor certificateholder or the Chase Master Trust,
                  (x) no selection procedures believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates, including the master owner trust, as holder of the Chase Collateral Certificate, outstanding under the Chase Master Trust were utilized in selecting the consumer revolving credit card accounts to be removed from the Chase Master Trust, (y)(I) a random selection procedure was used by Chase USA in selecting the removed accounts and only one such removal of randomly selected accounts shall occur in each monthly period or (II) the removed accounts are subject to an arrangement with a third party pursuant to which the third party has the right or the option to purchase the removed accounts and which right or option has arisen in response to a third-party action or decision not to act and not the unilateral action of Chase USA and that right or option has been exercised by the third party and
                  (z) as of the removal notice date, either (a) the receivables are not more than 15% delinquent by estimated principal amount and the weighted averaged delinquency of such receivables is not more than 60 days, or (b) the receivables are not more than 7% delinquent by estimated principal amount and the weighted average delinquency of such receivables does not exceed 90 days.

Collection and Other Servicing Procedures

         Under each Master Trust agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer's policies and procedures for servicing credit card receivables comparable to the credit card receivables. The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

         The servicer for each Master Trust may not resign from its obligations and duties under the applicable Master Trust agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until with respect to the First USA Master Trust, the First USA Master Trust trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the First USA Master Trust agreement or with respect to the Chase Master Trust, the Chase Master Trust trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Chase Master Trust agreement. Chase USA, as servicer of the First USA Master Trust and the Chase Master Trust, delegates some of its servicing duties to First Data Resources, Inc. and, with respect to the First USA Master Trust, some of its servicing duties to Total Systems Services, Inc.; however, that delegation does not relieve Chase USA of its obligation to perform its duties in accordance with the applicable Master Trust Agreement.

The Master Trust Accounts

         The servicer for each Master Trust has established and maintains an account for the purpose of holding collections of credit card receivables, called the First USA Master Trust collection account or the Chase Master Trust collection account, as applicable. Each collection account is a segregated account established and maintained, in the name of the applicable Master Trust, for the benefit of certificateholders of all series of that Master Trust, with a depository institution, which may include the First USA Master Trust trustee, the Chase Master Trust trustee, the servicer or an affiliate of either.

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         For the benefit of the investor certificateholders of certificates issued by the First USA Master Trust, the First USA Master Trust trustee will establish and maintain in the name of the First USA Master Trust two separate segregated trust accounts for each series of investor certificates, including the First USA Collateral Certificate, called a finance charge account and a principal account. These segregated First USA Master Trust accounts do not need to be deposit accounts. Funds in the principal accounts and the finance charge accounts will be invested, at the direction of the servicer of the First USA Master Trust, in First USA Permitted Investments. The First USA Master Trust Trustee will also establish a distribution account which is a non-interest bearing segregated account. All distributions to certificateholders, including the master owner trust, as holder of the First USA Collateral Certificate, will be made from the applicable distribution account. The First USA Master Trust collection account, finance charge account, principal account and distribution account will each be maintained with a Qualified Institution.

         For the benefit of the investor certificateholders of certificates issued by the Chase Master Trust, the Chase Master Trust Trustee has established and maintains bank accounts on behalf of all series issued from the Chase Master Trust, including the principal account, the finance charge account, the excess funding account and one or more distribution accounts. Funds on deposit in any of the Chase Master Trust bank accounts will be invested, at the direction of the servicer of the Chase Master Trust, in Chase Permitted Investments. All distributions to certificateholders, including the master owner trust, as holder of the Chase Collateral Certificate, will be made from the applicable distribution account. The Chase Master Trust collection account, principal account, finance charge account, excess funding account and distribution account will each be an Eligible Deposit Account.

         Any earnings, net of losses and investment expenses, on funds in the finance charge account or the principal account allocated to the First USA Collateral Certificate will be included in collections of finance charge receivables allocated to the First USA Collateral Certificate. Any earnings, net of losses and investment expenses, on funds in the finance charge account and the principal account for the Chase Master Trust will be paid to Chase USA and all earnings on funds in the excess funding account for the Chase Master Trust will be treated as collections of finance charge receivables. The servicer has the revocable power to withdraw funds from the First USA Master Trust collection account or the Chase Master Trust collection account, as applicable, and to instruct the applicable Master Trust Trustee to make withdrawals and payments from the applicable finance charge account, the principal account or other account for the purpose of carrying out the servicer's duties.

First USA Master Trust Investor Percentage

         The servicer for the First USA Master Trust will allocate between the Invested Amount of each series of investor certificates, including the First USA Collateral Certificate, issued and outstanding and the First USA Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all First USA Master Trust Finance Charge Collections, all First USA Master Trust Principal Collections and all First USA Master Trust credit card receivables in Defaulted Accounts, based on a varying percentage called the "First USA Master Trust Investor Percentage." The servicer will make each allocation by reference to the applicable First USA Master Trust Investor Percentage of each series, including the First USA Collateral Certificate, the First USA Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to that series. For a description of how allocations will be made to the First USA Collateral Certificate by the First USA Master Trust, see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate and the Chase Collateral Certificate."

Chase Master Trust Investor Percentage

         The servicer for the Chase Master Trust will allocate between the Invested Amount of each series of investor certificates, including the Chase Collateral Certificate, issued and outstanding and the Chase Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all Chase Master Trust Finance Charge Collections, all Chase Master Trust Principal Collections and all Chase Master Trust credit card receivables in Defaulted Accounts, based on a varying percentage called the "Chase Master Trust Investor Percentage." The servicer will make each allocation by reference to the applicable Chase Master Trust Investor Percentage of each series, including the Chase Collateral Certificate, the Chase Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to that series. For a description of how allocations will be made to the Chase Collateral Certificate by the Chase Master Trust,


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see "Sources of Funds to Pay the Notes--The First USA Collateral Certificate
and the Chase Collateral Certificate.

Application of Collections

         Except as otherwise provided below, the servicer for each Master Trust will deposit into the collection account for that Master Trust any payment collected by the servicer on the credit card receivables in that Master Trust no later than the second Business Day following the date of processing. However, Chase USA, as servicer, will make those deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of those deposits and payments which would have been made on a daily basis if:

         o (1) Chase USA, as servicer, provides to the Master Trust Trustee for the applicable Master Trust a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and (2) Chase USA will not have received a notice from that rating agency that that letter of credit would result in a downgrade or withdrawal of that rating agency's then-existing rating of any series of certificates, including the Collateral Certificate previously issued by the applicable Master Trust and then-outstanding; or

         o Chase USA, as servicer, has and maintains a certificate of deposit rating of "P-1" by Moody's and of "A-1" by Standard & Poor's and, with respect to the First USA Master Trust only, deposit insurance provided by the FDIC.

         Any amounts allocated in respect of principal receivables in the First USA Master Trust that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest, together with any payments made by Chase USA to the First USA Master Trust with respect to adjustment payments will be held in the collection account for the First USA Master Trust and paid to the holder of the First USA Master Trust Transferor Interest if, and only to the extent that, the First USA Master Trust Transferor Interest is greater than the First USA Master Trust Minimum Transferor Interest. First USA Master Trust Unallocated Principal Collections will be applied to principal shortfalls for each series issued by the First USA Master Trust, including the First USA Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the First USA Master Trust, including the First USA Collateral Certificate, exceed First USA Master Trust Unallocated Principal Collections for any month, First USA Master Trust Unallocated Principal Collections will be allocated pro rata among the applicable series issued by the First USA Master Trust, including the First USA Collateral Certificate, based on the relative amounts of principal shortfalls.

         Any amounts allocated in respect of principal receivables in the Chase Master Trust that are allocated to, but not paid to, Chase USA because the Chase Master Trust Transferor Interest is less than the Chase Master Trust Minimum Transferor Interest, together with any payments made by Chase USA to the Chase Master Trust with respect to adjustment payments will be held in the excess funding account for the Chase Master Trust and paid to the holder of the Chase Master Trust Transferor Interest if, and only to the extent that, the Chase Master Trust Transferor Interest is greater than the Chase Master Trust Minimum Transferor Interest. Amounts on deposit in the excess funding account for the Chase Master Trust will be applied to principal shortfalls for each series issued by the Chase Master Trust, including the Chase Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the Chase Master Trust, including the Chase Collateral Certificate, exceed the amount on deposit in the excess funding account for the Chase Master Trust for any month, that amount will be allocated pro rata among the applicable series issued by the Chase Master Trust, including the Chase Collateral Certificate, based on the relative amounts of principal shortfalls.

Defaulted Receivables; Rebates and Fraudulent Charges

         Prior to each distribution date, the servicer for each Master Trust will calculate the aggregate Master Trust Default Amount for that Master Trust for the preceding month. The servicer will then allocate to each Master Trust the applicable Master Trust Investor Percentage of the Master Trust Default Amount for that Master Trust. Defaulted Accounts are those consumer revolving credit card accounts which were written off as uncollectible in accordance with the servicer's policies and procedures for servicing credit card


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receivables comparable to the credit card receivables in the applicable Master
Trust. In the case of a Collateral Certificate, the Master Trust Investor Percentage of the Master Trust Default Amount will reduce the Invested Amount of that Collateral Certificate and the reduced Invested Amount will only be restored if the master owner trust reinvests in that Collateral Certificate.

         If the servicer for a Master Trust adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Master Trust Transferor Interest for that Master Trust, will be reduced by the amount of the adjustment. In addition, the Master Trust Transferor Interest for a Master Trust will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. To the extent that these reductions would cause the First USA Master Trust Transferor Interest to be less than zero, Chase USA will make a deposit in the amount of this shortfall into the First USA Master Trust principal account. To the extent that these reductions would cause the Master Trust Transferor Interest to be less than the Master Trust Minimum Transferor Interest for a particular Master Trust, Chase USA will make a deposit in the amount of this shortfall into the excess funding account.

First USA Master Trust and Chase Master Trust Termination

         The First USA Master Trust will terminate on the First USA Master Trust Termination Date and the Chase Master Trust will terminate on the Chase Master Trust Termination Date. Upon the termination of the First USA Master Trust and the surrender of the certificate evidencing the First USA Collateral Certificate, the First USA Master Trust trustee will convey to the holder of the First USA Master Trust Transferor Interest all right, title and interest of the First USA Master Trust in and to the credit card receivables and other funds of the First USA Master Trust. Upon the termination of the Chase Master Trust and the surrender of the certificate evidencing the Chase Collateral Certificate, the Chase Master Trust trustee will convey to the holder of the Chase Master Trust Transferor Interest all right, title and interest of the Chase Master Trust in and to the credit card receivables and other funds of the Chase Master Trust.

Master Trust Pay Out Events

         A Master Trust Pay Out Event will result in the amortization of the applicable Collateral Certificate. A First USA Master Trust Pay Out Event will not cause a Chase Master Trust Pay Out Event and vice versa. No reinvestment in the First USA Collateral Certificate will be permitted upon the occurrence of a First USA Master Trust Pay Out Event and no reinvestment in the Chase Collateral Certificate will be permitted upon the occurrence of a Chase Master Trust Pay Out Event. These First USA Master Trust Pay Out Events and Chase Master Trust Pay Out Events include any of the following events:

         o failure on the part of Chase USA, as transferor, (1) to make any payment or deposit on the date required under the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate (or within the applicable grace period which will not exceed 5 days) or (2) to observe or perform in any material respect any other covenants or agreements of Chase USA described in the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate, which failure has a material adverse effect on the certificateholders of that Master Trust and which continues unremedied for a period of 60 days after written notice of that failure from the Master Trust Trustee for that Master Trust requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for that period;

         o any representation or warranty made by Chase USA in the applicable Master Trust Agreement or the series supplement for the applicable Collateral Certificate or any information required to be given by Chase USA to the applicable Master Trust Trustee to identify the consumer revolving credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of that failure from the Master Trust Trustee for that Master Trust requiring the same to be remedied, and as a result of which the interests of the certificateholders of that Master Trust are materially and adversely affected and continue to be materially and adversely affected for that period, except that a Master Trust Pay Out Event pursuant to this clause will not occur under the applicable Master Trust if Chase USA has accepted


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                  reassignment of the related credit card receivable or all
                  those credit card receivables, if applicable, during that period, or any longer period as the applicable Master Trust Trustee may specify, in accordance with the provisions of the applicable Master Trust Agreement;

         o a failure by Chase USA, as transferor, to convey credit card receivables arising under additional consumer revolving credit card accounts to the First USA Master Trust when required by the First USA Master Trust agreement or to the Chase Master Trust when required by the Chase Master Trust agreement;

         o (x) with respect to the First USA Master Trust, any First USA Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the First USA Collateral Certificate or (y) with respect to the Chase Master Trust, any Chase Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the Chase Collateral Certificate;

         o certain events of insolvency, conservatorship or receivership relating to Chase USA;

         o Chase USA becomes unable for any reason to transfer credit card receivables to the applicable Master Trust in accordance with the provisions of the applicable Master Trust Agreement; or

         o the applicable Master Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         In the case of any event described above with respect to the First USA Master Trust or the Chase Master Trust, a Master Trust Pay Out Event will occur with respect to the Collateral Certificate issued out of that Master Trust without any notice or other action on the part of the applicable Master Trust Trustee or the holder of the collateral certificate immediately upon the occurrence of that event.

         In addition to the consequences of a Master Trust Pay Out Event discussed above, if pursuant to certain provisions of federal law, Chase USA voluntarily enters liquidation or a receiver is appointed for Chase USA, on the day of that event Chase USA will immediately cease to transfer principal receivables to the affected master trust and promptly give notice to the Master Trust Trustee of the affected Master Trust of that event. For so long as any series of investor certificates issued out of the First USA Master Trust prior to March 28, 2002 or issued out of the Chase Master Trust remains outstanding, within 15 days, the applicable Master Trust Trustee will publish a notice of the liquidation or the appointment stating that that Master Trust Trustee intends to sell, dispose of, or otherwise liquidate the credit card receivables in the applicable Master Trust. With respect to each affected Master Trust, unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Invested Amount of each series of that Master Trust - other than the Collateral Certificate issued out of that Master Trust, which will be deemed to have disapproved of that sale, liquidation or disposition - or if any series has more than one class, each class, and any person specified in the applicable Master Trust Agreement issued and outstanding, (x) with respect to the First USA Master Trust, the First USA Master Trust Trustee will sell, dispose of, or otherwise liquidate the portion of the credit card receivables in the First USA Master Trust allocated to the series with respect to which all outstanding classes did not vote to continue the First USA Master Trust and (y) with respect to the Chase Master Trust, the Chase Master Trust Trustee will sell, dispose of or otherwise liquidate the entire portfolio of credit card receivables in the Chase Master Trust. However, neither Chase USA nor any affiliate or agent of Chase USA may purchase the credit card receivables of the First USA Master Trust or the Chase Master Trust in the event of that sale, disposition or liquidation of credit card receivables from either Master Trust. The proceeds of that sale, disposition or liquidation of those credit card receivables will be treated as collections of the credit card receivables and applied as specified in "--Application of Collections."

         If the only Master Trust Pay Out Event to occur is either the insolvency of Chase USA or the appointment of a conservator or receiver for Chase USA, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the credit card receivables in the Master Trusts and the commencement of a rapid amortization period. In addition, a conservator or receiver may have the power to cause the early sale of the credit card receivables in the Master Trusts and the early retirement of the certificates in each Master Trust. See "Risk Factors."


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

         On the date on which a First USA Master Trust Pay Out Event occurs, the First USA Collateral Certificate Amortization Period will commence for the First USA Collateral Certificate and on the date on which a Chase Master Trust Pay Out Event occurs, the Chase Collateral Certificate Amortization Period will commence for the Chase Collateral Certificate. A First USA Master Trust Pay Out Event will not cause the Chase Collateral Certificate Amortization Period to commence and vice versa.

First USA Master Trust Servicing Compensation, Chase Master Trust Servicing Compensation and Payment of Expenses

         The share of the servicing fee for the First USA Master Trust allocated to the First USA Collateral Certificate for any month, called the "First USA Master Trust Investor Monthly Servicing Fee," will equal one-twelfth of the product of (1) the First USA Master Trust Servicing Fee Percentage and (2) the numerator used to calculate the First USA Collateral Certificate Floating Allocation Percentage for that month.

         The portion of the servicing fee for the First USA Master Trust not allocated to the First USA Collateral Certificate will be allocated to the First USA Master Trust Transferor Interest, the Invested Amounts of any other series issued by the First USA Master Trust and any other interests in the First USA Master Trust, if any, with respect to that series. Neither the First USA Master Trust nor the certificateholders of any series issued by the First USA Master Trust, including the First USA Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the First USA Master Trust Transferor Interest.

         The share of the servicing fee for the Chase Master Trust allocated to the Chase Collateral Certificate for any month, called the "Chase Master Trust Investor Monthly Servicing Fee," will equal one-twelfth of the product of (i) the Chase Master Trust Servicing Fee Percentage and (ii) the numerator used to calculate the Chase Collateral Certificate Floating Allocation Percentage for that month. Two-thirds of the Chase Master Trust Investor Monthly Servicing Fee will be paid solely from the portion of the Chase Master Trust Interchange Amount allocated to the Chase Collateral Certificate and will not be paid to the extent that amount is insufficient.

         The portion of the servicing fee for the Chase Master Trust not allocated to the Chase Collateral Certificate will be allocated to the Chase Master Trust Transferor Interest, the Invested Amount of any other series issued by the Chase Master Trust and any other interests in the Chase Master Trust, if any, with respect to that series. Neither the Chase Master Trust nor the certificateholders of any series issued by the Chase Master Trust, including the Chase Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the Chase Master Trust Transferor Interest.

         The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of the applicable Master Trust Trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the applicable Master Trust Agreement, the trust agreement or the indenture to be payable by the applicable Master Trust or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of the applicable Master Trust.

New Issuances

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable, may cause the applicable Master Trust Trustee to issue one or more new series of certificates and may define all principal terms of that series. Each series issued may have different terms and enhancements than any other series. None of Chase USA, the servicer, the First USA Master Trust trustee, the First USA Master Trust, the Chase Master Trust trustee, the Chase Master Trust, the indenture trustee or the master owner trust is required or intends to permit prior review by or to obtain the consent of (x) any certificateholder of any other series previously issued by the First USA Master Trust, (y) any certificateholder of any other series previously issued by the Chase Master Trust or (z) any noteholder of a series previously issued by the master owner trust prior to the issuance of a new series of First USA Master Trust investor certificates or Chase Master Trust investor certificates. However, as a condition of a new issuance, with respect to the applicable Master Trust, the holder of the Master Trust Transferor Interest for that Master Trust will deliver to the Master Trust Trustee for that Master


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Trust written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series of that Master Trust, including the applicable Collateral Certificate.

         Under each Master Trust agreement, the holder of the applicable Master Trust Transferor Interest may cause a new issuance by notifying the Master Trust Trustee at least 3 days in advance of the date upon which the new issuance is to occur. The notice for each Master Trust will state the designation of any series to be issued and:

         o its initial principal amount, or method for calculating that amount;

         o        its certificate rate, or method of calculating that rate;
                  and

         o        any enhancement provider.

         The First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, will authenticate a new series from the applicable Master Trust only if it receives the following, among others:

         o a series supplement specifying the principal terms of that series;

         o an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of that series will be characterized as indebtedness for federal income tax purposes and the issuance of the new series will not adversely affect the tax characterization of any outstanding series or class for federal income tax purposes;

         o if required by the related series supplement, the form of enhancement;

         o if enhancement is required by the series supplement, an appropriate enhancement agreement executed by Chase USA and the enhancement provider;

         o written confirmation from each rating agency that the new issuance will not result in that rating agency's reducing or withdrawing its rating on any then outstanding series of that Master Trust, including the applicable Collateral Certificate; and

         o an officer's certificate of Chase USA to the effect that after giving effect to the new issuance by the applicable Master Trust, Chase USA would not be required to designate additional consumer revolving credit card accounts to have their credit card receivables transferred to (x) the First USA Master Trust pursuant to the First USA Master Trust agreement and the First USA Master Trust Transferor Interest would be at least equal to the First USA Master Trust Minimum Transferor Interest after giving effect to the new issuance or (y) the Chase Master Trust pursuant to the Chase Master Trust agreement and the Chase Master Trust Transferor Interest would be at least equal to the Chase Master Trust Minimum Transferor Interest after giving effect to the new issuance.

Master Trust Representations and Warranties

         In the First USA Master Trust agreement and the Chase Master Trust agreement, Chase USA has made certain representations and warranties to the First USA Master Trust and the Chase Master Trust, as applicable, to the effect that, among other things:

         o as of the closing date, Chase USA is duly organized and in good standing and has the authority to perform its obligations under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable.

         If,

         o any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to Chase USA by the applicable Master Trust Trustee or to the


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

                  transferor and the applicable Master Trust Trustee by the certificateholders holding more than 50% of the Investor Interest of the related series; and

         o as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during that period;

then, with respect to the applicable Master Trust, the Master Trust Trustee for that Master Trust or certificateholders holding more than 50% of the Investor Interest of that Master Trust may give notice to Chase USA, and to the applicable Master Trust Trustee in the latter instance, declaring that a First USA Master Trust Pay Out Event or a Chase Master Trust Pay Out Event, as applicable, has occurred, thereby causing an early amortization event to occur with respect to the series of investor certificates or notes issued out of that master Trust.

         Chase USA has also made representations and warranties to the First USA Master Trust and the Chase Master Trust relating to the credit card receivables in the First USA Master Trust or the Chase Master Trust, as applicable, to the effect that, among other things:

         o as of the First USA Master Trust Cut Off Date or the Chase Master Trust Cut Off Date, as applicable, each of the credit card receivables then existing in the First USA Master Trust or the Chase Master Trust, as applicable, is a First USA Master Trust Eligible Receivable or a Chase Master Trust Eligible Receivable, as applicable; and

         o as of the date of creation of any new credit card receivable, that credit card receivable is a First USA Master Trust Eligible Receivable or a Chase Master Trust Eligible Receivable, as applicable, and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to that credit card receivable.

         In the event of a breach of any representation and warranty described in the preceding paragraph, within 60 days, or any longer period as may be agreed to by the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, of the earlier to occur of the discovery of that breach by Chase USA, as transferor or as servicer, or receipt by Chase USA of written notice of that breach given by the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of that discovery or notice and as a result of that breach:

         o the credit card receivables in the consumer revolving credit card accounts of the applicable Master Trust are charged-off as uncollectible;

         o the applicable Master Trust's rights in, to or under the credit card receivables or its proceeds are impaired; or

         o the proceeds of those credit card receivables are not available for any reason to the applicable Master Trust free and clear of any lien, except for certain tax, governmental and other nonconsensual liens, then Chase USA will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. Such reassignment will not be required to be made, however, if, on any day within the applicable period, or any longer period, the representations and warranties will then be true and correct in all material respects.

         Chase USA will accept reassignment of each ineligible receivable from a Master Trust by directing the servicer of that Master Trust to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable. In the event that (1) the exclusion of an ineligible receivable from the calculation of the First USA Master Trust Transferor Interest would cause the First USA Master Trust Transferor Interest to be a negative number or (2) the exclusion of an ineligible receivable from the calculation of the Chase Master Trust Transferor Interest would cause the Chase Master Trust Transferor Interest to be less than the Chase Master Trust Minimum Transferor Interest, on the date of reassignment of that ineligible receivable Chase USA will make a deposit in immediately available funds in an amount equal to the amount by which the First USA Master Trust Transferor Interest would be reduced below zero or the Chase Master Trust Transferor Interest would be reduced below the Chase Master


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

Trust Minimum Transferor Interest, as applicable, to the principal account for the First USA Master Trust or the excess funding account for the Chase Master Trust, as applicable. Any such deduction or deposit will be considered a repayment in full of the ineligible receivable. The obligation of Chase USA to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties described in this paragraph with respect to that credit card receivable available to the certificateholders or the applicable Master Trust Trustee on behalf of certificateholders of that Master Trust.

         Chase USA has also represented and warranted to the First USA Master Trust and the Chase Master Trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by that Master
Trust:

         o the applicable Master Trust Agreement will constitute a legal, valid and binding obligation of Chase USA; and

         o the transfer of credit card receivables by it to (1) the First USA Master Trust under the First USA Master Trust agreement or (2) the Chase Master Trust under the Chase Master Trust agreement, as applicable, will constitute either:

                  - a valid transfer and assignment to that Master Trust of all right, title and interest of Chase USA in and to the credit card receivables in that Master Trust other than credit card receivables in additional consumer revolving credit card accounts, whether then existing or created afterward and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, except for the interest of Chase USA as holder of the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable; or

                  - the grant of a security interest in those credit card receivables, except for certain tax, governmental and other nonconsensual liens, and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each such credit card receivable upon the creation thereof.

         In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the applicable Master Trust Trustee or the holders of certificates evidencing interests in the applicable Master Trust aggregating more than 50% of the aggregate Invested Amount of all series outstanding under that Master Trust may direct Chase USA to accept reassignment of the First USA Master Trust Portfolio or the Chase Master Trust Portfolio, as applicable, within 60 days of that notice, or within any longer period specified in that notice. Chase USA will be obligated to accept reassignment of those credit card receivables in the First USA Master Trust on a First USA Master Trust Distribution Date occurring within that applicable period and in the Chase Master Trust on a Chase Master Trust Distribution Date occurring within that applicable period. Such reassignment will not be required to be made, however, if at any time during that applicable period, or that longer period, the representations and warranties will then be true and correct in all material respects. The deposit amount for that reassignment will be equal to:

         o the Invested Amount for each series outstanding under the applicable Master Trust on the last day of the month preceding the Master Trust Distribution Date for that Master Trust on which the reassignment is scheduled to be made; minus

         o the amount, if any, previously allocated for payment of principal to those certificateholders, or other interest holders, on that Master Trust Distribution Date; plus

         o an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of that interest on that Master Trust Distribution Date.

         The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Invested Amount for each series that is required to be repurchased and will be distributed upon presentation and surrender of the certificates for each of those series. If the First USA Master Trust trustee, the Chase Master Trust trustee or


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

certificateholders of the applicable Master Trust give a notice as provided above, the obligation of Chase USA to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the First USA Master Trust trustee, the Chase Master Trust trustee or those certificateholders.

         It is not required or anticipated that the First USA Master Trust trustee, the Chase Master Trust trustee or the owner trustee on behalf of the master owner trust will make any initial or periodic general examination of the credit card receivables or any records relating to the credit card receivables of the applicable Master Trust or the master owner trust for the purpose of establishing the presence or absence of defects, compliance with Chase USA's representations and warranties or for any other purpose. The servicer for each Master Trust, however, will deliver to the applicable Master Trust Trustee on behalf of the applicable Master Trust on or before March 31 of each year - or any other date specified in the accompanying prospectus supplement - an opinion of counsel with respect to the validity of the security interest of that Master Trust in and to the credit card receivables and certain other components of that Master Trust.

Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust and the Chase Master Trust

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the servicer will indemnify the applicable Master Trust and the applicable Master Trust Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the applicable Master Trust or the applicable Master Trust Trustee. However, the servicer for each Master Trust will not indemnify:

         o the Master Trust Trustee or the investor certificateholders of that Master Trust for liabilities imposed by reason of fraud, negligence, or willful misconduct by the Master Trust Trustee, in the performance of its duties under the applicable Master Trust Agreement;

         o the Master Trust, the investor certificateholders or the certificate owners of that Master Trust for liabilities arising from actions taken by the Master Trust Trustee, at the request of certificateholders of the applicable Master Trust;

         o the Master Trust, the investor certificateholders or the certificate owners of that Master Trust for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or credit card receivables which are written off as uncollectible; or

         o the Master Trust, the investor certificateholders or the certificate owners of that Master Trust for any liabilities, costs or expenses of the Master Trust, the investor certificateholders or the certificate owners of that Master Trust arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith, required to be paid by the Master Trust, the investor certificateholders or the certificate owners of that Master Trust in connection with the applicable Master Trust agreement, to any taxing authority.

         In addition, each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that, subject to certain exceptions, Chase USA will indemnify the applicable Master Trust and Master Trust Trustee, from and against any reasonable loss, liability, expense, damage or injury (other than those incurred by a certificateholder as a result of defaults in payment of the credit card receivables) arising out of or based upon the arrangement created by the applicable Master Trust agreement, as though that Master Trust agreement created a partnership under the New York Uniform Partnership Law in which Chase USA is a partner.

         Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the First USA Master Trust, the First USA Master Trust trustee, the Chase Master Trust, the Chase Master Trust trustee, the investor certificateholders of any certificates issued by each Master Trust or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Master Trust Agreements. Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be protected


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against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence of Chase USA, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under each Master Trust Agreement and which in its opinion cause it to incur any expense or liability.

         Chase USA may transfer its interest in all or a portion of the First USA Master Trust Transferor Interest in the First USA Master Trust, provided that prior to any transfer:

         o Chase USA, as transferor, consents in writing to the transfer; and

         o the First USA Master Trust trustee receives (x) an opinion of counsel that the transfer (i) does not adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of any series of investor certificates and (ii) will not cause the First USA Master Trust to be deemed to be an association or "publicly traded partnership" (within the meaning of Section 7704(b) of the Internal Revenue Code) taxable as a corporation; and (y) with respect to any transfer, sale, exchange, pledge, participation or assignment to an entity which is not an affiliate of the transferor, confirmation in writing from each rating agency that the transfer will not result in a lowering or withdrawal of its then-existing rating of any series of investor certificates.

         Chase USA may transfer its interest in all or a portion of the Chase Master Trust Transferor Interest in the Chase Master Trust, provided that prior to any transfer:

         o Chase USA, as transferor, consents in writing to the transfer; and

         o the Master Trust Trustee receives a tax opinion with respect to the transfer, a copy of which will be provided to the rating agencies.

         In accordance with the First USA Master Trust agreement, the servicer or transferor, as applicable, shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

         o the corporation formed by the consolidation or merger or the person which acquires the properties and assets of the servicer or transferor, as applicable, substantially as an entirety will be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be a state or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or will be a special purpose entity whose powers and activities are limited and, if the servicer or transferor, as applicable, is not the surviving entity, will expressly assume the performance of every covenant and obligation of the servicer or transferor, as applicable, under the First USA Master Trust agreement;

         o the servicer or transferor, as applicable, delivers to the First USA Master Trust trustee an officer's certificate that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with the First USA Master Trust agreement and an opinion of counsel that the supplemental agreement is legal, valid and binding with respect to the servicer or transferor, as applicable; and

         o the servicer or transferor, as applicable, delivers notice to the rating agencies of the consolidation, merger, conveyance or transfer.

         In accordance with the Chase Master Trust agreement, the servicer or transferor, as applicable, shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

         o (A) the servicer or transferor, as applicable, is the surviving entity or (B) if the servicer or transferor, as applicable, is not the surviving entity, the corporation formed by such consolidation or merger (i) is organized and existing under the laws of the United States of America or any State or the District of Columbia, (ii) is a national banking association, state banking corporation or other entity which is not subject to the bankruptcy laws of the United States of America, and (iii) expressly assumes the performance of every covenant and obligation of the servicer or transferor, as applicable;

         o the servicer or transferor, as applicable, delivers to the Chase Master Trust trustee an officer's certificate signed by a vice president (or any more senior officer) of the servicer or transferor, as applicable, stating that the consolidation, merger, conveyance or transfer and the supplemental agreement comply with the Chase Master Trust agreement and that all conditions precedent to the transaction have been complied with and an opinion of counsel that the supplemental agreement is legal, valid and binding; and

         o the servicer or transferor, as applicable, delivers notice to the rating agencies of the consolidation, merger, conveyance or transfer.

Master Trust Servicer Default

         In the event of any Master Trust Servicer Default with respect to the First USA Master Trust or the Chase Master Trust, as applicable, either the applicable Master Trust Trustee or certificateholders representing interests aggregating more than 50% of the Invested Amount for all series of certificates of the applicable Master Trust, by written notice to the servicer, and to the applicable Master Trust Trustee if given by the certificateholders, may terminate all of the rights and obligations of the servicer under the applicable Master Trust agreement and the applicable Master Trust Trustee may appoint a new servicer for that Master Trust. Such termination and appointment is called a "service transfer." The rights and interest of Chase USA under the applicable Master Trust Agreement and in the applicable Master Trust Transferor Interest will not be affected by that termination. The Master Trust Trustee for the affected Master Trust will as promptly as possible appoint a successor servicer. Because Chase USA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the applicable Master Trust Trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. If no servicer has been appointed and has accepted that appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the First USA Master Trust agreement will pass to the First USA Master Trust trustee and all authority, power and obligations of the servicer under the Chase Master Trust agreement will pass to the Chase Master Trust trustee, as applicable. Neither the Bank of New York (Delaware), the First USA Master Trust trustee, nor The Bank of New York, the Chase Master Trust trustee, has credit card operations. If The Bank of New York (Delaware) or The Bank of New York is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable, may not be sufficient to cover its actual costs and expenses of servicing the accounts. The First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, will, if it is legally unable to act as servicer, petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. Except when the Master Trust Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer:

         o if the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, is unable to obtain any bids from eligible servicers and the servicer delivers an officer's certificate to the effect that it cannot in good faith cure the First USA Master Trust Servicer Default or the Chase Master Trust Servicer Default, as applicable, which gave rise to a transfer of servicing; and

         o if the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, is legally unable to act as successor servicer,

then the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable, will notify each credit enhancement provider of a proposed sale of the credit card receivables and provide them with an opportunity to bid on the


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credit card receivables. None of Chase USA, any affiliate of Chase USA or any agent of Chase USA will be permitted to purchase those credit card receivables in that case.

         Upon the occurrence of any First USA Master Trust Servicer Default or Chase Master Trust Servicer Default, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the First USA Master Trust agreement or the Chase Master Trust agreement, as applicable. The servicer is required to provide the applicable Master Trust Trustee, any provider of credit enhancement and/or any issuer of any third-party credit enhancement, Chase USA and the holders of certificates of each series issued and outstanding under the applicable Master Trust prompt notice of that failure or delay by it, together with a description of the cause of that failure or delay and its efforts to perform its obligations.

         In the event of a Master Trust Servicer Default if a conservator or receiver is appointed for the servicer and no Master Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the applicable Master Trust Trustee or the majority of the certificateholders from effecting a service transfer.

         See the definitions of "First USA Master Trust Servicer Default" and "Chase Master Trust Servicer Default" in the "Glossary of Defined Terms" for a description of some First USA Master Trust Servicer Defaults and Chase Master Trust Servicer Defaults.

Evidence as to Compliance

         For the First USA Master Trust, within four months after the end of each fiscal year of the servicer, the servicer is required to cause a firm of nationally recognized independent certified public accountants to furnish a report:

         o to the servicer for the First USA Master Trust to the effect that they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the servicer during the period covered by that report (which will be each fiscal year of the servicer) with the servicer's computer reports which were the source of those amounts and that on the basis of their comparison, the amounts in the monthly servicer's certificates and the amounts in the servicer's computer reports are in agreement, except for those exceptions they believe to be immaterial and any other exceptions that are set forth in the report; and

         o to the First USA Master Trust trustee, any credit enhancement provider and the rating agencies, to the effect that they have examined the assertion of the servicer that it has maintained effective internal control over the servicing of accounts under the First USA Master Trust agreement and have completed the examination in accordance with standards established by the American Institute of Certified Public Accountants and that, on the basis of that examination, they are of the opinion that the assertion is fairly stated in all material respects. A copy of such report may be obtained by any investor certificateholder by a request in writing to the First USA Master Trust trustee.

         For the Chase Master Trust, on or before March 31 of each year, the servicer is required to cause a firm of nationally recognized independent certified public accountants to furnish a report, prepared using generally accepted attestation standards, addressed to the Chase Master Trust trustee, any enhancement provider and Chase USA, to the effect that:

         o they have randomly selected at least one of the monthly certificates forwarded by the servicer during each of the three month periods ended March 31, June 30, September 30 and December 31 during the period covered by the report (which will be the twelve month period ending on December 31 of the preceding calendar year) and compared the amounts with the servicer's computer reports which were the source of the amounts and found them to be in agreement or will disclose any exceptions noted. Additionally, the firm shall recalculate the mathematical accuracy of amounts derived in the monthly certificates. A copy of the report shall be distributed by the Chase Master Trust trustee to the rating agencies and will be available for distribution to certificateholders upon written request to the Chase Master Trust trustee; and

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         o        they have examined management's assertion that, as of the
                  date of the report, the system of internal control over servicing of securitized credit card receivables met the criteria for effective internal control described in the report entitled "Internal Control - Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and that in their opinion, management's assertion is fairly stated, in all material respects. A copy of that report will be distributed by the Chase Master Trust trustee to the rating agencies and will be available for distribution to certificateholders upon written request to the Chase Master Trust trustee.

         The servicer is also required to provide an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the applicable Master Trust Agreement throughout the preceding year, or, if there has been a default in the performance of any of those obligations, specifying the nature and status of the default.

Amendments to the First USA Master Trust Agreement and the Chase Master Trust Agreement

         By accepting a note, a noteholder will be deemed to acknowledge that Chase USA and the applicable Master Trust Trustee may amend the applicable Master Trust Agreement and any series supplement without the consent of any investor certificateholder, including the master owner trust, or any noteholder by following the procedures outlined below.

         For the purposes of any provision of the First USA Master Trust agreement, the Chase Master Trust agreement, the Series 2002-CC supplement or the Series 2004-[ ] supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

         o the applicable Collateral Certificate will be treated as an investor certificate and the master owner trust as the holder of that Collateral Certificate as an investor certificateholder;

         o the holder of the applicable Collateral Certificate will be deemed to be the holder of an amount equal to the Invested Amount of the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable;

         o the applicable Collateral Certificate will be deemed to vote in accordance with the majority of the outstanding investor certificates, except (1) that in the event an equal number of the investor certificates - without regard to the Collateral Certificate - vote in the positive and in the negative, the Collateral Certificate will be deemed to have voted in the negative and (2) that if the Collateral Certificate is the sole investor certificate outstanding it will be deemed to have voted in the negative; and

         o any notes owned by the master owner trust, the transferor, the servicer, any other holder of the First USA Master Trust Transferor Interest, with respect to an amendment to the First USA Master Trust agreement, any other holder of the Chase Master Trust Transferor Interest, with respect to an amendment to the Chase Master Trust agreement, or any affiliate thereof will be deemed not to be outstanding.

         In addition, a noteholder will not have any right to consent to any amendment to the First USA Master Trust agreement, the Chase Master Trust agreement, the Series 2002-CC supplement or the Series 2004-[ ] supplement providing for (1) replacing Chase USA as transferor under the applicable Master Trust Agreement with a bankruptcy remote special purpose entity, (2) so long as the only series of investor certificates of the First USA Master Trust outstanding is Series 2002-CC, the consolidation of the First USA Master Trust and the master owner trust, (3) so long as the only series of investor certificates of the Chase Master Trust outstanding is Series 2004-[ ], the consolidation of the Chase Master Trust and the master owner trust or (4) the transfer of assets of the First USA Master Trust or the Chase Master Trust, as applicable, to the master owner trust.

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         No amendment to the First USA Master Trust agreement or the Chase
Master Trust agreement will be effective unless the master owner trust delivers the opinions of counsel described in "The Indenture--Tax Opinions for Amendments."

         The First USA Master Trust agreement and any related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust trustee without the consent of investor certificateholders of any series then outstanding, for any purpose, provided that:

         o as evidenced by an opinion of counsel for the transferor addressed and delivered to the First USA Master Trust trustee, such action will not adversely affect in any material respect the interests of any investor certificateholder of the First USA Master Trust; or

         o as evidenced by an officer's certificate from Chase USA, that action will not significantly change the permitted activities of the First USA Master Trust; and

         o each rating agency shall have notified the transferor, the servicer and the First USA Master Trust trustee in writing that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class of investor certificates.

         The First USA Master Trust agreement and the related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust trustee (a) with the consent of the holders of investor certificates evidencing interests aggregating not less than 50% of the Investor Interest for each outstanding series of the First USA Master Trust, for the purpose of effectuating a significant change in the permitted activities of the First USA Master Trust which is not materially adverse to the certificateholders, and
(b) in all other cases, with the consent of the holders of investor certificates evidencing interests aggregating not less than 66 2/3% of the Invested Amount for each outstanding series of the First USA Master Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the First USA Master Trust agreement or the related series supplement or of modifying in any manner the rights of investor certificateholders of any outstanding series of the First USA Master Trust.

         The Chase Master Trust agreement and any related series supplement may be amended by Chase USA, the servicer and the Chase Master Trust trustee without the consent of investor certificateholders of any series then outstanding, (1) to cure any ambiguity, to revise any exhibits or schedules, to correct or supplement any provisions therein or (2) to add any other provisions with respect to matters or questions raised under the Chase Master Trust agreement which will not be inconsistent with the provisions of the Chase Master Trust Agreement, so long as:

         o as evidenced by an opinion of counsel for Chase USA addressed and delivered to the Chase USA Master Trust trustee, that action will not adversely affect in any material respect the interests of any investor certificateholder of the Chase Master Trust; and

         o as evidenced by an officer's certificate from Chase USA, that action will not significantly change the permitted activities of the Chase Master Trust.

         Furthermore, the Chase Master Trust agreement and any related series supplement may also be amended by Chase USA, the servicer and the Chase Master Trust trustee without the consent of investor certificateholders of any series then outstanding for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Chase Master Trust agreement, or of modifying in any manner the rights of the investor certificateholders of any outstanding series so long as:

         o as evidenced by an officer's certificate from Chase USA, delivered to the Chase Master Trust trustee, that action will not adversely affect in any material respect the interests of any investor certificateholder of the Chase Master Trust and will not significantly change the permitted activities of the Chase Master Trust;

         o counsel to the servicer for the Chase Master Trust has provided an opinion that the amendment will not have certain adverse tax consequences for the investor certificates; and


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

         o the servicer for the Chase Master Trust has provided at least ten business days' prior written notice to each rating agency of the amendment and has received written confirmation from each rating agency that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class.

         The Chase Master Trust agreement and the related series supplement may be amended by Chase USA, the servicer and the Chase Master Trust trustee
(a) with the consent of the holders of investor certificates evidencing interests aggregating more than 50% of the Invested Amount of all of the investor certificateholders, for the purpose of effectuating a significant change in the permitted activities of the Chase Master Trust and (b) in all other cases, with the consent of the holders of investor certificates evidencing undivided interests aggregating more than 50% of the Invested Amount for each outstanding series of the Chase Master Trust which is adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Chase Master Trust agreement or the related series supplement or of modifying in any manner the rights of investor certificateholders of any outstanding series of the Chase Master Trust.

         With respect to either Master Trust, no amendment, however, may:

         o reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any investor certificate of such series without the consent of each investor certificateholder of such series;

         o change the definition of or the manner of calculating the Invested Amount, the investor percentage or the investor default amount of such series without the consent of each investor certificateholder of such series; or

         o reduce the aforesaid percentage required to consent to any such amendment, without the consent of each investor certificateholder of such series.

         Promptly following the execution of any amendment to the First USA Master Trust agreement, the First USA Master Trust trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each series adversely affected and 10 business days prior to the proposed effective date for such amendment the First USA Master Trust trustee shall furnish notification of the substance of such amendment to each rating agency providing a rating for such series.

         Promptly following the execution of any amendment to the Chase Master Trust agreement, the Chase Master Trust trustee will furnish notification of the substance of such amendment to each rating agency providing a rating for any series.

Certificateholders Have Limited Control of Actions

         Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of another series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Master Trust Servicer Default to amend the applicable Master Trust Agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of Chase USA's representations and warranties. In the event a collateral certificate, as an investor certificate, is required to take action, it will be deemed to select the action the other series have directed. The interests of the certificateholders of any other series may not coincide with your interest in the applicable Master Trust.


             Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

         Chase USA has represented and warranted in each Master Trust Agreement that the transfer of credit card receivables by it to the applicable Master Trust is either a complete transfer and assignment to that Master Trust


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of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the Master Trust Transferor Interest for that Master Trust or the grant to the applicable Master Trust of a security interest in the credit card receivables.

         In addition, Chase USA has represented and warranted that its transfer of a collateral certificate to the master owner trust and its transfer of any credit card receivables to the master owner trust is either a complete transfer and assignment to the master owner trust of that collateral certificate, or the grant to the master owner trust of a security interest in that collateral certificate, increased Invested Amount of that collateral certificate or those credit card receivables.

         Chase USA also has represented and warranted in each Master Trust Agreement that in the event the transfer of credit card receivables by Chase USA to a Master Trust is deemed to create a security interest under the UCC, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in those credit card receivables created afterward in favor of the applicable Master Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of each Master Trust's rights arising from a breach of these warranties, see "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties."

         Chase USA has also represented and warranted to the master owner trust that in the event the transfer of the collateral certificates or credit card receivables by Chase USA to the master owner trust is deemed to create a security interest under the UCC, as in effect in the State of Delaware, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in the applicable collateral certificate or credit card receivables, as applicable, created in favor of the master owner trust on and after their initial issuance date, date of increase in Invested Amount or creation, as applicable, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the master owner trust's rights arising from a breach of these warranties, see "Sources of Funds to Pay the Notes--Master Owner Trust Representations and Warranties."

         Chase USA has represented as to credit card receivables previously conveyed to the First USA Master Trust, the Chase Master Trust and the master owner trust, and will represent as to credit card receivables to be conveyed to the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, that the credit card receivables are "accounts" for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under
Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable. Financing statements covering the credit card receivables or the Collateral Certificates, as applicable, have been and will be filed with the appropriate state governmental authority to protect the interests of the First USA Master Trust or the Chase Master Trust in the credit card receivables and the master owner trust in the Collateral Certificates and credit card receivables.

         There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over any of the First USA Master Trust's, the Chase Master Trust's or the master owner trust's interest. Under both the First USA Master Trust agreement and the Chase Master Trust agreement, however, Chase USA has represented and warranted that it transferred Chase USA's interest in the credit card receivables to the applicable Master Trust free and clear of the lien of any third party and under the master owner trust agreements Chase USA has represented and warranted that it is transferring its interest in the credit card receivables to the master owner trust free and clear of the lien of any third party. In addition, Chase USA has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the First USA Master Trust, the Chase Master Trust or the master owner trust, or any interest therein, other than to the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable.

         A tax or government lien or other nonconsensual lien on property of Chase USA arising prior to the time a credit card receivable comes into existence may also have priority over the interest of the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, in that credit card receivable. In addition, if the Federal Deposit Insurance Corporation (FDIC) were appointed as conservator or receiver of Chase USA, certain administrative expenses of the conservator or receiver may also have priority over the interest of the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, in that credit card receivable.

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         Certain cash collections allocated to the Collateral Certificates and the credit card receivables conveyed to the master owner trust held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the First USA Master Trust, the Chase Master Trust or the master owner trust, as applicable, may not have a first priority perfected security interest in those collections. In such an event, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

         Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the Comptroller of the Currency is authorized to appoint the FDIC as conservator or receiver.

         The FDIC, as conservator or receiver, is authorized to repudiate any "contract" of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables to a Master Trust (including the grant to the First USA Master Trust or the Chase Master Trust, as applicable, of a security interest in the transferred credit card receivables) or the transfer of the Collateral Certificates or credit card receivables to the master owner trust (including the grant to the master owner trust of a security interest in the transferred Collateral Certificates or credit card receivables). Under an FDIC regulation, however, the FDIC as conservator or receiver will not use its repudiation authority to reclaim, recover or recharacterize financial assets such as the credit card receivables and the collateral certificates transferred by a bank if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors. Chase USA believes that this FDIC regulation applies to the transfer of credit card receivables under the First USA Master Trust agreement and the Chase Master Trust agreement and to the transfer of the Collateral Certificates and credit card receivables to the master owner trust and that the conditions of the regulation have been satisfied.

         In the event that the FDIC nevertheless repudiated the transfer of the credit card receivables and thereby any of the First USA Master Trust's or the Chase Master Trust's security interest in the credit card receivables or the master owner trust's interest in the Collateral Certificates or credit card receivables, the amount of compensation that the FDIC is required to pay is limited to "actual direct compensatory damages" determined as of the date of the FDIC's appointment as conservator or receiver. There is no statutory definition of "actual direct compensatory damages" but the term does not include damages for lost profits or opportunity. The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including the master owner trust, as holder of the collateral certificate, or holders of notes issued by the master owner trust, would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, investors may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine a master trust's "actual direct compensatory damages" in the event the FDIC repudiated the transfer of credit card receivables to a master trust under the applicable Master Trust Agreement, the amount paid to certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the certificates and the interest accrued thereon to the date of payment.

         If the FDIC were appointed as conservator or receiver for Chase USA, the FDIC could:

         o require the applicable Master Trust Trustee or the applicable collateral agent to go through an administrative claims procedure to establish its right to payments collected on (1) the credit card receivables in the First USA Master Trust in the case of the First USA Master Trust trustee, (2) the credit card receivables in the Chase Master Trust in the case of the Chase Master Trust trustee or (3) the Collateral Certificates or credit card receivables in the case of the applicable collateral agent;

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

         o request a stay of any judicial action or proceeding with respect to the First USA Master Trust's, the Chase Card Master Trust's or the master owner trust's claims against Chase USA; or

         o repudiate without compensation and refuse to perform Chase USA's ongoing obligations under the First USA Master Trust agreement, the Chase Master Trust agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables, in the case of the First USA Master Trust or the Chase Master Trust, or the duty to collect payments on the Collateral Certificates or credit card receivables or otherwise service the credit card receivables, in the case of the master owner trust. There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as conservator or receiver and (2) any property in the possession of the FDIC as conservator or receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

         Each of the First USA Master Trust agreement and the Chase Master Trust agreement provides that, upon the appointment of a conservator, bankruptcy trustee or receiver, as applicable, or upon a voluntary liquidation with respect to Chase USA, the transferor will promptly give notice thereof to the applicable Master Trust Trustee and a Master Trust Pay Out Event under that Master Trust will occur with respect to all series then outstanding, including the applicable Collateral Certificate. The indenture similarly provides that an event of default will occur for the notes upon the appointment of a conservator or receiver or upon a voluntary liquidation with respect to Chase USA. Pursuant to the First USA Master Trust agreement, the Chase Master Trust agreement and the master owner trust agreements, newly created credit card receivables will not be transferred to the First USA Master Trust, the Chase Master Trust or the master owner trust on and after that appointment or voluntary liquidation. Pursuant to the First USA Master Trust agreement, for so long as any series that was outstanding on March 28, 2002 remains outstanding, and pursuant to the Chase Master Trust agreement, for so long as any series remains outstanding, upon the appointment of a conservator or receiver for Chase USA, the applicable Master Trust Trustee will proceed to sell, dispose of or otherwise liquidate the assets contained in the applicable Master Trust in a commercially reasonable manner and on commercially reasonable terms, unless otherwise instructed within a specified period by holders of certificates representing undivided interests aggregating more than 50% of the Invested Amounts of each outstanding series, or if any series has more than one class, of each class, and any other person specified in the applicable Master Trust Agreement, or unless otherwise required by the receiver, bankruptcy trustee or conservator of the transferor. Under the applicable Master Trust Agreement, the proceeds from the sale of the assets allocated to the certificates or the noteholders, as applicable, would be treated as collections of the credit card receivables and would be distributed to the certificateholders, including the master owner trust, as holder of the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable.

         The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the First USA Master Trust agreement, the Chase Master Trust agreement or the master owner trust agreements or the instructions of the relevant securityholders, to prevent the early sale, liquidation or disposition of the credit card receivables, to prevent the commencement of a Rapid Amortization Period with respect to any series in the applicable Master Trust or an early amortization period with respect to any series in the master owner trust or to require new assets to continue to be transferred to the applicable Master Trust or the master owner trust, as applicable. In addition, the FDIC, as conservator or receiver, may have the power to cause the early sale of the credit card receivables and the early retirement of the certificates, including the collateral certificate, or the notes, as applicable, or to prohibit the continued transfer of assets. The FDIC as conservator or receiver for the servicer may have the power to (i) prevent any of the First USA Master Trust trustee, the Chase Master Trust trustee, the indenture trustee, the applicable collateral agent, the noteholders or the certificateholders from appointing a successor servicer under the First USA Master Trust agreement, the Chase Master Trust agreement or the master owner trust agreements or (ii) authorize Chase USA to stop servicing the credit card receivables.

Certain Regulatory Matters

         The operations and financial condition of Chase USA are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over Chase USA and its affiliates. The enforcement powers may adversely affect the operation of the First USA Master


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Trust, the Chase Master Trust or the master owner trust and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

         If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Chase USA or the master owner trust, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any recourse against the applicable banking agency.

         On March 14, 2003, the OCC issued a temporary cease and desist order and a notice of charges for a permanent cease and desist order against a national banking association in connection with a securitization of its credit card receivables. On April 15, 2003, the OCC terminated those orders and issued a consent order against that bank that directed that bank to, among other things,

         o cease to act as servicer upon the appointment of a successor servicer, but in any case no later than June 30, 2003;

         o withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust's perfected security interest in those funds; and

         o withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the period from April 1, 2003 to the date of the order, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

         The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank's securitization documents. The temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank's actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee the bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

         In the event that Chase USA was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Chase USA for its actual servicing costs, a federal banking regulatory authority might order Chase USA to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the agency. In addition, the appropriate banking agency would have the power to order Chase USA to cease extending new credit to its credit card customers. While Chase USA has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Chase USA acting as servicer or the payment of a servicing fee to Chase USA, or any other obligation of Chase USA under any securitization agreements to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Chase USA to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

         The relationships of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Chase USA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practices and Electronic Funds Transfer Acts. These



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statutes impose disclosure requirements when a consumer revolving credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the consumer revolving credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

         Either the First USA Master Trust or the Chase Master Trust may be liable for certain violations of consumer protection laws that apply to the related credit card receivables. The master owner trust may be similarly liable to the extent its assets include credit card receivables. A cardholder may be entitled to assert those violations by way of set-off against his or her obligation to pay the amount of credit card receivables owing. Chase USA represents and warrants in each Master Trust Agreement and in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws. The servicer also agrees in each Master Trust Agreement and in the transfer and servicing agreement to indemnify the First USA Master Trust, the Chase Master Trust and the master owner trust, among other things, for any liability arising from those violations caused by the servicer. For a discussion of the First USA Master Trust's, the Chase Master Trust's and the master owner trust's rights arising from the breach of these warranties, see "The First USA Master Trust and the Chase Master Trust--Master Trust Representations and Warranties" and "Sources of Funds to Pay the Notes--Master Owner Trust Representations and Warranties."

         There have been numerous attempts at the federal, state and local levels to further regulate the credit card industry. In particular, legislation has been introduced in Congress that would impose a ceiling on the rate at which a financial institution may assess finance charges and fees on consumer revolving credit card accounts. These ceilings are substantially below the rate of the finance charges and fees that is currently assessed on Chase USA's consumer revolving credit card accounts. Chase USA cannot predict whether any such legislation will be enacted. If ceilings on finance charges or fees are enacted, the yield on the pool of credit card receivables may be reduced. This reduction could result in a pay out event and an early amortization of the notes. See "The First USA Master Trust and the Chase Master Trust--Defaulted Receivables; Rebates and Fraudulent Charges."

         Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt, may cap the interest rates on debts incurred before active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual's rights would be prejudiced by denial of a stay. Currently, a small portion of the accounts in the First USA Master Trust, the Chase Master Trust and the master owner trust may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act. Chase USA does not expect that the inclusion of such accounts in the First USA Master Trust, the Chase Master Trust or the master owner trust will have a material effect on your interests.

Industry Litigation

         In 1998, the U.S. Justice Department sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Southern District of New York. The suit asserted that joint control of both the MasterCard and VISA associations by the same group of banks - with such joint control referred to as "duality" - lessens competition and therefore violates the antitrust law. The government contended that banks should not be permitted to participate in the governance of both associations. The government also challenged the rules of the associations that restrict banks from issuing American Express or Discover cards. In October 2001, the District Court issued a decision which found no violation by the MasterCard and VISA associations on the duality issue but held that the exclusionary rule had substantial adverse impact on competition and could not be enforced by the associations. The District Court has stayed this ruling pending appeal, and the associations have appealed the District Court's ruling to the U.S. Court of Appeals for the Second Circuit.

         On September 17, 2003, a three-member panel of the Second Circuit affirmed the decision of the District Court. VISA and MasterCard filed a petition for rehearing of the appeal by the entire Second Circuit. That petition was denied on January 9, 2004. Petitions for Supreme Court review of the Second Circuit decision have been filed. Review by the Supreme Court is not a matter of right and there is no set timeframe for a decision by the Supreme Court on the petitions for review. The Second Circuit has agreed to continue the stay originally ordered by the District Court until the Supreme


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Court rules on the petitions for review. Chase USA cannot predict the effect of this suit or the proposed settlement on the competitive environment in the credit card industry.

         In 1996, Wal-Mart Stores, Inc. and several other retailers sued MasterCard International Incorporated, VISA U.S.A., Inc. and VISA International, Inc. in the U.S. District Court for the Eastern District of New York (the "District Court"). The suit asserted that the rules of both associations regarding the uniform acceptance of all VISA and MasterCard cards, including debit VISA and MasterCard cards, constitute an illegal tying arrangement. The U.S. Court of Appeals for the Second Circuit affirmed the trial court's decision conditionally certifying a class of U.S. merchants. On June 10, 2002, the U.S. Supreme Court denied MasterCard's and VISA's petition for writ of certiorari on the issue of class certification. Both sides argued motions for a summary judgment in January 2003. On April 1, 2003, the District Court denied all summary judgment motions made by VISA and MasterCard while granting several of the retailers' motions for summary judgment, including approval of a majority of the retailers' tying claims between debit and credit products. In April 2003, MasterCard and VISA each agreed to settle the suit before the District Court. MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and VISA agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in interchange rate for debit cards and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards.

         On December 19, 2003, the U.S. District Court granted final approval of the settlement. The court interpreted the release provided by the merchant class as encompassing any possible suit by class members with respect to debit or credit card interchange fees or with respect to exclusionary rules barring issuance of American Express or Discover cards by member banks and as prohibiting such suits against the member banks as well as against the networks. This ruling has been appealed by objectors to the settlement agreement. Certain merchants have also opted out of the settlements and have filed separate lawsuits that are currently pending. Chase USA cannot predict the final outcome of the litigation described above or their effect on the competitive environment in the credit card industry.

         Beginning in or around February 2001, more than twenty individual credit cardholders filed putative class actions against VISA International Service Association, Inc., VISA U.S.A. Inc., MasterCard International Incorporated and seven credit card issuing banks and their parent companies, including Chase USA and JPMorgan Chase & Co., alleging that VISA and MasterCard, together with their members banks, had conspired to fix the price of currency conversion services for credit card purchases made in a foreign currency by United States cardholders. On August 17, 2001, the Judicial Panel for Multidistrict Litigation consolidated the actions for pretrial purposes before the Honorable William H. Pauley III of the United States District Court for the Southern District of New York. On January 22, 2002, the plaintiffs filed a Consolidated Amended Class Action Complaint, alleging that VISA and MasterCard and their member banks, including Chase USA and JPMorgan Chase & Co., had violated the federal antitrust law and the Truth-in-Lending Act by conspiring to fix the price of currency conversion services for credit card purchases made in foreign currency by United States cardholders, and by failing to comply with the disclosure requirements of the Truth-in-Lending Act and the regulations promulgated thereunder with respect to the price of such currency conversion services (In re Currency Conversion Fee Antitrust Litigation). On July 3, 2003, the court denied in principal part the defendants' motion to dismiss the consolidated complaint. On November 12, 2003, the plaintiffs moved for an order certifying the action as a class action, and the oral argument for the motion was held on May 7, 2004. The court has asked for additional briefing on the effect of certain arbitration clauses. Chase USA cannot predict with any degree of certainty the ultimate outcome of the pending motion for class certification, the outcome of the consolidated action, or the effect of this action on Chase USA's credit card business.

         In February 2000, plaintiff Adam A. Schwartz filed a lawsuit in California Superior Court against VISA International Corp., VISA International Service Association, Inc., VISA U.S.A. Inc. and MasterCard International Incorporated alleging that VISA and MasterCard have unlawfully concealed the fact that each increases by 1% the rate at which it converts foreign currency to United States dollars for credit card purchases made in foreign currencies by United States cardholders. (Schwartz v. VISA International Corp., et al.) The case was brought under the California unfair business practices statute. On April 7, 2003, the court issued a decision in favor of the plaintiff and against VISA and MasterCard, holding that the networks' disclosures of the 1% currency conversion fee were inadequate under California law. VISA and MasterCard are appealing the decision. Chase USA is not a party to the Schwartz litigation and cannot predict with any degree of certainty the ultimate outcome of the appeal, or the effect of this action on Chase USA's credit card business.


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Other Litigation

         A number of lawsuits seeking class action certification have been filed in both state and federal courts against Chase USA. These lawsuits challenge certain policies and practices of Chase USA's credit card business. A few of these lawsuits have been conditionally certified as class-actions. Chase USA has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Chase USA believes that any liability which might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

                        Federal Income Tax Consequences

         The following summary describes certain U.S. federal income tax consequences as of the date hereof relating to the ownership of notes by U.S. Note Owners (as defined below) and non-U.S. Note Owners (as defined below) that have been offered for sale in connection with a supplement to this prospectus. Except as discussed below regarding "market discount" and "market premium" and unless otherwise indicated, this summary deals only with notes purchased at their initial issue price in the original issuance of those notes and held as capital assets. This discussion does not address all possible tax considerations of an investment in a note. If necessary, additional information will be provided in the applicable supplement to this prospectus.

         This discussion is based on present provisions of the Code, the proposed, temporary and final U.S. Treasury regulations promulgated under the Code, and administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

         The discussion does not address all of the tax consequences that may be relevant to a particular note owner in light of that note owner's circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of note owners that are subject to special treatment under the Code, such as:

         o        dealers in securities or currencies;
         o        financial institutions;
         o        regulated investment companies;
         o        real estate investment trusts;
         o        tax-exempt organizations;
         o        insurance companies;
         o persons holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;
         o traders in securities that have elected the mark-to-market method of accounting for their securities;
         o        persons liable for alternative minimum tax;
         o pass-through entities and persons who are investors in such pass-through entities;
         o United States persons whose "functional currency" is not the U.S. dollar;
         o        "controlled foreign corporations";
         o        "foreign personal holding companies";
         o        "passive foreign investment companies"; or
         o        United States expatriates.

In addition, the following discussion does not consider the state, local or foreign tax consequences of the investment. Each prospective note owner is urged to consult its own tax advisor in determining the federal, state, local and foreign income and any other tax consequences of the ownership of a note.

         Prospective investors should note that no ruling will be sought from the Internal Revenue Service (the "IRS") with respect to any of the U.S. federal income tax consequences discussed in this prospectus and opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Simpson Thacher & Bartlett LLP ("tax counsel") described below are based upon


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the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the Pooling and Servicing Agreement, the Indenture and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the Pooling and Servicing Agreement, the Indenture or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

         For purposes of this discussion, the term U.S. Note Owner means a beneficial owner of a note, that is for U.S. federal income tax purposes:

         o        an individual citizen or resident of the United States,
         o a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
         o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
         o a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

         For purposes of this discussion, the term non-U.S. Note Owner means a beneficial owner (other than an entity treated as a partnership) of a note who is not a U.S. Note Owner.

         If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A note owner that is a partner of a partnership holding such notes should consult its own tax advisor.

Tax Classification of the Master Owner Trust; Tax Characterization of the Notes

         In connection with each issuance pursuant to this prospectus of a series, class, or tranche of notes, tax counsel will render an opinion to the effect that, subject to the assumptions and based upon representations set forth therein, at the time of the offering (1) that series, class, or tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the master owner trust will not be, and the issuance will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that that characterization and those classifications will prevail. For possible alternative consequences see "--Possible Alternative Characterizations."

         The master owner trust will agree by entering into the Indenture, and all holders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificates, credit card receivables and other assets of the master owner trust for federal, state and local income and franchise tax purposes.

Consequences to U.S. Note Owners

         Interest and Original Issue Discount

         Unless otherwise stated in the related prospectus supplement, it is expected that the stated rate of interest on each note will constitute "qualified stated interest" pursuant to applicable U.S. Treasury regulations. Such interest will be includable as ordinary income by each U.S. Note Owner as it accrues or is received in accordance with that U.S. Note Owner's method of tax accounting.

         It is possible that the IRS could assert that the stated interest on your notes is not considered to be "unconditionally payable" and that your notes are issued with original issue discount ("OID"). Also, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal


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is fully paid. In either circumstance, if your notes are treated as issued with OID, you may be required to include stated interest in income prior to receipt of such interest.

         Disposition of the Notes

         Generally, upon the sale, exchange or retirement of a note, U.S. Note Owners will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued qualified stated interest that the U.S. Note Owner has not previously included in income, which will be taxable as interest income) and the U.S. Note Owner's adjusted tax basis in the note. The U.S. Note Owner's adjusted tax basis in the note generally will equal the cost of the note to the U.S. Note Owner, increased by any market discount or OID previously included in income by the U.S. Note Owner with respect to the note, and decreased by the amount of any market premium previously deducted and any payments of principal or OID previously received by the U.S. Note Owner with respect to that note. This gain or loss will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner held the note for more than one year at the time of such sale, exchange, retirement or other disposition. The long-term capital gains of individuals generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

         Market Discount

         A U.S. Note Owner that purchases an interest in the note at a discount that exceeds any OID not previously includable in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of certain interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

         Market Premium

         A U.S. Note Owner that purchases an interest in the note at a premium may elect to deduct the premium against interest income on an amortized basis over the remaining term of the note in accordance with the provisions of
Section 171 of the Code.

Possible Alternative Characterizations

         As noted above, an opinion of counsel is not binding on the IRS or the courts. If the IRS were to successfully assert, contrary to the opinion of tax counsel, that the master owner trust or any master trust were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes. In addition, if the IRS were to successfully assert that any series, class, or tranche of notes were properly characterized as other than debt, the owners of those notes may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the master owner trust and, possibly, any master trust which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that series, class, or tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to owners of those notes.

Consequences to Non-U.S. Note Owners

         U.S. Federal Withholding Tax

         The 30% U.S. federal withholding tax will not apply to any payment of principal and, under the "portfolio interest rule," interest on the notes, provided that:

         o interest paid on the notes is not effectively connected with the non-U.S. Note Owner's conduct of a trade or business in the United States;


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         o        the non-U.S. Note Owner does not actually (or
                  constructively) own 10% or more of the total combined voting power of all classes of Chase USA's voting stock within the meaning of the Code and applicable United States Treasury regulations;
         o the non-U.S. Note Owner is not a controlled foreign corporation that is related to Chase USA through stock ownership;
         o the non-U.S. Note Owner is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and
         o either (a) the non-U.S. Note Owner provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. Note Owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations.

Special rules apply to non-U.S. Note Owners that are pass-through entities rather than corporations or individuals.

         If a non-U.S. Note Owner cannot satisfy the requirements described above, payments of premium, if any, and interest, made to you will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Note Owner provides the master owner trust with a properly executed:

         o IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

         o IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under "--U.S. Federal Income Tax").

         The 30% U.S. federal withholding tax generally will not apply to any gain that a non-U.S. Note Owner realizes on the sale, exchange, retirement or other disposition of a note.

         U.S. Federal Income Tax

         If a non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the non-U.S. Note Owner will be subject to U.S. federal income tax on that premium or interest on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in "--U.S. Federal Withholding Tax" are satisfied) in the same manner as if it were a United States person as defined under the Code. In addition, if a non-U.S. Note Owner is a foreign corporation, such note owner may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such premium or interest, subject to adjustments.

         Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

         o the gain is effectively connected with the non-U.S. Note Owner's conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or

         o the non-U.S. Note Owner is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

         If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Note Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Further, withholding obligations would apply with respect to partnership income that is allocable to a non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the non-U.S. Note Owner.


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Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a non-U.S. Note Owner generally would be subject to U.S. federal withholding tax at the rate of 30%, unless that rate were reduced under an applicable income tax treaty. See "--Possible
Alternative Characterizations" above.

Information Reporting and Backup Withholding

         U.S. Note Owners

         In general, information reporting requirements will apply to payments of principal and interest on notes and to the proceeds of the sale of a note made by U.S. Note Owners other than certain exempt recipients, such as corporations. A backup withholding tax may apply to those payments if the U.S. Note Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

         Any amounts withheld under backup withholding rules will be allowed as a refund or a credit against such U.S. Note Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

         Non-U.S. Note Owners

         Generally, Chase USA must report annually to the IRS and to a non-U.S. Note Owner the amount of interest paid to such non-U.S. Note Owner on a note and the amount of tax, if any, that Chase USA withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. Note Owner resides under the provisions of an applicable income tax treaty.

         Generally, no backup withholding will be required with respect to payments made by Chase USA or any withholding agent to a non-U.S. Note Owner if the statement described above under "Non-U.S. Note Owners--U.S. Federal Withholding Tax" has been received and the payor does not have actual knowledge or reason to know that the non-U.S. Note Owner is actually a U.S. Note Owner.

         In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under "Non-U.S. Note Owners--U.S. Federal Withholding Tax" above has been received (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Note Owner) or the note owner otherwise establishes an exemption.

         Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Note Owner's U.S. federal income tax liability provided the required information is furnished to the IRS.

                             ERISA Considerations

         ERISA, and Section 4975 of the Internal Revenue Code impose restrictions on:

         o employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

         o plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts or Keogh plans;

         o any entities whose underlying assets include plan assets by reason of a plan's investment in these entities - each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a "Plan"; and

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         o        persons who have specified relationships to Plans which are
                  "parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code, which collectively are referred to in this prospectus as "Parties in Interest."

         In addition, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86
(1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of that investment.

         However, governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

         The Plan Asset Regulation is a regulation issued by the United States Department of Labor, which states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless one or more of the exceptions set forth in the regulation apply.

Potential Prohibited Transactions from Investment in Notes

         There are two categories of prohibited transactions that might arise from a Plan's investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Master Owner Trust or a Credit Card Master Trust and a Party in Interest

         A prohibited transaction could arise if:

         o        a Plan acquires notes, and

         o under Plan Asset Regulation, the assets of the master owner trust are treated as if they were plan assets of the Plan.

         Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under local law and will, in the opinion of Simpson Thacher & Bartlett LLP, be treated as indebtedness, rather than equity, for federal tax purposes and (2) should not be deemed to have any "substantial equity features," the notes should not be treated as an equity interest for purposes of the Plan Asset Regulation. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of the conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the notes.

Prohibited Transactions between the Plan and a Party in Interest

         It should be noted, however, that without regard to the treatment of the notes as equity interests under the Plan Asset Regulation, Chase USA and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to many Plans. A second category of


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prohibited transaction could arise on the grounds that the Plan, by purchasing notes, was engaged in a prohibited transaction with a Party in Interest. The purchase and holding of notes by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of notes may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and
Section 4975 of the Internal Revenue Code.

         Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, which are referred to as PTCEs, include the following:

         o PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

         o PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

         o PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

         o PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager" as that term is defined in ERISA, and which is referred to as a QPAM; or

         o PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

         Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Investment by Plan Investors

         Prior to making an investment in the notes of any series, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using "plan assets" of a Plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of
Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that Section 401(c) of ERISA established that assets held by an insurance company general account will not constitute plan assets for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts or policies issued to Plans on or before December 31, 1988, provided the insurer complies with the specified conditions. The plan asset status of insurance company separate accounts is unaffected by
Section 401(c) of ERISA, and separate account assets continue to be treated as plan assets of any Plan invested in a separate account.

General Investment Considerations for Prospective Plan Investors in the Notes

         Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

         o whether the fiduciary has the authority to make the investment;

         o whether the investment constitutes a direct or indirect transaction with a Party in Interest;

         o the composition of the Plan's portfolio with respect to diversification by type of asset;

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

         o        the Plan's funding objectives;

         o        the tax effects of the investment; and

         o whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of notes to a Plan will not be deemed a representation by Chase USA or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Tax Consequences to Plans

         In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Internal Revenue Code, unless the notes were "debt-financed property" because of borrowings by the Plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as "debt-financed income." Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

         The master owner trust may offer and sell the notes in any of three ways:

         o        directly to one or more purchasers;

         o        through agents; or

         o        through underwriters.

         Any underwriter or agent that offers the notes may be an affiliate of the master owner trust, and offers and sales of notes may include secondary market transactions by affiliates of the master owner trust. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

         The master owner trust will specify in a prospectus supplement the terms of each offering, including:

         o        the name or names of any underwriters or agents,

         o        the managing underwriters of any underwriting syndicate,

         o        the public offering or purchase price,

         o        the net proceeds to the master owner trust from the sale,

         o any underwriting discounts and other items constituting underwriters' compensation,

         o        any discounts and commissions allowed or paid to dealers,

         o        any commissions allowed or paid to agents, and

         o the securities exchanges, if any, on which the notes will be listed.

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

         Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the master owner trust, directly or through agents, solicits offers to purchase notes, the master owner trust reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

         The master owner trust may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the master owner trust will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the master owner trust pursuant to delayed delivery contracts providing for payment and delivery at a future date.

         Chase USA may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by Chase USA and sales may be made by Chase USA to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of these sales will be described in the applicable prospectus supplement.

         Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

         Chase USA and the master owner trust may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the master owner trust's notes.

         Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for Chase USA or its affiliates in the ordinary course of business.

         J.P. Morgan Securities Inc. is an affiliate of Chase USA. Any obligations of J.P. Morgan Securities Inc. are the sole obligations of J.P. Morgan Securities Inc., and do not create any obligations on the part of any of its affiliates.

         J.P. Morgan Securities Inc. and any of its affiliates may from time to time purchase or acquire a position in any series of notes and may, at its option, hold or resell those notes. J.P. Morgan Securities Inc. and any of its affiliates may offer and sell previously issued notes in the course of its business as a broker-dealer. J.P. Morgan Securities Inc. and any of its affiliates may act as a principal or an agent in those transactions. This prospectus and the accompanying prospectus supplement may be used by J.P. Morgan Securities Inc. and its affiliates in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                                 Legal Matters

         Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for Chase USA by Simpson Thacher & Bartlett LLP, and by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, special Delaware counsel to Chase USA. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for Chase USA by Simpson Thacher & Bartlett LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP.

                      Where You Can Find More Information

         We filed a registration statement relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

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

         The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the First USA Master Trust, the Chase Master Trust or the master owner trust and any other credit card master trust for which a collateral certificate is included in the master owner trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

         The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference the master owner trust's Form 8-K, dated December 12, 2002, and any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the First USA Master Trust, the Chase Master Trust or the master owner trust until we terminate our offering of the certificates, including the First USA Collateral Certificate and the Chase Collateral Certificate.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Floor 1, Newark, Delaware 19713; (302) 552-6310.

                          Forward-Looking Statements

         This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Chase USA, in press releases and in oral and written statements made by or with Chase USA's approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, Chase USA's financial condition, results of operations, plans, objectives, future performance or business.

         Words such as "believes," "anticipates," "expects," "intends," "plans," "estimates" and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

         Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference - many of which are beyond Chase USA's control - include the following, without limitation:

         o Local, regional and national business, political or economic conditions may differ from those expected;

         o The effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Chase USA's business;

         o The timely development and acceptance of new products and services may be different than anticipated;

         o Technological changes instituted by Chase USA and by persons who may affect Chase USA's business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

         o Acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;


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

         o The ability to increase market share and control expenses may be more difficult than anticipated;

         o Competitive pressures among financial services companies may increase significantly;

         o Changes in laws and regulations may adversely affect Chase USA and its business;

         o Changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

         o The costs, effects and outcomes of litigation may adversely affect Chase USA or its business; and

         o Chase USA may not manage the risks involved in the foregoing as well as anticipated.

         Forward-looking statements speak only as of the date they are made. Chase USA undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.



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                           Glossary of Defined Terms

         "Adjusted Outstanding Dollar Principal Amount" means, at any time during a month for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, minus any funds on deposit in the principal funding account for that series, class or tranche.

         "Amortization Period" means a First USA Collateral Certificate Amortization Period or a Chase Collateral Certificate Amortization Period.

         "Asset Pool One" means the collateral, including the First USA Collateral Certificate and the Chase Collateral Certificate, designated under the Asset Pool One supplement, in which the collateral agent for that asset pool has been granted a security interest to secure notes which have been designated in an indenture supplement as being secured by that collateral.

         "Asset Pool One Transferor Amount" means, for any month, an amount equal to (1) the Pool Balance for Asset Pool One for that month minus (2) the aggregate Nominal Liquidation Amounts of all series, classes and tranches of notes secured by the assets in Asset Pool One as of the close of business on the last day of that month.

         "Bank Servicing Portfolio" means the portfolio of MasterCard and VISA revolving credit card accounts owned by Chase USA and its affiliates.

         "Business Day" means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

         "CHAIT Permitted Investments" means:

         o obligations of, or fully guaranteed by, the United States of America;

         o time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the master owner trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

         o commercial paper (including but not limited to asset backed commercial paper) having, at the time of the master owner trust's investment, a rating in the highest rating category from each rating agency;

         o bankers' acceptances issued by any depository institution or trust company described in the second clause above;

         o investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

         o demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause above;

         o uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuer thereof and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any


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

                  instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each rating agency has given its written approval; and

         o any other investment if each rating agency confirms in writing that that investment will not adversely affect its then-current rating or ratings of the certificates.

         "Chase Collateral Certificate" means the collateral certificate representing an undivided interest in the assets of the Chase Master Trust.

         "Chase Collateral Certificate Amortization Period" means any month with respect to the Chase Collateral Certificate, (1) beginning with the month in which a Chase Collateral Certificate pay out event occurs or (2) during which the sum of the Chase Master Trust Principal Collections and the Chase Master Trust Default Amount allocated to the Chase Collateral Certificate exceeds the amount of Chase Master Trust Additional Invested Amounts for that month.

         "Chase Collateral Certificate Floating Allocation Percentage" means, for any month, a fraction, the numerator of which is the Invested Amount of the Chase Collateral Certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the Chase Collateral Certificate; provided, however, that if the Chase Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the Chase Collateral Certificate during that month; provided, further, that if the Invested Amount of the Chase Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month and (ii) the amount on deposit in the excess funding account for the Chase Master Trust as of the close of business on the last day of that prior month and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge receivables, default amounts or principal receivables, as applicable, for all outstanding series in the Chase Master Trust on that date of determination; provided, however, that with respect to any month in which an addition or removal of accounts occurs, the amount determined pursuant to clause (a)(i) will be the quotient of (A) the sum of
(I) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month multiplied by the actual number of days in the period from and including the first day of that month to but excluding the related addition or removal date and (II) the aggregate amount of principal receivables in the Chase Master Trust as of the beginning of the day on the related addition or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the Chase Master Trust on the related addition or removal date, multiplied by the actual number of days in the period from and including the related addition or removal date to and including the last day of that month divided by (B) the actual number of days in that month.

         "Chase Collateral Certificate Principal Allocation Percentage" means, for any month, (1) during a Chase Collateral Certificate Revolving Period, the Chase Collateral Certificate Floating Allocation Percentage and (2) during a Chase Collateral Certificate Amortization Period, a fraction, the numerator of which is the highest Invested Amount during the last month of the most recent Chase Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the Chase Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the greater of (a) the sum of (i) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month and (ii) the amount on deposit in the excess funding account for the Chase Master Trust as of the close of business on the last day of that prior month and (b) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all outstanding series in the Chase Master Trust on that date of determination; provided, however, that with respect to any month in which an addition or removal of accounts occurs, the amount determined pursuant to clause (a)(i) will be the quotient of (A) the sum of (I) the aggregate amount of principal receivables in the Chase Master Trust as of the close of business on the last day of the prior month multiplied by the actual number of days in the period from and including the first day of that month to but excluding the related addition or removal date and (II) the aggregate amount of principal receivables in the Chase


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Master Trust as of the beginning of the day on the related addition or removal date after adjusting for the aggregate amount of principal receivables added to or removed from the Chase Master Trust on the related addition or removal date, multiplied by the actual number of days in the period from and including the related addition or removal date to and including the last day of that month divided by (B) the actual number of days in that month.

         "Chase Collateral Certificate Revolving Period" means any month other than a month included in a Chase Collateral Certificate Amortization Period.

         "Chase Master Trust" means the Chase Credit Card Master Trust.

         "Chase Master Trust Additional Invested Amounts" means additional undivided interests in the Chase Master Trust sold to the holder of the Chase Collateral Certificate.

         "Chase Master Trust Eligible Receivable" means, for the Chase Master Trust, each credit card receivable:

         o        which has arisen under a Chase Master Trust Eligible
                  Account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which, at the time of its addition to the Chase Master Trust, Chase USA or the Chase Master Trust had good title free and clear of all liens and security interests arising under or through Chase USA, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

         o        which constitutes an "account" or "general intangible" under
                  Article 9 of the UCC.

         "Chase Master Trust Finance Charge Collections" means, for any month, the sum of all collections received by the Chase Master Trust servicer of periodic finance charges, cash advance fees and late fees and similar fees and charges, annual membership fees and some other fees designated by Chase USA on consumer revolving credit card accounts designated to have their credit card receivables transferred to the Chase Master Trust to the extent such fees are categorized as finance charge receivables, the Chase Master Trust Recoveries, the Chase Master Trust Interchange Amount (if any), insurance proceeds, investment earnings from any of the Chase Master Trust accounts.

         "Chase Master Trust Interchange Amount" has the meaning described in "Chase USA's Credit Card Activities--Interchange."

         "Chase Master Trust Investor Monthly Servicing Fee" has the meaning described in "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Servicing Compensation, Chase Master Trust Servicing Compensation and Payment of Expenses."

         "Chase Master Trust Investor Percentage" has the meaning described in "The First USA Master Trust and the Chase Master Trust--Chase Master Trust Investor Percentage."

         "Chase Master Trust Minimum Aggregate Principal Receivables" means, for the Chase Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the Chase Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of investor certificates issued by the Chase Master


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Trust on that date, minus (2) the amount then on deposit in the excess funding account as of such date of determination.

         "Chase Master Trust Minimum Transferor Interest" means, with respect to any monthly period, an amount equal to the product of the Chase Master Trust Minimum Transferor Interest Percentage and the sum of (i) the Chase Master Trust Average Principal Balance for such monthly period, (ii) the principal amount on deposit in the excess funding account and (iii) any amounts on deposit in any principal funding account and any other series account, if so specified in the applicable series supplement.

         "Chase Master Trust Minimum Transferor Interest Percentage" means
[7]%.

         "Chase Master Trust Pay Out Event" means, for a series of certificates, including the Chase Collateral Certificate, any of the events described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events" and any other events described in the accompanying prospectus supplement.

         "Chase Master Trust Portfolio" means the consumer revolving credit card accounts selected from the Bank Servicing Portfolio and included in the Chase Master Trust as of the Chase Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the related date of their designation, based on the eligibility criteria described in the Chase Master Trust agreement and which credit card accounts have not been removed from the Chase Master Trust.

         "Chase Master Trust Principal Collections" means, for any month, the sum of all collections other than (1) Chase Master Trust Finance Charge Collections received by the Chase Master Trust servicer on consumer revolving credit card accounts in the Chase Master Trust and (2) receivables in Defaulted Accounts.

         "Chase Master Trust Recoveries" has the meaning described in "Chase USA's Credit Card Activities--Recoveries."

         "Chase Master Trust Servicer Default" means, for the Chase Master Trust, any of the following events:

         o any failure by the servicer to make any payment, transfer or deposit or to give certain instructions or notice to the Chase Master Trust trustee or to instruct the Chase Master Trust trustee to make any required drawing, withdrawal, or payment under any enhancement on or before the date occurring 10 Business Days after the date that payment, transfer, deposit, withdrawal or drawing or that instruction or notice is required to be made or given, as the case may be;

         o failure on the part of the servicer to observe or perform in any respect any other covenants or agreements which has a material adverse effect on the certificateholders of any series issued and outstanding under the Chase Master Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or the delegation by the servicer of its duties under the Chase Master Trust agreement, except as specifically permitted thereunder;

         o any representation, warranty or certification made by the servicer in the Chase Master Trust agreement, or in any certificate delivered pursuant to that agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the Chase Master Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or

         o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days, or referred to under the second or third clause above for a period of 60 Business Days, will not constitute a Chase Master Trust Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes,


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tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes.

         "Chase Master Trust Servicing Fee Percentage" means 1.50% for so long as Chase USA is the servicer for the Chase Master Trust or 2.00% if Chase USA is no longer the servicer.

         "Chase Master Trust Termination Date" means, unless the servicer and the holder of the Chase Master Trust Transferor Interest instruct otherwise, the earlier of:

         o the first Business Day after the Chase Master Trust Distribution Date on which funds have been deposited in the distribution account for the Chase Master Trust in an amount sufficient for payment of the Invested Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; or

         o        August 31, 2016.

         "Chase Master Trust Transferor Interest" means, on any date of determination, the aggregate amount of principal receivables and the principal amounts on deposit in the excess funding account, any principal funding account and any other series account if so provided in the applicable series supplement in the Chase Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day minus the aggregate enhancement invested amounts, if such amounts are not included in the Invested Amount in the applicable series supplement, if any, for each series outstanding at the end of such day.

         "Chase Master Trust Transferor Percentage" means, on any date of determination, when used with respect to principal receivables, finance charge receivables and receivables in Defaulted Accounts, a percentage equal to 100% minus the aggregate Chase Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the Chase Master Trust that are then outstanding.

         "Chase Permitted Investments" means, unless otherwise provided in the supplement with respect to any Series:

         o book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) which mature no later than 90 days after the date of investment, and subject to supervision and examination by federal or state banking or depositary institution authorities, which mature no later than 90 days after the date of investment; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of "P-1" and "A-1+", respectively; (iii) commercial paper, other than commercial paper issued by the Transferor or any of its Affiliates, having, at the time of the Chase Master Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of "P-1" and "A-l+", respectively and (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above other than JPMorgan Chase Bank;

         o demand deposits in the name of the Chase Master Trust or the Chase Master Trust trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

         o repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, provided that (A) the repurchase agreement matures prior to the next Distribution Date or is due on demand, (B) the Chase Master Trust trustee or a third party acting solely as agent for the Chase Master Trust trustee has possession of the collateral, (C) the Chase Master Trust trustee on behalf of the Chase Master Trust has a security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the rating agencies, (E) the failure to maintain the requisite


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                  collateral level will obligate the Trustee to liquidate the collateral immediately, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and interest by, the United States of America or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim; or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail customers" that is under the jurisdiction of the Securities Investors Protection Corp. ("SIPC"), provided that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a short-term debt rating of "P-1" or higher by Moody's) acting solely as agent for the Chase Master Trust trustee has possession of the collateral, (C) the Chase Master Trust trustee on behalf of the Chase Master Trust has a security interest in the collateral, (D) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (E) the failure to maintain the requisite collateral percentage will obligate the Chase Master Trust trustee to liquidate the collateral; provided, however, that at the time of the Chase Master Trust's investment or contractual commitment to invest in any repurchase agreement, the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and
                  (ii) shall have a credit rating of "P-1" from Moody's and "A-1+" from Standard & Poor's; and

         o such other investments, other than investments in Chase USA or any of its affiliates, where the short-term unsecured debt or deposits of the obligor on such investments are rated "A-1+" by Standard and Poor's and "P-1" by Moody's.

         "Collateral Certificate" means the First USA Collateral Certificate or the Chase Collateral Certificate, as applicable.

         "Collateral Certificate Amortization Period" means the First USA Collateral Certificate Amortization Period or the Chase Collateral Certificate Amortization Period, as applicable.

         "Collateral Certificate Revolving Period" means the First USA Collateral Certificate Revolving Period or the Chase Collateral Certificate Revolving Period, as applicable.

          "Collateral Certificate Principal Shortfall Payments" means, for any asset pool, remaining excess principal collections received on collateral certificates designated for inclusion in that asset pool in respect of remaining shortfalls in Principal Collections for series of notes secured by that asset pool after application of shared excess available principal collections allocated to that asset pool.

         "Default Amount" means, for any asset pool and for any month, the sum of:

         o with respect to credit card receivables in that asset pool, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that consumer revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month, and

         o with respect to any collateral certificate in that asset pool, the investor default amount or similar amount allocated to the holder of the collateral certificate for that month.

         "Defaulted Accounts" means consumer revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

         "Determination Date" means the Business Day before the First Note Transfer Date for a series in a month.

         "Eligible Deposit Account" means either:

         o        a segregated bank account with an Eligible Institution, or


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         o        a segregated bank account with the corporate trust
                  department of a depository institution organized under the laws of the United States or any state, including the District of Columbia, or any domestic branch of a foreign bank, and acting as a trustee for funds deposited in such accounts, so long as any of the securities of such depository institution has an investment grade rating from each rating agency.

         "Eligible Institution" means (a) the servicer, (b) a depository institution (which may be the Chase Master Trust trustee or an affiliate) organized under the laws of the United States or any one of the states thereof which at all times (i) has either (x) a long-term unsecured debt rating of "A2" or better by Moody's or (y) a certificate of deposit rating of "P-1" by Moody's, (ii) has either (x) a long-term unsecured debt rating of "AAA" by Standard & Poor's or (y) a certificate of deposit rating of "A-l+" by Standard & Poor's and (iii) is a member of the FDIC or (c) any other institution that is acceptable to the Rating Agencies.

         "Finance Charge Collections" means, for any asset pool and for any month, the sum of (1) with respect to credit card receivables designated for inclusion in that asset pool, all collections received by the servicer on behalf of the master owner trust of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of receivables in Defaulted Accounts with respect to that month), (2) with respect to any collateral certificate designated for inclusion in that asset pool, collections of finance charge receivables allocated to the holder of the collateral certificate for that month and (3) any amounts received by the master owner trust which are designated as Finance Charge Collections pursuant to any asset pool supplement or indenture supplement. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

         "First Note Transfer Date" means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in Asset Pool One in that month.

         "First USA Collateral Certificate" means the collateral certificate representing an undivided interest in the assets of the First USA Master Trust.

         "First USA Collateral Certificate Amortization Period" means any month with respect to the First USA collateral certificate, (1) beginning with the month in which a First USA Collateral Certificate pay out event occurs or
(2) during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceeds the amount of First USA Master Trust Additional Invested Amounts for that month.

         "First USA Collateral Certificate Floating Allocation Percentage" means, for any month, a fraction, the numerator of which is the Invested Amount of the First USA Collateral Certificate on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the First USA Collateral Certificate; provided, however, that if the First USA Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the First USA Collateral Certificate during that month; provided, further, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the First USA Master Trust Average Principal Balance for that month.

         "First USA Collateral Certificate Principal Allocation Percentage" means, for any month, (1) during a First USA Collateral Certificate Revolving Period, the First USA Collateral Certificate Floating Allocation Percentage and (2) during a First USA Collateral Certificate Amortization Period, a fraction, the numerator of which is the highest Invested Amount during the last month of the most recent First USA Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and the denominator of which is the First USA Master Trust Average Principal Balance for that month.

         "First USA Collateral Certificate Revolving Period" means any month other than a month included in a First USA Collateral Certificate Amortization Period.

         "First USA Master Trust" means the First USA Credit Card Master
Trust.


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         "First USA Master Trust Additional Invested Amounts" means additional undivided interests in the First USA Master Trust sold to the holder of the First USA Collateral Certificate.

         "First USA Master Trust Average Principal Balance" means, for the First USA Master Trust, (1) for any month in which no addition or removal of consumer revolving credit card accounts occurs, the principal receivables in the First USA Master Trust as of the close of business on the last day of the prior month and (2) for any month in which additional consumer revolving credit card accounts are designated for inclusion in, or consumer revolving credit card accounts are designated for removal from, the First USA Master Trust, the sum of:

         o the product of (x) the principal receivables in the First USA Master Trust as of close of business on the last day of the prior month and (y) a fraction (a) the numerator of which is the number of days from and including the first day of that month to, but excluding, the initial date on which an addition or removal occurs, as the case may be, in that month and (b) the denominator of which is the number of days in that month; and

         o for each date on which an addition or removal occurs in that month, the product of (x) the principal receivables in the First USA Master Trust at the close of business on any such addition or removal date, as the case may be, after giving effect to that addition or removal, as the case may be, and
                  (y) a fraction (a) the numerator of which is the number of days from and including that addition or removal date, as the case may be, in that month to, but excluding, the next subsequent addition or removal date or, if no such next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

         "First USA Master Trust Cut Off Date" means August 21, 1992.

         "First USA Master Trust Default Amount" means for any month, an amount, which will not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in Defaulted Accounts in the First USA Master Trust on the day each of those consumer revolving credit card accounts became a Defaulted Account for each day in that month minus (2) the aggregate amount of Recoveries received in that month.

         "First USA Master Trust Distribution Date" means, unless otherwise specified for any series issued by the First USA Master Trust, each date specified in the First USA Master Trust agreement on which distributions of interest or principal are to be made to certificateholders.

         "First USA Master Trust Eligible Account" means, for the First USA Master Trust, as of the First USA Master Trust Cut Off Date, or for additional consumer revolving credit card accounts, as of their date of designation for inclusion in the First USA Master Trust, each consumer revolving credit card account owned by Chase USA:

         o which was in existence and maintained with Chase USA prior to selection for inclusion in the First USA Master Trust;

         o        which is payable in United States dollars;

         o the customer of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

         o which Chase USA has not classified on its electronic records as a consumer revolving credit card account with respect to which the related card has been lost or stolen;

         o which has not been identified by Chase USA in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         o which has not been sold or pledged to any other party and which does not have credit card receivables which, in the case of consumer revolving credit card accounts identified on the First USA Master Trust Cut Off Date, have been sold or pledged to any other party or, in the case of additional


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

                  consumer revolving credit card accounts, at the time of transfer to the master trust are not sold or pledged to any other party and do not have credit card receivables which are sold or pledged to any other party;

         o which is a VISA or MasterCard consumer revolving credit card account; and

         o which has not been charged-off by Chase USA in its customary and usual manner for charging-off consumer revolving credit card accounts as of the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of their date of designation for inclusion in the master trust.

         "First USA Master Trust Eligible Receivable" means, for the First USA Master Trust, each credit card receivable:

         o        which has arisen under a First USA Master Trust Eligible
                  Account;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which, at the time of its addition to the First USA Master Trust, Chase USA or the First USA Master Trust had good and marketable title free and clear of all liens and security interests arising under or through Chase USA, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

         o        which constitutes an "account" under Article 9 of the UCC.

         "First USA Master Trust Finance Charge Collections" means, for any month, the sum of all collections received by the First USA Master Trust servicer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables, if any, the First USA Master Trust Interchange Amount and, to the extent First USA Master Trust Recoveries exceed the First USA Master Trust Default Amount for any month, the amount of that excess.

         "First USA Master Trust Interchange Amount" has the meaning described in "Chase USA's Credit Card Activities--Interchange."

         "First USA Master Trust Investor Monthly Servicing Fee" has the meaning described in "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Servicing Compensation, Chase Master Trust Servicing Compensation and Payment of
Expenses."

         "First USA Master Trust Investor Percentage" has the meaning described in "The First USA Master Trust and the Chase Master Trust--First USA Master Trust Investor Percentage."

         "First USA Master Trust Minimum Aggregate Principal Receivables" means, for the First USA Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the First USA Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of investor certificates issued by the First USA Master Trust on that date, minus (2) the amount then on deposit in the collection account equal to the excess of the First USA Master Trust Minimum Transferor Interest over the First USA Master Trust


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

Transferor Interest retained in that account pursuant to the First USA Master Trust agreement.

         "First USA Master Trust Minimum Transferor Interest" means, during any period of 30 consecutive days, 4% of the average principal receivables included in the First USA Master Trust for that period.

         "First USA Master Trust Pay Out Event" means, for a series of certificates, including the First USA Collateral Certificate, any of the events described in "The First USA Master Trust and the Chase Master Trust--Master Trust Pay Out Events" and any other events described in the accompanying prospectus supplement.

         "First USA Master Trust Portfolio" means the consumer revolving credit card accounts selected from the Bank Servicing Portfolio and included in the First USA Master Trust as of the First USA Master Trust Cut Off Date and, with respect to additional consumer revolving credit card accounts, as of the related date of their designation, based on the eligibility criteria described in the First USA Master Trust agreement and which credit card accounts have not been removed from the First USA Master Trust.

         "First USA Master Trust Principal Collections" means, for any month, the sum of all collections other than First USA Master Trust Finance Charge Collections received by the First USA Master Trust servicer on consumer revolving credit card accounts in the First USA Master Trust.

         "First USA Master Trust Recoveries" has the meaning described in "Chase USA's Credit Card Activities--Recoveries."

         "First USA Master Trust Servicer Default" means, for the First USA Master Trust, any of the following events:

         o any failure by the servicer to make any payment, transfer or deposit or to give instructions or notice to the First USA Master Trust trustee or to instruct the First USA Master Trust trustee to make any required drawing, withdrawal, or payment under any enhancement on or before the date occurring 5 Business Days after the date that payment, transfer, deposit, withdrawal or drawing or that instruction or notice is required to be made or given, as the case may be;

         o failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA Master Trust and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or the delegation by the servicer of its duties under the First USA Master Trust agreement, except as specifically permitted thereunder;

         o any representation, warranty or certification made by the servicer in the First USA Master Trust agreement, or in any certificate delivered pursuant to the First USA Master Trust agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under the First USA Master Trust, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on those certificateholders; or

         o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

         Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days, or referred to under the second or third clause above for a period of 60 Business Days, will not constitute a First USA Master Trust Servicer Default if that delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes.

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

         "First USA Master Trust Servicing Fee Percentage" means 1.50% for so long as Chase USA is the servicer of the First USA Master Trust or 2.00% if Chase USA is no longer the servicer.

         "First USA Master Trust Termination Date" means, unless the servicer and the holder of the First USA Master Trust Transferor Interest instruct otherwise, the earlier of:

         o the day after the First USA Master Trust Distribution Date on which funds have been deposited in the distribution account for the First USA Master Trust in an amount sufficient for payment of the Invested Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; or

         o        August 1, 2032.

         "First USA Master Trust Transferor Interest" means, on any date of determination, the aggregate amount of principal receivables in the First USA Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day.

         "First USA Master Trust Transferor Percentage" means, on any date of determination, when used with respect to principal receivables, finance charge receivables, receivables in Defaulted Accounts and the servicing fee, a percentage equal to 100% minus the aggregate First USA Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the First USA Master Trust that are then outstanding.

         "First USA Master Trust Unallocated Principal Collections" means any amounts collected in respect of principal receivables that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest.

         "First USA Permitted Investments" means:

         o obligations of, or fully guaranteed by, the United States of America;

         o time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the First USA Master Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

         o commercial paper (including but not limited to asset backed commercial paper) having, at the time of the First USA Master Trust's investment, a rating in the highest rating category from each rating agency;

         o bankers' acceptances issued by any depository institution or trust company described in the second clause above;

         o investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

         o demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause above;

         o uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuer thereof and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (1) invests its assets exclusively in obligations of or guaranteed by the United States of America or any


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                  instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (2) seeks to maintain a constant net asset value per share, (3) has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each rating agency has given its written approval; and

         o any other investment if each rating agency confirms in writing that that investment will not adversely affect its then-current rating or ratings of the certificates.

         "Floating Allocation Percentage" means for any month, for each series of notes secured by an asset pool, a fraction,

         o the numerator of which is the Nominal Liquidation Amount of the series of notes as of the last day of the preceding month, or with respect to the first month for any series of notes, the initial Nominal Liquidation Amount of that series exclusive of (1) any notes within the series which will be paid in full during that month and (2) any notes within a series that have a Nominal Liquidation Amount of zero during that month plus the aggregate amount of any increase in the Nominal Liquidation Amount of a tranche of notes in the series due to (1) the issuance of additional notes in an outstanding tranche of notes in the series or (2) the accretion of principal on discount notes of that tranche in the series or (3) the release of prefunded amounts, other than prefunded amounts deposited during that month for that tranche of notes in the series from a principal funding subaccount, in each case during that month and

         o        the denominator of which is the greater of (1) the sum of
                  (a) for any collateral certificate outstanding and designated for inclusion in that asset pool, the numerator used to calculate that collateral certificate's floating allocation percentage for that month, plus (b) the average principal balance for that asset pool for that month, plus
                  (c) the excess funding amount for that asset pool following any deposit or withdrawal on the First Note Transfer Date in that month, and (2) the sum of the numerators used to calculate the Noteholder Percentages for the allocation of Finance Charge Collections, the Default Amount or the servicing fee, as applicable, for all series of notes secured by the assets in that asset pool.

         "Foreign Holder" has the meaning described in "Federal Income Tax Consequences--Consequences to Holders of the Notes--Foreign Holders."

         "Foreign Person" has the meaning described in "Federal Income Tax Consequences--Consequences to Holders of the Notes--Foreign Holders."

         "Heritage Bank One Accounts" has the meaning described in "Chase USA's Credit Card Activities--General."

         "Heritage Chase Accounts" has the meaning described in "Chase USA's Credit Card Activities--General."

         "Ineligible Collateral Certificate" means a collateral certificate which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

         "Ineligible Receivable" means a credit card receivable which has been transferred to the master owner trust which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

         "Interchange" has the meaning described in "Chase USA's Credit Card Activities--Interchange."

         "Interest Payment Date" means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

         "Invested Amount" means, for any series of credit card master trust investor certificates, as of the close of business on any date of determination:

         o with respect to any collateral certificate issued by the First USA Master Trust, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to the collateral certificate on that date of determination; plus the First USA Master Trust Additional Invested Amounts, if any, added on that date of determination;

         o with respect to any collateral certificate issued by the Chase Master Trust, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to the collateral certificate on that date of determination; plus the Chase Master Trust Additional Invested Amounts, if any, added on that date of determination; and

         o with respect to all other series of master trust investor certificates, generally, the initial outstanding principal amount of the investor certificates of that series, minus the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for any uncovered defaults and reallocations of Principal Collections.

         "Investor Interest" means for any series of investor certificates - including the First USA Collateral Certificate and the Chase Collateral Certificate - issued and outstanding, the respective interests in the assets of the First USA Master Trust or the Chase Master Trust, as applicable, to be allocated among the certificateholders of the related series of the applicable Master Trust.

         "Master Owner Trust Eligible Account" means, for the master owner trust, each consumer revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the master owner trust:

         o which is a consumer revolving credit card account in existence and maintained with Chase USA or an affiliate;

         o        which is payable in United States dollars;

         o which has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

         o which has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

         o which has not been classified by the servicer as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

         o which does not have credit card receivables which are at the time of transfer sold or pledged to any other party;

         o which has not been charged-off by the servicer in its customary and usual manner for charging-off consumer revolving credit card accounts as of their date of designation for inclusion in the master owner trust; and

         o which has an obligor who has not been identified by the servicer as being deceased.

         "Master Owner Trust Eligible Collateral Certificate" means a collateral certificate that has been duly authorized by the applicable transferor and validly issued by the applicable master trust and is entitled to the benefits of the applicable master trust agreement and with respect to which the representations and warranties made by the applicable transferor in the transfer and servicing agreement are true and correct in all material respects.

         "Master Owner Trust Eligible Receivable" means, for the master owner trust, each credit card receivable:

         o which has arisen in a consumer revolving credit card account which was a Master Owner Trust Eligible Account as of the date that credit card account was selected for inclusion in the master owner trust;

         o which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

         o with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

         o as to which at the time of the transfer of that credit card receivable to the master owner trust, the transferor or the master owner trust has good and marketable title thereto, free and clear of all liens occurring under or through that transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Chase USA is contesting;

         o which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions;

         o        which constitutes an "account" under and as defined in
                  Article 9 of the UCC; and

         o which is not subject to any setoff, right or rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights in general.

         "Master Owner Trust Interchange Amount" has the meaning described in "Chase USA's Credit Card Activities--Interchange."

         "Master Owner Trust Receivables" means the credit card receivables transferred to the master owner trust arising in the consumer revolving credit card accounts owned by Chase USA or an affiliate designated to have their receivables transferred to the master owner trust.

         "Master Owner Trust Recoveries" has the meaning described in "Chase USA's Credit Card Activities--Recoveries."

         "Master Owner Trust Servicer Default" has the meaning described in "Sources of Funds to Pay the Notes--Master Owner Trust Servicer Default."

         "Master Trust" means the First USA Master Trust or the Chase Master Trust, as applicable.

         "Master Trust Additional Invested Amount" means the First USA Master Trust Additional Invested Amount or the Chase Master Trust Additional Invested Amount, as applicable.

         "Master Trust Agreement" means the First USA Master Trust pooling and servicing agreement or the Chase Master Trust pooling and servicing agreement, as applicable.

         "Master Trust Default Amount" means the First USA Master Trust Default Amount or the Chase Master Trust Default Amount, as applicable.

         "Master Trust Distribution Date" means the First USA Master Trust Distribution Date or the Chase Master Trust Distribution Date, as applicable.

         "Master Trust Finance Charge Collections" means First USA Master Trust Finance Charge Collections or Chase Master Trust Finance Charge Collections, as applicable.

         "Master Trust Investor Percentage" means the First USA Master Trust Investor Percentage or the Chase Master Trust Investor Percentage, as applicable.

         "Master Trust Interchange Amount" means the First USA Master Trust Interchange Amount or the Chase Master Trust Interchange Amount, as applicable.

         "Master Trust Pay Out Event" means a First USA Master Trust Pay Out Event or a Chase Master Trust Pay Out Event.

         "Master Trust Principal Collections" means First USA Master Trust Principal Collections or Chase Master Trust Principal Collections, as applicable.

         "Master Trust Servicer Default" means a First USA Master Trust Servicer Default or a Chase Master Trust Servicer Default.

         "Master Trust Transferor Interest" means the First USA Master Trust Transferor Interest or the Chase Master Trust Transferor Interest, as applicable.

         "Master Trust Transferor Percentage" means, the First USA Master Trust Transferor Percentage or the Chase Master Trust Transferor Percentage, as applicable.

         "Master Trust Trustee" means the First USA Master Trust trustee or the Chase Master Trust trustee, as applicable.

         "Minimum Pool Balance" means, for any month, an amount generally equal to the sum of (1) for all notes secured by that asset pool in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes secured by that asset pool in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business as of the last day of the most recent revolving period, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for that month and any notes secured by that asset pool which will have a Nominal Liquidation Amount of zero on the applicable payment date for that month.

         "Nominal Liquidation Amount" has the meaning described in "The Notes-- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount--Nominal Liquidation Amount."

         "Nominal Liquidation Amount Deficit" has, for any series, class or tranche of notes, the meaning specified in each prospectus supplement for that series, class or tranche of notes.

         "Noteholder Percentage" has, for any series of notes, the meaning specified in the accompanying prospectus supplement.

         "Note Transfer Date" means the Business Day prior to an Interest Payment Date or Principal Payment Date, as applicable, for a series, class or tranche of notes secured by Asset Pool One.

         "Pool Balance" has the meaning described in "Sources of Funds to Pay the Notes--Minimum Pool Balance."

         "Principal Collections" means, for any asset pool, for any month, the sum of (1) for credit card receivables designated for inclusion in that asset pool, all collections other than those designated as Finance Charge Collections on consumer revolving credit card accounts designated for that month and (2) for any collateral certificate designated for inclusion in that asset pool, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocated to the holder of that collateral certificate for that month.

         "Principal Payment Date" means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

         "Qualified Bank Account" means either (1) a segregated account, including a securities account, with a Qualified Institution or (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank, so long as any of the securities of that depository institution will have a credit rating from each applicable rating agency in one of its generic rating categories which signifies investment grade.

         "Qualified Institution" means a depository institution organized under the laws of the United States of America or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which at all times has (1) a long-term unsecured debt rating of "A2" or better by Moody's and a certificate of deposit rating of "P-1" by Moody's and (2) in the case of the collection account, if such depository institution is an affiliate of Chase USA, a certificate of deposit rating of "A-1" or better by Standard & Poor's or, for any other depository institution, or for any affiliate of Chase USA in the case of any account other than the collection account, either a long-term unsecured debt rating of "AAA" by Standard & Poor's or a certificate of deposit rating of "A-1+" by Standard & Poor's. If so qualified, the indenture trustee, the owner trustee, Chase USA or an affiliate of any of the foregoing may be considered a Qualified Institution for the purposes of this definition.

         "Rapid Amortization Period" means (1) for Series 2002-CC, the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2002-CC termination date and the First USA Master Trust Termination Date and (2) for Series 2004-[ ], the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2004-[ ] termination date and the Chase Master Trust Termination Date.

         "Rating Agency" means, with respect to each series, the rating agency or agencies, if any, specified in the related supplement.

         "Recoveries" means Chase Master Trust Recoveries, First USA Master Trust Recoveries or Master Owner Trust Recoveries, as applicable.

         "Reinvestment Amount" has the meaning described in "Sources of Funds to Pay the Notes--Reinvestment in Collateral."

         "Removal Date" means the date of any removal of credit card receivables in consumer revolving credit card accounts removed from the First USA Master Trust Portfolio or the Chase Master Trust Portfolio, as applicable.

         "Required Transferor Amount" means, for any asset pool, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in that asset pool that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage for that asset pool.

         "Required Transferor Amount Percentage" means, for any asset pool, the percentage as will be designated from time to time by the servicer.

         "Revolving Period" means a First USA Collateral Certificate Revolving Period or a Chase Collateral Certificate Revolving Period.

         "Scheduled Principal Payment Date" means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

         "SFAS 140" means Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement 125, or any replacement FASB Statement, or amendment or interpretation thereof.

          "Transfer Date" means the Business Day immediately prior to the Interest Payment Date or Principal Payment Date for any series, class or tranche of notes as specified in the accompanying prospectus supplement.

         "Transferor Amount" means, for any asset pool, for any month, an amount equal to (1) the Pool Balance for an asset pool for that month minus
(2) the aggregate Nominal Liquidation Amount of all notes secured by that asset pool as of the close of business on the last day of that month.

         "Transferor Certificate" means, for any asset pool, the certificate representing the Transferor Amount.

         "Transferor Percentage" means, for any asset pool and any month, 100% minus the sum of the aggregate Noteholder Percentage of all series of notes outstanding with respect to an asset pool.

               PRINCIPAL OFFICE OF THE DEPOSITOR AND BENEFICIARY


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                        White Clay Center Building 200
                                   Route 273
                            Newark, Delaware 19711

                          MASTER OWNER TRUST TRUSTEE

                           Wilmington Trust Company
                           1100 North Market Street
                        Wilmington, Delaware 19890-1600

      LEGAL ADVISER TO CHASE USA           LEGAL ADVISER TO THE UNDERWRITERS
        as to United States Law                as to United States Law

    Simpson Thacher & Bartlett LLP     Skadden, Arps, Slate, Meagher & Flom LLP
         425 Lexington Avenue                    Four Times Square
       New York, New York 10017               New York, New York 10036

             PAYING AGENT                  LUXEMBOURG PAYING AGENT

Wells Fargo Bank, National Association           Banque de Luxembourg
           Sixth & Marquette                      14 Boulevard Royal
             MAC N9311-161                        2449 Luxembourg
     Minneapolis, Minnesota 55479              Grand-Duche de Luxembourg


                                 LISTING AGENT

                             Banque de Luxembourg
                              14 Boulevard Royal
                                2449 Luxembourg
                           Grand-Duche de Luxembourg

                                  INDEPENDENT
                                ACCOUNTANTS TO
                                   CHASE USA

                          PricewaterhouseCoopers LLP
                          1177 Avenue of the Americas
                           New York, New York 10036

                             CHASE ISSUANCE TRUST

                  (formerly know as Bank One Issuance Trust)


                                    Issuer


                                  CHASEseries

                       (formerly known as the ONEseries)


                                     $[o]
                                Class [o] Notes


                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                     Depositor, Administrator and Servicer


                             PROSPECTUS SUPPLEMENT


                                 Underwriters


                                    [Co. A]
                                    [Co. B]
                                    [Co. C]
                                    [Co. D]


You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the CHASEseries notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and accompanying prospectus when acting as underwriters of the CHASEseries notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the CHASEseries notes will deliver a prospectus supplement and accompanying prospectus until .

                                    PART II

Item 14.  Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

         Registration Fee......................................      $126.70
         Printing and Engraving................................            *
         Trustee's Fees........................................            *
         Legal Fees and Expenses...............................            *
         Blue Sky Fees and Expenses............................            *
         Accountants' Fees and Expenses........................            *
         Rating Agency Fees....................................            *
         Miscellaneous Fee.....................................            *
                                                               --------------
                 Total.........................................$           *
                                                               ==============

________________
* To be provided by amendment.

Item 15.  Indemnification of Directors and Officers

         Article IX of the By-laws of Chase Manhattan Bank USA, National Association ("Chase USA") provide that any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of Chase USA or is or was serving at the request of Chase USA as a director, officer, employee or agent or another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis for such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by Chase USA to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits Chase USA to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in the second following paragraph with respect to proceedings to enforce rights to indemnification, Chase USA shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of Chase USA. The right to indemnification described in the immediately preceding paragraph shall include the right to be paid by Chase USA the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereafter an "Advancement of Expenses"); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to Chase USA of an undertaking (hereinafter an "Undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such indemnitee is not entitled to be indemnified for such expenses under such Article IX or otherwise. The rights to indemnification and to the advancement of expenses described in the two preceding paragraphs are contract rights. If a claim under either of such paragraphs is not paid in full by Chase USA within sixty days after a written claim has been received by Chase USA except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against Chase USA to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought b the indemnitee to enforce a right to indemnification under such Article IX (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, Chase USA shall be entitled to recover such expense upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of Chase USA (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by Chase USA (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct shall create a presumption that the indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses under such Article IX, or by Chase USA to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under such Article IX or otherwise shall be on Chase USA. Article IX of Chase USA's By-Laws also provides that the foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which any person may be entitled under any statute, Articles of Association, by-law, agreement, or vote of stockholders of disinterested stockholders or otherwise. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation must indemnify a director or officer who has defended successfully, on the merits or otherwise, any proceeding against him or any claim, matter or issue therein, for reasonable expenses actually incurred in such defense. There are directors and officers liability insurance policies presently outstanding which insure directors and officers of Chase USA, Chase USA's parent and certain of its subsidiaries. The policies cover losses for which Chase USA, Chase USA's parent or any of those subsidiaries shall be required or permitted by law to indemnify directors and officers and which result from claims made against such directors or officers based upon the commission of wrongful acts in the performance of their duties. The policies also cover losses which the directors or officers must pay as the result of claims brought against them based upon the commission of wrongful acts in the performance of their duties and for which they are not indemnified by Chase USA, Chase USA's parent or any of those subsidiaries. The losses covered by the policies are subject to certain exclusions and do not include fines or penalties imposed by law or other matters deemed uninsurable under the law. The policies contain self-insured retention provisions.

Item 16.  Exhibits and Financial Statements

         (a) Exhibits

       Exhibit
       Number                   Description
       -------                  -----------

        ***1.1        --    Form of Underwriting Agreement
         *3.1         --    Articles of Association of Chase Manhattan Bank
                            USA, National Association
         *3.2         --    Bylaws of Chase Manhattan Bank USA, National
                            Association
       ***4.1         --    Amended and Restated Indenture for the Notes,
                            dated as of [     ], 2004
       ***4.2         --    Amended and Restated Asset Pool One Supplement,
                            dated as of [     ], 2004
       ***4.3         --    Amended and Restated Indenture Supplement, dated
                            as of [    ], 2004
        **4.4(a)      --    Amended and Restated Pooling and Servicing
                            Agreement for First USA Credit Card Master Trust,
                            dated as of March 28, 2002, and certain other
                            related agreements as exhibits thereto
       ***4.4(b)      --    Fourth Amended and Restated Pooling and Servicing
                            Agreement for Chase Credit Card Master Trust,
                            dated as of [ ], 2004, and certain other related
                            agreements as exhibits thereto
        **4.4(c)      --    Series Supplement to the Pooling and Servicing
                            Agreement for the First USA Credit Card Master
                            Trust, dated as of May 1, 2002, relating to the
                            First USA Collateral Certificate
       ***4.4(d)      --    Form of Series Supplement to the Pooling and
                            Servicing Agreement for the Chase Credit Card
                            Master Trust relating to the Chase Collateral
                            Certificate
       ***4.5         --    Amended and Restated Transfer and Servicing
                            Agreement, dated as of [ ], 2004
       ***4.10        --    Amended and Restated Trust Agreement of Chase
                            Issuance Trust, dated as of [ ], 2004
       ***4.11        --    Form of Notes (contained in Exhibit 4.3)
        **4.12        --    Form of First USA Collateral Certificate
                            (contained in Exhibit 4.4(c))
       ***4.13        --    Form of Chase Collateral Certificate (contained in
                            Exhibit 4.4(d))
       ***4.14        --    Form of Terms Document for Class A Notes
       ***4.15        --    Form of Terms Document for Class B Notes
       ***4.16        --    Form of Terms Document for Class C Notes
       ***5.1         --    Opinion of Simpson Thacher & Bartlett LLP, with
                            respect to corporate matters and legality of the
                            Collateral Certificates
       ***8.1         --    Opinion of Simpson Thacher & Bartlett LLP with
                            respect to tax matters
      ***23.1         --    Consent of Simpson Thacher & Bartlett LLP
                            (included in opinion filed as Exhibit 5.1)
         24.1         --    Powers of Attorney

       **25.1         --    Form T-l Statement of Eligibility and
                            Qualification under the Trust Indenture Act of
                            1939, as amended, of Wells Fargo Bank, National
                            Association, as Indenture Trustee under the Indenture

________________
*        Incorporated by reference to Registration Statement No. 333-07575
**       Incorporated by reference to Registration Statement No. 333-67076
***      To be filed by amendment

         (b)  Financial Statements
         All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

         The undersigned registrant hereby undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on August 18, 2004.


                                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION

                                as depositor into the First USA Credit Card
                                Master Trust, the Chase Credit Card Master
                                Trust and the Chase Issuance Trust


                                By: /s/ Keith W. Schuck
                                   ----------------------------------------
                                   Name:   Keith W. Schuck
                                   Title:  Senior Vice President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                             Title                            Date
        ---------                             -----                            ----


*
__________________________
William V. Dobbins                  Principal Executive Officer            August 18, 2004


/s/ Keith W. Schuck
__________________________
Keith W. Schuck                     Principal Financial Officer            August 18, 2004
                                    and Principal Accounting Officer


*
__________________________          Director                               August 18, 2004
Richard J. Srednicki


*
_________________________           Director                               August 18, 2004
Kim B. Christiansen


__________________________          Director                               August 18, 2004
Norman J. Buchan


*
_________________________           Director                               August 18, 2004
 James K. Paterson


__________________________          Director                               August 18, 2004
Luke S. Hayden



_________________
* The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of each of the above-indicated officers and directors of the registrant pursuant to the power of attorney signed by such officers and directors.


                                   By: /s/ Keith W. Schuck
                                      --------------------------------
                                      Keith W. Schuck
                                      Attorney-in-Fact

                                 EXHIBIT INDEX


       Exhibit
       Number                   Description
       -------                  -----------

        ***1.1        --    Form of Underwriting Agreement
         *3.1         --    Articles of Association of Chase Manhattan Bank
                            USA, National Association
         *3.2         --    Bylaws of Chase Manhattan Bank USA, National
                            Association
       ***4.1         --    Amended and Restated Indenture for the Notes,
                            dated as of [     ], 2004
       ***4.2         --    Amended and Restated Asset Pool One Supplement,
                            dated as of [     ], 2004
       ***4.3         --    Amended and Restated Indenture Supplement, dated
                            as of [    ], 2004
        **4.4(a)      --    Amended and Restated Pooling and Servicing
                            Agreement for First USA Credit Card Master Trust,
                            dated as of March 28, 2002, and certain other
                            related agreements as exhibits thereto
       ***4.4(b)      --    Fourth Amended and Restated Pooling and Servicing
                            Agreement for Chase Credit Card Master Trust,
                            dated as of [ ], 2004, and certain other related
                            agreements as exhibits thereto
        **4.4(c)      --    Series Supplement to the Pooling and Servicing
                            Agreement for the First USA Credit Card Master
                            Trust, dated as of May 1, 2002, relating to the
                            First USA Collateral Certificate
       ***4.4(d)      --    Form of Series Supplement to the Pooling and
                            Servicing Agreement for the Chase Credit Card
                            Master Trust relating to the Chase Collateral
                            Certificate
       ***4.5         --    Amended and Restated Transfer and Servicing
                            Agreement, dated as of [ ], 2004
       ***4.10        --    Amended and Restated Trust Agreement of Chase
                            Issuance Trust, dated as of [ ], 2004
       ***4.11        --    Form of Notes (contained in Exhibit 4.3)
        **4.12        --    Form of First USA Collateral Certificate
                            (contained in Exhibit 4.4(c))
       ***4.13        --    Form of Chase Collateral Certificate (contained in
                            Exhibit 4.4(d))
       ***4.14        --    Form of Terms Document for Class A Notes
       ***4.15        --    Form of Terms Document for Class B Notes
       ***4.16        --    Form of Terms Document for Class C Notes
       ***5.1         --    Opinion of Simpson Thacher & Bartlett LLP, with
                            respect to corporate matters and legality of the
                            Collateral Certificates
       ***8.1         --    Opinion of Simpson Thacher & Bartlett LLP with
                            respect to tax matters
      ***23.1         --    Consent of Simpson Thacher & Bartlett LLP
                            (included in opinion filed as Exhibit 5.1)
         24.1         --    Powers of Attorney

       **25.1         --    Form T-l Statement of Eligibility and
                            Qualification under the Trust Indenture Act of
                            1939, as amended, of Wells Fargo Bank, National
                            Association, as Indenture Trustee under the Indenture

________________
*        Incorporated by reference to Registration Statement No. 333-07575
**       Incorporated by reference to Registration Statement No. 333-67076
***      To be filed by amendment [       ].


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